As filed with the Securities and Exchange Commission on April 26, 2019

Registration No. 333-228377

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XIAOTAI INTERNATIONAL INVESTMENT INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6282	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification number)

Room 301, Block 2, 611 Jianghong Road, Changhe Street

Binjiang District, Hangzhou City, Zhejiang Province China

+86-571-26890017

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Fang Liu, Esq.

Mei & Mark LLP

818 18th Street NW, Suite 410

Washington, DC 20006-3506

(888) 860-5678

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards1 provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate offering Price(2) (3)	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share	[●]	[●]	20,000,000	$2,424
Underwriters’ compensation warrants (4)	-	-	-	-
Ordinary Shares underlying Underwriter’s compensation warrants	[●]	[●]	1,600,000	$194
Total	[●]	[●]	21,600,000	$2,618

(1)	Includes [●] Ordinary Shares subject to the underwriter’s option to purchase additional shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Includes the Offering Price (defined as below) of any additional Ordinary Shares that the underwriter has the option to purchase.
(4)	We have agreed to issue upon the closing of this Offering, compensation warrants to [●] as representative of the underwriters, entitling them to purchase up to [●]% of the aggregate Ordinary Shares being sold in this Offering. The exercise price of the compensation warrants is equal to [●]% of the offering price of the Ordinary Shares offered hereby. Assuming a maximum placement and an exercise price of $[●] per share, we would receive, in the aggregate, $[●] upon exercise of the compensation warrants, of which there can be no guarantee. The compensation warrants are exercisable for a [●]-year period, commencing [●] ([●]) months after the date of effectiveness of the Registration Statement of which this prospectus forms a part. An underwriting discount or spread equal to [●]% of the aggregate offering price will also be provided to underwriters. The Registration Statement of which this prospectus is a part also covers the Ordinary Shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 129.

The registrant hereby amends this the Registration Statement on Form F-1 (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”) acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2019

Xiaotai International Investment Inc.

[●] Ordinary Shares

This is the initial public offering (the “Offering”) of Xiaotai International Investment Inc., a Cayman Islands exempted company with limited liability whose principal place of business is in Zhejiang, China. We are offering a minimum of $[●] and a maximum of $[●] of our Ordinary Shares, par value $0.0001 per share (the “Ordinary Shares), subject to an over-subscription option, described below.

No public market currently exists for our Ordinary Shares. We have applied for listing on the NYSE American under the symbol “TAI” for the Ordinary Shares. We expect that the initial public offering price (the “Offering Price”) will be between $[●] and $[●] per Ordinary Share. We will not complete this offering unless our application to list on the NYSE American is approved, which may be waived by us at our discretion. We believe that upon the completion of the Offering, we will meet the standards for listing on the NYSE American.

Upon the closing of this offering, we will be a “controlled company” within the meaning of the corporate governance rules of NYSE and will be exempt from certain corporate governance requirements. See “Management—Director Independence.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, are eligible for reduced public company reporting requirements.

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share		Minimum Offering		Maximum Offering
Public offering price	$	[●]	$	[●]	$	[●]
Underwriter’s discount and commissions (1)(2)	$	[●]	$	[●]	$	[●]
Proceeds to us, before expenses	$	[●]	$	[●]	$	[●]

(1)	Represents underwriting discount and commissions equal to [●]% per share (or $[●] per share), which is the underwriting discount we have agreed to pay all investors in this Offering.
(2)	Does not include expense allowance, payable the underwriters, or the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 129 of this prospectus for additional information regarding total underwriter compensation.

We expect our total cash expenses for this offering to be approximately $[●], including cash expenses payable to the Underwriter for its reasonable out-of-pocket expenses, exclusive of the above commissions. The Underwriter must sell the minimum number of securities offered ($[●] of Ordinary Shares) if any are sold. The Underwriter is only required to use its best efforts to sell the maximum number of securities offered ($[●] of Ordinary Shares). In addition, the Underwriter has been granted an over-subscription option pursuant to which we may extend the offering for an additional 45 days and sell an additional $[●]ordinary shares at the public offering price in the event that the maximum number of shares is sold. The Underwriter may exercise the over-subscription option on or prior to the final closing date of this offering. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Underwriter, after which the minimum offering is sold or (ii) [●], 2018, unless mutually extended by us and the Underwriter for up to an additional [●] days. Until we sell at least $[●] of Ordinary Shares, all investor funds will be held in an escrow account at [●]. If we do not sell at least $[●] of Ordinary Shares by [●], 2018, unless mutually extended by the Company and the Underwriter, all funds will be promptly returned to investors (within [●] ([●]) business days) without interest or deduction. One of the conditions to our obligation to sell any securities through the Underwriter is that upon the final closing of the offering, the Ordinary Shares would qualify for listing on the NYSE American.

If we complete this offering, net proceeds will be delivered to us on each closing date. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. For further discussion on the remittance procedures, please refer to “Risk Factors - Risks Related to Doing Business in the People’s Republic of China. We must remit the offering proceeds to the PRC before they may be used to benefit our business in the PRC, and this process may take a number of months.”

If we complete this Offering, then on each closing date, we will issue to the Underwriter a warrant to purchase the number of Ordinary Shares in the aggregate equal to [●] ([●]%) percent of the gross proceeds received by the Company from such closing. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing [●] days from the date of such closing, which period shall not extend further than [●] years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to [●]% of the Offering Price in the offering and may also be exercisable on a cashless basis. See “Underwriting” on page 129.

The underwriter expects to deliver the Ordinary Shares to purchasers in the Offering on or about [●], 2019.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[●]

The date of this prospectus is April 26, 2019

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the underwriters have authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of shares in the Company.

For investors outside the United States: Neither we, nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

All references in this prospectus to “$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “RMB” mean Renminbi, unless otherwise noted. All references to “PRC” or “China” in this prospectus refer to the People’s Republic of China. All references to the “United States,” “U.S.” or “US” refer to the United States of America.

COMMONLY USED DEFINED TERMS

●	Depending on the context, the terms “we”, “us”, “our company”, “our”, “Xiaotai”, and “Xiaotai Cayman” refer to Xiaotai International Investment Inc., a Cayman Islands company, and its subsidiaries and affiliated companies.

●	“Xiaotai HK” refers to Xiaotai Investment Hongkong Limited, a Hong Kong company.

●	“WOFE” or “Ruiran” refers to Hangzhou Ruiran Technology Co., Ltd, a PRC company.

●	“Xiaotai Zhejiang” or “Xiaotai Technology” refers to Zhejiang Xiaotai Technology Co. Ltd., a PRC company.

●	“Yingran Hangzhou” or “Yingran” refers to Hangzhou Yingran Technology Co. Ltd., a PRC company.

●	“Tairan Shanghai” refers to Shanghai Tairan Internet Financial Information Service Co. Ltd., a PRC company.

●	“AIC” refers to Administration for Industry and Commerce in China;

●	“Controlling Shareholder” refers to Baofeng Pan;

●	“Shares” and “Ordinary Shares” refer to our ordinary shares, $0.0001par value per share;

●	“China” and “PRC” refer to the People’s Republic of China, excluding, for the purposes of this prospectus only, Macau, Taiwan and Hong Kong; and

●	All references to “RMB,” “yuan” and “Renminbi” are to the legal currency of China, all references to “HKD” is to the legal currency of Hong Kong, and all references to “USD,” and “U.S. dollars” are to the legal currency of the United States.

PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying Ordinary Shares in this Offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements. Unless otherwise stated, all references to “us,” “our,” “Xiaotai,” “we,” “the Company,” and similar designations refer to Xiaotai International Investment Inc., a Cayman Islands company, including its consolidated subsidiaries and variable interest entities (“VIEs”), unless the context otherwise indicates.

Overview

We are a “peer-to-peer” lending company in China providing an internet lending information intermediary platform that provides borrowers access to a wide variety of loan products. The loan products that we arrange generally range from one month to twenty-four months and are either unsecured loans which are lent based on a borrower’s creditworthiness and assessed repayment ability, or loans secured by automobiles. Through our internet lending information intermediary platform, we connect individual lenders with individual and small business borrowers. We currently conduct our business operations exclusively in China.

Supported by its proprietary finance technology, we have developed the Zhizi risk control system, which is a comprehensive risk control system that entitles the Company to receive a Level III Certificate for Protection of State Information Security awarded by the PRC Ministry of Public Security, the highest level of recognition granted to non-bank institutions in the finance industry for stringent information security management and risk controls. Leveraging its advanced finance technology and innovative, reliable risk control procedures in serving borrowers and investors through its website and mobile applications, we provide efficient and effective solutions to address largely underserved personal financing and investment demands of the rapidly-growing middle class population in China.

Through our own marketing efforts including website, mobile phone application and offline channels, we acquire investors who are mainly comprised of salary earners and middle-class income families seeking attractive returns at their desired risk levels. Our lending information intermediary platform offers investors equal access to a portfolio of diverse investment products, mainly consisting of individual loan investment products and platform designed portfolio investment products. The minimum capital commitment required for loan investment products is RMB100, and currently the annual rates of return to investors are generally between 6.6% and 11%. As a result of the attractive returns, we gain an investor retention rate of 80%.

We acquire borrowers primarily through our online and offline cooperation with several partners in the peer-to-peer lending industry. The cooperation partners acquire borrowers from their online and offline sources and refer to our platform following their initial review processes. Borrowers are attracted to the loan products offered on our platform for their affordability, varieties and transparencies.

Since the launch of the platform in September 2014 through December 31, 2018, we have facilitated loans in the aggregate principal of RMB 25.2 billion, or $3.9 billion for over 2.7 million registered users. We generate revenues primarily from loan facilitation fees and loan management fees, each of which is charged to the borrowers. For the years ended December 31, 2018, 2017 and 2016, we generated revenues of $43,426,099, $32,791,525 and $6,585,697, respectively.

Prior to February 2017, we used third-party payment companies as agents to administer funding and repayment activities among borrowers, investors, the asset platform, the funding platform, and to perform fund settlement functions. In August 2016, the CBRC along with three other PRC regulatory agencies jointly issued “Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries” (“Interim Measures”). The Interim Measures require all peer-to-peer (“P2P”) lending facilitation intermediary companies to centralize their lending fund transfer and settlement functions to only one commercial bank in order to achieve the separation between fund management which is handled by a commercial bank and transaction management for which the lending information facilitation platform is responsible. Pursuant to the new regulations, we entered into a cooperation agreement in May 2017 with Beijing Bank for it to provide the platform with all services related to the lending fund transfer and repayment. In January 2019, we terminated our cooperation with Beijing Bank and entered into cooperation in with Xi’an Bank as an escrow agent for all services related to the lending fund transfer and repayment.

To date, we have financed our operations primarily through cash flows from operations and contributions from the shareholders. As of December 31, 2018 and 2017 and 2016, we had cash and cash equivalents of $1,099,729, $33,001,007, and $3,468,461. We intend to grow our business primarily by:

●	Broadening our borrower base and enhancing market penetration through expanding cooperation relationships with industry partners;

●	Increasing our platform transaction volume and user number through enhanced marketing efforts and product and service offerings;

●	Diversifying our platform investor base;

●	Enhancing our risk management capabilities, and

●	Advancing our cutting-edge finance technologies.

History and Corporate Structure

Xiaotai Cayman was incorporated under the laws of the Cayman Islands as our offshore holding company on July 19, 2018. Xiaotai Cayman owns 100% of the equity interest in Xiaotai HK, a company formed under the laws of the Hong Kong on August 7, 2018. Through Xiaotai HK, we indirectly own 100% of the equity interest in WOFE, a PRC company established on September 6, 2018. WOFE entered into a series of agreements with Xiaotai Zhejiang, a PRC entity formed on April 29, 2014, and Xiaotai Zhejiang’s shareholders, through which we effectively control Xiaotai Zhejiang. WOFE also entered into a series of agreements with Yingran Hangzhou, a company formed under PRC laws on July 5, 2018, and the majority of Yingran Hangzhou’s shareholders, through which we effectively control Yingran Hangzhou. Yingran Hangzhou currently does not have any substantial operations. As consideration for entry into such agreements, shareholders of Xiaotai Zhejiang and Yingran Hangzhou received an aggregate of 100,000 Ordinary Shares of our company.

Xiaotai Cayman is a Cayman Islands holding company that conducts its business in China through its subsidiary and variable interest entity, Xiaotai Zhejiang. We may rely on dividends from our wholly foreign-owned subsidiary in China for our cash requirements. Under PRC laws and regulations, our wholly foreign-owned subsidiary in China may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits after making up previous years’ accumulated losses each year, if any, to fund certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. These reserves are not distributable as cash dividends.

The following diagram illustrates our corporate structure, including our subsidiary and consolidated variable interest entity and its subsidiaries, as of the date of this prospectus:

Our Competitive Strengths

We believe the following competitive strengths have contributed to, or will contribute to, our recent and ongoing growth:

●	a steady and fast growing online lending information intermediary platform offering diverse loan products and services to investors and borrowers;

●	comprehensive and stringent risk controls and management system;

●	effective customer acquisition and expansive borrower reach through close cooperation with industry partners;

●	advanced and innovative finance technology, and

●	visionary founder and experienced management team.

Our Strategies

We aspire to become a trusted online lending institution of privately offered investment funds. To achieve this goal, we intend to leverage on our existing strengths and pursue the following strategies:

●	broaden our borrower base and enhance market penetration through expanding cooperation relationships with industry partners;

●	continue to increase our platform transaction volume and user number through enhanced marketing efforts and product and service offerings;

●	further diversify our platform investor base;

●	further enhance our risk management capabilities, and

●	continue to advance our cutting-edge finance technologies.

Our Challenges

Our ability to achieve our goal and execute our strategies is subject to risks and uncertainties, including those relating to:

●	manage our growth or implement our business strategies sustainably;

●	further development of the laws and regulations governing the wealth management services industry in China;

●	attract and retain qualified funds lending product advisors and product development personnel and maintain a healthy employee turnover rate;

●	maintain and further grow our active high-net-worth and SME client base or maintain or increase the amount of investment made by our clients in the products we distribute;

●	fail to identify or fully appreciate various risks involved in the funds lending products we distribute; and

●	fail to protect our reputation and enhance our brand recognition.

In addition, we face risks and uncertainties related to our corporate structure and regulatory environment in China, including:

●	uncertainties associated with the interpretation and application of laws and regulations governing the online individual finance industry in the PRC;

●	uncertainties associated with the registration of our marketplace with the local financial regulatory authority;

●	risks associated with our control over our consolidated variable interest entity, or VIE, and its consolidated affiliated entities in China, which is based on contractual arrangements rather than equity ownership; and

●	changes in the political and economic policies of the PRC government.

We also face other risks and uncertainties that may materially affect our business, financial conditions, results of operations and prospects.

Please see “Risk Factors” and other information included in this prospectus for a detailed discussion of these challenges and risks.

Recent Developments

Adjustments of Our Business Practices

In December 2017, the National Internet Finance Rectification Office and the National Online Lending Rectification Office jointly issued the Notice on Regulating and Rectifying “Cash Loan” Business, or Circular 141, outlining the general features and the principal requirements on “cash loan” businesses conducted by internet micro finance companies, banking financial institutions and online lending information intermediaries. On December 8, 2017, the Online Lending Rectification Office issued the Notice on the Rectification and Inspection Acceptance of Risk of Online Lending Intermediaries, or Circular 57, which provides further clarification on several matters in connection with the rectification and record-filing of online lending information intermediaries.

To comply with Circular 141 and Circular 57, the Company has made the following adjustments:

●	To strengthen our risk management, we have started to conduct more thorough due diligence on the cooperation partners on a regular basis. We would terminate our business relationship with the cooperation partners if we found any incompliance with the current rules and regulations.

●	We no longer outsource to the cooperation partners to collect borrowers’ data or conduct risk analysis. All borrowers’ data collection, eligibility assessment and risk analysis are handled internally.

●	As the laws prohibit disbursing loans to any student borrowers via P2P platform, we have set procedures to screen all borrowers to make sure that no students would be qualified as borrowers on our platform.

●	To ensure that our borrowers use loans for designated purposes and within legally permitted scope, we have improved our screening process and have adopted new forms of loan agreement to include borrowers’ undertakings regarding use of loans. If any borrower violates the laws and regulations, we have the right to immediately report to corresponding regulatory authorities including the public security bureau.

●	We have adjusted our credit assignment structure to ensure that 1) no frequent assignment is allowed; 2) no assignment is allowed unless the credit has been held for over two months; and 3) no super creditors are allowed, meaning no creditors are allowed to lend directly to borrowers simply to assign their credit later.

●	We have entered into escrow arrangement with Xi’an Bank to handle all of our transactions and are among the first batch of P2P platforms that satisfied the escrow system assessment by the Chinese Internet Finance Association.

Regulatory Update

In January 2019, relevant PRC governmental authorities are reported to have issued Circular on the Classification and Disposal of Risks of Online Lending Institutions and Risk Prevention, or Circular 175. It has been reported that, according to Circular 175, except for large-scale peer-to-peer direct lending marketplaces that are strictly in compliance with all relevant laws and regulations and have not demonstrated any high-risk characteristics, which are generally referred to as Normal Marketplaces, other marketplaces, including shell companies with no substantive operation, small-scale marketplaces, marketplaces with high risks and marketplaces that are unable to repay investors or otherwise unable to operate their businesses, shall exit the peer-to-peer lending industry or cease operation. Normal Marketplaces shall cease operating those businesses that are not in compliance with laws and regulations. Circular 175 also encourages certain Normal Marketplaces to convert into other types of online financing institutions such as online small loan companies or loan facilitation platforms. We believe we operate a Normal Marketplace according to the Circular 175, and the Circular 175, if officially issued, will not have material adverse impact on our business and operations.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	Subject to NYSE Regulations, for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material non-public information;

●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	Our insiders are not required to comply with Section 16 of the Exchange Act requiring such insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations. Our Company is considered as foreign investor or foreign invested enterprise under PRC law. The provision of market surveys business, which we conduct through our VIEs, is within the category under the Catalog in which foreign investment is currently restricted, which makes a VIE structure necessary. In addition, we intend to centralize our management and operation in the PRC without being restricted to conduct certain business activities which are important for our current or future business but are restricted or might be restricted in the future. As such, we believe the agreements between WOFE, Xiaotai Zhejiang and Yingran Hangzhou are essential for our business operation. These contractual arrangements with Xiaotai Zhejiang and its major shareholders enable us to exercise effective control over Xiaotai Zhejiang and Yingran Hangzhou and hence consolidate its financial results as our VIEs.

In our case, WOFE effectively assumed management of the business activities of Xiaotai Zhejiang and Yingran Hangzhou through a series of agreements which are referred to as the VIE Agreements. The VIE Agreements are comprised of a series of agreements as described in details below. Through the VIE Agreements, WOFE has the right to advise, consult, manage and operate Xiaotai Zhejiang and Yingran Hangzhou for an annual consulting service fee in the amount of 100% of net profit of Xiaotai Zhejiang and Yingran Hangzhou, respectively. All the Xiaotai Zhejiang shareholders and Yingran Hangzhou shareholders (collectively, the “Participating Shareholders”) have each pledged all of their right, title and equity interests in Xiaotai Zhejiang and Yingran Hangzhou as security for WOFE to collect consulting services fees provided through the Equity Interests Pledge Agreement. In order to further reinforce WOFE’s rights to control and operate Xiaotai Zhejiang and Yingran Hangzhou, the Participating Shareholders have granted WOFE an exclusive right and option to acquire all of their equity interests in Xiaotai Zhejiang and Yingran Hangzhou through the  Exclusive Equity Option Agreement.

The VIE Agreements are detailed below as follows:

Equity Interest Pledge Agreements

WOFE, Xiaotai Zhejiang, Yingran Hangzhou and all of the Participating Shareholders, entered into Equity Interest Pledge Agreements, pursuant to which the Participating Shareholders pledged all of their equity interest in Xiaotai Zhejiang and Yingran Hangzhou to WOFE as collateral in order to guarantee the performance of Xiaotai Zhejiang and Yingran Hangzhou’s obligations under the Consulting Servcies Agreement.

The Participating shareholders shall not transfer the pledged equity interest, place or permit the existence of any security interest or other encumbrance on the pledged equity interest, without the prior written consent of WFOE, except for the performance of the Exclusive Equity Option Agreements executed by the VIE, WOFE, Xiaotai Zhejiang and Yingran Hangzhou on the execution date of the Equity Interest Pledge Agreement. During the term of the pledge, WOFE shall have the right to collect any and all dividends declared or generated in connection with the pledged equity interest. The pledge shall be continuously valid until all payments due under the Consulting Services Agreement have been fulfilled by the VIEs.

Consulting Services Agreements

Pursuant to Consulting Services Agreement by and between WOFE and Xiaotai Zhejiang, WOFE has the exclusive right to provide Xiaotai Zhejiang with technical support, consulting services and management services during the term of the agreement. In exchange, WOFE will be entitled to a service fee that substantially equals to all of the net income of Xiaotai Zhejiang. The service fees may be adjusted based on the services rendered by WOFE in that quarter. Xiaotai Zhejiang has agreed not to engage any other party for the same or similar consultation services without WOFE’s prior consent. The Consulting Services Agreement remains in effect unless Xiaotai Zhejiang fails to pay the services fee or becomes bankrupt or insolvent. Nevertheless, WOFE may terminate the Consulting Services Agreement at any time upon giving 30 days’ prior written notice to Xiaotai Zhejiang and the Xiaotai Shareholders.

Pursuant to a Consulting Services Agreement by and among WOFE, Yingran Hangzhou and each of the Yingran Hangzhou equity shareholders, or Yingran Shareholders, WOFE has the exclusive right to provide Yingran Hangzhou with technical support, consulting services and management services during the term of the agreement. In exchange, WOFE will be entitled to a service fee that substantially equals to all of the net income of Yingran Hangzhou. The service fees may be adjusted based on the services rendered by WOFE in that quarter. Yingran Shareholders and Yingran Hangzhou have agreed not to engage any other party for the same or similar consultation services without WOFE’s prior consent. The term of the Consulting Services Agreement remains in effect unless Yingran Hangzhou fails to pay the services fee or becomes bankrupt or insolvent. Nevertheless, WOFE may terminate the Consulting Services Agreement at any time upon giving 30 days’ prior written notice to Yingran and the Yingran shareholders.

Operating Agreements

Pursuant to an Operating Agreement by and among WOFE, Xiaotai Zhejiang and each of the Xiaotai Shareholders, Xiaotai Zhejiang or Xiaotai Shareholders shall not, without the prior written consent of WOFE, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Xiaotai Zhejiang (excluding proceeding with Xiaotai Zhejiang’s normal business operation). Xiaotai Zhejiang and Xiaotai Shareholders also jointly agree to accept the corporate policies or advice provided by WOFE in connection with Xiaotai Zhejiang’s daily operations, financial management and the employment and dismissal of Xiaotai Zhejiang’s employees. Xiaotai Shareholders shall appoint such individuals as recommended by WOFE to be Directors of Xiaotai Zhejiang and shall appoint members of WOFE’s senior management as Xiaotai Zhejiang’s General Manager, Chief Financial Officer, and other senior officers (as defined in the Operating Agreement). Unless by the early termination of WOFE, the Operating Agreement remains in effect until Xiaotai Zhejiang’s operation term expires.

Pursuant to an Operating Agreement by and among WOFE, Yingran Hangzhou and each of the Yingran Shareholders, Yingran Hangzhou or Yingran Shareholders shall not, without the prior written consent of WOFE, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Yingran Hangzhou (excluding proceeding with Yingran Hangzhou’s normal business operation). Yingran Hangzhou and Yingran Shareholders also jointly agree to accept the corporate policies or advice provided by WOFE in connection with Yingran Hangzhou’s daily operations, financial management and the employment and dismissal of Yingran Hangzhou’s employees. Yingran Shareholders shall appoint such individuals as recommended by WOFE to be Directors of Yingran Hangzhou and shall appoint members of WOFE’s senior management as Yingran Hangzhou’s General Manager, Chief Financial Officer, and other senior officers (as defined in the Operating Agreement). Unless by the early termination of WOFE, the Operating Agreement remains in effect until Yingran Hangzhou’s operation term expires.

Exclusive Equity Option Agreements

Pursuant to an Exclusive Equity Option Agreement by and among WOFE, Xiaotai Zhejiang and each of the Xiaotai Shareholders, Xiaotai Shareholders jointly and severally grant WOFE an exclusive option to purchase at any time in part or in whole their equity interests in Xiaotai Zhejiang for a purchase price equal to the capital paid by the Xiaotai Shareholders, pro-rated for purchase of less than all the equity interest. WOFE may exercise such option at any time until it has acquired all equity interests of Xiaotai Zhejiang, and freely transfer the option to any third party. The Exclusive Equity Option Agreement terminates in ten years but can be renewed by WFOE at its discretion.

Pursuant to an Exclusive Equity Option Agreement by and among the WOFE, Yingran Hangzhou and each of the Yingran Shareholders, Yingran Shareholders irrevocably grant WOFE an irrevocable and exclusive right to purchase, or designate one or more persons to purchase at any time in part or in whole their equity interests in Yingran Hangzhou for a purchase price equal to the capital paid by the Yingran Shareholders, pro-rated for purchase of less than all the equity interest. WOFE may exercise such option at any time until it has acquired all equity interests of Yingran Hangzhou, and freely transfer the option to any third party. The Exclusive Equity Option Agreement terminates in ten years but can be renewed by WOFE at its discretion.

Voting Rights Proxy Agreement

Each of the Xiaotai Shareholders and Yingran Shareholders has entered into a voting rights proxy agreement, or the Voting Rights Proxy Agreement, pursuant to which each of the Xiaotai Shareholders and Yingran Shareholders has authorized WOFE to act on his or her behalf as the exclusive agent and attorney with respect to all matters concerning the shareholding, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights that shareholders are entitled to under PRC law and the VIE’s bylaws, including but not limited to the sale or transfer or pledge or disposition of the such shareholder’s shareholding in part or in whole; and (c) designating and appointing on behalf of the shareholders legal representative, executive director, supervisor, chief executive officer and other senior management members of the VIEs. The agreement shall remain in effective for the longest time then permitted under applicable PRC laws.

The Company has concluded that the Company is the primary beneficiary of Xiaotai Zhejiang and Yingran Hangzhou and should consolidate their financial statements. The Company is the primary beneficiary based on the Voting Rights Proxy Agreement entered into as part of the VIE Agreements that each equity holder of Xiaotai Zhejiang and Yingran Hangzhou assigned their rights as a shareholder of Xiaotai Zhejiang and Yingran Hangzhou to WOFE. These rights include, but are not limited to, attending shareholders’ meetings, voting on matters submitted for shareholder approval and appointing legal representatives, executive director, supervisor, chief executive officer and other senior management members. As such, the Company, 100% controlling WOFE, is deemed to hold all of the voting equity interest in Xiaotai Zhejiang and Yingran Hangzhou. For the periods presented, the Company has not provided any financial or other support to either Xiaotai Zhejiang or Yingran Hangzhou. However, pursuant to the Consulting Services Agreement, the Company may provide complete technical support, consulting services and management services during the term of the VIE agreements. Though not explicit in the VIE agreements, the Company may provide financial support to Xiaotai Zhejiang and Yingran Hangzhou to meet its working capital requirements and capitalization purposes. The terms of the VIE Agreements and the Company’s plan of financial support to the VIEs were considered in determining that the Company is the primary beneficiary of the VIEs. Accordingly, the financial statements of the VIEs are consolidated in the Company’s consolidated financial statements.

Based on the foregoing VIE Agreements, WOFE has effective control of both Xiaotai Zhejiang and Yingran Hangzhou which enables WOFE to receive all of their expected residual returns and absorb the expected losses of VIEs. Accordingly, the Company consolidates the accounts of Xiaotai Zhejiang and Yingran Hangzhou for the periods presented herein, in accordance with Accounting Standards Codification, or ASC, 810-10, Consolidation.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Our principal executive offices are located at Room 301, Block 2,611 Jianghong Road, Changhe Street, Binjiang District, Hangzhou City, Zhejiang Province, People’s Republic of China. Our telephone number at this address is +86-571-26890017. Our registered office in the Cayman Islands is located at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is [●].

Our website is [●]. The information contained on our website or any third-party websites is not a part of this prospectus.

The Offering

Shares Being Offered:	A minimum of $[●] and a maximum of $[●] of Ordinary Shares. (1)

Initial Offering Price:	The purchase price for the shares will be $[●] to $[●] per share.

Number of Ordinary Shares Outstanding Before the Offering:	[●] of our Ordinary Shares are outstanding as of the date of this prospectus.

Number of Ordinary Shares Outstanding After the Offering (2):	Minimum Offering: [●] of our Ordinary Shares will be outstanding. Maximum Offering: [●] of our Ordinary Shares will be outstanding.

Gross Proceeds to us, net of Underwriting Discount, but before Expenses (2):	$[●], assuming completion of the minimum offering. $[●], assuming completion of the maximum offering.

Best Efforts:	The Underwriter is selling our Ordinary Shares on a “best efforts” basis. Accordingly, the Underwriter has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific number or dollar amount of Ordinary Shares, but will use its best efforts to sell the Ordinary Shares offered. We do not intend to close this offering unless we sell at least the minimum number of Ordinary Shares, at the price per Ordinary Share set forth on the cover page of this prospectus, which would result in sufficient proceeds to list our Ordinary Shares on the NYSE American.

Closing of Offering:	The offering contemplated by this prospectus will terminate upon the earlier of: (i) a date mutually acceptable to us and the Underwriter after the minimum offering is sold or (ii) [●], 2018, unless mutually extended by us and the Underwriter for up to an additional 90 days. If we complete this offering, net proceeds will be delivered to us on each closing date (such closing date being the above mutually acceptable date, provided the minimum offering has been sold). We will not complete this offering unless our application to list on the NYSE American is approved, which may be waived by us at our discretion.

Use of Proceeds:	We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include establishing branches and hiring financial advisors in affluent cities in mainland China, acquiring other companies in our industry, working capital and other general and administrative matters. For more information on the use of proceeds, see “Use of Proceeds” on page 52.

Principal and Selling Shareholders:	Upon completion of this offering, affiliates of Xiaotai will continue to own a controlling interest in us. Accordingly, we current intend to avail ourselves of the “controlled company” exemption under the NYSE Listing Rules. See “Management—Director Independence.”

Lock-up:	We, all of our directors and officers and shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of [●] months after the closing of this offering. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

NYSE Symbol:	TAI

Risk Factors:	Investing in our Ordinary Shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 11.

(1)	In addition, the Underwriter has been granted an over-subscription option pursuant to which we may extend the offering for an additional 45 days and sell up to an additional $[●] Ordinary Shares at the public offering price in the event that the maximum number of Ordinary Shares is sold. The Underwriter may exercise the over-subscription option on or prior to the final closing date of this offering.
(2)	Assumes the Underwriter’s over-subscription option has not been exercised.

Summary Consolidated Financial and Operating Data

The following summary consolidated financial statements for the years ended December 31, 2018, 2017 and 2016 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Summary of Financial Statements

	For the years ended December 31,
	2018	2017	2016

Total Sales	$43,426,099	$32,791,525	$6,585,697
Income (Loss) from Operations	11,144,029	19,265,646	(4,261,748)
Net Other Income (Expense)	123,313	(152,735)	(297,416)
Net Income (Loss)	7,300,840	11,312,224	(6,446,486)
Other Comprehensive (Expense) Income	(1,430,749)	1,012,427	(140,410)
Comprehensive Income (Loss)	5,870,091	12,324,651	(6,586,896)
Net earnings (loss) per share from continuing operations – basic and diluted	73.01	148.49	(43.71)
Net loss per share from discontinued operations – basic and diluted	-	(35.37)	(20.76)

	December 31,
	2018	2017	2016

Total Assets	$32,555,789	$45,639,711	$7,662,058
Total Current Liabilities	5,238,303	23,140,151	7,818,574
Shareholders’ Equity	27,317,486	21,427,395	(156,516)
Total Liabilities and Shareholders’ Equity	32,555,789	45,639,711	7,662,058

Summary of Operating Metrics

	For the years Ended
	December 31, 2018	December 31, 2017	December 31, 2016
Loan Volume (1)	$2,009,584,463	$1,223,579,944	$397,614,070
Number of facilitated loans (2)	532,148	244,779	24,660
Average loan volume (3)	$3,776	$4,999	$16,124
Number of borrowers (4)	254,450	142,378	9,186
Number of new borrowers (5)	154,123	140,382	8.606
Re-borrowing rate of existing borrowers (6)	39.43%	1.40%	6.31%
Number of investors (4)	81,760	112,919	135,162
Number of new investors (5)	49,647	88,963	132,332
Reinvestment rate of existing investors (6)	39.28%	21.22%	2.09%

(1)	Loan volume is defined as the total principal amount of loans facilitated through our platform during the relevant period.

(2)	Number of facilitated loans is defined as the total number of loans initially facilitated on our platform during the relevant period.

(3)	Average loan volume is equal to the loan volume divided by the number of facilitated loans.

(4)	Number of borrowers is defined as the total number of individual or small company borrowers that borrowed at least one loan through our platform during the relevant period. Number of investors is defined as the total number of individuals that invested at least one loan through our platform during the relevant period.

(5)	Number of new borrowers is defined as the total number of individual or small company borrowers that initially borrowed at least one loan through our platform during the relevant period. Number of new investors is defined as the total number of individuals that initially invested at least one loan through our platform during the relevant period.
(6)	Reborrowing rate of existing borrowers is equal to the number of existing borrowers divided by the sum of the number of existing borrowers and new borrowers during the relevant period. Reinvestment rate of existing investors is equal to the number of existing investors divided by the sum of the number of existing investors and new investors during the relevant period.
(7)	The table below summarized secured and unsecured loans facilitated through our platform for the relevant periods.

	For the years ended December 31,
	2018	2017	2016
Secured Loan Volume	$159,229,821	$385,820,699	$239,265,710
Unsecured Loan Volume	$1,850,354,643	$843,397,400	$159,433,603
Number of facilitated secured loans	14,407	28,768	16,712
Number of facilitated unsecured loans	517,741	216,011	7,948
Average secured loan volume	$11,052	$13,411	$14,317
Average unsecured loan volume	$3,574	$3,904	$20,060

RISK FACTORS

An investment in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Ordinary Shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

The laws and regulations governing online individual finance industry in China are developing and evolving and subject to changes. If we fail to comply with existing and future applicable laws, regulations or requirements of local regulatory authorities, our business, financial condition and results of operations would be materially and adversely affected.

Due to the relatively short history of the online individual finance industry in China, the regulatory framework governing our industry is developing and evolving. Before any industry-specific regulations were introduced in mid-2015, the PRC government relied on general and basic laws and regulations for governing the online individual finance industry, including the PRC Contract Law, the General Principles of the Civil Law of the PRC and related judicial interpretations promulgated by the Supreme People’s Court. See “Regulation—Regulations Relating to Online Individual Finance Services.”

In July 2015, the People’s Bank of China, or the PBOC, together with nine other PRC regulatory agencies jointly issued a series of policy measures applicable to the online finance industry titled the Guidelines on Promoting the Healthy Development of Online Finance Industry, or the Guidelines. The Guidelines formally introduced for the first time the regulatory framework and basic principles governing the online finance industry, including the provision of online lending information services in China. Following the core principles of the Guidelines, a series of additional restrictions and affirmative obligations were imposed on online lending information intermediaries by the Implementation Strategies Targeted towards Risks related to Online Finance circulated by the General Office of the State Council in April 2016, the Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries (the “Interim Measures”) issued by the CBRC and other PRC regulatory agencies in August 2016, the Circular on Regulating and Rectifying of “Cash Loan” Services (“Circular 141”) issued by the Office of the Leading Group for the Special Campaign against Internet Financial Risks and the Office of the Leading Group for the Special Campaign against Peer-to-peer Lending Risks in December 2017, the Notice on The Improvement and Acceptance of P2P Online Lending Risks (“Circular 57”) and the Notice on Conducting Compliance Inspection on P2P Lending Platforms issued by the Office of the Leading Group for the Special Campaign against Peer-to-peer Lending Risks in December 2017 and in August 2018, respectively. In addition, in February 2017 and August 2017, the CBRC issued the Guidelines on Online Lending Funds Custodian Business, or the Custodian Guidelines, and the Guidelines on Information Disclosure of the Business Activities of Online Lending Information Intermediaries, or the Disclosure Guidelines, respectively. The Custodian Guidelines further clarified the requirement of setting up custody accounts with commercial banks for the funds of investors and borrowers held by online individual finance platforms, while the Disclosure Guidelines further specified the disclosure requirements for online lending information service providers. See “Regulation—Regulations Relating to Online Individual Finance Services—Regulations on Online Peer-to-Peer Lending Intermediary Information Services.”

The laws, regulations, rules and governmental policies are expected to continue to evolve in our industry. The growth in popularity of online individual finance in China increases the likelihood for the government authorities to further regulate our industry. We are unable to predict with certainty the impact, if any, that future legislation, judicial interpretations or regulations relating to the online individual finance industry, or the status and scrutiny of implementation thereof will have on our business, financial condition and results of operations. To the extent that we are not able to fully comply with any applicable laws or regulations, our business, financial condition and results of operations may be materially and adversely affected.

If our practice is deemed to violate any PRC laws and regulations, our business, financial condition and results of operations would be materially and adversely affected.

The PRC regulatory regime with respect to the online individual finance industry is relatively new and evolving, and their interpretation and enforcement are subject to significant uncertainties, it results in difficulties in determining whether our existing practices would violate any applicable laws and regulations.

The Guidelines, the Interim Measures, Circular 141, Circular 57 and other laws and regulations prohibit online lending information intermediaries from certain activities, including but not limited to, credit enhancement, illegal fund-raising, and setting up capital pool. Furthermore, intermediaries that provide online lending information services shall not engage in certain activities, including, among others, (i) fundraising for the intermediaries themselves, (ii) holding investors’ fund or setting up capital pools with investors’ fund, (iii) providing security or guarantee to investors as to the principals and returns of the investment, (iv) issuing or selling any wealth management products, (v) mismatch between investor’s expected timing of exit and the maturity date, (vi) securitization, (vii) promoting its financing products on physical premises other than through the permitted electronic channels, such as telephones, mobile phones and internet, (viii) providing loans with its own capital, except as otherwise permitted by laws and regulations; (ix) equity crowd-funding; (x) deducting interest from loan principal; (xi) outsourcing key services such as customer information collection, screening, credit evaluation; (xii) facilitating loans without a designated purpose and (xiii) provide risk reserve fund to the investors.

In addition, the Interim Measures stipulate the maximum amount that a borrower may borrow through online consumer finance platforms. The Interim Measures also require the intermediaries that provide online lending information services to strengthen their risk management, enhance screening and verifying efforts on the borrowers’ and investors’ information, and to set up custody accounts with qualified banks to hold customer funds, and to disclose the basic information to the investors and borrowers. To the extent that we are deemed to be not in full compliance with any applicable laws and regulations, we might be required to make correction or rectification within a six-month rectification period. See “Regulation—Regulations relating to Online Individual Finance Services.”

Any violation of such applicable laws, regulations or relevant regulatory provisions may subject online peer-to-peer lending information intermediaries to sanctions, including, among others, supervision interviews, regulatory warning, correction order, condemnation, negative credit record and publication, fines, and criminal liabilities if the act constitutes a criminal offense.

To comply with existing laws, regulations, rules and governmental policies relating to the online consumer finance industry, we have implemented various policies and procedures to conduct our business and operations.  However, due to lack of detailed implementation rules on certain key requirements of the regulations and different interpretation of the regulations by the local authorities, we cannot be certain that our existing practices would not be deemed in violation of any existing or future laws, rules and regulations that are applicable to our business.

In addition, Circular 141 prohibits peer-to-peer lending information intermediaries from providing loan matching services without designated use. Therefore we require a borrower to specify its loan use during the application process. The multilateral loan agreement among the borrower, investor and Xiaotai also stipulates the loan use and the borrower’s undertaking that he or she would not use the proceeds for any use other than the prescribed purposes (including but not limited to lending, payment for property purchases, foreclosures, real estate over-the-counter financing, real estate development, securities investment or equity investment, over-the-counter allocation, futures contracts, structured products and other derivatives and investments with equal risk or other illegal transactions, etc.). We also request our borrowers to provide proof for usage of such loan when its term expires on a selective basis. Where the borrower fails to comply with the aforesaid undertaking, the lender may call the loan and demand the borrower to bear the liability for the breach of the agreement. Where the borrower violates the laws and regulations, Xiaotai has the right to immediately report to corresponding regulatory authorities including the public security bureau.  However, we cannot monitor how borrowers use the proceeds from time to time. We cannot ensure borrowers fully comply with the loan agreement, and there can be no assurance that such practice would be considered by PRC regulators as being in compliance with any existing or future laws, regulations, rules and governmental policies on prohibition against facilitating loans without a designated purpose.

As of the date of this prospectus, we have not been subject to any material fines or other penalties under any PRC laws or regulations, including those governing the online consumer finance industry in China.  If our practice is deemed to violate any laws, regulations and rules, we may face, among others, regulatory warning, correction order, condemnation, fines and criminal liability. If such situations occur, our business, financial condition, results of operations and prospects would be materially and adversely affected.

We have a limited operating history in a new and evolving industry, and our future growth and prospects may be unpredictable and subject to a number of variables.

The online lending information intermediary services industry (the “online lending industry”) is a new, growing and evolving industry in China. The PRC regulatory framework for this industry is also evolving and may remain uncertain for the foreseeable future. If China’s online lending industry does not maintain the level of a healthy development in the long term, and particularly if PRC laws and regulations impose undue restrictions on this industry, there may not be an adequate market for the loan products facilitated on our platform. We only began operating our online lending facilitation platform in 2014 and is subject to all potential risks involved in a developing business enterprise in a new and evolving industry. The likelihood of our continued success must be considered in light of the challenges, uncertainties, complications, unpredictable costs and delays frequently encountered in connection with a new and evolving industry and the competitive environment in which it operates.

Potential borrowers and investors may not be familiar with the online lending intermediary services segment and may not be able to distinguish our services from those of our competitors. Attracting new investors and new borrowers through our cooperation partners to transact on our platform is crucial to increasing the volume of loans facilitated through our platform and to the success of our business. We may not be able to successfully attract new investors and new borrowers on a consistent basis. You should consider our prospects for future operation success in light of the risks and uncertainties encountered by those businesses in their early stages of development. We may not be able to successfully address these risks and uncertainties or implement our operating strategies. If We fail to do so, such failure could materially harm our business operations or, in the extreme case, cause it to cease operations.

If new negative publicity arises with respect to the online lending industry, our business prospects and operating results could be adversely affected.

There have been a number of business failures and fraud or unfair dealing allegations against companies in the online lending industry in China since 2016. The PRC government has issued new rules and regulations in the past few years to develop a more transparent regulatory environment for the online lending industry. Not all companies in China’s online lending industry have been fully compliant with these regulations, and this has adversely impacted the reputation of China’s online lending industry as a whole. If borrowers or investors associate those failed companies or unfair business practices with us, they may be less willing to join our platform or continue to participate in future transactions. Negative reputation can also arise from many other sources, such as misconduct by cooperation partners or other third-party service providers. Any negative publicity with respect to our cooperation partners or service providers could also affect our business and operating results to the extent that our operations rely on those partners or if borrowers and investors associate us with those partners. All of those factors could adversely affect customer confidence in the participation of our platform, and as a result, could harm our business and operating results.

Our recent rapid growth may not be indicative of our future prospects, and any significant decrease in the loan transactions between borrowers and investors on our platform could adversely affect our business and operation results.

We have been experiencing significant growth since our inception in 2014, particularly with respect to the number of platform registered users and the total amount of loans facilitated. Our future growth, however, may not continue at the current pace or at all. The relatively short operating history of the online lending industry and the current market conditions may not present an adequate basis for evaluating our business prospects and financial performance. Like our industry peers, we have a limited operating history under our current business mode. It has encountered and will continue to encounter risks, uncertainties, unforeseeable costs and hurdles as it continues to develop.

To maintain our growth momentum, we seek to continue to increase loan transactions through our website and mobile platform by attracting new borrowers who meet our platform borrowing standards through our cooperation partners. In addition to small size loans, we also aim to increase the number of larger or longer-term loans. In addition, we also need to ensure borrowers’ loans offer sufficiently high returns to incentivize new and existing investors so that they maintain or increase their investments in borrower loans. Any substantial decrease in the number of borrower and investor participations in the loan transactions on our platform could adversely affect our business prospects, results of operations and financial condition.

Our online facilitation operations require adequate funding from investors, and access to sufficient capital cannot be assured.

Our business operations are based on the matching of borrowers and investors through our online platform. The growth and success of our future operations depend on the availability of adequate capital to meet borrower demand for their borrowing needs. A large portion of platform investors’ capital has been from affluent individuals and middle-class families. In order to maintain the requisite level of funding for the loans facilitated on our platform to meet borrower demand, we intend to further diversify our investor composition including attracting institutional investors, which usually invest larger amounts compared to individual investors. If adequate funds are not available to meet borrowers’ demand for loans, the volume of loans facilitated on our platform may be significantly impacted. Also, investors may choose not to invest in loans facilitated on our platform. If our platform is unable to have adequate investor capital due to insufficient investment on our platform, or if investments are not available to fund the loans on a timely basis, we may experience a loss of market share or have a slower than expected growth, which would harm our business, financial condition and results of operations.

If we are unable to increase the number of repeat borrowers on our platform, the credit quality, amount of transactions and service fees, and overall profitability of our platform may be adversely affected.

Since inception, we have steadily experienced an increase in loan transactions on our platform. We rely on referrals from our cooperation partners to acquire new and repeat borrowers. As such, our cooperation relationships with our industry partners is vital for expanding our customer base and adding new registered users to borrow from investors on our platform. Repeat borrowing is also crucial to our growth because repeat borrowers generally demonstrate good credit behaviors and contribute to a higher overall credit quality of borrowers on our platform. Additional loans facilitated to repeat borrowers contribute to an increase in our transactions and service fees without lower costs. However, the growth in repeat borrowing rate may not immediately translate into profitability if we cannot effectively manage our customer acquisition cost to attract first-time loan borrowers to our platform. Repeat borrowing tends to result in increases in average loan size as borrowers progressively borrow loans with higher principal amounts in subsequent loans on our platform. As repeat borrowers borrow larger amounts of loans over time, we expect to generate cumulative fees exceeding our customer acquisition costs and increase our overall profitability. While we expect the rate of repeat borrowing on our platform to continue to increase, if our repeat borrowing rate decreases in the future, if repeat borrowers do not borrow larger loans or if the repeat borrowing rate is not as high as our expectations, our overall profitability may be adversely affected.

If we cannot maintain or increase the volume of loan transactions facilitated through our platform, our business and results of operations will be adversely affected.

The volume of loan transactions facilitated through our platform has grown steadily and rapidly since our inception. The overall transaction volume may be affected by a number of factors, including our brand recognition and reputation, the interest rates offered between borrowers and investors relative to market rates, the effectiveness of the platform’s risk control, the efficiency of our platform, our relationships with our cooperation partners and other factors. We intend to continue to dedicate significant resources to our platform user acquisition efforts, including establishing new online acquisition channels. If there are insufficient qualified loan requests, investors may be unable to invest their capital in an efficient manner and may seek other investment opportunities. If there are insufficient investor commitments, borrowers may be unable to obtain capital through our platform and may turn to other sources for their borrowing needs, and investors who wish to exit their investments prior to maturity on the secondary loan market may not be able to do so in a timely fashion.

If any of our current customer acquisition channels become less effective, or if we are unable to continue to use any of these channels, we may not be able to attract new investors or the cooperation partners’ borrowers in a cost-effective manner or may even lose our existing borrowers and investors to our competitors. If we fail to attract qualified borrowers and sufficient investor commitments, or if borrowers and investors decide not to continue to transact loans on our platform at the current level, we might be unable to increase our loan transaction volume and revenues as anticipated, and our business and results of operations may be adversely affected.

Failure to maintain good working relationships with our cooperation partners or to develop relationships with new partners could have a material adverse effect on our financial conditions and results of operations.

We consider our relationships with our industry cooperation partners crucial to our future success, particularly with respect to our borrower acquisitions, loan funding, and data sources for risk management. We rely on referrals from our cooperation partners to acquire new and repeat borrowers. As such, our cooperation relationships with our industry partners is vital for expanding our customer base and adding new registered users to borrow from investors on our platform. We also obtain an enormous amount of data from e-commerce platforms, online consumer service providers, telecommunication service providers and other industry service providers. Additionally, we engage a depository bank to provide fund depository, transfer, settlement and clearance services for our platform.

We cannot predict whether our industry partners would choose to terminate their relationships with us or propose terms that we cannot accept. Also, identifying potential new partners and maintaining relationships with existing partners require significant time and resources as does integrating third-party data and services. In addition, our relationships with our partners also does not prohibit them from working with our competitors or from offering competing services. Our competitors may provide incentives to our partners to favor their platform services over ours, which could have the effect of reducing the volume of loans facilitated through our platforms if our partners were to direct potential borrowers to other platforms or otherwise endorse our competitor’s platform services over us. Also, our partners may choose to launch their own lending platforms and become a competitor themselves. Further, if these partners do not perform as expected, the benefits to us may not be as favorable as we expects and we may have disagreements or disputes with such partners, any of which could adversely affect our brand and reputation as well as our business operations. If we cannot successfully enter into new cooperation relationships or maintain productive relationships with current partners, our results of operations and financial conditions may be materially adversely affected.

When new competitors seek to enter our target markets, or when industry competitors seek to increase their market shares, they may substantially reduce their service fees or common terms in a particular market, which could adversely affect our market share or ability to explore new market opportunities. In addition, since the online lending industry is a relatively recent development in China, potential investors and borrowers may not fully understand how our platforms work and may not be able to fully appreciate the additional customer protections and features that we has invested in and adopted on our platforms as compared to other platforms. Our financial results may suffer if we fail to act to meet these competitive challenges. Further, to the extent that our competitors are able to offer more attractive terms to our partners, such cooperation partners may choose to terminate their relationships with us. All of the foregoing could adversely affect our business, results of operations, financial condition and future growth.

If we cannot compete effectively in our targeted markets, our operating results could be adversely affected.

China’s lending and investment markets are intensely competitive and rapidly evolving. We compete with our industry peers that actively attempt to attract potential borrowers, investors or both. With respect to borrowers, we primarily competes with other online lending platforms that facilitate personal credits. With respect to investors, we primarily compete with other online lending platforms, wealth management centers and traditional banks in China.

Some of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Their business models may also ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Our current or potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and brand loyalty, and broader customer and partnership relationships than we have. For example, established internet companies, including social media companies that possess large, existing customer bases, substantial financial resources and established distribution channels have entered and may continue to enter the online lending market. Our competitors may be better equipped to expand customer base, respond quickly to new technologies and undertake more extensive marketing campaigns. If we are unable to compete with such companies or meet the need for innovation in our industry, the demand for our platform services could stagnate or substantially decline, we could experience reduced revenue, or our platforms could fail to achieve or maintain wider market acceptance, any of which could harm our business and results of operation.

We rely on data sourced primarily from third parties and prospective borrowers in borrower qualification and credit assessments, and if the data is inaccurate or cannot be reliably used, loan products may lose their value resulting in us to lose our investors.

Our ability to evaluate borrowers and attract investors depends on accurate credit assessment, fraud detection and data processing. We receive data and information from prospective borrowers and third-party sources, including credit reporting entities, data vendors, and consumer transaction companies. In addition to traditional data used to analyze potential borrowers’ creditworthiness, we also rely on behavioral data, including e-commerce, social media, online and other public information, and transactional data.

Unlike many developed countries, China does not have a well-developed centralized credit reporting system. Although we take steps to verify potential borrower data, information obtained may nevertheless not be as complete or accurate as our platform expects. Moreover, investors do not have access to all the financial information of a potential borrower and can rely only on our qualification assessment and scoring technology to evaluate borrowers’ creditworthiness. If customer information from outside sources becomes unavailable or more expensive to obtain, we would have to seek alternative sources of information and consequently our operation costs would increase. If investors receives inaccurate, misleading or incomplete information supplied by potential borrowers and third-parties, those investors may experience no returns or lower than expected returns on their investments. Consequently, investors may lose confidence in the platform services, and our sources of capital for our platform operations would be jeopardized. As a result, our business and results of operations may be adversely affected.

Our platform and technology systems rely on proprietary technologies that are highly technical, and if it contains undetected errors, our business and results of operations could be adversely affected.

Our platform systems rely on software and other technology that are highly technical and complex. The systems depend on the ability of such technology to store, retrieve, process and manage immense amounts of data. The software technology on which we rely may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the software has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for borrowers and investors on the platform, delay introductions of new features or enhancements, result in errors or compromise our ability to protect borrower or investor data or our intellectual property. Any errors, bugs or defects discovered in our proprietary software technologies could result in disruption to the platform operations, loss of borrowers or investors or potential liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

We may not be able to prevent others from unauthorized use of our intellectual property, and any infringement on our IP rights could adversely affect our platform operations and competitive position.

We regards our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and Contractual Arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. We cannot assure you that any of our intellectual property rights would not be challenged, invalidated or misappropriated, or such intellectual property would be sufficient to provide us with competitive advantages.

Registering, maintaining and enforcing intellectual property rights in China can often be a challenging task. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In addition, risks exist that confidentiality and non-compete agreements could be breached by employees or counterparties, and there may not be adequate remedies available to us for any such breach. In the event that we have to resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that it will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If our employees or consultants use intellectual property owned by others in their work, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Personal data and other confidential information of borrowers, investors and partners which we collect or are provided access to may subject us to liabilities imposed by relevant governmental regulations or expose it to risks of cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We receive, transmit and stores a large volume of personally identifiable information and other confidential data from borrowers, investors and our partners. There are a number of laws and regulations governing privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Specifically, personally identifiable and other confidential information is increasingly subject to legislation and regulations in numerous domestic and international jurisdictions, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction. This regulatory framework for privacy issues in China and worldwide is currently evolving and is likely to remain changing for the foreseeable future. In addition, there may be limits on the cross-border transmission of user data even to the extent that such transmission is within our company. We could be adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies, or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations.

In addition to rules and regulations, industry groups or other private parties may propose new and different privacy standards. Because the interpretation and application of privacy and data protection laws and privacy standards are still evolving, it is possible that our current practices may inadvertently fail to fully comply with certain aspects of those rules or privacy standards. Any inability to adequately address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and privacy standards, could result in additional costs and liabilities, damage our reputation, inhibit the use of Our platforms and adversely affect our growth.

The data we possessed and the automated nature of our platforms may make it an easy target for and potentially vulnerable to, cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. Furthermore, some of the data we possessed is stored on our servers, which are hosted by third parties. While we and our third-party hosting facilities have taken steps to protect confidential information to which we have access, our security measures may be breached in the future. Any accidental or willful security breaches or other unauthorized access to our platforms could cause confidential borrower, investor or partner information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If our security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers, investors and partners could be severely damaged, and we could incur significant liability.

In addition, malwares or other techniques that may potentially be used to sabotage or obtain unauthorized access to our systems change frequently and generally are not recognized until they are launched against a target, and we and our third-party hosting facilities may be unable to anticipate these techniques or implement adequate preventative measures. Any security breach, whether actual or perceived, would harm our reputation, and could cause it to lose borrowers, investors and partners and adversely affect our business and results of operations.

Our platform operations depend on the performance of the internet infrastructure and fixed telecommunications networks in China.

Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology. We rely on a limited number of telecommunication service providers to provide data communications capacity through local telecommunications lines and internet data centers to host our servers. We have limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the increasing traffic on our platform. We cannot assure you that the internet infrastructure and the fixed telecommunications networks in China will be able to support the demands associated with the continued growth in internet usage.

In addition, we has no control over the costs of the services provided by telecommunication service providers. If the prices we pay for telecommunications and internet services rise significantly, our results of operations may be adversely affected. Furthermore, if internet access fees or other charges to internet users increase, our user traffic may decline and our business may be harmed.

Our business success depends on the continued efforts of our senior management and key employees. If we failed to retain one or more core members of different functions and teams, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management and key members of our technical, operational and marketing teams. While we have provided different incentives to our management and other employees, we cannot assure you that we can continue to retain their services. If one or more of our key executives or employees were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our key management and employees, there is no assurance that anyone of them will not join our competitors or form a competing business. If any dispute arises between us and our current or former management members or employees, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Misconduct, errors and underperformance by our employees, service providers or other contracting third-parties could harm our business and reputation.

We are exposed to many types of operational risks, including the risk of misconduct and errors by our employees, third-party service providers or other contracting third parties. Our business depends on our employees and third-party service providers to interact with potential borrowers or investors, process large numbers of transactions and support the loan collection process, all of which involve the use and disclosure of personal information. We could be materially adversely affected and suffer financial losses if transactions, arrangements or funds were redirected, misappropriated, breached or otherwise improperly executed, if personal information was disclosed to unintended recipients, or if an operational breakdown or failure in the processing of transactions occurred, whether as a result of human error, purposeful sabotage or fraudulent manipulation of our operations or systems. It is not always possible to identify misconduct or errors by employees, third-party service providers or other contracting parties, and the precautions we take to detect and prevent such types of activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our employees, third-party service providers or other contracting parties take, convert or misuse funds, documents or data or fail to follow protocol when interacting with borrowers and investors, we could be liable for damages and subject to regulatory actions and penalties, in addition to suffering financial losses. We could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability.

As we rely on certain third-party service providers, such as cooperation partner platforms, the depository bank and other service providers, to conduct our business, and if these third-party service providers failed to function properly, we cannot assure you that We would be able to find an alternative in a timely and cost-efficient manner or at all. Any of these occurrences could result in our diminished ability to operate our business, potential liability to borrowers and investors, inability to attract borrowers and investors, reputational damage, regulatory intervention and financial harm, which could negatively impact our business, financial condition and results of operations.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business.

As we continue to experience rapid growth, we believe our success depends on the efforts and talents of our employees, including computer engineers, financial personnel and marketing professionals. Our future success depends on our continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled sales, technical and financial personnel is extremely intense in today’s Chinese financial services industry. We may not be able to hire and retain these personnel at a level consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we do and may be able to offer more attractive terms of employment.

We have incurred net losses in the recent past, and may incur losses again in the future.

We have incurred net losses in the past. We anticipate that our operating expenses will increase in the foreseeable future as we seek to continue to grow our business, attract new and repeat borrowers, investors and partners, and further develop our platform and services for the benefit of investors and borrowers on our platforms. These efforts may be more expensive than anticipated, and we may not succeed in increasing our revenues sufficiently to offset these higher expenses. If we are unable to execute our business development strategy or unable to generate sufficient amount of services fees from our customers, it may not achieve the earning level it anticipates. We may incur net losses or may be unable to maintain profitability on a quarterly or annual basis on a consistent basis.

Our business and operating results may be impacted by adverse economic and market conditions.

Many factors, including factors that are beyond our control, may have a detrimental impact on borrowers’ willingness to seek loans and investors’ ability and desire to lend, and consequentially have a negative effect on our business and results of operations. These factors include general economic conditions, the general interest rate environment, unemployment rates, residential home values and the availability of other investment opportunities. If any of these factors arise, our revenue and transactions on our platforms would decline and our business would be negatively impacted.

There can be no assurance that economic conditions will remain favorable for our business or that demand for our online lending information services will remain at current levels. Reduced demand for loans transacted on our platform would negatively impact our growth and revenue. If an insufficient number of qualified borrowers apply for our loans or our access to investors’ capital for loans on our platforms decreases, our growth and revenue could decline.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Ordinary Shares may decline.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. In addition, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our annual report on Form 10-K following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Ordinary Shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.

We may not be able to effectively manage our growth or implement our future business strategies, in which case our business and results of operations may be materially and adversely affected.

We are experiencing a period of growth and expansion that has placed, and continues to place, significant strain on our management and resources. Factors relating to our business that may impact our growth and cause fluctuations include:

●	a decline or slowdown of the growth in the value of loan products we market or manage;

●	changes in laws or regulatory policies that could impact our ability to provide wealth management marketing services to our clients;

●	negative publicity regarding the financial services industry in China;

●	unanticipated delays of product or service rollouts;

●	unanticipated changes to economic terms in contracts with our financial product providers, including renegotiations that may not be favorable to us or our clients;

●	failure to enter into contracts with new loan product providers and cancellations of existing contracts with loan product providers;

●	increases in the number of clients who decide to terminate their relationship with us or who ask us to redeem their investment in the products that we market; and

●	volatility or declines in the equity, debt, real estate or other markets that reduce the assets under our management and may result in the clients’ withdrawing their investments.

We believe that our growth will depend on our ability to effectively implement our business strategies and address the above listed factors that may affect us.

In order to strengthen our market position in the third-party wealth management service industry in China, we need to allocate substantial resources to design and develop high-quality financial products, enhance our ability to source and distribute third-party financial products and continue to grow our internet funds lending business, all of which require us to further expand, train, manage and motivate our workforce and maintain our relationships with our clients, third-party issuers and other industry players such as financial institutions and internet funds lending companies. Our operational expenses may increase due to establishment of additional offices and client centers so as to increase our market penetration. We anticipate that we will also need to implement a variety of enhanced and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. All of these endeavors involve risks and will require substantial management efforts, attention and skills, and significant additional expenditure. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. In addition, we cannot assure you that we will be able to manage our growth or implement our future business strategies effectively, and failure to do so may materially and adversely affect our business and results of operations.

We may fail to obtain and maintain licenses and permits necessary to conduct our operations in China, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the financial services industry in China.

The laws and regulations governing the financial services industry in China are still evolving. Substantial uncertainties exist regarding the regulatory system and the interpretation and implementation of current and any future PRC laws and regulations applicable to the financial services industry and companies that operate wealth management or internet funds lending businesses. Depending on the type of products and services being offered, the business operation may be subject to the supervision and scrutiny by different authorities. To date, the PRC government has not adopted a unified regulatory framework governing the distribution or management of funds lending products.

We currently hold Value-Added Telecom Service License and Internet Content Provider License to conduct our online funds lending services. We cannot assure you that we will be able to maintain our existing licenses, qualifications or permits, renew any of them when their current term expires or obtain additional licenses necessary for our future business expansion. Any violation of China Securities Regulatory Commission (“CSRC”) or Internet funds lending Association of China (“AMAC”) regulation would negatively impact our registration with AMAC. We cannot assure you that we will be able to maintain our qualification to sell private fund products or other regulated fund products.

In addition, if future PRC regulations require that we obtain additional licenses or permits in order to continue to conduct our business operations, there is no guarantee that we would be able to obtain such licenses or permits in a timely fashion, or at all. If any of these situations occur, our business, financial condition and prospects would be materially and adversely affected.

Our risk management policies and procedures may not be fully effective in identifying or mitigating risk exposure in all market environments or against all types of risk, including employee and financial advisor misconduct.

We have devoted significant resources to developing our risk management policies and procedures and will continue to do so. Supported by its proprietary finance technology, we have developed the Zhizi risk control system, which is a comprehensive risk control system and entitles the Company to receive a Level III Certificate for Protection of State Information Security awarded by the PRC Ministry of Public Security, the highest level of recognition granted to non-bank institutions in the finance industry for stringent information security management and risk controls. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Many of our risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated.

Moreover, we are subject to the risks of errors and misconduct by our employees and advisors, which include:

●	engaging in misrepresentation or fraudulent activities when marketing or distributing funds lending products to clients;

●	improperly using or disclosing confidential information of our clients, third-party funds lending product providers or other parties;

●	concealing unauthorized or unsuccessful activities; or

●	otherwise not complying with laws and regulations or our internal policies or procedures.

Although we have established an internal compliance system to supervise service quality and regulation compliance, these risks may be difficult to detect in advance and deter, and could harm our business, results of operations or financial performance.

In addition, although we perform due diligence on potential clients, we cannot assure you that we will be able to identify all the possible issues based on the information available to us. If certain investors or borrowers do not meet the relevant qualification requirements for products we distribute or under applicable laws, we may also be deemed in default of the obligations required in our contract with the product providers. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events, and these policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

Non-compliance on the part of third parties with which we conduct business could disrupt our business and adversely affect our results of operations.

Our third-party payment companies or other business counterparties that act agents to administer funding and repayment activities among borrowers, investors, the asset platform and the funding platform and to perform fund settlement functions may be subject to regulatory penalties or punishments because of their regulatory compliance failures, which may affect our business activities and reputation and in turn, our results of operations. Although we conduct due diligence on our business counterparties, we cannot be certain whether any such counterparty has infringed or will infringe any third parties’ legal rights or violate any regulatory requirements. We cannot assure you that these counterparties will continue to maintain all applicable permits and approvals, and any noncompliance on the part of these counterparties may cause potential liabilities to us and in turn disrupt our operations.

A portion of our revenue, net income and cash flow are variable, which may make it difficult for us to achieve steady earnings growth from period to period.

A portion of our revenue, net income and cash flow are variable. For example, we are entitled to receive service fees from the investments we receive and manage only upon the investors receiving their investment return. Such variability in the timing and amount of service fees may affect our results of operations and cash flow during a particular period, which may not be indicative of our performance in a future period. We may not achieve steady growth in net income and cash flow from period to period. In addition, even if an investment proves to be profitable, it may be a number of years before any profits can be realized. We cannot predict precisely when, or if, realizations of investments will occur. If we were to have a realization event in a particular period, the event may have a significant impact on our results and cash flow for that particular period.

Our funds lending approach may fail.

The success of our funds lending approach depends, in part, upon our ability to correctly interpret market data and other information. It also depends on our ability to conduct or obtain useful funds lending research and analysis and/or predict market conditions and developments. Failure to do so could have a material adverse effect on the performance of the funds. Some of our strategies may be new or may be rapidly developing. This could increase the difficulties that we face in successfully pursuing such strategies on behalf of our funds. As the approach and strategies that we currently employ may be modified and altered from time to time, it is possible that strategies used in the future may be different from those currently in use. No assurance can be given that our current and/or future strategies will be successful under all or any market conditions.

The impairment or negative performance of other funds lending services companies could adversely affect us.

We routinely work with counterparties in the financial services industry, including internet funds lending companies, custodian banks and other institutions, when providing our services. A decline in the financial condition of one or more financial services institutions may expose us to credit losses or defaults, limit our access to liquidity or otherwise disrupt the operations of our businesses. While we regularly assess our exposure to different industries and counterparties, the performance and financial strength of specific institutions are subject to rapid change, the timing and extent of which cannot be known.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact or other adverse reputational impacts to such counterparties could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. As a result, our operations and financial performances may be adversely impacted.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. We have assessed that we have material weaknesses in our internal control over financial reporting. The presence of material weaknesses in internal control over financial reporting could result in financial statement errors which, in turn, could lead to errors in our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the NASDAQ Capital Market.

We face substantial competition and if we are unable to compete successfully, we could lose our market share and our results of operations and financial condition may be materially and adversely affected.

The internet funds lending market in China is at an early stage of development and is highly fragmented. As the industry develops, we expect to face increased competition. In distributing funds lending products, we face direct competition primarily from other third-party internet funds lending service providers. In addition, there is a risk that we may not successfully identify new product and service opportunities or develop and introduce these opportunities in a timely and cost-effective manner. New competitors that are better adapted to the internet funds lending service industry may emerge, which could cause us to lose market share in key market segments.

Many of our competitors have better brand recognition, stronger market influence, and greater financial, and/or marketing resources. For example, many funds lending product providers are engaged in, or may in the future engage in, the distribution of funds lending products and may benefit from the integration of funds lending products with their other product offerings.

In addition, we face competition from other private fund lending companies that have emerged or will emerge in the internet funds lending business in China in the foreseeable future. With an increasing portion of funds lending products being distributed through online or mobile platforms, we expect to continue to compete with an increasing number of internet finance enterprises.

Any failure to protect our clients’ privacy and confidential information could lead to legal liability, adversely affect our reputation and have a material adverse effect on our business, financial condition or results of operations.

Our services involve the exchange, storage and analysis of highly confidential information, including detailed personal and financial information regarding our clients, through a variety of electronic and non-electronic means, and our reputation and business operations are highly dependent on our ability to safeguard the confidential personal data and information of our clients. We rely on a network of process and software controls to protect the confidentiality of data provided to us or stored on our systems.

If we do not maintain adequate internal controls or fail to implement new or improved controls, this data could be misappropriated or confidentiality could otherwise be breached. We could be subject to liability if we inappropriately disclose any client’s personal information, or if third parties are able to illegally gain access to any client’s name, address, portfolio holdings, or other personal and confidential information. Any such event could subject us to claims for identity theft or other similar fraud claims or claims for other misuses of personal information, such as unauthorized marketing or unauthorized access to personal information. In addition, such events would cause our clients to lose their trust and confidence in us, which may result in a material adverse effect on our business, results of operations and financial condition.

We may not be able to prevent unauthorized use of our intellectual property, which could reduce demand for the products that we distribute and our services, adversely affect our revenues and harm our competitive position.

We rely primarily on a combination of copyright, trade secret, trademark and anti-unfair competition laws and contractual rights to establish and protect our intellectual property rights. We cannot assure you that the steps we have taken or will take in the future to protect our intellectual property or piracy will prove to be sufficient. For example, although we require our employees to enter into confidentiality agreements in order to protect our trade secrets, other proprietary information and, most importantly, our client information, these agreements might not effectively prevent disclosure of our trade secrets, know-how or other proprietary information and might not provide an adequate remedy in the event of unauthorized disclosure of such confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. Implementation of intellectual property-related laws in China has historically been lacking, primarily due to ambiguity in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protection in China may not be as effective as in the United States or other countries. Current or potential competitors may use our intellectual property without our authorization in the development of products and services that are substantially equivalent or superior to ours, which could reduce demand for our solutions and services, adversely affect our revenues and harm our competitive position. Even if we were to discover evidence of infringement or misappropriation, our recourse against such competitors may be limited or could require us to pursue litigation, which could involve substantial costs and diversion of management’s attention from the operation of our business.

We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Although we have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future. Some third parties may own technology patents, copyrights, trademarks, trade secrets and Internet content, which they may use to assert claims against us. We require our advisors, managers and relevant staff to follow certain procedures designed to reduce the likelihood that we may use, develop or make available any content or applications without the proper licenses or necessary third-party consents. However, these procedures may not be effective in completely preventing the unauthorized posting or use of copyrighted material or the infringement of other rights of third parties.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and/or obtain one or more licenses from third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

Legal or administrative proceedings or allegations against us or our management could have a material adverse impact on our reputation, results of operations, financial condition and liquidity.

We have not been subject to legal or administrative proceedings or third-party allegations historically which were likely to have had a material adverse effect on our business, financial condition or results of operations. We have been, and may from time to time in the future become, a party to such proceedings or claims arising in the ordinary course of our business. Any lawsuit or allegation against us, with or without merit, or any perceived unfair, unethical, fraudulent or inappropriate business practice by us or perceived wrong doing by any key member of our management team could harm our reputation, distract our management from day-to-day operations and cause us to incur significant expenses in the defense of such matters. A substantial judgment, award, settlement, fine, or penalty may generate negative publicity against us and could be materially adverse to our operating results or cash flows for a particular future period, depending on our results for that period. This risk may be heightened during periods when credit, equity or other financial markets are volatile, or when clients or investors are experiencing losses.

Our principal shareholder has substantial influence over our company and his interests may not be aligned with the interests of our other shareholders.

As of the date of this prospectus, Mr. Baofeng Pan beneficially owns an aggregate of approximately 56.6% of our issued and outstanding Ordinary Shares. As a result of Mr. Pan substantial shareholding, Mr. Pan has a substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Mr. Pan may take actions that are not in the best interests of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders.

We are not an “investment company” and do not intend to become registered as an “investment company” under the Investment Company Act of 1940, or the 1940 Act, because our primary business is internet funds lending services.

An entity will generally be deemed an “investment company” for purposes of the 1940 Act if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are engaged primarily in the business of marketing third party and self-developed financial products and providing internet funds lending services, and not in the business of investing, reinvesting or trading in securities. We hold ourselves out as an internet funds lending firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. We recently restructured certain of our assets and currently none of our subsidiaries holds investment securities having a value exceeding 40% of the value of its total assets. As such, we believe that none of our consolidated and/or unconsolidated entities is an investment company under the Investment Company Act.

If we were to be deemed an investment company, as a foreign private issuer, we would not be eligible to register under the 1940 Act, and if a sufficient amount of our assets are deemed to be “investment securities” within the meaning of the 1940 Act, we would either have to obtain exemptive relief from the SEC, modify our contractual rights or dispose of investments in order to fall outside the definition of an investment company. Additionally, we may have to forego potential future acquisitions of interests in companies that may be deemed to be investment securities within the meaning of the 1940 Act. Failure to avoid being deemed an investment company under the 1940 Act coupled with our inability as a foreign private issuer to register under the 1940 Act could make us unable to comply with our reporting obligations as a public company in the United States and lead to our being delisted from NYSE, which would have a material adverse effect on the liquidity and value of our Ordinary Shares.

We have limited insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Other than casualty insurance on some of our assets, we do not have commercial insurance coverage on our other assets and we do not have insurance to cover our business or interruption of our business, litigation or product liability. Moreover, the low coverage limits of our property insurance policies may not be adequate to compensate us for all losses, particularly with respect to any loss of business and reputation that may occur. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured occurrence of loss or damage to property, litigation or business disruption may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating certain of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Part of our business includes conducting market surveys, which is defined by the current Foreign Investment Catalogue to mean the collection and analysis of information concerning the performance and prospects of certain commercial products and/or services. Market survey is categorized as restricted to foreign investment. The Measures for the Administration of Foreign-Related Investigation, promulgated by the National Bureau of Statistics on July 19, 2004, states that foreign-invested entities cannot conduct market survey unless a license has been granted by the relevant authority. The license application is subject to stringent requirements and is ultimately subject to the discretion of the relevant authority. Because WOFE is unable to obtain such license, we conduct such activities through Xiaotai Zhejiang and Yingran Hangzhou, which, as domestic PRC companies, are not required to obtain such license for market survey.

Our contractual arrangements with Xiaotai Zhejiang and its shareholders enable us to (1) have power to direct the activities that most significantly affect the economic performance of Xiaotai Zhejiang; (2) receive substantially 100% of the economic benefits from Xiaotai Zhejiang in consideration for the services provided by Xiaotai Zhejiang; and (3) have an exclusive option to purchase most or part of the equity interests in Xiaotai Zhejiang when and to the extent permitted by PRC law, or request any existing shareholder of Xiaotai Zhejiang to transfer any or part of the equity interest in Xiaotai Zhejiang to another PRC person or entity designated by WOFE at any time at our discretion. Because of these contractual arrangements, we are the primary beneficiary of Xiaotai Zhejiang and hence treat each of Xiaotai Zhejiang as our VIE, and consolidate Xiaotai Zhejiang and its subsidiaries’ results of operations into ours.

Our contractual arrangements with Yingran Hangzhou and its shareholders enable us to (1) have power to direct the activities that most significantly affect the economic performance of Yingran Hangzhou; (2) receive substantially 100% of the economic benefits from Yingran Hangzhou in consideration for the services provided by Yingran Hangzhou; and (3) have an exclusive option to purchase most or part of the equity interests in Yingran Hangzhou when and to the extent permitted by PRC law, or request any existing shareholder of Yingran Hangzhou to transfer any or part of the equity interest in Yingran Hangzhou to another PRC person or entity designated by WOFE at any time at our discretion. Because of these contractual arrangements, we are the primary beneficiary of Yingran Hangzhou and hence treat each of Yingran Hangzhou as our VIE, and consolidate Yingran Hangzhou and its subsidiaries’ results of operations into ours.

If the PRC government finds that our contractual arrangements do not comply with its restrictions on foreign investment in the wealth management or internet funds lending business, or if the PRC government otherwise finds that we, Xiaotai Zhejiang, Yingran Hangzhou or any of their subsidiaries or branches are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, including the CSRC, would have broad discretion in dealing with such violations or failures, including, without limitation:

●	revoking our business and operating licenses;

●	discontinuing or restricting our operations;

●	imposing fines or confiscating any of our income that they deem to have been obtained through illegal operations;

●	imposing conditions or requirements with which we or our PRC subsidiary and consolidated entities may not be able to comply;

●	requiring us or our PRC subsidiary and consolidated entities to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of the proceeds from the initial public offering or other financing activities of foreign investors to finance the business and operations of our VIE and their respective subsidiary; or

●	taking other regulatory or enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations, and may materially and adversely affect our business, financial condition and results of operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of any of our consolidated entities in our consolidated financial statements, if the PRC government authorities find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If any of these penalties results in our inability to direct the activities of Xiaotai Zhejiang and Yingran Hangzhou that most significantly impact its economic performance and/or our failure to receive the economic benefits from Xiaotai Zhejiang and Yingran Hangzhou, we may not be able to consolidate Xiaotai Zhejiang or Yingran Hangzhou into our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with our VIEs, and their shareholders for a portion of our China operations, which may not be as effective as direct ownership in providing operational control.

We rely on contractual arrangements with our VIEs, Xiaotai Zhejiang and Yingran Hangzhou, and their Participating Shareholders to operate a portion of our operations in China, including wealth management advisory service, market survey and the sale of private funds by private fund management companies. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. For example, our VIEs and their Participating Shareholders could breach their contractual arrangements with us by, among other things, failing to operate our business in an acceptable manner or taking other actions that are detrimental to our interests. These risks exist throughout the period in which we operate our businesses through the contractual arrangements with our VIEs. If we were the controlling shareholder of the VIEs with direct ownership, we would be able to exercise our rights as shareholders to effect changes to their board of directors, which in turn could implement changes at the management and operational level. However, under the current contractual arrangements, as a legal matter, if our VIEs or its shareholders fail to perform their obligations under these contractual arrangements, we may have to incur substantial costs to enforce such arrangements, and rely on legal remedies under PRC law, including contract remedies, which may be time-consuming, unpredictable and expensive. If we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our business and operations could be severely disrupted, which could materially and adversely affect our results of operations and damage our reputation.

For the years ended December 31, 2017 and 2016, Xiaotai Zhejiang and its subsidiaries and branches contributed 100% and 100% of our total net revenues, respectively. For the years ended December 31, 2018 and 2017, Xiaotai Zhejiang and its subsidiaries and branches contributed 100% and 100% of our total net revenues. Yingran Hangzhou and its subsidiaries and branches did not contribute any net revenues to our total net revenues for the relevant years and periods, as it was formed on July 5, 2018. In the event we are unable to enforce the contractual arrangements, we may not be able to have the power to direct the activities that most significantly affect the economic performance of Xiaotai Zhejiang or Yingran Hangzhou or their subsidiaries and branches, and our ability to conduct our business may be negatively affected, and we may not be able to consolidate the financial results of Xiaotai Zhejiang or Yingran Hangzhou or their subsidiaries and branches into our consolidated financial statements in accordance with U.S. GAAP.

The shareholders of our VIEs may have potential conflicts of interest with us, and if any such conflicts of interest are not resolved in our favor, our business may be materially and adversely affected.

We have designated individuals who are PRC nationals to be the shareholders of Xiaotai Zhejiang and Yingran Hangzhou. These individuals may have conflicts of interest with us. Xiaotai Zhejiang is approximately 40.48 % owned by Mr. Baofeng Pan who will be appointed as the Chairman of the Board of Director effective upon consummation of the Offering, and Yingran Hangzhou is approximately 56.6% owned by Mr. Baofeng Pan. Conflicts of interest may arise between the roles of Mr. Baofeng Pan as shareholder, director of our company and as shareholder, director and officer of our VIEs. We rely on these individuals to abide by the laws of the Cayman Islands, which provide that directors and officers owe a fiduciary duty to our company that requires them to act in good faith and in the best interest of our company and not to use their positions for personal gains. On the other hand, PRC laws also provide that a director or an executive officer owes a fiduciary duty to the company he or she directs or manages. We cannot assure you that when conflicts arise, shareholders of our VIEs will act in the best interest of our company or that conflicts will be resolved in our favor. These individuals may breach or cause the VIEs to breach the existing contractual arrangements. If we cannot resolve any conflicts of interest or disputes between us and these shareholders, we would have to rely on legal proceedings, which may be expensive, time-consuming and disruptive to our operations. There is also substantial uncertainty as to the outcome of any such legal proceedings.

Our ability to enforce the equity pledge agreements between us and the Participating Shareholders of Xiaotai Zhejiang and Hangzhou Yingran may be subject to limitations based on PRC laws and regulations.

Pursuant to the equity pledge agreements relating to Xiaotai Zhejiang and Yingran Hangzhou, Xiaotai Zhejiang shareholders and Yingran Hangzhou shareholder pledged their equity interests in Xiaotai Zhejiang and Yingran Hangzhou to WOFE to secure Xiaotai Zhejiang’s and Yingran Hangzhou’s performances of the obligations and indebtedness under the Technical Consultation and Service Agreements and the Business Cooperation Agreements. The equity pledges under these equity pledge agreements have been registered with the relevant local branch of the State Administration for Industry and Commerce, or the SAIC. Under the PRC Property Law, when an obligor fails to pay its debt when due, the pledgee may choose to either conclude an agreement with the pledger to obtain the pledged equity or seek payments from the proceeds of the auction or sell-off of the pledged equity. If Xiaotai Zhejiang and Yingran Hangzhou fails to perform its obligations secured by the pledges under the equity pledge agreements respectively, one remedy in the event of default under the agreements is to require the pledger to sell the equity interests in Xiaotai Zhejiang and Yingran Hangzhou, as applicable, in an auction or private sale and remit the proceeds to our subsidiary in China, net of related taxes and expenses. Such an auction or private sale may not result in our receipt of the full value of the equity interests in our VIEs. We consider it very unlikely that the public auction process would be undertaken since, in an event of default, our preferred approach would be to ask our PRC subsidiary that is a party to the exclusive Equity Option Agreements with the Xiaotai Zhejiang Shareholders and the Yingran Hangzhou Shareholders, to designate another PRC person or entity to acquire the equity interests in such VIEs and replace the existing shareholders pursuant to the exclusive Equity Option Agreements.

In addition, in the registration forms of the local branch of the SAIC for the pledges over the equity interests under the equity pledge agreements, the amount of registered equity interests pledged to our PRC subsidiary was stated as the pledger’s portion of the registered capital of the VIEs. The equity pledge agreements with the shareholders of our VIEs provide that the pledged equity interest constitute continuing security for any and all of the indebtedness, obligations and liabilities of our VIEs under the relevant contractual arrangements, and therefore the scope of pledge should not be limited by the amount of the registered capital of the applicable VIEs. However, there is no guarantee that a PRC court will not take the position that the amount listed on the equity pledge registration forms represents the full amount of the collateral that has been registered and perfected. If this is the case, the obligations that are supposed to be secured in the equity pledge agreements in excess of the amount listed on the equity pledge registration forms could be determined by the PRC court to be unsecured debt, which takes last priority among creditors and often does not have to be paid back at all. We do not have agreements that pledge the assets of our VIEs and their subsidiaries for the benefit of us or our PRC subsidiary, although our VIEs grant our PRC subsidiary options to purchase the assets of our VIEs and their equity interests in its subsidiaries under the exclusive Equity Option Agreements.

If any of our VIEs and their subsidiaries become the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy their assets, which could reduce the size of our operations and materially and adversely affect our business.

We do not have priority pledges and liens against the assets of our VIEs. As a contractual and property right matter, this lack of priority pledges and liens has remote risks. If Xiaotai Zhejiang and Yingran Hangzhou undergo an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets and we may not have priority against such third-party creditors on the assets of our VIEs. If our VIEs liquidate, we may take part in the liquidation procedures as a general creditor under the PRC Enterprise Bankruptcy Law and recover any outstanding liabilities owed by Xiaotai Zhejiang or by Yingran Hangzhou under the applicable service agreement.

If the shareholders of our VIEs were to attempt to voluntarily liquidate our VIEs without obtaining our prior consent, we could effectively prevent such unauthorized voluntary liquidation by exercising our right to request the shareholders of our VIEs to transfer 100% of its equity ownership interests to a PRC entity or individual designated by us in accordance with the Equity Option Agreements with the shareholders of our VIEs. In addition, under the Equity Pledge Agreement signed by Xiaotai Zhejiang and its Participating Shareholders and by Yingran Hangzhou and its Participating Shareholders, and according to the PRC Property Law, the shareholders of Xiaotai Zhejiang and the shareholders of Yingran Hangzhou do not have the right to issue dividends to themselves or otherwise distribute the retained earnings or other assets of Xiaotai Zhejiang or Yingran Hangzhou without our consent. In the event that the shareholders of our VIEs initiate a voluntary liquidation proceeding without our authorization or attempts to distribute the retained earnings or assets of our VIEs without our prior consent, we may need to resort to legal proceedings to enforce the terms of the contractual arrangements. Any such litigation may be costly and may divert our management’s time and attention away from the operation of our business, and the outcome of such litigation will be uncertain.

Our contractual arrangements with our VIEs may result in adverse tax consequences to us.

As a result of our corporate structure and the contractual arrangements among our PRC subsidiary, our VIEs, their Participating Shareholders and us, we are effectively subject to the PRC value-added tax at rates from 3% to 6% and related surcharges on revenues generated by our subsidiary from our contractual arrangements with our VIEs. The PRC Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its affiliates or related parties to the relevant tax authorities. These transactions may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year during which the transactions are conducted. We may be subject to adverse tax consequences if the PRC tax authorities were to determine that the contracts between us and our VIEs were not on an arm’s length basis and therefore constitute a favorable transfer pricing arrangements. If this occurs, the PRC tax authorities could request that our VIEs and any of its subsidiaries adjust their taxable income upward for PRC tax purposes. Such a pricing adjustment could adversely affect us by reducing expense deductions recorded by such VIEs and thereby increasing the VIEs’ tax liabilities, which could subject the VIEs to late payment fees and other penalties for the underpayment of taxes. Our consolidated net income may be materially and adversely affected if our VIEs tax liabilities increase or if either of them becomes subject to late payment fees or other penalties.

 Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations and financial results.

The Ministry of Commerce, or the MOFCOM, published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming, upon its enactment, to replace the trio of existing laws regulating foreign investment in China, namely, the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The draft Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. While the MOFCOM has submitted the draft to the State Council for approval, substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the entire legal framework regulating foreign investments in China and may also impact the viability of our current corporate structure, corporate governance, business operations and financial results to some extent.

Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that an entity established in China but “controlled” by foreign investors will be treated as an FIE, whereas an entity set up in a foreign jurisdiction would nonetheless be, upon market entry clearance by the MOFCOM, treated as a PRC domestic investor provided that the entity is “controlled” by PRC entities and/or citizens. In this connection, “control” is broadly defined in the draft law to cover any of the following summarized categories: (i) holding 50% or more of the voting rights or similar equity interest of the subject entity; (ii) holding less than 50% of the voting rights or similar equity interest of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. Once an entity is determined to be an FIE, and if its investment amount exceeds certain thresholds or if its business operation falls within a “negative list” to be separately issued by the State Council in the future, market entry clearance by the MOFCOM or its local counterparts will be required. Otherwise, all foreign investors may make investments on the same terms as Chinese investors without being subject to additional approval from the government authorities as mandated by the existing foreign investment legal regime.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the draft Foreign Investment Law, a VIE that is controlled via contractual arrangements will also be deemed as an FIE, if it is ultimately “controlled” by foreign investors. Therefore, for companies with a VIE structure in an industry category that is on the “negative list,” the existing VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC state owned enterprises or agencies, or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the VIE will be treated as an FIE and any operation in the industry category on the “negative list” without market entry clearance may be found illegal.

The draft Foreign Investment Law has not taken a position on what will happen to the existing companies with a VIE structure, although a few possible options were proffered at the comment solicitation stage. Under these options, a company with VIE structures and in the business on the “negative list” at the time of enactment of the new Foreign Investment Law has either the option or obligation to disclose its corporate structure to the authorities, while the authorities, after reviewing the ultimate control structure of the company, may either permit the company to continue its business by maintaining the VIE structure (when the company is deemed ultimately controlled by PRC citizens), or require the company to dispose of its businesses and/or VIE structure based on circumstantial considerations. Moreover, it is uncertain whether the market survey services and the sales of private fund that we operate or plan to operate through our consolidated entities, will be subject to the foreign investment restrictions or prohibitions set forth in the “negative list” to be issued. If the enacted version of the Foreign Investment Law and the final “negative list” mandate further actions, such as MOFCOM market entry clearance, to be completed by companies with existing VIE structure like us, we will face uncertainties as to whether such clearance can be timely obtained, if at all. Furthermore, due to lack of guidance under this draft law, we are unable to ascertain the controlling status of our company although no more than 50% of the total share capital of our company is held on record by PRC residents, and we cannot assure you of the controlling status of our company after the completion of our initial public offering. If we are not considered as ultimately controlled by PRC domestic investors, further actions required to be taken by us under the enacted Foreign Investment Law may materially and adversely affect our business and financial condition.

The draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that are required at each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

Risks Related to Doing Business in China

The laws and regulations governing the online lending intermediary service industry in China are developing and evolving and subject to changes. If we fail to obtain and maintain requisite approvals, licenses or permits applicable to our business, our business, financial condition and results of operations would be materially and adversely affected.

Due to the relatively short history of the online lending information intermediary service industry in China, the PRC government has yet to establish a comprehensive regulatory framework governing our industry. Before any industry-specific regulations were introduced in mid-2015, the PRC government simply relied on general and basic laws and regulations in governing the online lending information intermediary service industry, including the PRC Contract Law, the General Principles of the Civil Law of the PRC, and related judicial interpretations promulgated by the Supreme People’s Court.

In July 2015, the China Banking Regulatory Commission, or the CBRC, together with nine other PRC regulatory agencies jointly issued a series of policy measures applicable to the online lending information intermediary service industry titled the Guidelines on Promoting the Healthy Development of Online Finance Industry, or the Guidelines. The Guidelines formally introduced for the first time the regulatory framework and basic principles for administering the online lending information intermediary service industry in China. Based on the core principles of the Guidelines, in August 2016, the CBRC together with three other PRC regulatory agencies jointly issued Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries, or the Interim Measures. According to the Interim Measures, the maximum loan balance at any given time for an individual or business enterprise shall be not more than RMB 200,000 and RMB 1,000,000, respectively, borrowed from a single internet lending information intermediary platform and not more than RMB 1 million for an individual or RMB 5 million for business enterprise, respectively, in total from all platform. If we were found to be in violation of the Interim Measures, a penalty of up to RMB30,000 would be imposed for such violation. Furthermore, the Interim Measures require online lending information intermediaries and their branches that propose to carry out the online lending information intermediary services to file a record with the local financial regulatory department at the place where it is registered within ten business days after obtaining the business license. Local financial regulatory departments have the power to assess and classify the online lending information intermediaries which have filed a record, and to publicize the record-filing information and the classification results on their official websites. An online lending information intermediary must apply for appropriate telecommunication business license in accordance with the relevant requirements of telecommunication authorities subsequent to completion of the filing and is required to explicitly identify ourselves as an online lending information intermediary in our business scope.

In accordance with the Guidelines and the Interim Measures, the relevant authorities are in the process of making detailed implementation rules regarding, among other things, filing procedures, assessment standards and classification rules for online lending information intermediaries, and specific rules and procedures regarding, among other things, application for appropriate telecommunication business license and change of business scope by existing online lending information intermediaries have yet to be formulated and issued. We are unable to predict with certainty the impact, if any, that future legislation, judicial precedents and interpretations, rules or regulations relating to the online lending information intermediary service industry will have on our business, financial condition and results of operations. According to the Circular of the General Office of the State Council on Issuing the Implementation Plan for Special Rectification on Risks in Internet Financial promulgated in April 2016, competent authorities are in the process of evaluating existing practices of online lending information intermediaries in the market and requesting rectification of those that have been identified during the evaluation as in conflict with the Guidelines and the Interim Measures. Pursuant to the Guideline of CBRC on Risk Prevention and Control in Banking Industry promulgated by CBRC on April 7, 2017, the promotion for the special risk rectification for internet lending platform (or the “P2P”) shall be continued. Internet lending intermediaries shall not market the borrowers who do not have the repayment ability and they are also prohibited to provide Internet loan services to university students who are under the age of 18. Furthermore, a Notification for Further Strengthening on Administration for Campus Loans was issued by CBRC, Ministry of Education of the PRC and Ministry of Human Resources and Social Security of the PRC on May 27, 2017 stipulated that all Campus loans business conducted by internet lending platform shall be suspended. Although as of the date of this proxy, we have not been subject to any material fines or other penalties under the abovesaid laws or regulations, we cannot assure you that our practices will not be required to be rectified or our rectification measures and results will be satisfactory to relevant authorities, and we cannot assure you that we will be able to successfully make filings, obtain and maintain requisite licenses and meet other regulatory requirements set forth in applicable laws, rules and regulations. If we fail to conduct our business in a manner required by the relevant authorities or take rectification measures when required by the relevant authorities, or obtain and maintain any requisite approvals, licenses or permits or meet other requirements applicable to our business, our business, financial condition and results of operations would be materially and adversely affected.

We must remit the offering proceeds to the PRC before they may be used to benefit our business in the PRC, and this process may take a number of months.

The proceeds of this offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of this offering. We may be unable to use these proceeds to grow our business until we receive such proceeds in the PRC. In order to remit the offering proceeds to the PRC, we will take the following actions:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to State Administration for Foreign Exchange (“SAFE”) certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete but is required by law to be accomplished within 180 days of application. Until the abovementioned approvals, the proceeds of this offering will be maintained in an interest-bearing account maintained by us in the United States.

If our business practice is deemed to violate any PRC laws, rules or regulations, our business, financial condition and results of operations would be materially and adversely affected.

According to the Guidelines issued in 2015 and the Interim Measures issued in 2016 to specifically regulate the online lending information intermediary service industry in China, intermediaries that provide online lending information intermediary services must not engage in certain activities, including, among other things, (i) fund raising for the intermediary ourselves, (ii) holding investors’ funds or setting up capital pool with investors’ funds directly or indirectly, (iii) providing or providing in a disguised way security or guarantee to lenders as to the principals and returns of their investments directly or indirectly, (iv) promoting or authorizing and entrusting others to promote our fund raising projects on physical premises other than through the permitted electronic channels, such as telephones, mobile phones and internet; (v) issuing loans, except as otherwise provided by laws and regulations; (vi) mismatch between an investor’s expected timing of exit and the maturity date; (vii) issuing or selling any wealth management or other financial products, or acting as an agent in selling such financial products; (viii) carrying out asset-like securitization business or the transfer of creditor’s rights in the form of packaged assets, securitized assets, trust assets, fund shares, etc.; (ix) engaging in any form of mixing, bounding and agency with other institutions conducting investment, sales agency and brokerage except as otherwise provided by laws, regulations and supervision rules as to the internet lending fields; (x) conducting any misbehaviors that could mislead lenders and borrowers; (xi) providing information intermediary services to high risking fund raising products, and (xii) equity crowd-funding. The Interim Measures also require the intermediaries that provide online lending information intermediary services to strength their risk management, enhance collecting and verifying efforts on the information borrowers and investors submit and set up custody accounts with qualified banks to deposit customer funds, among other things. We believe the Guidelines and the Interim Measures represent the beginning of the PRC government’s measures to regulate the online lending information intermediary service industry, which have and will continuously be followed by more implementation rules and regulations. In addition, pursuant to the Guideline of CBRC on Risk Prevention and Control in Banking Industry promulgated by CBRC on April 7, 2017, the promotion for the special risk rectification for internet lending platform (P2P) shall be continued. We is in the process of rectification by informing in advance the borrowers intent of renew and specially setting up module for free credit transference. We, however, cannot assure you that our rectification will be successful or timely.

To comply with existing laws, rules and regulations relating to the online lending information intermediary service industry, we have implemented various policies and procedures and has achieved considerable results. However, the laws, rules and regulations are expected to continue to evolve in this emerging industry. The PRC government is expected to provide detailed implementation rules on certain key requirements of the Interim Measures, and the interpretation of the Interim Measures by the local authorities may be different from our understanding. We cannot be certain that our existing or previous practices would not be deemed to violate any existing or future laws, rules and regulations. Moreover, the Interim Measures require that the balance of money borrowed by the same individual must not exceed RMB200,000 (US$29,254) on an online lending information intermediary platform and not exceed RMB1 million (US$146,271) on all online lending information intermediary platform in the PRC. Due to lack of industry-wide information sharing arrangement, we cannot assure you that the aggregate amount of loans taken out by a borrower on our platform and other online lending information intermediary platform at a point in time does not exceed the limit set in the Interim Measures.

As of this date, we have not been subject to any material fines or penalties under any PRC laws, rules or regulations including those governing the online lending information intermediary service industry in China. However, if our practice is deemed to violate any laws, rules or regulations, we may face, among others, regulatory warning, correction order, condemnation, fines and criminal liability. We cannot assure you that our business practices will not be required to be rectified or our rectification measures and results will be satisfactory to the relevant authorities. If such situations occur, our business, financial condition and prospects would be materially and adversely affected.

As the regulatory framework for the online finance industry evolves, domestic and foreign governments may draft and propose new laws, regulations, notices or interpretive releases to regulate marketplace lending, including our online and mobile-based channels, which may negatively affect our business operations and financial conditions.

The peer-to-peer lending industry in China has historically been largely unregulated. In July 2015, ten PRC central government ministries and regulators, including the PBOC, the CBRC, the Ministry of Finance, the Ministry of Public Security and the Cyberspace Administration of China, together released the Guidelines, which provide regulatory principles for Internet financing businesses, including those in the online marketplace lending industry. In August 2016, the CBRC and other regulators collectively announced the Interim Measures, which proposed the implementation of new requirements including, among others, filing, reporting, fund depository, risk and information disclosure, loan management and the permitted business scope for participants in the online marketplace lending industry. In November 2016, the CBRC, the MIIT and the Industry and Commerce Administration Department, jointly issued the Guidance to the Administration of Filling and Registration of Online Lending Information Intermediaries, or the Guidance of Administration, which provides general filing rules for online lending intermediaries, and authorizes local financial regulators to make detailed implementation rules regarding filing procedures according to their local practices. Since 2017, local financial regulators have been conducting thorough investigations and inspections of online lending intermediaries and require a rectification if any illegality is discovered. After local financing regulators have completed their investigation and examination, we may be permitted to submit a filing application. In February 2017, the CBRC released the Guidance to regulate funds depositories for online lending intermediaries, or the Guidance, which defines several obligations and responsibilities of online lending intermediaries and commercial banks involved in the online funds depository business. Nevertheless, it is uncertain as to how the Interim Measures will be further interpreted and implemented. The relevant local authorities are also in the process of making detailed implementation rules regarding filing procedures. On August 13, 2018, the National P2P Online Lending Risk Special Remediation Work Leading Group Office, or the P2P Remediation Office, released Notice on Conducting Compliance Inspections for P2P Online Lending Agencies, or the Compliance Inspection Notice, to our direct agencies nationwide. The Compliance Inspections emphasizes ten core guidelines that is similarly prescribed in the Interim Measures while requiring online lending intermediaries to conduct ratifications in accordance with the attached Online Lending Information Intermediary Compliance Check List, or the Checklist, which lists 108 detailed rules, based upon the principals prescribed by the Guidelines and the Interim Measures and other regulations and laws, for self-check and report of online lending intermediaries and complete such ratification before December, 2018. However, the final official content and timing of the final implementation rules and other related new rules are uncertain. Due to the fact that we have not fully comply with the Interim Measures in the grace period of twelve months and is not sure it shall comply with any new regulations or laws and if any new regulations differ from our expectations, we may be materially and adversely affected. We are unable to predict with certainty the impact, if any, that future legislation, judicial precedents, or regulations relating to the marketplace lending industry will have on our business, financial condition and results of operations. Furthermore, the increasing growth in popularity of marketplace lending and borrowing increases the likelihood that the PRC government will seek to further regulate the marketplace lending industry.

In addition, the regulatory framework for Internet commerce, including online marketplaces such as ours, with respect to our online and mobile-based channels, is evolving, and it is possible that new laws and regulations will be adopted domestically and internationally, or existing laws and regulations may be interpreted in new ways, which, along with possible changes needed to fully comply with any newly released regulations, could affect the operation of our marketplace and the way in which we interact with borrowers and investors. The cost to comply with such laws or regulations would increase our operating expenses, and we may be unable to pass those costs on to borrowers and investors in the form of increased fees. In addition, governmental or regulatory agencies may decide to impose taxes on services provided over the Internet or by online marketplaces. These taxes could discourage the use of our marketplace, which would adversely affect the viability of our business.

Changes in PRC regulations relating to interest rates for P2P lending could have a material adverse effect on our business.

The interest rate permitted to be charged on loans facilitated by our platform is subject to limitations set forth in the Provisions of the Supreme People’s Court on Application of Laws to the Hearing of Private Lending Cases, or the Provisions on Private Lending Cases, which provides that (i) when the interest rate agreed between the borrower and investor does not exceed an annual interest rate of 24%, the People’s Court will uphold the interest rate charged by the investor, and (ii) when the interest rate agreed between the borrower and investor exceeds an annual interest rate of 36%, the portion in excess of 36% is void and the People’s Court will uphold the borrower’s claim for return of the excess portion to the borrower. For loans with interest rates per annum between 24% and 36%, if the interest on the loans has already been paid to the investor, and so long as such payment has not damaged the interest of the state, the community or any third parties, the courts will likely not enforce the borrower’s demand for the return of such interest payment. If an interest rate for overdue payments is not agreed to before lending, the interest rate on overdue payments is permitted up to the interest rate for the loan. If neither the interest rate for the loan nor the interest rate for overdue payments have been agreed to, overdue payments are permitted to have an interest rate of 6%. Although our platform primary source of income relies on the service fee that borrower and investor pay, and such income should cover all business expenses as employee salary, rental costs, advertisements and so on, but the reduced interest rates may affect our to improve our capability and efficiency to procure business and our business would be adversely affected.

Our operations may need to be modified to comply with existing and future requirements set forth by the CBRC or laws or regulations promulgated by other PRC authorities regulating the marketplace lending industry in China.

In April 2014, the CBRC announced four principles regarding the marketplace lending industry in China: (i) marketplace lending platform shall be treated as agencies, (ii) marketplace lending platform shall not provide guarantee services, (iii) marketplace lending platform shall not maintain a fund pool, and (iv) marketplace lending platform shall not illegally conduct fundraising.

In July 2015, ten PRC central government ministries and regulators, including the PBOC, the CBRC, the Ministry of Finance, the Ministry of Public Security and the Cyberspace Administration of China, together released the Guidelines, which identified the CBRC as the supervisory regulator for the online lending industry. According to the Guidelines, online marketplace lending platform may only serve as intermediaries to provide information services to borrowers and investors and may not provide credit enhancement services or illegally conduct fundraising. The Guidelines also outlined certain regulatory propositions, which would require Internet finance companies, including online marketplace lending platform, to (i) complete website filing procedures with the administrative departments overseeing telecommunications; (ii) use banking financial institutions’ depository accounts to hold lending capital, and engage an independent auditor to audit such accounts and publish audit results to customers; (iii) improve the disclosure of operational and financial information, provide sufficient risk disclosure, and set up thresholds for qualified investors to provide better protections to investors; (iv) enhance online security management to protect customers’ personal and transactional information; and (v) take measures against anti-money laundering and other financial crimes.

In August 2016, the CBRC and other regulators collectively announced the publication of the Interim Measures. The Interim Measures also stipulated a twelve-month transition period from the time of their effectiveness for online lending intermediaries to make necessary adjustments. Apart from what had already been emphasized in the Guidelines and other previously released principles, the Interim Measures also include: (i) general principles; (ii) filing administration; (iii) business rules and risk management guidelines; (iv) protection measures for investors and borrowers; (v) rules on information disclosure; (vi) supervision and administrative mechanisms; and (vii) legal liabilities.

In November 2016, the CBRC, the MIIT and the Industry and Commerce Administration Department, jointly issued the Guidance of Administration, which provides the general filing rules for online lending intermediaries and delegates the filing authority to the local financial authorities. Since 2017, local financial regulators have been conducting investigations on the online lending intermediaries, and if we failed to be in full compliance with any regulations, we may be required to rectify mistakes within a certain period as stipulated in the rectification order of local financial regulators. After local financing regulators have completed their investigation and examination, we may be permitted to submit a filing application.

In February 2017, the CBRC released the Guidance to regulate funds depositories for online lending intermediaries, which defines several obligations and responsibilities of online lending intermediaries and commercial banks involved in the online funds depository business. Although our current arrangements with commercial banks is temporarily compliant with the requirements of the Guidance as to the fund depositary, we are not able to predict with certainty whether it can constantly adjust our operations to fully comply with the evolving laws and regulations.

In August 23, 2017, CBRC released Guidelines for information disclosure of business activities of online lending information intermediaries, or the Information Disclosure Guidelines, or the Information Disclosure Guidelines, which provides that online lending information intermediaries should disclose the following information to the public: (i) the financial audit report of the previous year; (ii) audit results of key points of business compliance; (iii) compliance review report of the previous year. Every year before 10th January, the online lending information intermediary should disclose the information of point (i) and (ii) and disclose the information of point (iii) before 30th April. we have been well operated in material information disclosure, but it still have some aspects to be improved, such as it did not disclose the compliance review report of the year 2017 within required time limit due to certain reasons.

As is described above, some aspects of our platform operations have not and also may not currently be operating in full compliance with the Guidelines, the Interim Measures, the Guidance, the Information Disclosure Guidelines, the Compliance Inspection Notice and the other regulations and principles that have been announced in recent years. For example, the Guidelines, the Interim Measures, the Guidance, the Compliance Inspection Notice and other regulations are not clear about the definition of “credit enhancement service”, nor do they address whether a marketplace lending platform’s affiliated enterprise could provide a “credit enhancement service”. If the early repayment of our property sides is classified as a “credit enhancement service” as such definition is clarified, we may be required to make changes within the specified period before December, 2018 to the way in which we conducts our business. In this case, loans facilitated on our platform may face more difficult repayment risks and reduce investors’ activeness to invest in some ways. Additionally, the Interim Measures provide upper limits on the loan balance of a single borrower. We may need to rely on the information provided by borrowers to determine whether their lending amounts from all intermediaries have reached the upper limits, and the information they provide may contain misrepresentation or omission or otherwise be unreliable. Moreover, the Interim Measures require online lending intermediaries to file with the local financial regulators and to include serving as an Internet lending information intermediary in their business scope. We plan to make all requisite filings and changes to our business scope to the extent necessary when such filing procedures are clarified by the relevant authorities. Although we do not anticipate any material difficulties in making the requisite filings or changing our business scope, any failure to do so within the specified period may delay the process of filing. In addition, the Interim Measures stipulate that online lending intermediaries shall not operate businesses other than risk management and necessary business processes such as information collection and confirmation, post-loan tracking and pledge management in accordance with online-lending regulations, via offline physical locations. However, the Interim Measures do not clearly set forth the types of business process that are not permitted to operate through offline physical locations.

Furthermore, the Interim Measures proposed requirements including with respect to certain prohibited activities, risk disclosure, borrower information disclosure and online dispute resolution, examination and verification functions, anti-fraud measures, risk education and training, information reporting, anti-money laundering, anti-terrorist financing, systems, facilities and technologies, service fees, electronic signatures, loan management, risk assessment, auditing and authentication, reporting obligations and information security. To the extent that our business is deemed to be non-compliant with any of these requirements of the Interim Measures, we may need to make necessary adjustments to comply it so as to complete filing in a timely manner or, as a result, our business may be materially and adversely affected.

The facilitation of loans through our online platform could give rise to liabilities under PRC laws and regulations that prohibit illegal fundraising.

PRC laws and regulations prohibit persons and companies from raising funds through advertising to the public a promise to repay premium or interest payments over time through payments in cash or in kind except with the prior approval of the applicable government authorities. Failure to comply with these laws and regulations may result in penalties imposed by the PBOC, the Administration for Industry and Commerce, or AIC, and other governmental authorities, and can lead to civil or criminal lawsuits.

To date, we have not been subject to any material fines or other penalties under any PRC laws and regulations that prohibit illegal fundraising. In this capacity, we do not raise funds or promise repayment of premium or interest obligations. Nevertheless, considerable uncertainties exist with respect to the PBOC, AIC and other governmental authorities’ interpretations of the fundraising-related laws and regulations. While our agreements with investors require investors to guarantee the legality of all funds investors put on our platform, we are unable to fully verify the source of investors’ funds individually, and therefore, to the extent that investors’ funds are obtained through illegal fundraising, we may be negligently liable as a facilitator of illegal fundraising. In addition, while our loan agreements contain provisions that require borrowers to use the proceeds for purposes listed in their loan applications, we are unable to monitor the borrowers’ use of funds on an on-going basis, and therefore, to the extent that borrowers use proceeds from the loans for illegal activities, we may be negligently liable as a facilitator of an illegal use. Although we have designed and implemented procedures to identify and eliminate instances of fraudulent activities on our platform, as the number of borrowers and investors on our platform increase, we may not be able to identify all fraudulent conduct that may violate illegal fundraising laws and regulations.

The facilitation of loans through our platform could give rise to liabilities under PRC laws and regulations that prohibit unauthorized public offerings.

The PRC Securities Law stipulates that no organization or individual is permitted to issue securities for public offering without obtaining prior approval in accordance with the provisions of the law. The following offerings are deemed the be public offerings under the PRC Securities Law: (i) offering of securities to non-specific targets; (ii) offering of securities to more than 200 specific targets; and (iii) other offerings provided by the laws and administrative regulations. Additionally, private offerings of securities shall not be carried out through advertising, open solicitation and disguised publicity campaigns. If any transaction between one borrower and multiple investors on our platform is identified as a public offering by PRC government authorities, we may be subject to sanctions as a facilitator under PRC laws and our business may be adversely affected.

We may be subject to risks if we have to restructure our relationship with a controlled variable interest entity and obtain a telecommunication business license.

We have contractual arrangements with consolidated VIEs including a Technical Consultation and Services Agreement, a Business Cooperation Agreement, an Equity Option Agreements, a Pledge Agreement, and a Voting Rights Proxy and Financial Supporting Agreement (collectively the “Contractual Arrangements”), through which it operates our online lending facilitation platform. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the Contractual Arrangements between WOFE and Xiaotai Zhejiang or Yingran Hangzhou. The PRC government including local financial regulators may determine that the Contractual Arrangements necessary to form and control the VIEs, or the Contractual Arrangements, do not comply with PRC licensing, registration, policies, legal or regulatory requirements, or with requirements or policies that may be adopted in the future and we could be subject to severe penalties, material difficulties in making the requisite filings or registrations, or be forced to relinquish Xiaotai Zhejiang or Yingran Hangzhou interests in certain operations. Although we believe the Contractual Arrangements comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, the PRC courts or regulatory authorities may determine that our corporate structure and Contractual Arrangements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our Contractual Arrangements are in violation of applicable PRC laws, rules or regulations, our Contractual Arrangements will become invalid or unenforceable.

If Xiaotai Zhejiang, Yingran Hangzhou or their ownership structure or the Contractual Arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or Xiaotai Zhejiang or Yingran Hangzhou fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses

●	discontinuing or restricting the operations;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us, to restructure the relevant ownership structure or operations; or

●	imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

We have relied and expects to continue to rely on Contractual Arrangements with consolidated VIEs and our shareholders to operate our business. These Contractual Arrangements may not be as effective as direct ownership in providing us with control over our consolidated variable interest entities. For example, consolidated VIEs and our shareholders could breach their Contractual Arrangements by, among other things, failing to conduct their operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner or taking other actions that are detrimental to our interests. If We had direct ownership of consolidated VIEs, We would be able to exercise our rights as a shareholder to effect changes in the board of directors of consolidated VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current Contractual Arrangements, we rely on the performance of the Contractual Arrangements in place with a VIE which operates our online platform, which may not be as effective in providing it with control over such operations as we would have with direct ownership of such VIE. The shareholders of consolidated VIEs may not act in the best interests of us or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the Contractual Arrangements with consolidated VIEs. Although we have the right to replace any shareholder of Zhejiang We under their respective Contractual Arrangements, if any shareholder of consolidated VIEs is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our Contractual Arrangements with consolidated VIEs, our consolidated variable interest entity, may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

If our consolidated variable interest entity or our shareholders fail to perform their respective obligations under the Contractual Arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of Xiaotai Zhejiang were to refuse to transfer their equity interest in Xiaotai Zhejiang, as the case may be, to us or our designee if we exercise the purchase option pursuant to these Contractual Arrangements, or if they were otherwise to act in bad faith, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our Contractual Arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these Contractual Arrangements. Meanwhile, there are very few precedents and little formal guidance as to how Contractual Arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these Contractual Arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these Contractual Arrangements, we may not be able to exert effective control over our consolidated variable interest entities, and our ability to conduct our business may be negatively affected.

In January 2015, MOFCOM published a consultation draft of the Foreign Investment Law soliciting the public’s comments, or the Foreign Investment Law Draft, which expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise. Under the Foreign Investment Law Draft, a VIE would be deemed to be a foreign-invested enterprise if it is ultimately “controlled” by foreign investors, and accordingly it would be subject to restrictions on foreign investments. However, the Foreign Investment Law Draft does not address what actions will be taken with respect to the existing companies with structures similar to VIEs, whether or not these companies are controlled by Chinese parties. It is uncertain when the draft will become law and whether the final version will differ from the draft. If any Contractual Arrangements we may implement are found to be in violation of any existing or future PRC laws or regulations, or if we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating the income of our PRC subsidiary or consolidated VIE, revoking the business licenses or operating licenses of our PRC subsidiaries or consolidated VIE, prohibiting our use of proceeds from future public investors’ investments to finance our business and operations in the PRC, and taking any other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our operations and adversely affect our business. If any of these occurrences results in our inability to direct the activities of the consolidated VIE and/or our failure to receive economic benefits from a consolidated VIE, we may not be able to consolidate our results into our consolidated financial statements in accordance with U.S. GAAP.

We may lose the ability to use and enjoy assets held by our consolidated VIEs that are material to the operation of our business if the entities go bankrupt or become subject to a dissolution or liquidation proceeding.

Our consolidated VIEs holds certain assets that are material to the operation of our business, including domain names, equipment and technologies for online lending marketplace and lending matching offline. Under the Contractual Arrangements, our consolidated VIEs may not and their shareholders may not cause it to, in any manner, sell, transfer, mortgage or dispose of their assets or their legal or beneficial interests in the business without our prior consent. However, in the event our consolidated VIEs’ shareholders breach the these Contractual Arrangements and voluntarily liquidate our consolidated VIEs or our consolidated VIEs declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, it may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If our consolidated VIEs undergo a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Our payment management services may need to be modified to comply with future PRC laws and regulations regarding the debt collection industry in China.

In 2000, the State Economic and Trade Commission, the Ministry of Public Security and the State Administration for Industry and Commerce issued the Notice on Prohibition of All Types of Debt Collection Companies and Raids on Illegal Debt Collection Activities (Guo Jing Mao Zong He (2000) 568), or the Notice on Prohibition, which regulates the activities on debt collection companies, including the prohibition on the use of threats, intimidation, harassment or disclosure of private information in collection efforts. While we believe that our payment management services team, which engages in collection efforts primarily by means of phone calls and text message, is in compliance with the Notice on Prohibition, we may need to modify our payment management services in the future to comply with changes to debt collection regulations.

China’s M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investor, or the M&A Rules, and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress on August 30, 2007 and effective as of August 1, 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. In addition, on February 3, 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, on August 25, 2011, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Regulations, which became effective on September 1, 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the MOFCOM Security Review Regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to security review, it will submit it to the Inter-Ministerial Panel, an authority established under the Circular 6 led by the National Development and Reform Commission, or NDRC, and MOFCOM under the leadership of the State Council, to carry out the security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through Contractual Arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merger or acquisition of a company engaged in the peer-to-peer lending intermediary facilitation business requires security review.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from MOFCOM or our local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this Offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds from this public offering or any future offerings, as an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary and controlled PRC affiliate, or we may make additional capital contributions to our PRC subsidiary. Any loans to our PRC subsidiary or controlled PRC affiliate are subject to PRC regulations and approvals. For example, loans by us to our PRC subsidiary in China, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local counterpart.

We may also decide to finance our PRC subsidiary through capital contributions. These capital contributions must be approved by the Ministry of Commerce in China or its local counterpart. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or controlled PRC affiliate or capital contributions by us to our subsidiaries or any of their respective subsidiaries. If we fail to receive such registrations or approvals, our ability to use the proceeds of this Offering and to capitalize our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

In 2015, SAFE promulgated Circular 19, a notice regulating the conversion by a foreign-invested enterprise of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 19 requires that Renminbi converted from the foreign currency-denominated capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise in its business scope. In addition, SAFE strengthened its oversight of the flow and use of Renminbi funds converted from the foreign currency-denominated capital of a foreign-invested enterprise. The use of such Renminbi may not be changed without approval from SAFE and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used for purposes within the foreign-invested enterprise’s approved business scope.

We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or controlled PRC affiliate or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we receive from this Offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements it may have, and any limitation on the ability of our PRC subsidiary and other consolidated entities to pay dividends, other distributions, repay debts or make inter-entity payments could affect our ability to distribute profits to our shareholders, including U.S. investors following the proposed Acquisition.

We are a holding company and relies on dividends or other distributions paid by our PRC subsidiary for our cash requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debts it may incur, and to pay our operating expenses. PRC regulations currently permit payments of dividends only out of accumulated profits, as determined in accordance with the accounting standards and regulations in China, which differ in many aspects from generally accepted accounting principles in other jurisdictions. Our PRC subsidiaries are required to allocate certain percentages of any accumulated profits after tax each year to their statutory common reserve fund as required under the PRC Company Law until the aggregate accumulated statutory common reserve funds exceed fifty percent of our registered capital. Such reserve funds cannot be distributed as cash dividends. In addition, if our PRC subsidiaries incur debts on their own or enter into certain agreements in the future, the instruments governing the debt or such other agreements may restrict their ability to pay dividends or make other distributions to their shareholders. Therefore, these restrictions on the availability and usage of our major source of funding may materially and adversely affect our ability to pay dividends to our shareholders and to service our debts. In addition, the PRC tax authorities may require our PRC subsidiary to adjust our taxable income under the Contractual Arrangements it currently has in place with our consolidated variable interest entity in a manner that would materially and adversely affect our ability to pay dividends and other distributions to us and our shareholders.

Moreover, the ability of our PRC subsidiary to pay dividends and other distributions may be restricted due to foreign exchange control policies and the availability of our cash balance. Substantially all of our operations are conducted in China and our PRC consolidated subsidiaries receive substantially all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use our Renminbi revenues to pay dividends to us and our shareholders, including U.S. investors following the proposed acquisition. Additionally, our funds may not be readily available to satisfy obligations which may incur outside the PRC, which could adversely affect our business and prospects or the ability to meet our cash obligations. If we do not receive dividends from our PRC subsidiary, our liquidity and financial condition will be materially and adversely affected.

In response to the persistent capital outflow in China and RMB’s depreciation against U.S. dollar in the fourth quarter of 2016, the PBOC and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures over the last years, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, on January 26, 2017, SAFE issued the Notice of State Administration of Foreign Exchange on Improving the Check of Authenticity and Compliance to further Promote Foreign Exchange Control, or the SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. The PRC government may continue to strengthen our capital controls, and more restrictions and substantial vetting process may be put in place by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to our shareholders, including U.S. investors following the proposed acquisition, could substantially affect the Company shareholders’ confidence and materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

PRC regulations relating to offshore investment activities by PRC residents and PRC entities may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits or otherwise expose us to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or our local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operating term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE further enacted the Notice on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment effective from June 1, 2015, or SAFE Circular 13, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches or qualified banks as required by SAFE Circular 37 and other related rules, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation, and We may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We have requested PRC residents whom we know hold direct or indirect interests in us to make the necessary applications, filings and amendments as required under SAFE Circular 37 and other related rules. The shareholders who are PRC resident have completed the registration with the local SAFE branch or qualified banks. However, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations if the registration information changes. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject it to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our leased property interests may be defective and our right to the leased properties affected by such defects may be challenged, which could cause significant disruption to our business.

Under PRC laws, all lease agreements are required to be registered with the local housing authorities. Xiaotai Zhejiang presently leases certain premises in China, and certain landlords of these premises have not completed the registration of their ownership rights or the registration of Xiaotai Zhejiang’s leases with the relevant authorities. Failure to complete these required registrations may expose Xiaotai Zhejiang’s landlords, lessors and Xiaotai Zhejiang to potential monetary fines or may require Xiaotai Zhejiang to relocate our offices and incur the associated losses. If there is a third-party claim with respect to ownership of the premises, our business may be affected.

The approval of the CSRC may be required in connection with the proposed acquisition under PRC law.

The M&A Rules, which were adopted in 2006 by six PRC regulatory agencies, including the CSRC, purport to require offshore special purpose vehicles that are controlled by PRC domestic companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and the CSRC has not issued any definitive rule of interpretation concerning whether transactions like the proposed acquisition are subject to CSRC approval procedures under the M&A Rules. This transaction may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain how long it will take us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for this transaction would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, results of operations and financial condition.

We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from investments by future public investors into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this transaction, we may be unable to obtain a waiver of such approval requirements. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on our results of operations.

The future development of money laundering and anti-terrorism regulations in the PRC may increase our obligations to supervise and report transactions between borrowers and investors on our platform, thereby increasing our costs and exposure to the risk of criminal or administrative sanctions.

PRC laws and regulations relating to money laundering and anti-terrorism have undergone considerable development over recent years. The Guidelines and the Interim Measures require it to take effective measures to verify customer identities, monitor and report suspicious transactions and keep client information and transaction records safe. We are also required to assist in investigations by judicial authorities and the public security bureau. We currently rely primarily on the depository bank to carry out anti-money laundering due diligence of our customers. Current PRC laws stipulate specific obligations and steps that the banks and third-party payment companies should follow for anti-money laundering due diligence. While the Guidelines and the Interim Measures do not stipulate explicit standards for our anti-money laundering obligations, any new requirement under money laundering laws to supervise and report transactions with our customers could have the effect of increasing our costs and may expose it to potential criminal or administrative sanctions if we fail to comply.

In January 2016, the Standing Committee of the National People’s Congress announced the Anti-Terrorism Law of the People’s Republic of China, or the Anti-Terrorism Law. According to this law, telecommunications operators and Internet service providers shall implement supervision systems for network security and information content as well as technical safety precautions in accordance with the relevant laws and administrative regulations to prevent the dissemination of information involving terrorism and extremism. If such information is found, the corresponding data transmission will be immediately stopped, relevant records will be saved, relevant information will be deleted and a report shall be made to the public security organizations or related departments. Furthermore, telecommunications, Internet, finance, accommodations, long-distance passenger transportation and motor vehicle leasing business operators and service providers shall check the identities of their customers. No services are permitted to be provided to unidentified customers or those who refuse to comply with identification checks. While we believe that we are in compliance with the Anti-Terrorism Law, to the extent that our operations are not in compliance, we may be exposed to potential criminal or administrative sanctions.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to it and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and our implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on our global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign enterprises like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having our “de facto management body” in China and will be subject to PRC enterprise income tax on our global income only if all of the following conditions are met: (i) the primary location of the operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China (if any) is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our shareholders’ ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non- PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of we would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may adversely affect our financial status.

We may be subject to penalties under relevant PRC laws and regulations due to failure to make full social security and housing fund contributions for some of our employees.

In the past, contributions by some of our PRC subsidiary for some of their employees to the social security and housing funds may not have been in compliance with relevant PRC regulations. Pursuant to the Regulation on the Administration of Housing Accumulation Funds, as amended in 2002, the relevant housing fund authority may order an enterprise to pay outstanding contributions within a prescribed time limit. Pursuant to the PRC Social Insurance Law promulgated in 2010, the social security authority may order an enterprise to pay the outstanding contributions within a prescribed time limit and may impose penalties if there is a failure to do so. If Xiaotai Zhejiang fails to make or supplement contributions of social security premiums within the stipulated period, the social security premiums collection agency may enquire into the deposit accounts of the employer with banks and other financial institutions. In an extreme situation, where Xiaotai Zhejiang e or its subsidiaries (if any) failed to contribute social security premiums in full amount and do not provide guarantee, the social security premiums collection agency may apply to a Chinese court for seizure, foreclosure or auction of Xiaotai Zhejiang’s properties of value equivalent to the amount of social security premiums payable, and the proceeds from auction shall be used for contribution of social security premiums. If Xiaotai Zhejiang is subject to deposit, seizure, foreclosure or auction in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

After an acquisition, we may receive requests from certain U.S. agencies to investigate or inspect our operations, or to otherwise provide information. While we will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to it or with whom it associates, especially as those entities located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by us and our affiliates, are subject to the unpredictability of the Chinese enforcers, and may therefore be impossible to facilitate.

Adverse changes in the political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations there. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth in the past 30 years, the growth has been uneven across different periods, regions and among various economic sectors of China and the rate of growth has been slowing. We cannot assure you that the Chinese economy will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on our business.

The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policies and providing preferential treatment to particular industries or companies. From late 2003 to mid-2008, the PRC government implemented a number of measures, such as increasing the People’s Bank of China’s statutory deposit reserve ratio and imposing commercial bank lending guidelines that had the effect of slowing the growth of credit, which in turn may have slowed the growth of the Chinese economy. In response to the recent global and Chinese economic downturn, the PRC government has promulgated several measures aimed at expanding credit and stimulating economic growth. Since August 2008, the People’s Bank of China has decreased the statutory deposit reserve ratio and lowered benchmark interest rates several times. Beginning in January 2010, however, the People’s Bank of China started to take measures including increasing the statutory deposit reserve ratio and raised the benchmark interest rates several times in response to rapid growth of credit in 2009 and 2010. Since January 2011, the People’s Bank of China has continually increased the statutory deposit reserve ratio and raising the benchmark interest rates. The increasing trend eased in December 2011 and the statutory deposit reserve ratio was reduced twice in February and May 2012. In addition, in July 2013, the People’s Bank of China revoked the restriction on loan interest rate of financial institutions. It is unclear whether PRC economic policies will be effective in stimulating growth, and the PRC government may not be effective in achieving stable economic growth in the future. Any slowdown in the economic growth of China could lead to reduced demand for the products we distribute or manage, which could materially and adversely affect our business, as well as our financial condition and results of operations.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is based on written statutes and court decisions have limited precedential value. The PRC legal system is evolving rapidly, and the interpretation of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC judicial and administrative authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to predict the outcome of a judicial or administrative proceeding than in more developed legal systems. Furthermore, the PRC legal system is based, in part, on government policies and internal rules, some of which are not published in a timely manner, or at all, but which may have retroactive effect. As a result, we may not always be aware of any potential violation of these policies and rules. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. In July 2005, the PRC government changed its decades-old policy of pegging the value of Renminbi to the U.S. dollar, and Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policies may impact the exchange rate between Renminbi and the U.S. dollar in the future.

To the extent that we need to convert U.S. dollars into Renminbi for capital expenditures and working capital and other business purposes, appreciation of Renminbi against the U.S. dollar would have an adverse effect on Renminbi amount we would receive from the conversion. Conversely, if we decide to convert Renminbi into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against Renminbi would have a negative effect on the U.S. dollar amount available to us.

The reporting currency of our company is the U.S. dollar. However, the functional currency of our consolidated operating subsidiaries and variable interest entity is the Renminbi and substantially all of their revenues and expenses are denominated in Renminbi. Fluctuations in exchange rates, primarily those involving the U.S. dollar, may affect the relative purchasing power of these proceeds. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of earnings from, and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of conversion of Renminbi into foreign currencies may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our company may rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. But approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies, and we cannot assure you that the required governmental approval or registration can be obtained or completed in time when such capital needs arise, or at all. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of our initial public offering to make loans to our PRC subsidiary and consolidated entities or to make additional capital contributions to our PRC subsidiary, which may materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary and consolidated entities. In utilizing the proceeds that we will receive from our initial public offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our PRC subsidiary only through loans or capital contributions and to our consolidated entities only through loans.

Any loans by us to our PRC subsidiary, which is treated as foreign-invested enterprises under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our wholly owned PRC subsidiary to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. If we decide to finance our wholly owned PRC subsidiary by means of capital contributions, these capital contributions must be filed with or approved by the MOFCOM or its local counterpart. We may also extend loans to our consolidated entities, which are treated as PRC domestic companies under PRC law, and loans with a term more than one year must be approved by the National Development and Reform Commission, or the NDRC, and must also be registered with the SAFE or its local branches, loans with term less than one year must be approved by the SAFE or its local branches.

On March 30, 2015, the SAFE issued the Circular on Reform of the Administrative Rules of the Payment and Settlement of Foreign Exchange Capital of Foreign-Invested Enterprises, or SAFE Circular 19, which became effective on June 1, 2015. Pursuant to SAFE Circular 19, foreign-invested enterprises may either continue to follow the current payment-based foreign currency settlement system or elect to follow the “conversion-at-will” regime of foreign currency settlement. Where a foreign-invested enterprise follows the conversion-at-will regime of foreign currency settlement, it may convert part or all of the amount of the foreign currency in its capital account into Renminbi at any time. The converted Renminbi will be kept in a designated account labeled as settled but pending payment, and if the foreign-invested enterprise needs to make payment from such designated account, it still needs to go through the review process with its bank and provide necessary supporting documents. SAFE Circular 19, therefore, has substantially lifted the restrictions on the usage by a foreign-invested enterprise of its RMB registered capital converted from foreign currencies. According to SAFE Circular 19, such Renminbi capital may be used at the discretion of the foreign-invested enterprise and the SAFE will eliminate the prior approval requirement and only examine the authenticity of the declared usage afterwards. Nevertheless, foreign-invested enterprises like our PRC subsidiary are still not allowed to extend intercompany loans to our PRC consolidated entities. In addition, as Circular 19 was promulgated recently, there remain substantial uncertainties with respect to the interpretation and implementation of this circular by relevant authorities.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, including SAFE Circular 19, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or consolidated entities or with respect to future capital contributions by us to our PRC subsidiary. Our failure to complete such registrations or obtain such approvals may negatively affect our ability to use the proceeds we receive from our initial public offering and to capitalize or otherwise fund operations of our PRC operating entity, Xiaotai Zhejiang, and any other new subsidiaries we may establish in the future for business purposes, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Our PRC subsidiary and consolidated entities are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

We are a holding company incorporated in the Cayman Islands. We rely on dividends from our PRC subsidiary as well as consulting and other fees paid to us by our consolidated entities for our cash and financing requirements, such as the funds necessary to pay dividends and other cash distributions to our shareholders, and service any debt we may incur. Current PRC regulations permit our PRC subsidiary to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits after making up previous years’ accumulated losses each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiary and consolidated entities incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us, which may restrict our ability to satisfy our liquidity requirements.

In addition, the EIT Law and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

China’s M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions in China established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress on August 30, 2007 and effective as of August 1, 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10.0 billion (US$1.4 billion) and at least two of these operators each had a turnover of more than RMB400.0 million (US$57.6 million) within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB2.0 billion (US$0.3 billion), and at least two of these operators each had a turnover of more than RMB400.0 million (US$57.6 million) within China) must be cleared by the MOFCOM before they can be completed. In addition, on February 3, 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, on August 25, 2011, the MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Regulations, which became effective on September 1, 2011, to implement the Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the MOFCOM Security Review Regulations, the MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If the MOFCOM decides that a specific merger or acquisition is subject to security review, it will submit it to the Inter-Ministerial Panel, an authority established under the Circular 6 led by the NDRC and the MOFCOM under the leadership of the State Council, to carry out security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merging or acquisition of a company engaged in the wealth management or internet funds lending business requires security review.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. The M&A Rules require a foreign investor to obtain the approval from the MOFCOM or its local counterpart only upon (i) its acquisition of a domestic enterprise’s equity interest; (ii) its subscription of the increased capital of a domestic enterprise; or (iii) establishes and operates a foreign-invested enterprise with assets acquired from a domestic enterprise. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in China, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

The SAFE has promulgated several regulations that require PRC residents and PRC corporate entities to register with and obtain approval from local branches of the SAFE in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

Under these foreign exchange regulations, PRC residents who make, or have previously made, prior to the implementation of these foreign exchange regulations, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update the previously filed registration with the local branch of the SAFE, with respect to that offshore company, to reflect any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger or division. If any PRC shareholder fails to make the required registration or update the previously filed registration, the PRC subsidiary of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into its PRC subsidiary. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We have requested PRC residents holding direct or indirect interest in our company to our knowledge to make the necessary applications, filings and amendments as required by these foreign exchange regulations. Such PRC resident shareholders and beneficial owners have completed their initial registrations in relation to their ownership in our company required by foreign exchange regulations. However, we may not be informed of the identities of all the PRC residents holding direct or indirect interests in our company, and we cannot provide any assurances that all of our shareholders and beneficial owners who are PRC residents will make, obtain or update any applicable registrations or approvals required by these foreign exchange regulations. The failure or inability of our PRC resident shareholders to make such registration or truthfully disclose actual controllers of the round-trip enterprises may subject PRC residents to fines up to RMB300,000 in case of domestic institutions or RMB50,000 in case of domestic individuals. If the PRC resident shareholders do not complete their registration with the local SAFE branches, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to the offshore company, and the offshore company may be restricted in its ability to contribute additional capital to its PRC subsidiaries. Moreover, failure to comply with SAFE registration and amendment requirements described above could result in liability under PRC law for violating applicable foreign exchange restrictions.

However, as there is uncertainty concerning the reconciliation of these foreign exchange regulations with other approval requirements, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operations and financial condition. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

If our PRC subsidiary and consolidated entities plan to engage in promoting or distributing wealth management plans through the Internet, or allow our clients to purchase funds lending products on any of our websites, such business is likely to be deemed as a value-added telecommunications service and call for approvals from relevant authorities. The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our internet-based business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

The dividends we receive from our PRC subsidiary may be subject to PRC tax under the PRC Enterprise Income Tax Law, which would have a material adverse effect on our financial condition and results of operations. In addition, if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Pursuant to the PRC Enterprise Income Tax Law and its amendment, or the EIT Law, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. We are a Cayman Islands holding company and substantially all of our income may come from dividends we receive, directly or indirectly, from our wholly foreign-owned PRC subsidiary. Since there is currently no such tax treaty between China and the Cayman Islands, dividends we directly receive from our wholly foreign-owned PRC subsidiary will generally be subject to a 10% withholding tax.

In addition, under the Arrangement between China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect to the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Accordingly, Xiaotai HK may be able to enjoy the 5% withholding tax rate for the dividends it receives from Xiaotai Zhejiang, if Xiaotai Zhejiang satisfies the conditions prescribed in relevant tax rules and regulations, and obtain the approvals as required. However, if the Hong Kong resident enterprise is not considered to be the beneficial owner of such dividends under applicable PRC tax regulations, such dividends may remain subject to withholding tax at a rate of 10%. If Xiaotai HK is considered to be a non-beneficial owner for purposes of the tax arrangement, any dividends paid to them by our wholly foreign-owned PRC subsidiary directly would not qualify for the preferential dividend withholding tax rate of 5%, but rather would be subject to a rate of 10%.

Furthermore, under the EIT Law and its implementation rules, an enterprise established outside of China with “de facto management body” within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. We do not believe that we or any of our respective subsidiaries outside of China would be a PRC resident enterprise as of January22, 2018. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”. If the PRC tax authorities determine that we were a PRC resident enterprise for tax purposes, we would be subject to a 25% enterprise income tax on their global income. In addition, if we were considered a PRC resident enterprise for tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-PRC resident enterprises. Furthermore, non-PRC resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that we are considered as a PRC resident enterprise.

If we were required under the EIT Law to withhold such PRC income tax, your investment in our Ordinary Shares may be materially and adversely affected.

If the custodians or authorized users of controlling non-tangible assets of our company, including our corporate chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including contracts such as consulting service agreements we enter into with funds lending product providers, which are important to our business, are executed using the chops (a Chinese stamp or seal) or seals of the signing entity, or with the signature of a legal representative whose designation is registered and filed with the relevant branch of the SAIC.

Although we usually utilize chops to enter into contracts, the designated legal representatives of each of our PRC subsidiary and consolidated entities have the power to enter into contracts on behalf of such entities without chops and bind such entities. All designated legal representatives of our PRC subsidiary and consolidated entities have signed employment undertaking letters with us or our PRC subsidiary and consolidated entities under which they agree to abide by various duties they owe to us. In order to maintain the physical security of our chops and the chops of our PRC entities, we generally store these items in secured locations accessible only by the authorized personnel of each of our PRC subsidiary and consolidated entities. Although we monitor such authorized personnel, there is no assurance such procedures will prevent all instances of abuse or negligence. Accordingly, if any of our authorized personnel misuse or misappropriate our corporate chops or seals, we could encounter difficulties in maintaining control over the relevant entities and experience significant disruption to our operations. If a designated legal representative obtains control of the chops in an effort to obtain control over any of our PRC subsidiary or consolidated entities, we, our PRC subsidiary or consolidated entities would need to pass a new shareholder or board resolution to designate a new legal representative and we would need to take legal action to seek the return of the chops, apply for new chops with the relevant authorities, or otherwise seek legal redress for the violation of the representative’s fiduciary duties to us, which could involve significant time and resources and divert management attention away from our regular business. In addition, the affected entity may not be able to recover corporate assets that are sold or transferred out of our control in the event of such a misappropriation if a transferee relies on the apparent authority of the representative and acts in good faith.

Increases in labor costs and enforcement of stricter labor laws and regulations in China may adversely affect our business and our profitability.

China’s overall economy and the average wage in China have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to the product providers or corporate borrowers who pay for our services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract law, that became effective in January 2008, as amended on December 28, 2012 and effective as of July 1, 2013, and its implementation rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. On October 28, 2010, the Standing Committee of the National People’s Congress promulgated the PRC Social Insurance Law, or the Social Insurance Law, which became effective on July 1, 2011. According to the Social Insurance Law, employees must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance and maternity insurance and the employers must, together with their employees or separately, pay the social insurance premiums for such employees.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practices do not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Risks Related to Our Ordinary Shares and This Offering

We will be a “controlled company” within the meaning of the NYSE rules and the rules of the SEC. As a result, we will qualify for, and intend to rely on, exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We have applied to list our common shares on the NYSE. Upon the closing of this offering, affiliates of Xiaotai will continue to control a majority of our voting common shares. As a result, we will as a “controlled company” within the meaning of the NYSE corporate governance standards. Under the NYSE rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board of directors consists of independent directors, as defined under the rules of the NYSE;

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	that we have a nominating and corporate governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees.

Following this offering, we intend to utilize these exemptions. As a result, we will not have a majority of independent directors, our nominating/corporate governance committee and compensation committee will not consist entirely of independent directors and such committees will not be subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

In addition, on June 20, 2012, the SEC adopted Rule 10C-1, or Rule 10C-1, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to implement provisions of the Dodd-Frank Act pertaining to compensation committee independence and the role and disclosure of compensation consultants and other advisers to the compensation committee. The NYSE has since adopted amendments to its existing listing standards to comply with provisions of Rule 10C-1, and on January 11, 2013, the SEC approved such amendments. The amended listing standards require, among others, that:

●	compensation committees be composed of fully independent directors, as determined pursuant to new and existing independence requirements;

●	compensation committees be explicitly charged with hiring and overseeing compensation consultants, legal counsel and other committee advisers; and

●	compensation committees be required to consider, when engaging compensation consultants, legal counsel or other advisers, certain independence factors, including factors that examine the relationship between the consultant or adviser’s employer and us.

As a “controlled company,” we will not be subject to these compensation committee independence requirements.

There has been no public market for our Ordinary Shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this public offering, there has been no public market for our Ordinary Shares. We have applied to have our Ordinary Shares listed on NYSE American under the symbol “TAI”. Such approval on the listing is conditioned upon certain conditions, including the closing of this offering, our satisfying all applicable initial listing standards and the receipt by NYSE American of certain information about our shareholders, including investors that purchase shares in this offering. There is no guarantee or assurance that our Ordinary Shares will be approved for listing on NYSE American. If an active trading market for our Ordinary Shares does not develop after this offering, the market price and liquidity of our Ordinary Shares have been materially adversely affected. The public offering price for our Ordinary Shares has been determined by negotiations between us and the Underwriter and may bear little or no relationship to the market price for our Ordinary Shares after the public offering. You may not be able to sell any Ordinary Shares that you purchase in the offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Ordinary Shares begin trading on NYSE American, our Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our Ordinary Shares may not develop or be sustained.

The market price for our Ordinary Shares may be volatile.

The market price for our Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in the Chinese wealth management industry;

●	changes in the economic performance or market valuations of other wealth management companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar; and

●	general economic or political conditions in China.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Ordinary Shares.

There is no firm commitment for this offering.

This offering is being made on a “best efforts” rather than a firm commitment basis. No commitment exists by the Underwriter or anyone else to purchase all or any part of the Ordinary Shares being offered pursuant to this prospectus. There can be no assurances that any Ordinary Shares offered hereby will be sold. In addition, there is an increased risk to investors who participate in the offering if less than the maximum offering is raised, since the remainder of the funds may not be forthcoming and our inability to raise the maximum offering may jeopardize our ability to execute our business plan.

Volatility in our Ordinary Shares price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of Ordinary Shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our Ordinary Shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from WFOE. WFOE may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder to effect service of process or to enforce judgments obtained in the United States courts.

Our corporate affairs are governed by our Memorandum and Articles of Association and by the Companies Law (2018 Revision) of the Cayman Islands (the “Companies Law”) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	Subject to NYSE Regulations, for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material non-public information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	our insiders are not required to comply with Section 16 of the Exchange Act requiring such insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We currently intend to file annual reports on Form 10-K and reports on Form 6-K as a foreign private issuer. Accordingly, our shareholders may not have access to certain information they may deem important.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

For as long as we remain an “emerging growth company” we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	at least 75% of our gross income for the year is passive income; or

●	the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2017 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our WFOE as being wholly owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of the WFOE but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of a corporation in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and NYSE American, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial conditions and results of operations;

●	the expected growth of the wealth management market in China;

●	our expectations regarding demand for and market acceptance of our services;

●	competition in our industry; and

●	relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the online retail industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

After deducting the estimated Underwriter’s discount and offering expenses payable by us, we expect to receive net proceeds of approximately $[●] from this offering if the minimum offering is sold and approximately $[●] if the maximum offering is sold, and assuming the Underwriter’s over-subscription option, consisting of $[●] of Ordinary Shares as described in this prospectus (up to $[●] of net proceeds), is not exercised. The net proceeds from this offering must be remitted to China before we will be able to use the funds.

We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include establishing branches and hiring financial advisors in affluent cities in mainland China, acquiring other companies in our industry, working capital and other general and administrative matters.

In the event that the Underwriter’s over-subscription option is exercised, we intend to use such additional net proceeds up to $[●] for working capital purposes.

To the extent we raise an amount between the minimum and maximum offering, we expect that we would allocate amounts in approximately the same percentages. To the extent that a certain portion or all of the net proceeds we receive from this offering is not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors—Risks Related to Our Ordinary Shares and This Offering —We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.”

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to our consolidated variable interest entity only through loans, subject to the approval of government authorities and limit on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiary, we need to file at the MOFCOM or its local counterparts. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches, which usually takes up to 20 working days to complete. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all.

CAPITALIZATION

The following table sets forth our capitalization as of [●]:

●	on an actual basis;

●	on an as adjusted basis to reflect the sale of Ordinary Shares by us in this offering at an initial public offering price of US$[●].00 per Ordinary Share, after deducting the Underwriter’s discounts and commissions and estimated offering expenses payable by us, assuming the Underwriter does not exercise the over-subscription option.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

MAXIMUM OFFERING ([●] ORDINARY SHARES)

As of [●]
	Actual		As Adjusted (1)
(in US$)
Equity:	$		$
Ordinary Shares, US$.0001 par value, 500,000,000 shares authorized, [●] Ordinary Shares outstanding on an actual basis and [●] Ordinary Shares outstanding on an as adjusted basis		[●]		[●]
Additional paid-in capital (2)		[●]		[●]
Accumulated deficit		[●]		[●]
Accumulated other comprehensive income		[●]		[●]
Total shareholders’ equity		[●]		[●]
Total capitalization	$	[●]	$	[●]

MINIMUM OFFERING ([●] ORDINARY SHARES)

As of [●]
	Actual		As Adjusted (1)
(in US$)
Equity:	$		$
Ordinary Shares, US$.0001 par value, 500,000,000 shares authorized, [●] Ordinary Shares outstanding on an actual basis and [●] Ordinary Shares outstanding on an as adjusted basis		[●]		[●]
Additional paid-in capital (2)		[●]		[●]
Accumulated deficit		[●]		[●]
Accumulated other comprehensive income		[●]		[●]
Total shareholders’ equity		[●]		[●]
Total capitalization	$	[●]	$	[●]

(1)	Gives effect to the sale of the minimum offering and the maximum offering, as applicable, at a public offering price of $[●].00 per share and to reflect the application of the proceeds after deducting our estimated offering expenses.

(2)	Pro forma as adjusted for additional paid-in capital reflects the net proceeds we expect to receive, after deducting the Underwriter’s discounts and commissions, Underwriter non-accountable expense allowance and other expenses. In a maximum offering, we expect to receive net proceeds of approximately $[●] ($[●] offering, less underwriting fee of $[●], non-accountable expenses of $[●] and other offering expenses of approximately $[●]). In a minimum offering, we expect to receive net proceeds of approximately $[●] ($[●] offering, less underwriting fee of $[●] and non-accountable expenses of $[●] and other offering expenses of approximately $[●]). For an itemization of an estimation of the total offering expenses, see “Expenses Relating to this Offering” beginning on page 132 of this prospectus.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the per Ordinary Share offering price is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

The net tangible book value of our Ordinary Shares at [●] was $ [●], or approximately $ [●] per Ordinary Share based upon [●] Ordinary Shares outstanding. Net tangible book value per Ordinary Share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of Ordinary Shares outstanding. Tangible assets equal our total assets less goodwill and intangible assets.

If the minimum offering is sold, we will have [●] Ordinary Shares outstanding, with [●] Ordinary Shares, or approximately [●]% upon completion of the offering, in the public float. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering at an offering price of $ [●].00 per share and after deducting Underwriter’s discount and commission payable by us in the amount of $ [●], non-accountable expenses of [●]% of the of the gross proceeds in this offering and estimated offering expenses in the amount of $ [●], and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after [●], will be approximately $[●] per Ordinary Share. This would result in dilution to investors in this offering of approximately $[●] per Ordinary Share or approximately [●]% from the offering price of $ [●].00 per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $[●] per share attributable to the purchase of the Ordinary Shares by investors in this offering.

If the maximum offering is sold, we will have [●] Ordinary Shares outstanding, with [●] Ordinary Shares, or approximately [●]% upon completion of the offering in the public float. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering at an offering price of $ [●].00 per share and after deducting Underwriter’s discount and commission payable by us in the amount of $ [●], non-accountable expenses of [●]% of the of the gross proceeds in this offering and estimated offering expenses in the amount of $[●], and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after [●], will be approximately $[●] per Ordinary Share. This would result in dilution to investors in this offering of approximately $[●] per Ordinary Share or approximately [●]% from the offering price of $[●].00 per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $[●] per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing offering assumptions.

	Minimum Offering (1)		Maximum Offering (2)		Maximum Offering with Over- Subscription Option Exercised (3)
Offering price per Ordinary Share	$	[●]	$	[●]	$	[●]
Net tangible book value per Ordinary Share as of December 31, 2017	$	[●]	$	[●]	$	[●]
Increase in net tangible book value per share after this offering	$	[●]	$	[●]	$	[●]
Net tangible book value per Ordinary Share after the offering	$	[●]	$	[●]	$	[●]
Dilution per Ordinary Share to new investors	$	[●]	$	[●]	$	[●]

(1)	Assumes gross proceeds from offering of [●] Ordinary Shares.
(2)	Assumes gross proceeds from offering of [●] Ordinary Shares.
(3)	Assumes gross proceeds from offering of [●] Ordinary Shares, if over-subscription option is exercised in full.

The following table summarizes, on a pro forma as adjusted basis as of [●], the differences among existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid, at an initial public offering price of $[●].00 per share, before deducting the underwriting discounts and commissions and estimated offering expenses. The total number of Ordinary Shares does not include Ordinary Shares issuable upon the exercise of the option to purchase additional Ordinary Shares granted to the Underwriter.

Minimum Offering

	Ordinary Shares								Average Price Per
	Purchased			Total Consideration					Ordinary
	Number	Percent		Amount			Percent		Share
Existing shareholders	[●]	[●]	%	$	[●]	*	[●]	%	$ [●]
New investors	[●]	[●]	%	$	[●]		[●]	%	$ [●]

Total	[●]	100.0%		$	[●]		100.0%

Maximum Offering

	Ordinary Shares								Average Price Per
	Purchased			Total Consideration					Ordinary
	Number	Percent		Amount			Percent		Share
Existing shareholders	[●]	[●]	%	$	[●]	*	[●]	%	$ [●]
New investors	[●]	[●]	%	$	[●]		[●]	%	$ [●]

Total	[●]	100.0%		$	[●]		100.0%

Maximum Offering with Over-Subscription Option Exercised

	Ordinary Shares								Average Price Per
	Purchased			Total Consideration					Ordinary
	Number	Percent		Amount			Percent		Share
Existing shareholders	[●]	[●]	%	$	[●]	*	[●]	%	$ [●]
New investors	[●]	[●]	%	$	[●]		[●]	%	$ [●]

Total	[●]	100.0%		$	[●]		100.0%

* Total consideration represent historical capital contribution attributable to Controlling Shareholder of the Company, our subsidiaries and VIEs.

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China and all of our revenues are received, and all of our expenses are paid, and denominated in RMB. Capital accounts of our condensed financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the period. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

The following table sets forth information concerning exchange rates between the RMB and the United States dollar for the periods indicated.

Period	Period-End (1)	Average (2)
2016	6.6459	6.4406
2017	6.7793	6.8116
January	6.2976	6.4283
February	6.3278	6.3207
March	6.2807	6.3219
April	6.3313	6.2988
May	6.4089	6.3710
June	6.6198	6.4642
2018	6.8776	6.6163

(1)	The exchange rates reflect the noon buying rate in effect in New York City for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York.

(2)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Law Debenture Corporate Services Inc., located at 801 2nd Avenue, Suite 403, New York, NY 10017, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples, our counsel as to Cayman Islands law, and Shanghai Rongbai Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Maples has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

We are a “peer-to-peer” lending company in China with a limited operating history as an internet lending information intermediary platform, or “peer-to-peer” lending company, in China that provides borrowers access to a wide variety of loan product related information. The loan products that we are arranging generally range from one month to twenty-four months and are either unsecured loans which are lent either based on a borrower’s creditworthiness and assessed repayment ability, or secured loans secured by automobiles. Through our internet lending information intermediary platform, we connect individual lenders with individual and small business borrowers. We currently conduct our business operations exclusively in China.

Supported by its proprietary finance technology, we have developed the Zhizi risk control system, which is a comprehensive risk control system and entitles the Company to receive a Level III Certificate for Protection of State Information Security awarded by the PRC Ministry of Public Security, the highest level of recognition granted to non-bank institutions in the finance industry for stringent information security management and risk controls. Leveraging its advanced finance technology and innovative, reliable risk control procedures in serving borrowers and investors through its website and mobile applications, we provide efficient and effective solutions to address largely underserved personal financing and investment demands of the rapidly-growing middle class population in China.

Through our own marketing efforts including website, mobile phone application and offline channels, we acquire investors who are mainly comprised of salary earners and middle-class income families seeking attractive returns at their desired risk levels. Our lending information intermediary platform offers investors equal access to a portfolio of diverse investment product related information, mainly consisting of information regarding individual loan investment products and platform designed portfolio investment products. The minimum capital commitment required for loan investment products is RMB100, and currently the annual rates of return to investors are generally between 6.6% and 11%.

We acquire borrowers primarily through our online and offline cooperation with several partners in the peer-to-peer lending industry. The cooperation partners acquire borrowers from their online and offline sources and refer to our platform following their initial review processes. Borrowers are attracted to the loan product related information offered on our platform for their affordability, varieties and transparencies.

Since the launch of the platform in September 2014 through December 31, 2018, we have facilitated loans in the aggregate principal of RMB 25.2 billion, or $3.9 billion for over 2.7 million registered users. We generate revenues primarily from loan facilitation fees and loan management fees, each of which is charged to the borrowers. For the years ended December 31, 2018 and 2017, we generated revenues of $43,426,099 and $32,791,525, respectively.

Prior to February 2017, we used third-party payment companies as agents to administer funding and repayment activities among borrowers, investors, the asset platform and the funding platform, and to perform fund settlement functions. In August 2016, the CBRC together with three other PRC regulatory agencies jointly issued “Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries” (“Interim Measures”) The Interim Measures require all peer-to-peer (“P2P”) lending facilitation intermediary companies to centralize their lending fund transfer and settlement functions to only one commercial bank in order to achieve the separation between fund management which is handled by a commercial bank and transaction management for which the lending information facilitation platform is responsible. Pursuant to the new regulations, we entered into a cooperation agreement in May 2017 with Beijing Bank for it to provide the platform with all services related to the lending fund transfer and repayment. In January 2019, we terminated our cooperation with Beijing Bank and entered into cooperation in with Xi’an Bank for all services related to the lending fund transfer and repayment.

To date, we have financed our operations primarily through cash flows from operations and proceeds from contribution from shareholders. As of December 31, 2018 and 2017, we had cash and cash equivalents of $1,099,729 and $33,001,007. We intend to grow our business primarily by:

●	Broaden borrower base and enhance market penetration through expanding cooperation relationships with industry partners;

●	Increase its platform transaction volume and user number through enhanced marketing efforts and product and service offerings;

●	Diversify platform investor base;

●	Enhance its risk management capabilities, and

●	Advance its cutting-edge finance technologies.

General Factors Affecting Our Results of Operations

We believe the key factors affecting our financial condition and results of operations include the following:

Supply and Demand for Consumer Credit in China

According to a Chinese news report, as of the end of 2015, P2P lending has reached RMB982.3 billion ($150 billion), which was four times the amount facilitated by P2P platforms in 2014 of RMB252.8 billion ($41 billion).

Despite the fast-evolving financial services industry landscape and rapid growth of online lending information intermediary platforms, individual and household consumptions in China are still underfinanced. Based on the data of Bank of International Settlement, the ratio of China’s total credit to households increased from 33.1% in 2013 to 48.4% in 2017, compared to 81.8% in 2013 and 77.8% in 2017 for the United States. (https://stats.bis.org/statx/srs/table/f3.1) In spite of the relatively low ratio, personal consumer loan balance had reached RMB15.4 trillion ($2.4 trillion) by the end of 2014 and is expected to further grow to RMB37.4 trillion ($5.6 trillion) by the end of 2019, at an average annual growth rate of 19.5%, according to the Statistics and Development of Chinese Internet Industry issued by Chinese Internet Network Information Center. The expected rate of growth in personal consumer loans presents an immense growth potential for online lending information services providers. Meanwhile, P2P lending market condition has noticeably improved because of the new industry policies, regulations and administrative measures the government rolled out in 2016 through early 2018 aimed at cracking down on fraudulent bad players that had rocked the P2P lending sector and caused a series of fraud scandals. The new measures have reduced the number of online lending intermediary companies by erasing those noncompliant platforms from market participation which, in turn, benefit compliant companies. Today’s online lending information intermediary platforms are experiencing less and healthier competition which we expect to gain a bigger sector market share and optimal business growth.

On the investment front, individual and household investors as well as SME owners have accumulated an increased amount of personal disposal income over the years and are seeking investments with more attractive returns because of the net negative returns on bank deposits after inflation and other adjustments and disappointing performance of equity markets. They have become increasingly more accustomed to and active in investing through online lending information intermediary platforms that directly connect them with borrowers whose loans can generate attractive returns.

Competition

The current internet finance market in China is intensely competitive and Xiaotai competes with other loan and investment product related information providers, including online lending information platform industry peers. According to information from WangDaiZhiJia (shuju.wdzj.com), currently there are approximately 1,800 online platform financial services companies actively competing in the online. Xiaotai’s key competitors include Lufax (陆金所) and Yirendai (宜人贷).

In light of future growth potential for personal consumption and demand for favorable investment products, more internet, technology and financial services companies may enter the market and increase the level of competition. As an established online lending facilitation services provider, we believe that it has competitive advantages with respect to products, finance technologies and performance as compared to existing and potential competitors.

PRC Regulatory Environment

Due to the relatively short history of the online lending information intermediary service industry in China, the PRC government has yet to establish a comprehensive regulatory framework governing the industry. Before any industry-specific regulations were introduced in mid-2015, the PRC government simply relied on general and basic laws and regulations in governing the online lending information intermediary service industry, including the PRC Contract Law, the General Principles of the Civil Law of the PRC, and related judicial interpretations promulgated by the Supreme People’s Court.

In July 2015, the China Banking Regulatory Commission, or the CBRC, together with nine other PRC regulatory agencies jointly issued a series of policy measures applicable to the online lending information intermediary service industry titled the Guidelines on Promoting the Healthy Development of Online Finance Industry, or the Guidelines. The Guidelines formally introduced for the first time the regulatory framework and basic principles for administering the online lending information intermediary service industry in China.

Based on the core principles of the Guidelines, in August 2016, the CBRC together with three other PRC regulatory agencies jointly issued Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries, or the Interim Measures. According to the Interim Measures, the maximum loan balance at any given time for an individual or business enterprise shall be not more than RMB 200,000 and RMB 1,000,000, respectively, borrowed from a single internet lending information intermediary platform and not more than RMB 1 million for an individual or RMB 5 million for business enterprise, respectively, in total from all platforms. Furthermore, the Interim Measures require online lending information intermediaries and their branches that propose to carry out the online lending information intermediary services to file a record with the local financial regulatory department at the place where it is registered within ten business days after obtaining the business license. Local financial regulatory departments have the power to assess and classify the online lending information intermediaries which have filed a record, and to publicize the record-filing information and the classification results on their official websites. An online lending information intermediary must apply for appropriate telecommunication business license in accordance with the relevant requirements of telecommunication authorities subsequent to completion of the filing and is required to explicitly identify itself as an online lending information intermediary in its business scope.

Pursuant to the Guideline of CBRC on Risk Prevention and Control in Banking Industry promulgated by CBRC on April 7, 2017, the promotion for the special risk rectification for internet lending platform (or the “P2P”) shall be continued. Internet lending intermediaries shall not market the borrowers who do not have the repayment ability and they are also prohibited to provide Internet loan services to university students who are under the age of 18.

Furthermore, a Notification for Further Strengthening on Administration for Campus Loans was issued by CBRC, Ministry of Education of the PRC and Ministry of Human Resources and Social Security of the PRC on May 27, 2017 stipulated that all Campus loans business conducted by internet lending platform shall be suspended.

To comply with existing laws, rules and regulations relating to the online lending information intermediary service industry, we have implemented various policies and procedures and has achieved considerable results. As of this date, we have not been subject to any material fines or penalties under any PRC laws, rules or regulations including those governing the online lending information intermediary service industry in China.

Key Operating Metrics

Our management regularly reviews a number of metrics to evaluate our business, measure our performance, identify trends, formulate financial projections and make strategic decisions. The main metrics we consider, and are results for each half year during the period from January 1, 2016 through December 31, 2018, are set forth in the table below.

	For the six months ended
	December 31, 2018	June 30, 2018	December 31, 2017	June 30, 2017	December 31, 2016	June 30, 2016
Loan Volume (1)	$795,598,596	$1,213,985,867	$770,200,363	$453,379,581	$233,474,100	$164,139,970
Number of facilitated loans (2)	196,433	335,715	158,274	86,505	13,447	11,213
Average loan volume (3)	$4,050	$3,617	$4,866	$5,241	$17,363	$14,638
Number of borrowers (4)	90,778	163,672	80,590	61,788	4,423	4,763
Number of new borrowers (5)	2,738	151,385	80,447	59,935	4,418	4,188
Re-borrowing rate of existing borrowers (6)	96.98%	7.51%	0.18%	3.00%	0.11%	12.07%
Number of investors (4)	27,309	54,451	32,408	80,511	51,860	83,302
Number of new investors (5)	9,854	39,793	29,677	59,286	51,828	80,504
Reinvestment rate of existing investors (6)	63.92%	26.92%	8.43%	26.36%	0.06%	3.36%

(1)	Loan volume is defined as the total principal amount of loans facilitated through our platform during the relevant period.

(2)	Number of facilitated loans is defined as the total number of loans initially facilitated on our platform during the relevant period.

(3)	Average loan volume is equal to the loan volume divided by the number of facilitated loans.

(4)	Number of borrowers is defined as the total number of individual or small company borrowers that borrowed at least one loan through our platform during the relevant period. Number of investors is defined as the total number of individuals that invested at least one loan through our platform during the relevant period.

(5)	Number of new borrowers is defined as the total number of individual or small company borrowers that initially borrowed at least one loan through our platform during the relevant period. Number of new investors is defined as the total number of individuals that initially invested at least one loan through our platform during the relevant period.

(6)	Reborrowing rate of existing borrowers is equal to the number of existing borrowers divided by the sum of the number of existing borrowers and new borrowers during the relevant period. Reinvestment rate of existing investors is equal to the number of existing investors divided by the sum of the number of existing investors and new investors during the relevant period.

We witnessed a year-over-year loan volume growth rate of 157% since the inception of our business through December 31, 2018. The fast growing peer-to-peer business is attributable to our effective customer acquisition through our cooperation with industry partners and our offering of a wide variety of loan product related information on our platform. We believe that loan volume will continue to increase as our business grows. On the other hand, the average loan volume decreased year by year, as a result of our optimization of loan portfolio from automobile secured loans before December 31, 2016 to unsecured credit loans thereafter. The principal of automobile secured loans is generally higher than unsecured credit loans. In addition, given the restrictions by the Interim Measure on the loan balance given to individuals and business enterprises and changes of business model from credit partners to direct loans to individuals and small company borrowers since September 2017, the average loan volume continued to decrease over the years.

We invest in expansion of borrowers by marketing and promotion activities since 2017. As a result, the number of borrowers increased by 57,365, or 1297% for the six months ended June 30, 2017 as compared with the six months ended December 31, 2016, and by 83,082, or 103% for the six months ended June 30, 2018 as compared with the six months ended December 31, 2017. Since September 2017, we started to change our business model from loan through credit partners to direct loans to individual and small company borrowers, which contributes to the increase of borrowers by 18,802, or 30% for the six months ended December 31, 2017 as compared with the six months ended June 30, 2017. With our continuous investments in expansion of borrowers and more careful assessment on credit quality of borrowers so as to survive under the tough industry environment since February 2018, we witnessed a sharp decrease in the number of borrowers by 72,894, or 45% but an increase in re-borrowing rate by 8,948 basic points for the six months ended December 31, 2018 as compared with six months ended June 30, 2018. However we expect the number of borrowers will continue to increase as our business grows.

Our re-borrowing rate decreased to bottom for the six months ended December 31, 2017 as we changed our business model from loan through credit partners to direct loans to individual and small company borrowers due to the P2P Measures. As the loan term of automobile secured loans was generally reduced and the Company switched to the credit loans, the Company attracts new customers. As a result, our re-borrowing rate for the six months ended December 31, 2016 was rather low at 0.11%. With the increasing promotion activities and increasing company credibility among borrowers, our re-borrowing rate increased from 3% for the six months ended June 30, 2017 to 7.51% for the six months ended June 30, 2018. Further with the increasing promotion activities among the borrowers and the Company’s more careful assessment of credit quality of borrowers, our re-borrowing rate significantly increased to 96.98% for the six months ended December 31, 2018. We believe that the loans we facilitate are simple and quality credit products that make it easy for borrowers to budget their repayment obligations and meet their financial needs.

With the intention to reduce the automobile secured loan services, the Company witnessed a decrease of new investors during the six months ended December 31, 2016 as compared with the six months ended June 30, 2016. The number of new investors decreased since January 1, 2017 through December 31, 2018. This is mainly affected by both the Company’s strategy to attract and retain investors who have a higher loyalty and the downward macroeconomic environment which drive the investors to a more cautious investment portfolio.

We expect reinvestment rates to fluctuate, as they have to date, because lenders often seek different opportunities in the market in ways that are difficult to predict. Our reinvestment rate of existing lenders increased during the six months ended December 31, 2018 as we expanded our investments in promotion activities to retain the existing investors.

The above data and narrative disclosure may not accurately predict our future results, especially since we have a limited operating history. Our historical performance is based on a very limited amount of time. Furthermore, during such time, we adjusted our business model in order to comply with new regulations. In addition, as our business grows in the future, we cannot be certain as to whether or not historical trends will continue.

We have adopted a sales and marketing strategy aimed at enhancing our profile in the marketplace lending industry and the credit industry as a whole. We acquire borrowers principally through referrals from its cooperation partners in the industry. We acquire investors through both online and offline channels. We market the loan investment opportunities through its website and mobile applications. We also advertise the platform services through offline channels and cooperation with industry peers. Among others, we use special promotion plans to attract new investors and new investment funds of the existing investors to its platform. Such special promotions may include gift certificates, seniority-based membership services, or special investment opportunities tailored to certain members. These promotions have been very popular among investors.

The table below summarized secured and unsecured loans facilitated through our platform for the relevant periods.

	For the years ended December 31,
	2018	2017	2016
Secured Loan Volume	$159,229,821	$385,820,699	$239,265,710
Unsecured Loan Volume	$1,850,354,643	$843,397,400	$159,433,603
Number of facilitated secured loans	14,407	28,768	16,712
Number of facilitated unsecured loans	517,741	216,011	7,948
Average secured loan volume	$11,052	$13,411	$14,317
Average unsecured loan volume	$3,574	$3,904	$20,060

Our management reviews key metrics relating to acquisitions of investors and borrowers and adjust our investor and borrower acquisition strategies accordingly. The average acquisition costs for each half year since January 1, 2016 are set forth in the table below.

	For the Six Months Ended
	December 31, 2018	June 30, 2018	December 31, 2017	June 30, 2017	December 31, 2016	June 30, 2016
Average acquisition cost	$8.02	$12.72	$6.11	$3.61	$3.78	$0.52

The marketplace lending industry in China is intensely competitive and evolving. We compete with a large number of online finance marketplaces. We also compete with financial companies that attract borrowers, investors or both. This resulted in the average acquisition cost increasing from $3.78 per person for the six months ended December 31, 2016 to $12.72 per person for the six months ended June 30, 2018. However with the release of on August 13, 2018 of Compliance Inspection Notice by the P2P Remediation Office, a number of competitors retreated from the marketplace lending industry. Under a more compliant industry environment and less competitors, we witnessed a decrease in average acquisition cost from $12.72 for the six months ended June 30, 2018 to $8.02 for the six months ended December 31, 2018. In addition we expected a further decrease in the average acquisition costs in the future periods.

Since January 2017, we invest efforts in marketing and promotion activities in expansion our borrower and investor bases. As a result, the average acquisition cost since then has been substantially higher as compared to prior half years.

Discussion of Certain Balance Sheet Items

The following table sets forth selected information from our consolidated balance sheet as of December 31, 2018 and 2017. This information should be read together with our consolidated financial statements and related footnotes included elsewhere in this Form F-1.

	December 31, 2018	December 31, 2017

ASSETS
Current Assets
Cash and cash equivalents	$1,099,729	$33,001,007
Restricted cash	1,166,470	769,471
Accounts receivable, net	6,954,131	1,950,793
Accounts receivable – related parties	—	1,069,352
Loan receivable	—	4,456,465
Loan receivable – a related party	21,895,259	—
Total Assets	$32,555,789	$45,639,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accrued expenses and other liabilities	$2,376,836	$3,648,440
Other payable	—	14,286,456
Income tax payable	2,303,183	2,478,750
Total Liabilities	5,238,303	24,212,316
Total Shareholders’ Equity	27,317,486	21,427,395
Total Liabilities and Shareholders’ Equity	$32,555,789	$45,639,711

Cash and cash equivalents

Cash and cash equivalents decreased by $31.9 million, or 97% from $33.0 million as of December 31, 2017 to $1.1 million as of December 31, 2018, primarily due to net cash of $11.9 million used in operating activities as a result of repayment of $14.5 million to investors, and net cash of $19.0 million used in investing activities resulting from a loan disbursement of $22.7 million to a related party and net cash payment of $0.7 million for transfer of assets and liabilities relating to discontinued operations, netting off against loan repayment of $4.4 million from a third party.

Accounts receivable, net

The balance of accounts receivable, net represented the transaction fee and spread interest due from some cooperation partners, through whom the Company facilitated loans.cooperation partners

The accounts receivable, net increased by $5.0 million, or 256% from $2.0 million as of December 31, 2017 to $7.0 million as of December 31, 2018. The increase was in line with the increase of the loan volume as of each period presented.

Accounts receivable – related parties

The balance of accounts receivable, net represented the transaction fee and spread interest from one related party. As change of the management in the related party in July 2018, the Company was not an affiliate of the related party as of December 31, 2018.

The accounts receivable due from the related party decreased by $1.0 million, or 100% from $1.0 million as of December 31, 2017 to $nil as of December 31, 2018. The decrease was a result of change of management in the related party in July 2018, since when it was not an affiliate of the Company.

Loan receivable

On December 1, 2017, the Company entered into a loan agreement with a third party vendor to provide a line of credit of $15,213,449 (RMB 99,000,000) to the vendor in two years, with neither collateral attached to the lien of credit nor any covenants that would change the payment terms.

The loan was interest-free. In return, the third party vendor introduces new borrowers to the Company for free commission. As of December 31, 2018 and 2017, the loan balance due from the vendor amounted $nil and $4,456,465, respectively.

Loan receivable – related parties

As of December 31, 2018, the loan receivable due from a related party represented the loan disbursement to Xiaotai E-Commerce, a related party of the Company. The loan is repayable in four installments on each 20th day from March to June 2019. A per annum interest rate of 7% is charged on the loan receivable since January 1, 2019. As of December 31, 2018 and 2017, the loan balance due from the related party amounted $21,895,259 and $nil, respectively. The loan was fully repaid during March 20, 2019 through April 10, 2019 and was not charged of interest expenses.

Accrued expenses and other liabilities

The accrued expenses and other liabilities were mainly comprised of the following:

	December 31, 2018	December 31, 2017

Due to vendors	$556	$1,916,398
Accrued payroll	1,019,090	711,407
Advanced from employees	—	673,846
Other tax payable	774,577	267,782
Accrued incentive expenses	324,042	—
Other current liabilities	258,571	79,007
Accrued expenses and other liabilities	$2,376,836	$3,648,440

The balance of accrued expenses and other liabilities decreased by $1.3 million, or 35% from $3.6 million as of December 31, 2017 to $2.3 million as of December 31, 2018. The decrease was primarily due to a decrease of $1.9 million of due to vendors as a result of accelerated settlement with vendors during the year ended December 31, 2018 netting off against an increase of $0.5 million of other tax payable as a result of increased transaction volume.

Other payable

The balance of other payable represented the principal and interest repaid from the borrowers to investors, through the Company’s bank account. The balance arose from the credit partner business model for the period from January 2017 to September 2017. With the change of business model since September 30, 2017, the Company did not allow the borrowers to repay the principal and interest to investors through the Company’s bank account. As of December 31, 2018, the balance was settled.

Income tax payable

The balance of income tax payable decreased by $0.2 million, or 7% from $2.5 million as of December 31, 2017 to $2.3 million as of December 31, 2018, which is caused by the Company’s eligibility of a preferential income tax rate of 15% for the year ended December 31, 2018.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the years ended December 31, 2018 and 2017. This information should be read together with our consolidated financial statements and related notes included elsewhere in this annual report. The results of operations in any period are not necessarily indicative of our future trends.

	For the Years Ended December 31,		Changes in
	2018	2017	Amount	Percentage
Operating Revenues
Revenues – third parties	$42,909,912	$31,148,018	$11,761,894	38%
Revenues – related parties	516,187	1,643,507	(1,127,320)	-69%

Total Operating Revenues	43,426,099	32,791,525	10,634,574	32%

Operating Expenses
Origination and servicing expenses	(1,309,433)	(2,134,709)	825,276	-39%
Selling expenses	(23,777,735)	(7,754,211)	(16,023,524)	207%
General and administrative expenses	(5,296,795)	(2,591,691)	(2,705,104)	104%
Research and development expenses	(1,898,107)	(1,045,268)	(852,839)	82%

Total Operating Expenses	(32,282,070)	(13,525,879)	(18,756,191)	139%

Income from Operations	11,144,029	19,265,646	(8,121,617)	-42%

Other Income (expenses)
Interest income	203,537	23,173	180,364	778%
Other expenses, net	(80,224)	(175,908)	95,684	-54%

Total other (expenses) income, net	123,313	(152,735)	276,048	-181%

Income Before Income Taxes	11,267,342	19,112,911	(7,845,569)	-51%

Income tax (expenses) benefit	(3,966,502)	(4,264,155)	297,653	-7%

Net Income from continuing operations	7,300,840	14,848,756	(7,547,916)	-51%

Net Loss from discontinued operation	-	(3,536,532)	3,536,532	-100%

Net Income	$7,300,840	$11,312,224	$(4,011,384)	-35%

Revenues

We generated revenues primarily from transaction fees from cooperation partners, management fees from borrowers and service fees from investors by providing services in matching investors with borrowers on our platform. The following table sets forth the breakdown of our operating revenues for the periods presented:

	For the Years Ended December 31,		Changes in
	2018	2017	Amount	Percentage

Transaction fees	$8,124,181	$7,895,140	$229,041	3%
Management fees	22,286,517	15,280,020	7,006,497	46%
Service fees charged to investors	7,371,503	4,250,604	3,120,899	73%
Service fees charged to cooperation partners	5,603,982	-	5,603,982	100%
Interest spread	-	5,380,245	(5,380,245)	-100%
Other revenue	343,826	177,652	166,174	94%
Sales tax	(303,910)	(192,136)	(111,774)	58%
	$43,426,099	$32,791,525	$10,634,574	32%

Transaction Fees

Transaction fees are paid by cooperation partners to the Company for the work the Company performs through its platform. These fees are recognized as a component of operating revenue at the time of loan issuance. The amount of these fees is based upon the loan amount and other terms of the loan, including credit grade, maturity and other factors. These fees are non-refundable upon the issuance of loan.

For each loan facilitated on our platform, we charge a transaction fee to the cooperation partners at certain percentage of the loan principal in relation to the work we perform through our platform in connecting borrowers with investors and facilitating the origination of loan transactions. The rate of the transaction fees varies depending on the type, pricing and term of the underlying loan. Currently, rates of transaction fees range from 6.0% to 11.0% for the standard loan products.

Transaction fees slightly increased by 3% from $7.9 million for the year ended December 31, 2017 to $8.1 million for the year ended December 31, 2018. The increase was a net effect of substantial increase in the total origination amount of loans facilitated through our platform, which increased by 64% from approximately $1.2 billion for year ended December 31, 2017 to $2.0 billion for year ended December 31, 2018, against the increase in renewed borrowings which was not charged of transaction fees upon renewal. The increase in the loan origination amount was primarily driven by the efforts in expanding customer base. The average rate of transaction fees charged to cooperation partners was 0.4% and 0.6% for the years ended December 31, 2018 and 2017.

Management Fees

Loan borrowers pay a management fee on each loan payment to compensate us for services provided in connection with facilitation of the loan transactions, including review of a borrower’s application with required supporting documentation, evaluation of such borrower’s credit, assessing and verification of collaterals as well as the maintenance of profiles in our system. The Company records management fees as a component of operating revenue for services provided during the loan period. The amount of these fees is based upon the loan amount and other terms of the loan, including credit grade, maturity and other factors. These fees are non-refundable upon the issuance of loan.

Management fees are charged to borrowers in relation to services we provide after loan origination, such as repayment facilitation and loan collection. The management fee was charged on a monthly rate with the average management fee as a percentage of the initial principal at 0.3% per month.

Management fees increased significantly by 46% from $15.3 million for the year ended December 31, 2017 to $22.3 million for the year ended December 31, 2018. The increase was primarily caused by the substantial increase in the total origination amount of loans facilitated through our platform, which increased by 64% from approximately $1.2 billion for the year ended December 31, 2017 to $2.0 billion for the year ended December 31, 2018.

Service Fees Charged to Investors

The Company charges investors a service fee on their actual investment return. The Company generally receives the service fees upon the investors receiving their investment return. The Company recognizes the revenue when loan was repaid and investor received their investment income.

Service fee charged to investors is equal to 10% of the interest that investors receive, and is paid at the time of each interest payment.

Service fees increased significantly by 73% from $4.3 million for the year ended December 31, 2017 to $7.4 million for the year ended December 31, 2018. The increase was due to the substantial increase by 64% in the total origination amount of loans facilitated through our platform for the year ended December 31, 2018.

Service Fees Charged to Cooperation partners

For the year ended December 31, 2018, the Company charges service fees from cooperation partners on each loan payment for the services we provided in connection with the maintenance of profiles in our system. The Company records the service fees as a component of operating revenue for services provided during the loan period. The amount of these fees is based upon the loan amount and credit quality of the cooperation partners.

Service fees are charged to cooperation partners in relation to services we provide after loan origination, such as repayment facilitation and loan collection. The management fee was charged on a monthly rate with the average management fee as a percentage of the initial principal ranging 0.06% and 0.31% per month.

Interest Spread

Interest spread is generated from the difference in borrowing and lending rates charged by the lending platform. Before the launch of P2P Measure, the lending platform charges higher borrowing rate from borrowers than investment return rate offered to investors. As such, the Company earned interest spread from the gap of the interest rate. The Company recognizes the revenue when loan was repaid from the borrowers to investors. Since February 2018, the Company suspended such business as restricted by P2P Measure.

Interest spread is earned from the gap between the borrowing rate charged of borrowers and investment return rate offered to the investors and is earned at the time of each interest payment. The Company conducted such business since September 2016 and suspended the business since February 2018 as restricted by the newly promulgated regulations of the marketplace lending industry. As result, we did not generate income from interest spread.

Sales Taxes

Transaction fee and management fee that are earned and received in the PRC are subject to a Chinese value-added tax (“VAT”) at a rate of 3% prior to March 2017 (6% starting in April 2017) of the gross proceed or at a rate approved by the Chinese local government. Transaction fees and management fees that are earned and received in the PRC are also subject to various miscellaneous sales taxes at a rate of 7% of the VAT. VAT and miscellaneous sales taxes are accounted for as reduction of revenue.

Origination and servicing expenses

Origination and servicing expenses primarily consist of fee charges from the third party platform providers on each deposit made by the lenders into their respective fund accounts held by the third party platform fund accounts, and salaries and benefits of employees who facilitate loan origination, perform risk pricing, debt-collection service, customer service, data processing and data analysis.

Origination and servicing expenses decreased by $0.8 million, or 39%, from $2.1 million for the year ended December 31, 2017 to $1.3 million for the year ended December 31, 2018. The cost of revenues as a percentage of revenues was 3% and 7% for the years ended December 31, 2018 and 2017, respectively. The decrease of the percentage is mainly caused by increased reinvestment rate of existing investors by 9%, from 21.22% to 23.05% for relevant periods and thus less initial investment amount for the year ended December 31, 2018 as compared to the same period ended December 31, 2017.

Selling expenses

Selling expenses consist primarily of marketing and promotion expenses.

Selling expenses increased by $16.0 million, or 207%, from $7.8 million for the year ended December 31, 2017 to $23.8 million for the year ended December 31, 2018. The increase was primarily due to the increase of $15.5 million in marketing and promotion expenses associated with online borrower acquisition, which climbed from $7.0 million for the year ended December 31, 2017 to $22.6 million for the year ended December 31, 2018. The sharp increase in marketing and promotion expenses was aimed to attract more borrowers and retain more existing investors so as the Company’s lending platform would survive in the tough industry environment for the year ended December 31, 2018. To a lesser extent, the increase in the selling expense was attributable to increase of $0.2 million or 77% in payroll and welfare expenses to accommodate increased number of sales persons.

General and administrative expenses

General and administrative expenses consist primarily of salaries and benefits expenses for our supporting departments, and outside professional services fees and facilities expenses.

General and administrative expenses increased by $2.7 million, or 104%, from $2.6 million for the year ended December 31, 2017 to $5.3 million for the year ended December 31, 2018. This is mainly caused the by the increase of $1.0 million or 94% in payroll and welfare expenses to accommodate increased number of personnel, a provision of a valuation allowance of $0.4 million on doubtful accounts for the year ended December 31, 2018.

Income tax expenses

We had income tax expenses of $4.0 million for the year ended December 31, 2018, as compared with income tax expenses of $4.3 million for the year ended December 31, 2017. The slight decrease was due to a net effect of decreased profitability by 35% for the year ended December 31, 2018 as compared to the relevant period ended December 31, 2017, against an increase in effective tax rate from 22.3% for the year ended December 31, 2017 to 35.2% for the year ended December 31, 2018 as a result of increased non-deductible expenses.

Net income

As a result of the foregoing, while our net income decreased from $11.3 million for the year ended December 31, 2017 to a net income of $7.3 million for the year ended December 31, 2018.

Disposal of marketplace service for merchant products

As we aspire to become a trusted online lending institution of privately offered investment funds, we intend to place more focus on the online lending marketplace service to continue to increase its platform transaction volume and user number through enhanced marketing efforts and product and service offerings, broaden borrower base, diversify platform investor base, and etc. To achieve this goal, we leverage our existing resources, strengths and weakness, opportunities and challenges and decided to sale the marketplace services for merchant products.

On December 31, 2017, the Company, and Zhejiang Xiaotai E-commerce Co., Ltd, (“Xiaotai E-commerce”), a related party of the Company and a private limited company duly organized under the laws of PRC (the “Purchaser”) entered into an agreement for the sale of marketplace service for merchant products. The Company was entitled to receive $762,546 for the transfer of assets and obliged to pay $1,467,818 for the transfer of liabilities, aggregating a net cash outflow of $705,272. As of December 31, 2018, the balance due to Xiaotai E-Commerce were settled.

The major assets and liabilities relevant to the discontinued operations are reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes expenses, are reported as components of net income (loss) separate from the net income (loss) of continuing operations in accordance with ASC 205-20-45. The assets relevant to the discontinued operation with a carrying value of $nil, $1,163,119, and $149,366 were classified as assets of discontinued operations as of December 31, 2018, 2017 and 2016. The liabilities relevant to the discontinued operation with a carrying value of $nil, $824,793, and $586,496 were classified as liabilities of discontinued operations as of December 31, 2018, 2017 and 2016. A net loss of $140,148 was recognized as the net loss from disposal of discontinued operation for the year ended December 31, 2017.

Please see Note 4 Discontinued Operation to our Consolidated Financial Statements for further discussion of accounting for the disposal.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and proceeds from contribution from shareholders.

We incurred losses from operations of $6,446,486 for the year ended December 31, 2016, and generated net income of $7,300,840 and $11,312,224 for the years ended December 31, 2018 and 2017, respectively. For the years ended December 31, 2018 and 2017, we raised an aggregation of $20,000 and $9.26 million through capital contribution from a shareholder. As of December 31, 2018, and 2017, we had cash and cash equivalents of $2,266,199, and $33,770,478, respectively. We intend to continue to use these funds to grow our business primarily by:

●	Broaden borrower base and enhance market penetration through expanding cooperation relationships with industry partners;

●	Increase its platform transaction volume and user number through enhanced marketing efforts and product and service offerings;

●	Diversify platform investor base;

●	Enhance its risk management capabilities, and

●	Advance its cutting-edge finance technologies.

All of our revenue is denominated in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval as long as certain routine procedural requirements are fulfilled. Therefore, our PRC subsidiaries are allowed to pay dividends in foreign currencies to us without prior SAFE approval by following certain routine procedural requirements. However, current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are required to set aside at least 10% of their after-tax profits after making up previous years’ accumulated losses each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their registered capital. These reserves are not distributable as cash dividends. Furthermore, capital account transactions, which include foreign direct investment and loans, must be approved by and/or registered with SAFE and its local branches. See “Risk Factors—Risks Relating to Doing Business in China—We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements it may have, and any limitation on the ability of our PRC subsidiary and other consolidated entities to pay dividends, other distributions, repay debts or make inter-entity payments could affect our ability to distribute profits to our shareholders, including U.S. investors following the proposed Acquisition.”

Cash Flows

The following table sets forth a summary of our cash flows for the periods presented:

	For the years ended December 31,
	2018	2017

Net Cash (Used in) Provided by Operating Activities	$(11,863,012)	$30,139,205
Net Cash Used in Investing Activities	(19,016,713)	(5,194,331)
Net Cash Provided by Financing Activities	20,000	3,787,065
Effect of Exchange Rate Changes on Cash	(644,554)	1,570,078
Net (Decrease) Increase in Cash and Cash Equivalents, and Restricted Cash	$(31,504,279)	$30,302,017
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	33,770,478	3,468,461
Cash, Cash Equivalents, and Restricted Cash at End of Year	$2,266,199	$33,770,478

Operating Activities

Net cash used in operating activities was approximately $11.9 million for the year ended December 31, 2018, which was attributable primarily to a net income of approximately $7.3 million netting off against repayment of $14.5 million to investors, the amount of which was previously received from borrowers, and an increase in payment of income tax expense of $4.9 million.

Net cash provided by operating activities was approximately $30.1 million for the year ended December 31, 2017, which was attributable primarily to a net income of approximately $11.3 million, an approximate $16.2 million received from borrowers but yet to repay to investors, and an approximate $2.4 million income tax expense yet to be paid.

Investing Activities

For the years ended December 31, 2018, we had net cash used in investing activities of $19.0 million which was primarily attributable to a loan disbursement of $22.8 million to a related party and net cash payment of $0.7 million for transfer of assets and liabilities relating to discontinued operations, netting off against loan repayment of $4.4 million from a third party.

For the years ended December 31, 2017, we had net cash used in investing activities of $5.2 million which was primarily caused by the purchase of property and equipment and intangible assets of $0.5 million, investment in an equity investee of $0.4 million and loan disbursement to a third party of $4.3 million.

Financing Activities

For the years ended December 31, 2018, we raised a cash inflow of $20,000 from capital contribution from a shareholder.

For the years ended December 31, 2017, we had net cash provided by financing activities of $3.8 million which was primarily the comprised of capital contribution of $9.3 million from a shareholder netting off against a repayment of $5.5 million to a third party.

Research and Development, Patents, and Licenses, etc.

Research and development expenses consist primarily of salaries and benefits expenses for engineering and product management teams, and outside contractors who work on the development and maintenance of our platform.

Our research and development expenses were $1,898,107, and $1,045,268 for the years ended December 31, 2018, and 2017, respectively.

We are continued to commit to work on the development and maintenance in our platform as we are intended to promote more user friendly interface in our platform.

Trend Information

Other than as disclosed elsewhere in this Form F-1, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Tabular Disclosure of Contractual Obligations

Commitments and Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Operating Lease

During the year ended December 31, 2017, the Company entered into three lease agreements with one lessor. The lease term of the three lease agreements expire in January 2020. During the year ended December 31, 2018, the Company entered into one lease agreement with another lessor, the lease term of the lease agreement expires in May 2020. The following table sets forth our contractual obligations as of December 31, 2018:

	Total	2019	2020	After 2020

Operating lease obligation	$337,281	$325,796	$11,485	$-

Off-Balance Sheet Arrangements

On December 1, 2017, the Company entered into a loan agreement with a third party vendor to provide a line of credit of $15,213,449 (RMB 99,000,000) to the vendor in two years. The loan was interest-free, with neither collateral attached to the lien of credit nor any covenants that would change the payment terms.

Considering the vendor is a marketplace provider with a sound customer base and reliable payment ability, the Company provided the line of credit with the intention to acquire new borrowers from the vendor. According to the loan agreement between the Company and the vendor, the proceeds were used for operation of the marketplace business, and in return, the vendor would introduce a number of borrowers at an aggregated cost (per borrower cost of $29.09) equivalent to an interest income at interest rate of 4% per annum. The Company retains the right of recourse against the vendor for any failure to deliver new borrowers.

In February 2018, the vendor repaid the principal of the loan and introduced 3,000 borrowers to the Company. Upon the repayment, the Company terminated the loan agreement with the vendor.

We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities at the end of each reporting period and (iii) the reported amounts of revenues and expenses during each reporting period. We continually evaluate these estimates and assumptions based on historical experience, knowledge and assessment of current business and other conditions, expectations regarding the future based on available information and reasonable assumptions, which together form a basis for making judgments about matters not readily apparent from other sources. The use of estimates is an integral component of the financial reporting process, though actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements as their application places the most significant demands on the judgment of our management.

●	Principles of consolidation

The consolidated financial statements include the accounts of our subsidiaries and VIEs. All intercompany transactions and balances are eliminated upon consolidation.

A subsidiary is an entity in which we, directly or indirectly, controls more than one half of the voting power or has the power to: govern the financial and operating policies; appoint or remove the majority of the members of the board of directors; cast a majority of votes at the meeting of the board of directors.

U.S. GAAP provides guidance on the identification of VIE and financial reporting for entities over which control is achieved through means other than voting interests. We evaluate each of its interests in an entity to determine whether or not the investee is a VIE and, if so, whether we are the primary beneficiary of such VIE. In determining whether we are the primary beneficiary, we consider if we (1) have power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receive the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, we consolidate the VIE. We have determined that Xiaotai Zhejiang is a VIE subject to consolidation and Xiaotai Cayman is the primary beneficiary.

In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations. However, the provision of conducting market surveys business by foreign-invested enterprises is currently restricted. Since we and Hangzhou Ruiran Technology Co., Ltd (“WFOE”) (its PRC subsidiary) are both considered as foreign investors or foreign invested enterprises under PRC law, we conduct the majority of our activities in PRC through our consolidated VIE, Xiaotai Zhejiang, in order to comply with the aforementioned regulations. As such, Xiaotai Zhejiang is controlled through contractual arrangements in lieu of direct equity ownership by us or any of its subsidiaries.

Such contractual arrangements are a series of five agreements (collectively the “Contractual Arrangements”) including a Technical Consultation and Services Agreement, a Business Cooperation Agreement, an Equity Option Agreements, a Pledge Agreement, and a Voting Rights Proxy and Financial Supporting Agreement. These contractual agreements obligate WFOE to absorb a majority of the risk of loss from Xiaotai Zhejiang’s activities and entitle WFOE to receive a majority of their residual returns. In essence, WFOE has gained effective control over Xiaotai Zhejiang. Therefore, we believe that Xiaotai Zhejiang should be considered as a Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of Xiaotai Zhejiang are consolidated with those of WFOE and ultimately are consolidated into those of Xiaotai Cayman.

●	Revenue recognition

Internet Lending Services

The Company engages primarily in operating an online consumer finance marketplace by providing an online platform which matches borrowers with investors. The Company’s platform provides investors with various loan product related information, including information regarding standard loan products and consumer loan products. Investors may choose to subscribe to loan products based on the profiles of approved borrowers listed on the online platform. The Company determined that it is not the legal lender and legal borrower in the loan origination and repayment process. Therefore, the Company does not record loans receivable and payable arising from the loans between investors and borrowers on its marketplace. Revenue comprises the fair value of the consideration received or receivable for the provision of services in the ordinary course of the Company’s activities and is recorded net of value-added tax (“VAT”). The two major deliverables provided are loan facilitation services which are recorded as transaction fees and post-facilitation services which are recorded as management fees. The Company also generates revenue from service fees upon the investors receiving their investment return. Revenues comprise the consideration received or receivable for the provision of services in the ordinary course of the business and are recorded net of value-added tax.

Consistent with the criteria of ASC 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four revenue recognition criteria are met:

(i)	Persuasive evidence of an arrangement exists;

(ii)	Delivery has occurred or services have been provided;

(iii)	The selling price is fixed or determinable; and

(iv)	Collectability is reasonably assured.

The Company considers the loan facilitation services and post-facilitation services as multiple deliverable arrangements. Although the Company does not sell these services separately, the Company determined that all deliverables have standalone value. Thus, all fees are allocated among loan facilitation services and post-facilitation services. The Company does not have vendor specific objective evidence of selling price for the loan facilitation service and the post-facilitation service because the Company does not provide these services separately. Third-party evidence of selling price does not exist either, as public information is not available regarding the amount of fees the Company’s competitors charge for these services. Since neither vendor-specific objective evidence nor third-party evidence is available, the Company generally uses its best estimate of selling prices of the different deliverables as the basis for allocation. When estimating the selling prices, the Company considers the cost related to such services, profit margin, customer demand, effect of competition on services, and other market factors. The fees allocated to loan facilitation is recognized as revenue upon execution of loan agreements between investors and borrowers; the fees allocated to post-origination services are deferred and amortized over the period of the loan on a straight line method, which approximates the pattern of when the underlying services are performed.

Borrowers — Borrowers are charged of management fees. Management fees are paid by borrowers pay a management fee on each loan payment to compensate the Company for services provided during the loan period. The Company records management fees as a component of operating revenue on a monthly basis.

Investors — The Company charges investors a service fee on their actual investment return. The Company generally receives the service fees upon the investors receiving their investment return. The Company recognizes the revenue when loan was repaid and investor received their investment income.

Interest spread — Before the launch of P2P Measure, the lending platform charges higher borrowing rate from borrowers than investment return rate offered to investors. As such, the Company earned interest spread from the gap of the interest rate. The Company recognizes the revenue when loan was repaid from the borrowers to investors. Since February 2018, the Company suspended such business as restricted by P2P Measure.

Cooperation partners — Cooperation partners are charged of transaction fees and service fees. 1) Transaction fees are paid by cooperation partners to the Company for the work performed through its platform. These fees are recognized as a component of operating revenue at the time of loan issuance. These fees are non-refundable upon the issuance of loan. And 2) Service fees are paid by cooperation partners on each loan payment to compensate the Company for services provided during the loan period. The Company records the service fees as a component of operating revenue on a monthly basis.

Marketplace Services for Merchant Products

Revenues are generated primarily from merchandise sales, and marketplace services.

Revenues are recognized when the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Sales allowances for returns, which reduce revenues, are estimated based on historical experience. Revenues are recorded net of value-added taxes, business taxes and surcharges.

In accordance with ASC 605-45, Revenue Recognition: Principal Agent Considerations, the Company considers several factors in determining whether the Company acts as the principal or as an agent in the arrangement of merchandise sales and provision of various related services and thus whether it is appropriate to record the revenue and the related cost of sales on a gross basis or record the net amount earned as service fees.

Merchandise Sales

Revenues are from merchandise sales when the Company acts as principal for the sales of brand products to end customers online through its own internet platforms and offline at the offline experience centers. Online sales include sales through the online shopping mall.

The Company considers as a principal for the following reasons: (1) the Company is the primary obligor and is responsible for the acceptability of the products and the fulfillment of the delivery services; (2) the Company is responsible to compensate end customers if the products are counterfeit or defective goods; (3) the Company also has latitude in establishing selling prices and selecting suppliers; (4) the Company assumes credit risks on receivables; and (5) the Company has legal ownership of the inventory and has significant inventory risks even for those inventory with payment deferred until the following month after the inventory is sold as it has physical loss risk after acceptance of all the goods purchased from suppliers. Accordingly, the Company considers as the principal in the arrangement with the end customers and record revenue earned from merchandise sales on a gross basis.

Marketplace services

Marketplace service revenue is generated through the internet platform. Marketplace service revenue refers to the commission fee earned by the Company when the Company acts as an agent for sales of vendors' goods. The Company recognizes the commission fee when the vendors’ goods are delivered to the customers.

●	Origination and servicing expenses

Origination and servicing expenses primarily consist of fee charges from the third party platform providers on each deposit made by the lenders into their respective fund accounts held by the third party platform fund accounts, and salaries and benefits of employees who facilitate loan origination, perform risk pricing, debt-collection service, customer service, data processing and data analysis.

●	Incentive

In order to incentivize lenders, the Company provides incentives to lenders on the internet lending platform, who commit a certain amount of money for a period of time. During the relevant incentive program period, the Company sets certain thresholds for the lenders to qualify for the cash incentive. When a qualified investment is made by a lender, the incentive payment is paid to the lender as a percentage of investment amount at the time of loan issuance as part of its investment to the specified loan that he/she has invested. The incentive expenses are recognized in the selling expenses in the accompanying consolidated statements of income and comprehensive income. These expenses amounted to $12,680,248 and $2,001,774 for the years ended December 31, 2018 and 2017, respectively.

●	Allowance of doubtful accounts receivable

The allowance for accounts receivable is increased by charges to income and decreased by charge offs (net of recoveries). Recoveries represent subsequent collection of amounts previously charged-off.

The Company recognizes a charge-off when management determines that full repayment of the receivable is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. The Company will recognize a charge-off when the Company loses contact with the delinquent customer for more than six months or when the court rules against the Company to collect the outstanding balances.

Based on quantitative and qualitative assessment, the Company accrued doubtful allowance on accounts receivables in the following policy:

Allowance as a % of total accounts receivable

Overdue within 90 days	5%
Overdue between 91 days and 180 days	10%
Overdue between 181 days and 270 days	25%
Overdue between 271 days and 360 days	50%
Overdue between 361 days and 450 days	75%
Overdue over 450 days	100%

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

●	Income taxes

The Company accounts for income taxes in accordance with the U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forward. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of December 31, 2018 and 2017. As of December 31, 2018, income tax returns for the tax years ended December 31, 2012 through December 31, 2017 remain open for statutory examination by PRC tax authorities.

●	Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Quantitative and Qualitative Disclosures about Market Risks

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the stockholders to obtain short-term funding to meet the liquidity shortage.

Inflation risk

Since our inception, inflation in China has not materially affected our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for December 31, 2016 and 2017 were increases of 1.6% and 2.1%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if China experiences higher rates of inflation in the future.

Interest rate risk

Our exposure to interest rate risk primarily relates to the interest rate that our deposited cash can earn, on the other hand. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates. An increase, however, may raise the cost of any debt we incur in the future.

Foreign currency translation and transaction

Substantially all of the Company’s operating activities and the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers' invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

Recently Issued Accounting Standards

See Note 2 (dd) to the consolidated financial statements on page F-21 for details on recent issued accounting standards and our adoption of certain accounting rules.

BUSINESS

Overview

We are a “peer-to-peer” lending company in China providing an internet lending information intermediary platform that provides borrowers access to a wide variety of loan products. The loan products that we arrange currently generally range from one month to twenty-four months and are either unsecured loans which are lent either based on a borrower’s creditworthiness and assessed repayment ability, or loans secured by automobiles and delinquent assets. Through our internet lending information intermediary platform, we connect individual lenders with individual and small business borrowers. We currently conduct our business operations exclusively in China.

Supported by its proprietary finance technology, we have developed the Zhizi risk control system, which is a comprehensive risk control system and entitles the Company to receive a Level III Certificate for Protection of State Information Security awarded by the PRC Ministry of Public Security, the highest level of recognition granted to non-bank institutions in the finance industry for stringent information security management and risk controls. Leveraging its advanced finance technology and innovative, reliable risk control procedures in serving borrowers and investors through its website and mobile applications, we provide efficient and effective solutions to address largely underserved personal financing and investment demands of the rapidly-growing middle class population in China.

We also offer loan products to borrowers who will utilize such loans to purchase automobiles. However, these borrowers are required to pledge their automobiles with our platform until they fully repay the loan. If the borrower were to default, our platform will proceed to liquidate the automobile and transfer the funds back to the lenders.

Through our own marketing efforts including website, mobile phone application and offline channels, we acquire investors who are mainly comprised of salary earners and middle-class income families seeking attractive returns at their desired risk levels. Our lending information intermediary platform offers investors equal access to a portfolio of diverse investment products, mainly consisting of individual loan investment products and platform designed portfolio investment products. The minimum capital commitment required for loan investment products is RMB100, and currently the annual rates of return to investors are generally between 6.6% and 11%. As a result of the attractive returns, we gain an investor retention rate of 80%. The delinquency rates for all loans facilitated on Xiaotai’s platform during fiscal years of 2016 and 2017 and 2018 were 1.74%, 3.17% and 6.47%, respectively.

We acquire borrowers primarily through our online and offline cooperation with several partners in the peer-to-peer lending industry. The cooperation partners acquire borrowers from their online and offline sources and refer to our platform following their initial review processes. Borrowers are attracted to the loan products offered on our platform for their affordability, varieties and transparencies.

Since the launch of the platform in September 2014 through December 31, 2018, we have facilitated loans in the aggregate principal of RMB 25.2 billion, or $3.9 billion for over 2.7 million registered users. We generate revenues primarily from loan facilitation fees and loan management fees, each of which is charged to the borrowers. For the years ended December 31, 2018, 2017 and 2016, we generated revenues of $43,426,099, $32,791,525 and $6,585,697, respectively.

Loans facilitated through our platform generally have two categories: credit loans and consumer loans. Generally the charge rate varies according to the borrower’s credit rating, but does not significantly vary between the following two loan categories. The fee charges range from 6% to 11%.

The credit loans are generally unsecured and mainly for temporary liquidity purposes. The consumer loans are generally for purchase of electronic appliances and low value merchandise. The proportion of consumer loans and revenue percentage are on the rise since we believe we can gather customer data from these purchase transactions and the customer credit records are more visible based on customer big data as we gather their purchases, loan and repayment data over time.

In US$	2016	2017	2018
Loan Amount facilitated	397,614,070	1,223,579,944	2,009,584,463
- Consumer loans	636,273	10,397,162	1,819,575,975
- Credit Loans	396,977,797	1,213,182,782	190,008,488

	2016	2017	2018
Fee revenue percentage from
- Consumer loans	0%	1%	91%
- Credit Loans	100%	99%	9%

Prior to February 2017, used third-party payment companies as agents to administer funding and repayment activities among borrowers, investors, the asset platform and the funding platform and to perform fund settlement functions. In August 2016, the CBRC together with three other PRC regulatory agencies jointly issued “Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries” (“Interim Measures”) The Interim Measures require all peer-to-peer (“P2P”) lending facilitation intermediary companies to centralize their lending fund transfer and settlement functions to only one commercial bank in order to achieve the separation between fund management which is handled by a commercial bank and transaction management for which the lending information facilitation platform is responsible. Pursuant to the new regulations, we entered into a cooperation agreement in May 2017 with Beijing Bank for it to provide the platform with all services related to the lending fund transfer and repayment.

To date, we have financed our operations primarily through cash flows from operations and proceeds from contribution from shareholders. As of December 31, 2018 and 2017, we had cash and cash equivalents of $1,099,729 and $33,001,007. We intend to grow our business primarily by:

●	Broaden borrower base and enhance market penetration through expanding cooperation relationships with industry partners;

●	Increase its platform transaction volume and user number through enhanced marketing efforts and product and service offerings;

●	Diversify platform investor base;

●	Enhance its risk management capabilities, and

●	Advance its cutting-edge finance technologies.

History and Corporate Structure

Xiaotai Cayman was incorporated under the laws of the Cayman Islands as our offshore holding company on July 19, 2018. Xiaotai Cayman owns 100% of the equity interest in Xiaotai HK, a company formed under the laws of the Hong Kong on August 7, 2018. Through Xiaotai HK, we indirectly own 100% of the equity interest in WOFE (“WFOE”), a PRC company established on September 6, 2018. WOFE entered into a series of agreements with Xiaotai Zhejiang, a PRC entity formed on April 29, 2014, and the Xiaotai Zhejiang’s shareholders, through which we effectively control Xiaotai Zhejiang. WOFE also entered into a series of agreements with Yingran Hangzhou, a company formed under PRC laws on July 5, 2018, and the majority of Yingran Hangzhou’s shareholders, through which we effectively control Yingran Hangzhou. Yingran Hangzhou currently does not have any substantial operations. As consideration for entry into such agreements, shareholders of Xiaotai Zhejiang and Yingran Hangzhou received an aggregate of 100,000 Ordinary Shares of our company.

Xiaotai Cayman is a Cayman Islands holding company that conducts its business in China through its subsidiary and variable interest entity, Xiaotai Zhejiang. We may rely on dividends from our wholly foreign-owned subsidiary in China for our cash requirements. Under PRC laws and regulations, our wholly foreign-owned subsidiary in China may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits after making up previous years’ accumulated losses each year, if any, to fund certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. These reserves are not distributable as cash dividends.

The following diagram illustrates our corporate structure, including our subsidiary and consolidated variable interest entity and its subsidiaries, as of the date of this prospectus:

Our Industry and Market Trends

China is the world’s second largest economy, and while its GDP growth was historically driven by exports and investment, more recent growth has primarily been impelled by domestic consumption, according to public reports. The rise of China’s middle class and proliferation of small and medium-sized private enterprises (SMEs) are the main driving forces behind the significant boost in China’s domestic consumption. They also lead to the immense accumulation of personal and household wealth that seeks investments generating attractive returns. The demands for personal consumption and favorable investment products have presented an exciting and challenging opportunity for China’s finance industry.

Historically banks dominated the Chinese financial system, providing about three-fifths of total credit to the private sector. The banking system is fairly concentrated, with the five largest banks splitting almost half the total loan market. The five largest banks are owned by China’s central government and lend mostly to state-owned enterprises, although the proportion has declined substantially in the last decade. After decades of fast expansion, many sectors playing important roles in the economy experienced severe overcapacity and reduced profit. Those factors on the domestic front and the uncertain, slow global economic recovery from the 2008 global financial crisis have contributed to China’s economic slowdown. The economic slowdown had direct effects on China’s financial system and propelled the government to reform and liberalize the financial system. The financial liberalization has allowed more competition among banks and spurred the rapid growth of various nonbank financial institutions, financial service intermediaries and financial services markets. The number and size of nonbank financial institutions, financial service intermediaries and the financial services market in general have increased significantly in recent years. The current system allows various nonbank institutions, financial service intermediary companies and financial markets to play an active role in credit creation, leading to a more diversified financial system. Along with the rise and development of asset management companies, insurance companies and various financial markets, online peer-to-peer (P2P) lending information intermediary platforms emerged and quickly became a major player in the fast-growing financial services industry.

P2P lending information facilitation platforms serve as financial service intermediaries that assist individuals and businesses in locating investors interested in loaning to them. The internet-based financing method and digital technology provide individuals and SME owners access to loans and financial services that they were not easily able to obtain from traditional financial institutions if at all. Borrowers also enjoy a more borrower-friendly experience than traditional bank lending. Meanwhile, investors inject capital to earn higher returns than offered at banking institutions from an investment channel that has historically not been available to them, except to institutional investors.

Financial technology, from digital platforms to big data, to cloud computing, is shaping today’s financial services industry. Online P2P lending has accelerated rapidly in China in the past several years. The robust growth is expected to continue. According to 2015 Annual Report of On-line Lending Industry by the Home of On-line Lending, a Chinese notable online lending industry information service provider, as of the end of 2015, P2P lending has reached RMB982.3 billion ($150 billion), which was four times the amount facilitated by P2P platforms in 2014 of RMB252.8 billion ($41 billion).

Despite the fast-evolving financial services industry landscape and rapid growth of online lending information intermediary platforms, individual and household consumptions in China are still underfinanced. Based on the data of Bank of International Settlement, the ratio of China’s total credit to households increased from 33.1% in 2013 to 48.4% in 2017, compared to 81.8% in 2013 and 77.8% in 2017 for the United States. (https://stats.bis.org/statx/srs/table/f3.1). In spite of the relatively low ratio, personal consumer loan balance had reached RMB15.4 trillion ($2.4 trillion) by the end of 2014 and is expected to further grow to RMB37.4 trillion ($5.6 trillion) by the end of 2019, at an average annual growth rate of 19.5%, according to the Statistics and Development of Chinese Internet Industry issued by Chinese Internet Network Information Center. (http://www.cnnic.cn/hlwfzyj/hlwxzbg/hlwtjbg/201803/t20180305_70249.htm)

The expected rate of growth in personal consumer loans presents an immense growth potential for online lending information services providers. Meanwhile, P2P lending market condition has noticeably improved because of the new industry policies, regulations and administrative measures the government rolled out in 2016 through early 2018 aimed at cracking down on fraudulent bad players that had rocked the P2P lending sector and caused a series of fraud scandals. The new measures have reduced the number of online lending intermediary companies by erasing those noncompliant platforms from market participation which, in turn, benefit compliant companies. Today’s online lending information intermediary platforms are experiencing less and healthier competition which we expect will allow Xiaotai to gain a bigger sector market share and optimal business growth.

On the investment front, individual and household investors as well as SME owners have accumulated an increased amount of personal disposal income over the years and are seeking investments with more attractive returns because of the net negative returns on bank deposits after inflation and other adjustments and disappointing performance of equity markets. They have become increasingly more accustomed to and active in investing through online lending information intermediary platforms that directly connect them with borrowers whose loans can generate attractive returns.

As the internet and e-commerce took off in China in the 2000s, smartphones and other portable wireless devices have been playing an increasingly important role in people’s lives. Between 2011 and 2017, the number of internet users in China grew at an annual growth rate of 7.3%, while the number of smartphone users grew at 98.5% with an average annual growth rate of 14%. (http://www.cnnic.cn/hlwfzyj/hlwxzbg/hlwtjbg/201803/t20180305_70249.htm) The use of e-commerce and social media, first through the internet and now through mobile devices, is growing rapidly in China. In 2014, e-commerce and social media reached over 300 million and 470 million people, respectively, and by 2017, the numbers increased to 533 million and 657 million, respectively. E-commerce and social media channels potentially provide valuable data on millions of consumers.

All of those market drivers present a tremendous further growth potential for the online lending and investment financial services sector. To embrace the market opportunity and to provide efficient and optimized financial solutions to borrowers seeking a convenient and affordable credit channel and investors with strong appetite for alternative investment products, Xiaotai has developed an online information intermediary platform that provides benefits to both borrowers and investors. Xiaotai’s website and mobile application allow borrowers to gain easy access to low cost, unsecured or secured credit through digital channels, fast and efficient credit approval process, and various options for different credit needs. Investors benefit from the wide-range of investment products, attractive investment returns, superior services and investor protection through comprehensive risk controls.

Our Competitive Strengths

Xiaotai believes the following competitive strengths contribute to its past success and differentiate it from its competitors:

●	A steady and fast growing online lending information intermediary platform offering diverse loan products and services to investors and borrowers. Xiaotai operates a steady and fast growing online lending information intermediary platform with approximately RMB 25.2 billion loans facilitated to more than 2.7 million customers in China since its inception. Xiaotai’s platform provides borrowers and investors with the opportunity to match and transact a wide variety of loans and related services to serve their credit and investment needs for their respective purposes. Borrowers may obtain loans to fund their personal purchases, education uses, medical procedures, vacation packages, or emergency cash flows for business operations. Investors lend to borrowers based on available capital, interest rate and loan duration fitting their preferences. Investors actively trade on Xiaotai’s information facilitation platform not only because of the wide range of borrowers’ loans and flexible secondary market, but also because they are attracted by Xiaotai’s comprehensive risk management system and proven track record. The platform had reached an aggregate transaction volume of more than RMB1 billion and provided services to a quarter of a million registered users in just over a year of operation since its official launch in September 2014. By December 31, 2018, the aggregate volume of loan transactions exceeded RMB 25.2 billion. Today the platform has surpassed many well-known and well-funded industry competitors and become one of the preferred internet lending information facilitation platforms with a year-over-year revenue growth of 124% and loan growth of 203%.

●	Comprehensive and stringent risk controls and management system. In the online lending industry, technical risk control is the key to the success of a facilitation platform. Xiaotai has built a comprehensive and stringent risk management system, Zhizi risk control system, powered by its proprietary finance technology. The platform uses the fraud detection tools to identify fraud incidents and fraudulent behaviors of prospective borrowers. The Zhizi scoring tools enable Xiaotai to assess potential borrowers’ risk profiles and evaluate their creditworthiness in a market where reliable credit scoring and comprehensive credit reporting are undeveloped. The Zhizi decision tools allow the platform to price loan products corresponding to the risks associated with borrowers and provide investors with quality loans based on their risk preference levels. After loan transactions, the platform compiles data of borrowers on its platform to continually enhance the sophistication and reliability of its risk management system.

●	Effective customer acquisition and expansive borrower reach through close cooperation with industry partners. Leveraging industry partners’ resources and customer base, Xiaotai’s lending information facilitation platform has established close and stable cooperation relationships with online and offline financial and technology industry partners to acquire borrowers for its platform. Based on contractual arrangements, the cooperation partners market the platform lending opportunity and use their own resources to acquire borrowers through their online and offline channels. They refer borrowers to Xiaotai’s lending information facilitation platform after their preliminary reviews of the borrowers’ qualifications. Xiaotai’s platform then conducts its own reviews of the loan applications and, upon approval, matches investors with these borrowers. Through the cooperation partners’ sales and marketing efforts, Xiaotai’s platform is able to effectively expand its borrower base in a cost-efficient fashion. The two-level borrower reviews by both the platform and its cooperation partners help lower the potential risks to the investors and enhance the platform risk management capability. In general, the referring partners guarantee and repay loans on their borrowers’ behalf if delinquencies occur and significantly reduce the delinquency and default rates on the platform. As a result, a substantial majority of platform investors are repeat customers who are attracted to the platform’s relatively low risk, efficient and earning-stable investment opportunities and reinvest their capital with relatively high investor loyalty and customer satisfaction.

●	Advanced and innovative finance technology. Xiaotai’s platform infrastructure is built upon proprietary technology Xiaotai has independently developed. The proprietary technology has supported the operation of the platform safely and stably since the platform’s launching. The platform borrowing and investing operation system is automated using proprietary software, data analytical tools and artificial intelligence. The technology driven system covers the entire lending transaction process, from user registration to loan application information processing, data gathering, fraud detection, credit scoring, borrower-investor matching, agreement execution, and post-lending servicing. The core technology within the platform operation infrastructure is the Zhizi engine within its Zhizi risk control system. This cutting-edge technology enables the information facilitation platform to analyze more than 3000 risk control model data variables, produce analytical results and decisions within seconds, and process 95% of the loan and investment orders, equivalent to the workload of 150 platform employees, without human intervention. The technology driven digital operation system make it possible for investors, borrowers, and Xiaotai’s industry partners to have a user-friendly and superior overall experience in the borrowing and investing processes.

●	Visionary founder and experienced management team. Xiaotai’s founder, Mr. Baofeng Pan, with an education background in Chinese law, has become a leader in China’s finance technology, e-commerce and online lending information services industries. Other members of the senior management team have extensive industry experience, and most of them have previously held senior positions with major e-commerce enterprises, finance technology companies or public companies in China and abroad. Mr. Pan started Xiaotai together with the Company’s COO, Ms. Suchun Wu, with the vision of building Xiaotai into a prominent internet lending information services company in China. They created the Company adhering to the business values they believed in – inclusive finance, small amounts, dispersed risks, operational transparency and regulatory compliance. With his vision and the implemented business strategies, Xiaotai expects to grow into an influential force among the thousands of internet lending information companies currently operating in the China market.

Our Strategies

Xiaotai’s mission is to create value through building trust in peer-to-peer financing. With the belief of “inclusive finance,” Xiaotai is committed to providing safe, transparent and professional online lending information and facilitation services for its customers. To that end, Xiaotai intends to leverage its experience in the internet lending and finance technology services industries and implement the following business strategies:

●	Broaden borrower base and enhance market penetration through expanding cooperation relationships with industry partners. Xiaotai intends to strengthen its strategic cooperation relationships with the existing industry partners, while at the same time cultivating new relationships and cooperation with additional industry peers and partners to expand its customer base and enhance the platform’s brand awareness in the market in order to increase the value of the platform to investors and borrowers.

●	Continue to increase its platform transaction volume and user number through enhanced marketing efforts and product and service offerings. Xiaotai will leverage the strengths of its technology driven platform to continue to grow its market shares in China’s internet lending information services industry in terms of both loan and investment volumes and client participation. To achieve that objective, Xiaotai expects to make additional investment in the development of its brand and brand market awareness. Xiaotai plans to increase both online and offline marketing activities and advertising channels to enhance market awareness of its brand. It also intends to introduce additional products and services. By tailoring products to specific borrower needs, Xiaotai continually seeks to attract new and repeat borrowers and investors to its platforms.

●	Further diversify platform investor base. Xiaotai’s platform investors currently comprise primarily of affluent individuals, middle-class income families and individuals. In addition to expanding investor base in the individual investor market, Xiaotai also intends to further grow investor base through seeking investment participation from institutional investors. Xiaotai plans to further increase its marketing efforts and attract trust funds and other forms of institutional investors to provide lending capital and diversify investor sources.

●	Further enhance its risk management capabilities. As the borrowing and investment volumes continue to increase, Xiaotai will use data and information generated from those transactions to further enhance its risk controls and management system. Xiaotai intends to continue to strengthen its risk management system by further enhancing data analytics capabilities. Xiaotai plans to make further investment in advancing proprietary technology to further enhance its risk control and management system. These measures will enable Xiaotai to continue to increase the efficiency and effectiveness of its platform while strengthening the sophistication of its risk management capabilities.

●	Continue to advance its cutting-edge finance technologies. Xiaotai will continue to make investments in its proprietary technologies in the areas of information collection and processing to continue to enhance its data capacity and pricing efficiency. Xiaotai believes its infrastructure investment will promote the long-term growth of its online lending facilitation platform.

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations. Our Company is considered as foreign investors or foreign invested enterprise under PRC law. The provision of market surveys business, which we conduct through our VIE, is within the category under the Catalog in which foreign investment is currently restricted, which makes a VIE structure necessary. In addition, we intend to centralize our management and operation in the PRC without being restricted to conduct certain business activities which are important for our current or future business but are restricted or might be restricted in the future. As such, we believe the agreements between WOFE and Xiaotai Zhejiang are essential for our business operation. These contractual arrangements with Xiaotai Zhejiang and its major shareholders enable us to exercise effective control over Xiaotai Zhejiang and hence consolidate its financial results as our VIE.

In our case, WOFE effectively assumed management of the business activities of Xiaotai Zhejiang and Yingran Hangzhou through a series of agreements which are referred to as the VIE Agreements. The VIE Agreements are comprised of a series of agreements as described in details below. Through the VIE Agreements, WOFE has the right to advise, consult, manage and operate Xiaotai Zhejiang and Yingran Hangzhou for an annual consulting service fee in the amount of 100% of net profit of Xiaotai Zhejiang and Yingran Hangzhou. All the Xiaotai Zhejiang shareholders and Yingran Hangzhou shareholders (collectively, the “Participating Shareholders”) have each pledged all of their right, title and equity interests in Xiaotai Zhejiang and Yingran Hangzhou as security for WOFE to collect consulting services fees provided through the Equity Interests Pledge Agreement. In order to further reinforce WOFE’s rights to control and operate Xiaotai Zhejiang and Yingran Hangzhou, the Participating Shareholders have granted WOFE an exclusive right and option to acquire all of their equity interests in Xiaotai Zhejiang and Yingran Hangzhou through the Exclusive Equity Option Agreement.

The VIE Agreements are detailed below as follows:

Equity Interest Pledge Agreements

WOFE, Xiaotai Zhejiang, Yingran Hangzhou and all of the Participating Shareholders, entered into Equity Interest Pledge Agreements, pursuant to which the Participating Shareholders pledged all of their equity interest in Xiaotai Zhejiang and Yingran Hangzhou to WOFE as collateral in order to guarantee the performance of Xiaotai Zhejiang and Yingran Hangzhou’s obligations under the Consulting Servcies Agreement.

The Participating shareholders shall not transfer the pledged equity interest, place or permit the existence of any security interest or other encumbrance on the pledged equity interest, without the prior written consent of WFOE, except for the performance of the Exclusive Equity Option Agreements executed by the VIE, WOFE, Xiaotai Zhejiang and Yingran Hangzhou on the execution date of the Equity Interest Pledge Agreement. During the term of the pledge, WOFE shall have the right to collect any and all dividends declared or generated in connection with the pledged equity interest. The pledge shall be continuously valid until all payments due under the Consulting Services Agreement have been fulfilled by the VIEs.

Consulting Services Agreements

Pursuant to Consulting Services Agreement by and between WOFE and Xiaotai Zhejiang, WOFE has the exclusive right to provide Xiaotai Zhejiang with technical support, consulting services and management services during the term of the agreement. In exchange, WOFE will be entitled to a service fee that substantially equals to all of the net income of Xiaotai Zhejiang. The service fees may be adjusted based on the services rendered by WOFE in that quarter. Xiaotai Zhejiang has agreed not to engage any other party for the same or similar consultation services without WOFE’s prior consent. The Consulting Services Agreement remains in effect unless Xiaotai Zhejiang fails to pay the services fee or becomes bankrupt or insolvent. Nevertheless, WOFE may terminate the Consulting Services Agreement at any time upon giving 30 days’ prior written notice to Xiaotai Zhejiang and the Xiaotai Shareholders.

Pursuant to a Consulting Services Agreement by and among WOFE, Yingran Hangzhou and each of the Yingran Hangzhou equity shareholders, or Yingran Shareholders, WOFE has the exclusive right to provide Yingran Hangzhou with technical support, consulting services and management services during the term of the agreement. In exchange, WOFE will be entitled to a service fee that substantially equals to all of the net income of Yingran Hangzhou. The service fees may be adjusted based on the services rendered by WOFE in that quarter. Yingran Shareholders and Yingran Hangzhou have agreed not to engage any other party for the same or similar consultation services without WOFE’s prior consent. The term of the Consulting Services Agreement remains in effect unless Yingran Hangzhou fails to pay the services fee or becomes bankrupt or insolvent. Nevertheless, WOFE may terminate the Consulting Services Agreement at any time upon giving 30 days’ prior written notice to Yingran Hangzhou and the Yingran shareholders.

Operating Agreements

Pursuant to an Operating Agreement by and among WOFE, Xiaotai Zhejiang and each of the Xiaotai Shareholders, Xiaotai Zhejiang or Xiaotai Shareholders shall not, without the prior written consent of WOFE, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Xiaotai Zhejiang (excluding proceeding with Xiaotai Zhejiang’s normal business operation). Xiaotai Zhejiang and Xiaotai Shareholders also jointly agree to accept the corporate policies or advice provided by WOFE in connection with Xiaotai Zhejiang’s daily operations, financial management and the employment and dismissal of Xiaotai Zhejiang’s employees. Xiaotai Shareholders shall appoint such individuals as recommended by WOFE to be Directors of Xiaotai Zhejiang and shall appoint members of WOFE’s senior management as Xiaotai Zhejiang’s General Manager, Chief Financial Officer, and other senior officers (as defined in the Operating Agreement). Unless by the early termination of WOFE, the Operating Agreement remains in effect until Xiaotai Zhejiang’s operation term expires.

Pursuant to an Operating Agreement by and among WOFE, Yingran Hangzhou and each of the Yingran Shareholders, Yingran Hangzhou or Yingran Shareholders shall not, without the prior written consent of WOFE, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Yingran Hangzhou (excluding proceeding with Yingran Hangzhou’s normal business operation). Yingran Hangzhou and Yingran Shareholders also jointly agree to accept the corporate policies or advice provided by WOFE in connection with Yingran Hangzhou’s daily operations, financial management and the employment and dismissal of Yingran Hangzhou’s employees. Yingran Shareholders shall appoint such individuals as recommended by WOFE to be Directors of Yingran Hangzhou and shall appoint members of WOFE’s senior management as Yingran Hangzhou’s General Manager, Chief Financial Officer, and other senior officers (as defined in the Operating Agreement). Unless by the early termination of WOFE, the Operating Agreement remains in effect until Yingran Hangzhou’s operation term expires.

Exclusive Equity Option Agreements

Pursuant to an Exclusive Equity Option Agreement by and among WOFE, Xiaotai Zhejiang and each of the Xiaotai Shareholders, Xiaotai Shareholders jointly and severally grant WOFE an exclusive option to purchase at any time in part or in whole their equity interests in Xiaotai Zhejiang for a purchase price equal to the capital paid by the Xiaotai Shareholders, pro-rated for purchase of less than all the equity interest. WOFE may exercise such option at any time until it has acquired all equity interests of Xiaotai Zhejiang, and freely transfer the option to any third party. The Exclusive Equity Option Agreement terminates in ten years but can be renewed by WFOE at its discretion.

Pursuant to an Exclusive Equity Option Agreement by and among the WOFE, Yingran Hangzhou and each of the Yingran Shareholders, Yingran Shareholders irrevocably grant WOFE an irrevocable and exclusive right to purchase, or designate one or more persons to purchase at any time in part or in whole their equity interests in Yingran Hangzhou for a purchase price equal to the capital paid by the Yingran Shareholders, pro-rated for purchase of less than all the equity interest. WOFE may exercise such option at any time until it has acquired all equity interests of Yingran Hangzhou, and freely transfer the option to any third party. The Exclusive Equity Option Agreement terminates in ten years but can be renewed by WOFE at its discretion.

Voting Rights Proxy Agreement

Each of the Xiaotai Shareholders and Yingran Shareholders has entered into a voting rights proxy agreement, or the Voting Rights Proxy Agreement, pursuant to which each of the Xiaotai Shareholders and Yingran Shareholders has authorized WOFE to act on his or her behalf as the exclusive agent and attorney with respect to all matters concerning the shareholding, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights that shareholders are entitled to under PRC law and the VIE’s bylaws, including but not limited to the sale or transfer or pledge or disposition of the such shareholder’s shareholding in part or in whole; and (c) designating and appointing on behalf of the shareholders legal representative, executive director, supervisor, chief executive officer and other senior management members of the VIEs. The agreement shall remain in effective for the longest time then permitted under applicable PRC laws.

The Company has concluded that the Company is the primary beneficiary of Xiaotai Zhejiang and Yingran Hangzhou and should consolidate their financial statements. The Company is the primary beneficiary based on the Voting Rights Proxy Agreement entered into as part of the VIE Agreements that each equity holder of Xiaotai Zhejiang and Yingran Hangzhou assigned their rights as a shareholder of Xiaotai Zhejiang and Yingran Hangzhou to WOFE. These rights include, but are not limited to, attending shareholders’ meetings, voting on matters submitted for shareholder approval and appointing legal representatives, executive director, supervisor, chief executive officer and other senior management members. As such, the Company, 100% controlling WOFE, is deemed to hold all of the voting equity interest in Xiaotai Zhejiang and Yingran Hangzhou. For the periods presented, the Company has not provided any financial or other support to either Xiaotai Zhejiang or Yingran Hangzhou. However, pursuant to the Consulting Services Agreement, the Company may provide complete technical support, consulting services and management services during the term of the VIE agreements. Though not explicit in the VIE agreements, the Company may provide financial support to Xiaotai Zhejiang and Yingran Hangzhou to meet its working capital requirements and capitalization purposes. The terms of the VIE Agreements and the Company’s plan of financial support to the VIEs were considered in determining that the Company is the primary beneficiary of the VIEs. Accordingly, the financial statements of the VIEs are consolidated in the Company’s consolidated financial statements.

Based on the foregoing VIE Agreements, WOFE has effective control of both Xiaotai Zhejiang and Yingran Hangzhou which enables WOFE to receive all of their expected residual returns and absorb the expected losses of VIEs. Accordingly, the Company consolidates the accounts of Xiaotai Zhejiang and Yingran Hangzhou for the periods presented herein, in accordance with Accounting Standards Codification, or ASC, 810-10, Consolidation.

Borrowers

Borrower Base and Acquisition

Xiaotai facilitates loans to borrowers from different income levels with diverse customer profiles. Borrowers on Xiaotai’s platform include individuals and small and micro enterprise owners with sufficient income, pledgeable assets, or satisfactory credit history. Xiaotai believes borrowers with these characteristics present lower risks to its investors.

Xiaotai acquires borrowers principally through referrals from its eight cooperation partners in the industry. Under the contractual arrangements, Xiaotai’s cooperation partners refer borrowers to Xiaotai for matching loans from investors, and the cooperation partners earn fees from and get paid directly by the borrowers they refer on a one-time basis. As the fee charges belong to the cooperation partners and do not have bearings with Xiaotai, these fees are not reflected in Xiaotai’s financial statements. Xiaotai does not pay any compensation to its partners for borrower referrals. Xiaotai then provide loan facilitation services to those borrowers directly. Once a potential borrower is referred to Xiaotai, all the remaining aspects of the borrowing process are handled via Xiaotai’s online platform from application to credit assessment, matching, funding and after-lending servicing. Borrowers are required to enter into a user agreement and a borrower service agreement with Xiatai after their loan applications are submitted to the platform.

Company Name	Asset recommended	Exclusive or not
Zhejiang Fengtai Technology Co., Ltd.	Credit loans	Y
Xiaomifeng Financing Leasing Co., Ltd.	Credit loans and consumer loans	Y
Chongqing Lingyong Information Technology Co., Ltd.	Credit loans	Y
Neimenggu Mingbo Information Technology Co., Ltd.	Credit loans	Y
Chengdu Youkehuachuang Information Technology Co., Ltd.	Credit loans	Y
Dalian Juzifenqi Technology Co., Ltd.	Credit loans	Y
Ningbo Lituo Information Technology Co., Ltd.	Credit loans	N
Dafeiyundai Technology Co., Ltd.	Credit loans	N

This borrower acquisition model has allowed Xiaotai to utilize its partners’ resources and efforts to increase the number of borrowers and the total amount of loan facilitated on Xiaotai’s platform. In the year ended December 31, 2017, Xiaotai facilitated 244,779 loans with a total transaction volume of RMB8.3 billion, compared to 24,660 loans for a total loan amount of RMB2.6 billion in the year ended December 31, 2016. In the year ended December 31,2018, Xiaotai facilitated 532,148 loans with a total transaction amount of RMB13.2 billion.

Loan Products Offered to Borrowers

Xiaotai’s lending information facilitation platform primarily facilitates two categories of loans for individual borrowers and business owners, including credit loans and consumer loans. Generally the charge rate varies according to the borrower’s credit rating, but does not significantly vary between the following two loan categories. The fee charges range from 6% to 11%.

In US$	2016	2017	2018
Loan Amount facilitated	397,614,070	1,223,579,944	2,009,584,463
- Consumer loans	636,273	10,397,162	1,819,575,975
- Credit Loans	396,977,797	1,213,182,782	190,008,488

	2016	2017	2018
Fee revenue percentage from
- Consumer loans	0%	1%	91%
- Credit Loans	100%	99%	9%

The amounts of payments that the cooperating asset platforms have made to investors under this guarantee program during the periods presented are as follows:

2016	2017	2018
$3,256,303	$15,396,425	$53,736,567

Credit Loans.

Credit loans are standard loans that are lent based on a borrower’s creditworthiness and assessed repayment ability. They are unsecured loans with no property pledge or third party guarantee as a condition to the loan approval. This type of loans are designed for borrowers who have established a credit history and have a stable income source or sufficient assets. Borrowers include middle-class salary earners living in the largest metropolitans to fourth tier small cities throughout China, small and micro enterprise owners, blue-collar workers, farmers and young couples.

Credit loans typically have a term of 1 months to 24 months and a principal amount ranging from RMB1,000 to RMB50,000. The interest rates of the loans generally range between approximately 6.6% and 11%.

Credit loans generally have different requirements for the qualification approval than non-credit loans, because the lending decision is made based principally on the borrower’s creditworthiness and overall debt repayment history and records. In comparison, non-credit loans may impose guarantee, a higher income level or certain other requirements as a condition for loan approval.

Consumer Loans.

Consumer loans are unsecured loans that are borrowed for personal consumer purposes, such as for travel, education, medical treatment, plastic surgery, or general consumption uses. The investor fund for this type of loans, upon approval, is earmarked to be remitted to the designed vendors from whom a borrower has purchased goods or received services, and the borrower may not receive the loan fund directly from the investor. The uses of this category of loans are for directly paying the spending amounts due different vendors to pay off the borrower’s purchases. The type of loan products addresses the need of those borrowers who may not be able to borrow from, or are underserved by, the traditional personal financing channels including commercial banks. Borrowers range from individual borrowers living in small cities to business owners residing in largest metropolitans in China.

Consumer loans typically have a term of 1 months to 24 months and a principal amount ranging from RMB600 to RMB50,000. The interest rates of the loans generally range between approximately 6.6% and 11%. These loans are simple and convenient products designed to be easy for borrowers to apply on the online platform.

Prior to February 2018, almost all loans invested by Xiatai platform investors were lent to borrowers through loan transfers by Xiaotai’s cooperation partners (i.e., the asset platform). During that process, borrowers applied for loans at the source with the asset platform, and the asset platform lent to the borrowers following its own approval process and entering into loan agreements with the borrowers. The asset platform then initiated a loan transfer on Xiaotai’s lending facilitation platform (i.e., the funding platform). After the funding platform authenticated the loans made by the asset platforms, the loans were posted on the funding platform for transferring to new investors on the secondary market. Once investors on Xiaotai’s platform purchased the loans from the asset platform, the new investors and the asset platform entered into a credit transfer agreement to transfer the rights to the loans to the new investors. During the repayment process, borrowers repaid the loan amounts to the asset platform, which in turn transferred the funds to the new creditors. In compliance with the PRC rule changes governing the P2P lending industry implemented in November 2017, Xiaotai has discontinued the practice of allowing the asset platforms to transfer their creditor rights to the loans to investors on its platform. Starting in February 2018, all loans on Xiaotai’s platform have been invested directly by its platform investors to the asset platforms’ borrowers.

Investors

Investor Base and Acquisition

Xiaotai has a diverse investor base. Individuals investing on Xiaotai’s platform are from different regions in China, and several provinces along the Yangtze River account for the most investor-concentrated regions for Xiaotai. To date, almost all registered investors on Xiaotai’s platforms are individual investors, and about fifty percent of those investors are in the age range of 30 to 40 years of age. Investors comprise primarily of affluent salary earners and middle to upper income families seeking alternative investment opportunities with attractive returns at their respective preferred risk levels. Xiaotai estimates that approximately 48% of its investors have a combined annual family income of RMB100,000 to RMB200,000 and approximately one-fifth have a family income of RMB200,000 to RMB500,000.

Xiaotai acquires investors through various online marketing efforts and advertising channels. Xiaotai primarily markets the loan investment opportunities through its website and mobile applications. Xiaotai also advertises the platform services through cooperation with industry peers. Among others, Xiaotai uses special promotion plans to attract new investors and new investment funds of the existing investors to its platform. Such special promotions may include gift certificates, seniority-based membership services, or special investment opportunities tailored to certain members. These promotions have been very popular among investors. Xiaotai also developed a super-partner program under which the existing customers may invite their relatives and friends to join and become a registered user of the platform. By others’ enrollments, the existing customers are then promoted to the super-partner status. Both existing customers and new members may receive commissions or other forms of compensation distributed by the platform. Xiaotai plans to further increase its marketing efforts and diversify its capital sources to attract investments from both individual investors and institutional investors.

Income Products Offered to Investors

Xiaotai’s lending information facilitation platform provides investors with the opportunity to invest in a variety of loan products based on the investor’s personal investment goals and risk preferences.

Individual loan investment products

Individual loan investment products enable investors to actively manage and direct their investments on Xiaotai’s platform by making their own selections of the borrower, loan amount, interest rate and duration of the loan. Individual loan products are listed at the platform’s “Individual Loan Investment” section that are presented for investors’ own selections. The platform’s automated filters allow investors to browse loan quotes posted on the platform at a given time, review applicants’ credit profiles and desired loan terms, and make the decision to invest in a specific loan. The minimum capital commitment required for individual loan investment products is RMB100, and currently the annual rates of return to investors are generally between 6.6% and 11%.

Platform designed portfolio loan products

Portfolio investment products are designed by Xiaotai’s platform and offered to investors to invest in one or multiple loans through automated investing tools based on the investor’s preset investment criteria. Investors choosing this type of products authorize the platform to match their investment with borrower loans based on the portfolio features the platform designs for investment at a particular time, and the features generally include the total portfolio investment amount, loan duration, interest rate, loan type and other conditions.

The minimum amount required for investing in portfolio loan products is RMB100. The investor’s committed fund is automatically allocated among loans pooled by the platform. In the event that investor capital cannot be invested in a particular loan portfolio because the investment commitments have reached the total portfolio amount or is otherwise unable to be matched with loans, the unmatched fund is returned to the investor. Portfolio loan investment enables the investor to automatically reinvest their capital without having to revisit the platform website. It also provides the convenience for those investors who focus more on investment returns than selecting borrowers or individual loan products.

There are three different investment plans within the portfolio loan category for investors to choose from, including Beginners plan, I-deposit plan and U-election plan. Beginners plan is specially designed for newly registered investors and produces higher investment returns than other plans. New investors on Xiaotai’s platform are eligible to invest in the Beginners plans within 60 days of their initial registration on the platform. Within the Beginners plan, there are also two investment options, including one-month and three-month sub-plans. New investors may invest in the Beginners plan multiple times, subject to a total investment amount limit. The maximum amount that can be invested in the Beginners plan is RMB50,000. The current annual rates of return to investors enrolled in the Beginners plans are generally between 6.6% and 8%.

The I-deposit plan is a program for short-term loan products and comprised of one-month and two-month plans. They provide flexibility to investors who may want to freely reinvest the available funds in other products after one or two months’ capital commitment. The minimum capital investment for the I-deposit plans is RMB100. The current annual rates of return to investors are generally between 6.6% and 7.6%.

The U-election plan is designed for longer term loan investment products with an investment term ranging from 3 months to 24 months. U-election plans attract investors with a relatively steady stream of income and a higher rate of return than I-deposit plans. The minimum capital commitment for investors in the U-election plans is also RMB100. The current annual rates of return to investors are generally between 8% and 11%.

Secondary market loan transfers

Xiaotai provides investors with access to a liquid secondary market, giving them the opportunity to exit their investments before the underlying loans become due. Before the investors may transfer their loan products, they are required to have a minimum holding period of two months for the loan products they have acquired, during which investors cannot sell their invested loans. Once the commitment period ends, the investors are permitted to sell the loan products on the platform’s secondary market. The transferring investor must list an existing loan on the “Loan Transfer” section of the platform, and other investors may select and submit a loan purchase order if the new investor is satisfied with the interest rate and other terms of the existing loan. The transferring investor enters into a loan transfer agreement with the new investor and receives the remaining unpaid loan repayment amount including accrued interest. If a new investor cannot be matched within three days, the transfer listing is automatically taken off the list of the transfer loans, and the investor can choose to resubmit a new listing until a new investor may be found.

The platform loan servicing team facilitates Beijing Bank to have the selling proceeds transferred to the transferring investor’s depository account within 3 business day following the sale. While Xiaotai provides the secondary loan transfer market for the benefit of investors, Xiaotai does not have any obligation to assist investors in transferring the loan products they have purchased to another investor before maturity.

In US$	2016	2017	2018
Loan transferred	13,450,737	24,265,898	95,035,780
Loans open for transfer	92,774	871,112	255,777

The fees are charged based on the amount of loans transferred an recognized as revenue when the transfer is completed.

The Loan Transaction Process

A borrower generally undergoes a two-step process to obtain a loan. The loan process begins when a prospective borrower submits an application for a loan with Xiaotai’s lending facilitation cooperation partner (i.e., the asset platform or the source platform). The asset platform will conduct an initial review to verify the applicant’s identity and personal information and evaluate credit history and repayment ability. After the completion of the initial review, the asset platform will forward the loan application to Xiaotai’s lending information facilitation platform (i.e., the funding platform). The funding platform then will perform a second-level review of the borrower’s application based on Xiaotai’s risk control criteria and approval standards. Once the funding platform approves the loan application, it will match the borrower with the investor through one of its loan product programs. Upon the acceptance of the loan by an investor, the funding platform will facilitate the transfer of loan fund from the investor to the borrower and thus complete the funding process.

Collaborative efforts of Xiaotai’s funding platform and its partners’ asset platforms

In order to have successful lending facilitation operations, Xiaotai considers it vital to maintaining a close cooperation relationship with its asset platform partners. Xiaotai currently works with six asset platform partners in loan facilitations and also have cooperation agreements in place with two other partners under which Xiaotai expects to receive borrower referrals later this year.

Cooperation Partners	Assets recommended	Exclusive
Zhejiang Fengtai Technology Co., Ltd.	Credit loans	Y
Xiaomifeng Financing Leasing Co., Ltd.	Credit loans and consumer loans	Y
Chongqing Lingyong Information Technology Co., Ltd.	Credit loans	Y
Neimenggu Mingbo Information Technology Co., Ltd.	Credit loans	Y
Chengdu Youkehuachuang Information Technology Co., Ltd.	Credit loans	Y
Dalian Juzifenqi Technology Co., Ltd.	Credit loans	Y
Ningbo Lituo Information Technology Co., Ltd.	Credit loans	N
Dafeiyundai Technology Co., Ltd.	Credit loans	N

Under Xiaotai’s agreements with its cooperation partners, the asset platform is responsible for marketing Xiaotai’s online lending facilitation services, acquiring borrowers, reviewing loan applications, conducting a due diligence review of loan applicants, information verification, and post-lending repayment and delinquency management. The asset platforms pay Xiaotai a service fee of 1% for all loans successfully facilitated by us, and is allowed to charge a service fee from the borrowers. As the party managing the investors’ information, Xiaotai’s funding platform handles the final loan application review process, loan approval and the loan funding facilitation for approved loans. The agreements generally specify the range of interest rates that may apply to the borrowers whom the asset platform refers to Xiaotai’s funding platform. The agreements will not terminate  until either party tenders the termination notice to the other party and after the loans recommend by cooperation party and facilitated by us mature.

Loan transaction process on Xiaotai’s information facilitation platform

Xiaotai’s online information facilitation platform offers borrowers a simple and fast loan application process with its proprietary technology supporting most of the data processing and information verification. The technology powered platform receives and analyzes borrower information, and evaluate an application and qualifications with its credit scoring and decisioning tools in an efficient manner. Investment funds are automatically matched or manually operated by investors to invest into respective loan products and generate returns with desired terms through Xiaotai’s sophisticated data analysis and matching system. The risk control system safeguards investment fund safety and protects the platform operation integrity.

Process Flow of Unsecured Credit Loans

Process Flow of Secured Loans

Cash Flow

Phase 1. Application on the asset platform

To apply for a loan, a prospective borrower completes an online application on the asset platform and provide documents and information required by the asset platform. As part of the preliminary review process, the borrower and the asset platform enter into a loan service agreement which sets forth the rights and obligations of each party and the major terms of the loan the applicant desires, including the loan amount, interest rate and loan duration. The asset platform will then conduct a preliminary review of the applicant’s information using its own risk control methodologies. Under the contractual arrangement, Xiaotai also has access to the borrower’s application information.

The asset platform has their own loan application screening process which meets Xiaotai’s requirements. The requirements set forth the conditions that the borrower must satisfy in order to be eligible to borrow on the funding platform. The requirements typically include (a) the borrower hasn’t exceeded their aggregate borrowing limit for all loans that they have borrowed from all sources, (b) the borrower may not be a student, (c) the loan is for consumption or general cash flow purpose and the actual use of the fund must conform to the stated purpose, and (d) other relevant requirements. As part of the preliminary review, the borrower is required to provide his or her legal name, PRC identity card number, and other information the asset platform may request. The asset platform then evaluates the applicant’s eligibility based on its information verification and the applicant’s credit and repayment capability. Once the asset platform approves the loan application, it officially refers the application to the funding platform for further processing.

Phase 2. Application on the funding platform

The general process for applying for a loan from an investor on Xiaotai’s funding platform is similar in many aspects to that for a traditional loan from a financial institution, including information submission, data verification, qualification evaluation, application approval, and post-lending servicing. However, every step of the transaction is mainly processed and supported by the proprietary technology Xiaotai developed.

Before a loan applicant may apply a loan on the funding platform, the applicant must sign a registered user agreement with Xiaotai and become a registered user on Xiaotai’s website or mobile applications. A registered user must be at least 18 years of age. The membership agreement sets forth the respective rights and obligations of the registered user and the funding platform related to the use of the platform.

Prospective borrowers can apply for loans either through Xiaotai’s website or by mobile applications. To complete a loan application, the applicant is required to provide certain personal and financial information, including legal name, PRC identity card information, bank account information, proof of income, employment information and a credit report from the People’s Bank of China (the “PBoC”), in addition to the desired loan terms and other information gathered by the asset platform. Other information an applicant needs to furnish depends on the type of the loan product the applicant desires.

Loan applicants must sign a borrower services agreement with the funding platform before their applications may be processed and matched with platform investors. The agreement provides for the lending process, loan fund use, loan fund disbursement, repayment and other relevant requirements to which the borrower is obligated.

Phase 3. Borrower information verification, credit and qualification evaluation, and approval

After a prospective borrower submits loan application, the funding platform will verify the identity of the applicant by analyzing the information provided the applicant and data gathered internally and collected from external sources. Internal information typically derives from the applicant’s historical data maintained by the funding platform and identifiable behavioral data collected by Xiaotai. External sources may include identity information from the Ministry of Public Security, credit information from the PBoC, and personal data verified by the asset platform. The funding platform also compiles data from third parties or public sources, such as Chinese e-commerce websites, social media networks or wireless service providers. Online shopping and payment information, along with other online data, are aggregated to assist in the evaluation of the loan applicant.

During information verification process, relevant data is automatically processed and analyzed for anti-fraud detection. The funding platform uses a combination of current and historical data obtained during the application process, its sophisticated analytical data technologies and third-party data to help assess the potential fraud risk level the applicant may present. If fraud is detected, the application will be rejected and the applicant will be notified. For other applicants, they proceed to the next step of the evaluation process.

After the initial screening, the qualified prospective borrowers are then evaluated for their creditworthiness and repayment ability based on their employment status, income, assets, debts and other financial obligation information. Xiaotai has developed its own credit scoring models by using its proprietary technology which automatically generates Xiaotai’s credit scores based on Xiaotai’s enterprise credit standards to predicate and assess the borrower’s future repayment behaviors and probabilities.

In addition to automated credit scoring tools, the risk control staff also conducts manual evaluations to analyze a prospective borrower’s creditworthiness and decide whether the application should be approved. Each loan application is assigned a risk control review specialist responsible for an initial evaluation. After the initial assessment, the application is sent to the risk control supervisor for approval and further proceeds to a second level review by a senior risk control manager. Following the completion of the qualification review, the loan application may receive the notification of one of the following four results: approval for lending, holding for further observation, rejection or blacklist status. Xiaotai maintains a borrower blacklist for its own proprietary use to identify individuals with records of fraud, severe delinquencies, defaults or other high-risk behaviors. Once a loan applicant has borrowed on Xiaotai’s platform, the platform credit scoring system analyzes the borrower’s borrowing history and generates a credit report for its internal uses or future qualification assessment.

	2016	2017	2018
Approved	44.54%	67.15%	58.96%
Held for further observation	1.91%	0.07%	0.07%
Rejected	53.55%	32.78%	40.97%

Phase 4. Listing, matching and funding

Once a loan application is approved, the loan request is posted on the funding platform. Borrowers are matched to investors according to the desired loan amount, interest rate, loan term and other factors. Depending on the desired terms of the loan, the loan request may be matched instantly with the platform’s investment pool or listed on the funding platform for matching with suitable investment. The loan matching between the loan request and the available investment can be completed in two to five seconds on average. The automated investing tool on the funding platform executes a match every ten minutes of all loan requests and available investments at a given time. After a loan is successfully matched, the funding platform then transmits funding instructions to the platform designated depository bank, and the depositary bank will transfer the loan fund from the investor’s depository account to the borrower’s depository account. Following the completion of the funding process, the borrower, investor and the funding platform will enter into a loan agreement setting forth their respective legal rights and obligations under the loan. The borrower signs the loan agreement through the assistance of the referring asset platform.

In general, the entire matching process from the loan request posting on the funding platform to the loan agreement execution takes ten minutes if the loan request fits the investor’s lending criteria, or it can be as long as three days if no suitable loan request is available at a given time to match investors’ funds. If investment cannot be matched with a loan request in three days, investors’ funds will be released from their accounts at the depository bank, and investors may choose to fund their depository accounts for a new matching process.

Phase 5. Post-lending loan servicing

Xiaotai’s funding platform services all loans facilitated through the platform. Servicing is comprised of platform account maintenance, loan funding and repayment record reconciliations, payment reminder and notice, and collection assistance. After a loan is executed, the platform’s loan servicing staff assists borrowers to fulfill their loan obligations according to an agreed-upon schedule through daily management and monitoring of loan repayments and provides investors with after-lending services to receive investment returns throughout the life of loans. Assistance provided to borrowers includes sending payment reminders and delinquency notices if repayments are not made on their scheduled dates.

Prior to and on the date the monthly loan repayment becoming due, the platform’s loan servicing team sends repayment reminders through text messages and telephone calls. Loan repayment is required to be deposited by the borrower into the borrower’s funding account at Beijing Bank on or before the scheduled repayment date of each month. Beijing Bank automatically transfers the repayment amount on the repayment date from the borrower’s deposit account to the investor’s deposit account at Beijing Bank.

In general, when a borrower does not make a payment as scheduled, the loan is considered being delinquent. Under the loan agreements, the platform’s loan servicing staff may contact the borrower on the same day to request an immediate payment or negotiate a repayment date. In addition to the delinquent loan balance amount, the borrower must pay a delinquency fee charge, which is calculated at a daily rate of 0.05% on the delinquent amount accrued during delinquency period. If the delinquency exceeds 3 days, or if the borrower cannot be located, has maliciously refused to make repayment or otherwise failed to cooperate with the loan servicing team, the delinquent loan will be sent to a collection company for debt collection.

In practice, Xiaotai’s cooperation partners and the cooperating asset platforms guarantee the loans of the borrowers they recommend and repay the delinquent loan amounts on behalf of the borrowers within 12 hours upon receiving the default notice from Xiaotai. As a result, in the event of a default, the guarantee shifts the repayment obligations from the borrowers to the cooperating asset platforms.

The asset platform will deposit its own fund into its account at Beijing Bank, which subsequently will be transferred into the investor’s deposit account for repayment of the borrower’s delinquency amount. After the asset platform repays a delinquent amount on behalf of the borrower it referred, the funding platform will assist the asset platform with its collection efforts. Pursuant to the collection procedure agreed upon by the asset platform and the funding platform, if the delinquency period is 30 days or less, Xiaotai’s loan serving team will contact the borrower through telephone calls to request repayment of the delinquent amount. If the delinquency period exceeds 30 days, the asset platform will submit the delinquent debt to a collection agency for subsequent debt collection.

The delinquency rates for all loans facilitated on Xiaotai’s platform during fiscal years of 2016, 2017 and 2018 were 1.74%, 3.17% and 8.22%, respectively.

Delinquency days	2016	2017	2018
1--29	0.06%	0.41%	0.50%
30--59	0.11%	0.60%	0.60%
60--89	0.13%	0.45%	0.92%
90--179	0.45%	0.70%	1.76%
180--	0.99%	1.01%	2.69%
Total	1.74%	3.17%	6.47%

The amounts of payments that the cooperating asset platforms have made to investors under this guarantee program during the periods presented are as follows:

2016	2017	2018
$3,256,303	$15,396,425	$53,736,567

The platform’s delinquency rate is relatively low compared to other lending facilitation companies because the investors have had the second level protection from the asset platforms to perform the repayment obligations on their borrowers’ behalf. The increase of delinquency rate from 2017 to the most recent period of 2018 is mainly attributable to the slowdown of China’s macro economy and therefore the lowered payment ability of borrowers.

Loan fund deposit, transfer, repayment and settlement process

Xiaotai has engaged Beijing Bank to provide depository, transfer, settlement and clearance services for its funding platform since June 2017. Prior to June 2017, Xiaotai had used third-party payment companies as agents to administer funding and repayment activities among borrowers, investors, the asset platform and the funding platform and to perform fund settlement functions. Since 2017, the relevant PRC laws require all P2P lending facilitation intermediary companies to centralize their lending fund transfer and settlement functions to only one commercial bank in order to achieve the separation between fund management which is handled by a commercial bank and transaction management for which the lending information facilitation platform is responsible. Pursuant to the new regulations, Xiaotai entered into a cooperation agreement in May 2017 with the Hangzhou Branch of Beijing Bank for it to provide the platform with all services related to the lending fund transfer and repayment.

When becoming a customer of the funding platform, the borrower and the investor are required to establish their respective depository accounts at Beijing Bank for the exclusive use on the platform to transfer loan and repayment funds. The investors open the depository accounts when they provide their legal names to the funding platform for verification, while the borrowers open the depository accounts upon the submission of loan applications with the funding platform. The depository accounts are linked to the borrower’s and investors’ respective bank debit cards associated with their personal banking accounts. The funding platform and the cooperation asset platform also establish their own depository accounts. Beijing Bank transfers services fees from the accounts of borrowers and investors and deposit into the account of the funding platform. Beijing Bank also transfers funds from the account of the asset platform when the asset platform pay services fees to the funding platform or repays loans to the investors on behalf of their borrowers.

For investors, they complete fund deposits after logging into their platform user accounts and click on the deposit request button at the platform’s “Investor Center” page, and the fund transfer from their personal banking accounts to their depository accounts will be automatically completed by Beijing Bank. For borrowers, they need to initiate a fund transfer from their Beijing Bank depository accounts to their personal banking account after receiving the loans. At loan repayment, the borrowers transfer repayment from their personal banking accounts to the depository account at Beijing Bank, and the investors cash out their investments by clicking on the “withdrawal” button at the platform’s “Investor Center” page.

The investor and borrower are required to sign custodian agreements and open bank accounts with our third party payment bank, Bank of Beijing. According to the custodian agreement, Bank of Beijing is responsible for sending the transaction orders to the transacting parties. If it fails to transfer funds timely and incurs losses for the transacting parties, Bank of Beijing is fully liable for such losses.

Service fees

Xiaotai generates its revenues from service fees paid by both investors and borrowers for its information and lending facilitation services provided over a loan’s life cycle, including loan application review, lending risk controls, investor and borrower matching, funding assistance, post-lending loan services. Investors also pay a service fee when they transfer the loans they have acquired to new investors on the secondary market.

Risk Management

Xiaotai has developed a comprehensive risk control system supported by its proprietary finance technologies comprised of big data, artificial intelligence, cloud computing, and data privacy protection technology. Xiaotai regards its risk management capacities as a competitive advantage in attracting investors to its platform and invest in quality loans they can trust.

Xiaotai independently developed the Zhizi risk control system based on big data technology and artificial intelligence. The Zhizi risk control system implements risk control measures through the functions of different modules, such as Zhizi credit, Zhizi scoring, Zhizi review, and Zhizi internal controls.

Risk Management System Structure

Xiaotai’s enterprise-wide risk management is led by its Chief Risk Control Officer who oversees the operation of the Risk Control Center and manages the Company’s risk control efforts. The Risk Control Center is staffed by the personnel performing different functions of risk control system, including risk control review specialists, risk control supervisors, senior risk control managers, financial product manager/specialists and risk control model experts.

The Company has established organizational policies and procedures to manage all operational risks that may impact the organization as a whole as well as departmentalized risks that can affect one or more segments of the platform lending process. The risk management system has three main components, including information security, lending risk control procedures and internal controls.

Information security and protection

To prevent unauthorized access to its platforms, Xiaotai installs firewalls to separate information and communications from external sources from its internal systems. The information security program safeguards the confidentiality and accessibility of borrower and investor information. The program covers information risk assessment, access controls, training, continuous monitoring and review. The Risk Control Center also has measures in place to respond to potential information security related incidents such as platform data breaches.

As a result of its information security protection efforts, Xiaotai received a Level III Certificate for Protection of State Information Security awarded by the PRC Ministry of Public Security, the highest level of recognition granted to non-bank financial institutions for stringent information security management and risk controls.

Lending risk control procedures

Xiaotai’s advanced risk management system deploys proprietary fraud detection and credit assessment technologies. The proprietary risk management system enables the platform to assess the creditworthiness of borrowers more effectively in a market where reliable credit scores and borrower databases are still at an early stage of development.

Information verification and fraud detection

Xiaotai uses automated verification tools to identify potential fraud incidents and fraudulent behaviors of prospective borrowers and to ensure the quality of the loans facilitated on its platforms. The proprietary anti-fraud system has the ability to monitor, filter and alarm possible fraud throughout the lending process. Xiaotai supplements the automated fraud detection tools with manual verification as a second level preventative measure. In addition to the preliminary verification by the loan application reviewer, the risk control review specialists make verification phone calls or video conferences to ensure the accuracy of the information provided by the borrowers.

The risk control team members follow the established policies and procedures in reviewing the applications. After the team completes its review, they may allow the application to proceed or reject the application. Depending on the actual risk presented, they may place the application on hold for a certain period of time for further re-assessment or put the applicant on the platform’s blacklist to permanently prohibit the applicant from borrowing on the platform.

Credit Assessment and Loan Qualification

As a part of the risk management system, Zhizi credit scoring tools automatically evaluate the credit characteristics and creditworthiness of each loan applicant. The Zhizi System forms a scoring model by establishing a scoring mechanism for each data dimension, and then conduct an automated review. The scoring tools aggregates and analyzes the data submitted by the borrower and collected from internal and external sources, and then generates a score to become a part of the borrower’s credit profile in evaluating qualification for the applied loan.

Other factors may be taken into consideration in credit scoring and credit profile formation as part of the risk control process are education background, employment status and stability, geographic location, and online shopping behaviors.

The risk control system evaluates the borrower’s repayment ability, repayment willingness, employment and income stability, and automatically completes the functions of instant warning, interception, analysis and deployment. This system allows Xiaotai to price investment products corresponding to the risks associated with borrowers and offers quality investment opportunities to investors.

Based on the self-developed risk control system, the platform can carry out efficient risk pricing, improve the precise matching of the quota, realize more accurate credit, and help users to enhance their credit awareness. Xiaotai accumulates data from its borrower base to continually enhance the sophistication and reliability of its risk management system.

Advanced Proprietary Finance Technology

Xiaotai’s platform infrastructure is built upon and supported by proprietary technologies Xiaotai has independently developed. The online borrowing and investing operation system is highly automated using proprietary software, data analytical tools and artificial intelligence. The technology driven system covers the entire lending transaction process, from user registration to loan application information processing, data gathering, fraud detection, credit scoring, borrower-investor matching, agreement execution, and post-lending servicing.

During the loan application process, borrowers are initially screened and evaluated by using sophisticated analytical tools, which automatically combine and process information provided by borrowers, data stored in the platform system and gathered from various third-party sources. The fraud detection technology helps determine the level of fraud risk the borrower may present.

Upon the completion of the fraud detection screening, the credit-scoring technology is used to assess borrower’s creditworthiness and produce the platform’s own credit score for the borrower. The Zhizi system forms a scoring model by establishing a scoring mechanism for each data dimension, and then conduct an automated review. The credit scoring tools generate credit results following analyzing up to thousands of data variables, which may include age, education level, family members, marital status, employment, property ownership, payment delinquent history, available credit report, online shopping data and social media behavior data. The platform credit score is intended not only to summarize the borrower’s previous credit worthiness level, but more importantly to quantify the probability of delinquency or default on future loan repayment.

The chart below states our ratings of borrowers and the percentages of each category. The pricing terms to borrowers vary according to the risk rating results. We generally charge a range of 6.6% to 11% service fee for borrowers, with a higher fee for lower rated borrowers.

	2016		2017		2018
Rating	Number of borrowers %	Amount of Loans %	Number of borrowers %	Amount of Loans %	Number of borrowers %	Amount of Loans %
A	2.43%	0.22%	4.28%	3.00%	2.23%	2.55%
B	10.81%	0.59%	25.85%	10.64%	15.54%	14.99%
C	75.28%	98.97%	15.79%	80.95%	60.31%	62.30%
D	10.66%	0.21%	34.47%	4.77%	20.85%	20.07%
E	0.82%	0.01%	19.61%	0.64%	1.07%	0.09%
合计	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Following the credit scoring process and loan approval, the platform’s decisioning technology makes it possible to match qualified borrowers automatically with suitable investors within seconds according to the amount of investor fund available, desired interest rate, lending duration and other specified criteria. The automated decisioning technology enable the platform to incorporate credit scores as a factor and combine with other relevant information to generate an automated decision whether a loan can be offered or not. The platform also use the technology to customize portfolio loan products to offer to investors. The automated decisioning technology is designed to ensure fast and efficient matching of borrowers with investors based on their respective desired terms.

After a loan is issued, Xiaotai uses loan servicing management tools to support its loan servicing process. The post-lending serving management tools track borrower payment status, send payment reminders and delinquency notices through texts or telephone messages, and record entries and balances at the borrower’s and investor’s platform bookkeeping accounts, and manage transaction document retention.

The core technology within the platform operation infrastructure is the Zhizi engine within the Zhizi risk control system. This cutting-edge technology is able to analyze more than 3000 risk control model data variables, produce analytical results and decisions within seconds, and process 95% of the loan and investment orders, equivalent to the workload of 150 platform staff, without human intervention.

As a result, Xiaotai’s proprietary technology enables the lending information facilitation platform to be relatively safe and secure from fraudsters and to assist those borrowers in need to have access to affordable credit at competitive prices. The technology driven digital operation system make it possible for investors, borrowers, and Xiaotai’s industry partners to have a user-friendly and overall experience in the borrowing and investing processes.

Intellectual Property

Xiaotai uses a combination of software copyright, trademark, domain name, proprietary technology and similar rights to protect its intellectual property and brand. Xiaotai believes intellectual property rights are critical to its success and future growth. Xiaotai has registered one computer software copyright with the PRC National Copyright Administration. Xiaotai has also registered one domain name, www.trc.com. Xiaotai currently has three patent applications pending with the PRC National Intellectual Property Administration. In addition to its intellectual property rights, Xiaotai also enter into contracts with its employees and business partners to prevent the unauthorized dissemination of its technologies and know-how. To date, Xiaotai has not experienced a material misappropriation of its intellectual property.

Competition

The current internet finance market in China is intensely competitive and Xiaotai competes with other loan and investment product providers, including online lending information platform industry peers. According to information from WangDaiZhiJia (shuju.wdzj.com), currently there are approximately 1,800 online platform financial services companies actively competing in the online. Xiaotai’s key competitors include Lufax (陆金所) and Yirendai (宜人贷).

With respect to borrowers, Xiaotai competes with other online lending information facilitation platforms and traditional financial institutions, such as consumer finance business units in commercial banks or other financial companies lending to individual borrowers and small to micro business owners. Xiaotai believes its technology driven online platform, diverse loan products with competitive prices and efficient business models enable it to operate in a more effective manner and with higher levels of borrower satisfaction than its competitors.

With respect to investors, Xiaotai primarily competes with other online lending platforms, micro-investment product providers, wealth management centers and traditional banks in China. Xiaotai believes that investors are attracted to its online platform due to the wide range of available investment products, flexible and liquid secondary loan market, as well as advanced risk controls and investor protection mechanisms.

In light of future growth potential for personal consumption and demand for favorable investment products, more internet, technology and financial services companies may enter the market and increase the level of competition. As an established online lending facilitation services provider, Xiaotai believes that it has competitive advantages with respect to products, finance technologies and performance as compared to existing and potential competitors.

Employees

As of December 31, 2018, Xiaotai had a total of 294 full time employees and no part-time employee. The following table sets forth the number of its employees categorized by function as of December 31, 2018:

	Number of Employees	% of Total
Function
Senior Management and Administration	5	2%
Legal	1	0%
Product Development	24	8%
Technology	123	43%
Data Center	14	5%
Risk Management	21	7%
Operation	33	12%
Sales and Marketing	22	8%
Customer Services	25	9%
Accounting	7	2%
Human Resources and Administrative	12	4%
Total	287	100%

As of December 31, 2018, all of its employees were based in Hangzhou, China.

As required by PRC regulations, Xiaotai participates in various government mandated employee benefit plans and social insurance funds, including a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund. Xiaotai is required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of its employees, up to a maximum amount specified by the local government from time to time.

Xiaotai enters into standard employment agreements with certain of its employees. The non-compete restricted period typically expires no more than 2 years after the termination of employment. Xiaotai believes that it maintains a good working relationship with its employees and has not experienced any major labor disputes.

Facilities

Xiaotai’s principal executive offices are located on leased premises comprising approximately 4,399 square meters in Hangzhou, Zhejiang Province, China. Xiaotai leases its premises from an unrelated third party under operating lease agreements. The leased premises are subject to leases varying in duration from more than 2 years to 5 years. Xiaotai believes that it will be able to obtain adequate facilities through leasing to accommodate its future expansion plans.

Insurance

Xiaotai provides social security insurance including pension insurance, unemployment insurance, work-related injury insurance, maternity insurance and medical insurance for its employees. Xiaotai does not maintain business interruption insurance or general third-party liability insurance, nor does it maintain product liability insurance or key-man insurance.

Legal Proceedings

Xiaotai was subject to one pending legal proceeding as of December 31, 2018, related to a supply contract matter. Xiaotai believes that it has adequate defenses in the pending matter. However, there is no assurance that Xiaotai will prevail in that matter. Xiaotai believes that the likelihood that the outcome of the proceeding would have a material adverse effect on it is remote. Xiaotai may from time to time be subject to other legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in additional costs and diversion of its resources, including its management’s time and attention.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China or our shareholders’ rights to receive dividends and other distributions from us.

Regulations Relating to Foreign Investment

The Proposed PRC Foreign Investment Law

In 2015, the Ministry of Commerce published a discussion draft of a proposed Foreign Investment Law for public review and comments. Among other things, the proposed Foreign Investment Law would introduce the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise. The proposed Foreign Investment Law provides that entities established in China but “controlled” by foreign investors will be treated as foreign-invested enterprises. In this connection, “control” is broadly defined in the proposed Foreign Investment Law to cover any of the following: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision-making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision-making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of its business operations. Once an entity is determined to be a foreign-invested enterprise and its investment amount exceeds certain thresholds or its business operation falls within the “catalog of special management measures” proposed to be separately issued by the State Council in the future, market entry clearance by the Ministry of Commerce or its local counterparts would be required. According to the proposed Foreign Investment Law, variable interest entities would also be deemed to be foreign-invested enterprises, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the proposed Foreign Investment Law has not taken a position on what actions will be taken with respect to existing companies with “variable interest entity” structures, whether or not these companies are controlled by Chinese parties.

The proposed Foreign Investment Law would impose security review requirements whereby all foreign investments that jeopardize or may jeopardize national security must be reviewed and approved in accordance with security review procedures. In addition, the proposed Foreign Investment Law would impose stringent ad hoc and periodic information reporting requirements on foreign investors and foreign-invested enterprises. Aside from investment implementation reports and investment amendment reports that would be required at each investment and alteration of investment specifics, an annual report would be mandatory, and quarterly reports would be required for large foreign investors meeting certain criteria. Any company found to be non-compliant with these information reporting requirements would potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible for non-compliance would be subject to criminal liability.

It is still uncertain when or whether the proposed Foreign Investment Law would be signed into law and whether the final version would have any substantial changes from the proposed version. If the Foreign Investment Law becomes effective, then the three existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Owned Enterprise Law, together with their implementation rules and ancillary regulations, would be repealed.

Interim Measures for the Administration of Record Filing of the Establishment and Modification of Foreign-Invested Enterprises

In September 2016, the Standing Committee of the National People’s Congress published its decision to revise the laws relating to wholly foreign-owned enterprises and other foreign-invested enterprises. Such decision, which became effective in October 2016, changes the “filing or approval” procedure for foreign investments in China. Foreign investments in those business sectors that are not subject to special entry management measures will only be subject to filing instead of approval requirements. Pursuant to the Interim Measures for the Administration of Record Filing of the Establishment and Modification of Foreign-Invested Enterprises promulgated by the Ministry of Commerce in October 2016, establishment and changes of foreign investment enterprises not subject to the approval under the special entry management measures shall be filed with the relevant authorities. Pursuant to Announcement (2016) No. 22 of the National Development and Reform Commission and the Ministry of Commerce issued in 2016, the aforementioned special entry management measures apply to restricted and prohibited categories specified in the Guidance Catalog of Industries for Foreign Investment and those encouraged categories which are subject to certain requirements relating to equity ownership and senior management.

Industry Negative List Relating to Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Special Administrative Measures (Negative List) for the Access of Foreign Investment. In June 2018, the Ministry of Commerce and the National Development and Reform Commission promulgated the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2018), the Negative List, which became effective in July 2018. Industries listed in the Negative List are divided into two categories: restricted and prohibited and those encouraged shall continue to be applied to the Guidance Catalog of Industries for Foreign Investment (2017 Revision), the Catalog. Industries not listed in the Negative List nor the Catalog (2017 Revision) are generally deemed to be in a third “permitted” category, and are generally open to foreign investment unless specifically restricted by other PRC regulations. Industries in the restricted category are subject to a variety of restrictions. For example, some restricted industries are limited to Sino-foreign equity/cooperative joint ventures, and in some cases, Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Furthermore, foreign investors are not allowed to invest in companies in industries in the prohibited category. For industries not in the restricted or prohibited categories, the restrictions applicable to the restricted category do not apply in principle, and establishment of wholly foreign-owned enterprises in such industries is generally allowed.

We provide internet funds lending services, which is an industry relating to value-added telecommunication business in the restricted category, through our consolidated variable interest entities.

Regulations Relating to Loans between Individuals

The Contract Law, which became effective in 1999, governs the formation, validity, performance, enforcement and assignment of contracts. The Contract Law recognizes the validity of loan agreements between natural persons and provides that a loan agreement becomes effective when an individual lender provides the loan to an individual borrower. The Contract Law requires that the interest rates charged under the loan agreement must not violate the applicable provisions of the PRC laws and regulations. In accordance with the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People’s Court in 2015, private lending is defined as financing between individuals, legal entities and other organizations. Agreements between a lender and a borrower for loans with annual interest rates below 24% are valid and enforceable. For loans with annual interest rates between 24% and 36%, the courts will likely refuse a borrower’s request for the return of the interest payment if the interest on the loans has already been paid to the lender, provided such payment has not damaged the interest of the state, the community or any third parties. If the annual interest rate of a private loan is higher than 36%, the obligation to make interests payment in excess of 36% will be invalidated. Pursuant to the Contract Law, a creditor may assign its rights under an agreement to a third party, provided that the debtor is notified. Upon due assignment of the creditor’s rights, the assignee is entitled to the creditor’s rights and the debtor must perform its obligations under the agreement for the benefit of the assignee.

In addition, according to the Contract Law, an intermediation contract is defined as a contract whereby an intermediary presents to its client an opportunity for entering into a contract or provides the client with other intermediary services in connection with the conclusion of a contract, and the client pays service fees to the intermediary. Pursuant to the Contract Law, an intermediary must provide true information relating to the proposed contract. If an intermediary intentionally conceals any material fact or provides false information in connection with the conclusion of the proposed contract which results in harm to the client’s interests, the intermediary may not claim for service fees and is liable for the damages caused.

In April 2017, the National Online Lending Rectification Office issued a Notice on the Conduct of Check and Rectification of Cash Loan Business Activities and a supplementary notice. The notice requires the local counterparts of the National Online Lending Rectification Office to conduct a full-scale and comprehensive inspection of the cash loan business conducted by online platforms and requires such platforms to conduct necessary improvements and corrections within a designated period to comply with the relevant requirements under the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People’s Court in August 2015, the Measures for the Banning of Illegal Financial Institutions and Illegal Financial Business Operations, the Guiding Opinions on Small Credit Companies, Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries and Implementation Plan of Specific Rectification for Risks in Online Peer-to-Peer Lending. The notice focuses on preventing loans that are offered in a malicious fraudulent amount, loans that are offered at extortionate interest rates and violence in the loan collection processes in the cash loan business operation of online platforms.

In December 2017, the National Internet Finance Rectification Office and the National Online Lending Rectification Office jointly issued the Notice on Regulating and Rectifying “Cash Loan” Business, or Circular 141, outlining the general features and the principal requirements on “cash loan” businesses conducted by internet micro finance companies, banking financial institutions and online lending information intermediaries. “Cash loans” are generally described as a loan that is unrelated to the circumstances of its use, with no designated use for the loan proceeds, no qualification requirement for the borrower and no collateral for the loan. The definition of a cash loan under Circular 141 is vague and subject to further regulatory interpretation. The principal requirements with respect to “cash loan” businesses are (i) no organizations or individuals may conduct a lending business without obtaining approvals for the lending business; (ii) the annualized all-in borrowing costs to borrowers charged in the form of interest and various fees are subject to the limit on interest rate for private lending as set forth in the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People’s Court in 2015; (iii) all relevant institutions shall follow the “know-your-customer” principle to assess and determine the borrower’s eligibility, credit limit, and cooling-off period with prudence, and a loan to a borrower without any source of income is prohibited; (iv) all relevant institutions shall improve their internal risk control and use a data-driven risk management model with prudence; and (v) relevant institutions and their third-party collection service providers may only use lawful means of collection, and shall not use illegal or inappropriate means of collection such as threats, intimidation or harassment. With respect to internet micro finance companies, Circular 141 requires the regulatory authorities to suspend the approval of the establishment of internet micro finance companies and the approval of any micro finance business across provincial lines. Circular 141 also specifies that internet micro finance companies may not provide campus loans, and should suspend the funding of internet micro loans unrelated to the circumstances of their use, gradually reduce the volume of the existing business relating to such loans and take rectification measures within a given period. Further requirements on internet micro finance companies will be detailed in a rectification implementation plan that is to be issued by the national financial regulator. Circular 141 also sets forth several requirements on the banking financial institutions participating in “cash loan” businesses, including that: (i) extension of loans jointly with any third-party institution that have not obtained approvals for the lending business, or funding to such institutions for the purpose of extending loans in any form, is prohibited; (ii) with respect to a loan business conducted in cooperation with a third-party institution, outsourcing of the core business (including the credit assessment and risk control) is prohibited, and any credit enhancement service whether or not in disguised form (including the commitment to bear the risk of default) provided by any third-party institutions with no guarantee qualification shall be prohibited, and (iii) such banking financial institutions must require and ensure that the third-party institutions shall not collect any interests or fees from the borrowers. In addition, Circular 141 emphasizes several requirements applicable to online lending information intermediaries. For example, it is prohibited to facilitate any loans to students or other persons without repayment source or repayment capacity, or loans with no designated use of proceeds. Also it is not permitted to charge upfront fees to the borrowers. Any violation of Circular 141 may result in a variety of penalties, including sanctions, rectification and revocation of license, an order to cease business operation, and criminal liabilities.

Regulations on Online Lending Information Services

Due to the relatively brief history of the marketplace lending industry in China, a comprehensive regulatory framework governing our industry has yet to be established. Even though a number of specific regulations on online lending information services have been enacted in the past few years, detailed guidance and interpretation have yet to be promulgated by regulators.

Regulations Related to the Online Lending Information Intermediaries

On July 18, 2015, ten PRC central government ministries and regulators, including the PBOC, the CBRC, the Ministry of Finance, the Ministry of Public Security and the Cyberspace Administration of China, together released the Guidelines, which identified the CBRC as the supervisory regulator for the online lending industry. According to the Guidelines, online marketplace lending platform shall only serve as intermediaries to provide information services to borrowers and investors and shall not provide credit enhancement services or illegally conduct fundraising. The Guidelines also outlined certain regulatory propositions, which would require Internet finance companies, including marketplace lending platform, to (i) complete website registration procedures with the administrative departments overseeing telecommunications; (ii) use banking financial institutions’ depository accounts to hold lending capital, and engage an independent auditor to audit such accounts and publish audit results to customers; (iii) improve the disclosure of operational and financial information, provide sufficient risk disclosure, and set up thresholds for qualified investors to provide better protections to investors; (iv) enhance online security management to protect customers’ personal and transactional information; and (v) take measures against anti-money laundering and other financial crimes.

Effective as of September 1, 2015, the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases, or the Provisions, define private lending as financings between natural persons, legal persons or other organizations. The Provisions set forth that private lending contracts will be upheld as valid in the absence of (i) relending of funds to a borrower that knew or should have known that the funds were fraudulently obtained from a financial institution; (ii) relending of funds to a borrower that knew or should have known that the funds were borrowed from other enterprises or raised by the company’s employees; (iii) lending of funds to a borrower wherein the investor knew or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (iv) violations of public orders or good morals; or (v) violations of mandatory provisions of laws or administrative regulations. The Provisions also provide that marketplace lending platform providing only intermediary services shall not be subject to guarantee liability. However, if the marketplace lending platform expressly indicates lending is guaranteed on the platform, the marketplace lending platform shall be subject to liability associated with guaranteeing loans.

According to the Provisions on Private Lending Cases (i) when the interest rate agreed between the borrower and investor does not exceed an annual interest rate of 24%, the People’s Court will uphold the interest rate charged by the investor, and (ii) when the interest rate agreed between the borrower and investor exceeds an annual interest rate of 36%, the portion in excess of 36% is void and the People’s Court will uphold the borrower’s claim for return of the excess portion to the borrower. For loans with interest rates per annum between 24% and 36%, if the interest on the loans has already been paid to the investor, and so long as such payment has not damaged the interest of the state, the community or any third parties, the courts will likely not enforce the borrower’s demand for the return of such interest payment. If an interest rate for overdue payments is not agreed to before lending, the interest rate on overdue payments is permitted up to the interest rate for the loan. If neither the interest rate for the loan nor the interest rate for overdue payments have been agreed to, overdue payments are permitted to have an interest rate of 6%.

On April 13, 2016, the CBRC issued the Notice on the Implementation Plan of the Special Rectification of Peer-to-peer Online Lending Risk by the General Office of the State Council. This notice categorizes market players of the peer-to-peer lending service industry based on their different compliance levels.

On August 17, 2016, the CBRC, the Ministry of Industry and Information Technology, or the MIIT, the Ministry of Public Security and the State Internet Information Office jointly promulgated the Interim Measures. Apart from what had already been emphasized in the Guidelines and other previously released guidance, the Interim Measures include (i) general principles; (ii) filing administration; (iii) business rules and risk management guidelines; (iv) protection measures for investors and borrowers; (v) rules on information disclosure; (vi) supervision and administrative mechanisms; and (vii) legal liabilities.

Under the general principles and filing administration sections, the Interim Measures provide that online lending intermediaries shall not engage in credit enhancement services, direct or indirect cash concentration or illegal fundraising. The sections also stipulate a supervisory system and list the administrative responsibilities of different supervisory authorities, including the CBRC and its local counterpart and local financial regulators. Furthermore, these sections require online lending intermediaries to file with the local financial regulators, to apply for value-added telecommunications business licenses thereafter in accordance with the provisions of the relevant telecommunications authorities and to include serving as an Internet lending information intermediary in its business scope.

Under the business rules and risk management guidelines section, the Interim Measures stipulate that online lending intermediaries shall not engage in or be commissioned to engage in thirteen prohibited activities, including: (i) directly or indirectly financing its own projects; (ii) directly or indirectly receiving or collecting lenders’ funds; (iii) directly or indirectly offering guarantees to lenders or guaranteeing principal and interest payments; (iv) commissioning or authorizing a third party to advertise or promote financing projects at any physical locations other than through electronic channels such as the Internet and mobile phones; (v) providing loans (unless otherwise permitted by laws and regulations); (vi) dividing the term of financing projects; (vii) offering its own wealth management products or other financial products to raise funds or act as a proxy in the selling of banks’ wealth management products, brokers’ asset management products, funds, insurance or trust products; (viii) providing services similar to asset-based securitization services or conducting credit assignment activities in the form of asset packaging, asset securitization, asset trusts or fund shares; (ix) mixing with, bundling with or acting as a proxy in relation to investment, sales agent and brokerage services of other businesses (unless permitted by laws and regulations); (x) fabricating or exaggerating the authenticity or earnings outlook of a financing project, concealing its flaws and risks, falsely advertising or promoting a project with intentional ambiguity or other deceptive means, or spreading false or incomplete information to damage the commercial reputation of others, or to mislead lenders or borrowers; (xi) providing intermediary services for loans used to invest in high-risk financing projects such as stocks, over-the-counter margin financing, futures contracts, structured products and other derivatives; (xii) operating equity-based crowd-funding; and (xiii) other activities prohibited by laws and regulations. The Interim Measures, under the business rules and risk management section, also stipulate specific obligations or business principles of online lending intermediaries, including but not limited to online dispute resolution services, examination and verification functions, anti-fraud measures, risk education and training, information reporting, anti- money laundering, anti-terrorist financing, systems, facilities and technologies, service fees, electronic signatures and loan management. In addition, the Interim Measures stipulate that online lending intermediaries shall not operate businesses other than risk management and necessary business processes such as information collection and confirmation, post-loan tracking and pledge management in accordance with online-lending regulations, via offline physical locations. Furthermore, the Interim Measures provide that online lending intermediaries shall, based on their risk management capabilities, set upper limits on the loan balance of a single borrower borrowing both from one online lending intermediary and from all online lending intermediaries. In the case of natural persons, this limit shall not be more than RMB200,000 for one online lending intermediary and not more than RMB1 million in total from all platform, while the limit for a legal person or organization shall not be more than RMB1 million for one online lending intermediary and not more than RMB5 million in total from all platform.

In the protection for investors and borrowers section, the Interim Measures require that online lending intermediaries (i) separate their own capital from funds received from lenders and borrowers and (ii) select a qualified banking financial institution as their funding depository institution, which shall perform depository and administration responsibilities as required. In the remaining sections, the Interim Measures provide for other miscellaneous requirements for online lending intermediaries, including but not limited to, risk assessment and disclosure, auditing and authentication, industry association, reporting obligations, information security and disclosure and legal liabilities. Online lending intermediaries established prior to the effectiveness of the Interim Measures have a transition period of twelve months to rectify any activities that are non-compliant with the Interim Measures, except with respect to criminal activity, which must be terminated immediately.

In October 2016, several regulations on Internet finance were publicly announced, including but not limited to, the Notice of the General Office of the State Council on the Issuance of Special Rectification Implementation Plan regarding Internet Finance, Special Rectification Implementation Plan regarding Online Marketplace Lending Risks, Special Rectification Implementation Plan for Risks of Asset Management Business through the Internet and Trans-subject Business, Special Rectification Implementation Plan for Risks regarding Non-Bank Payment Institutions, Special Rectification Implementation Plan for Risks of Internet Financing Advertising and Financial Activities in the form of financial investment (together the “Special Rectification Implementation Plans”). The Special Rectification Implementation Plans emphasize principles and rules in related to Internet financial regulations and stipulate that (i) “look-through” supervision method shall be adopted, and (ii) companies in the same group that hold a number of financial business qualifications shall not violate rules of related party transactions and other related business regulations.

In October 2016, the CBRC, the MIIT and the Industry and Commerce Administration Department, jointly issued the Guidance of Administration, which provides the general filing rules for online lending intermediaries, and delegates the filing authority to local financial authorities. The Guidance of Administration sets forth that online lending intermediaries are approved locally. Under the general filing procedures for online lending intermediaries, before a filing application is submitted to local financial regulators, the online lending intermediaries may be required to: (i) rectify any breach of applicable regulations as required by local financial regulators; and (ii) apply to the Industry and Commerce Administration Department to amend or register such entity’s the business scope.

The CBRC also authorizes local financial regulators to make detailed implementation rules regarding filing procedures. However, relevant local financial regulators are also in the process of making such implementation rules, which may require us to complete filing records under such future requirements within a grace period.

On February 22, 2017, the CBRC issued the Guidelines on Online Lending Funds Custodian Business, or the Custodian Guidelines, which provide detailed requirements for setting up a custodian account with a qualified bank and depositing online lending funds. The Custodian Guidelines specify that each online lending information intermediary may only enter into fund custodian agreement with one qualified commercial bank to provide custodian services, and further clarifies detailed requirements and procedures for setting up custodian accounts with qualified commercial banks. Online lending information intermediaries and commercial banks that conducted custodian services prior to the effectiveness of the Custodian Guidance have a six-month grace period to rectify activities that are not in compliance with the Custodian Guidance.

On August 23, 2017, the CBRC issued the Information Disclosure Guidelines, which clarified disclosure requirements for online lending information intermediaries. Pursuant to the Information Disclosure Guidelines, online lending information intermediaries shall disclose certain information on their websites and other internet channels (such as mobile apps, WeChat official accounts or Weibo), which include, among others, (i) record-filing information, organization information, examination and verification information, and transaction related information, including transactions matched through the online lending information intermediaries for the previous month; and (ii) basic information of borrowers and loan products, risk assessment of the loan products, and information of the outstanding transactions, all of which shall be disclosed to investors. The Information Disclosure Guidelines further require that any event that would result in a material adverse effect to the operations of online lending information services shall be disclosed to the public within 48 hours upon its occurrence. The Information Disclosure Guidelines require online lending information intermediaries to record all disclosed information and retain such records for no less than five years from the date of the disclosure. Online lending information intermediaries that conducted online lending services prior to the effectiveness of the Information Disclosure Guidelines have a six-month grace period to rectify activities that are not in compliance with the Information Disclosure Guidelines.

On December 1, 2017, the Internet Finance Rectification Office and the Online Lending Rectification Office jointly issued the Notice on Regulating and Rectifying “Cash Loan” Business, or Circular 141, which sets out the principles and requirements of “cash loan” businesses conducted by online microcredit companies, financial institutions and online lending information intermediaries. Circular 141 does not define what constitutes “cash loans”; however, it specifies certain features as loans as “cash loans”, such as, loans with no designated purpose and loans that lack selected customer base. Circular 141 imposes general requirements with respect to “cash loan” business, which include, among others, (i) each funding provider of cash loans must have applicable license to conduct lending business; (ii) the loans must be priced fairly to ensure that the total borrowing cost does not exceed the limit of the private lending interest rate provided by the PRC Supreme People’s Court; (iii) each funding provider of cash loans shall follow the “know-your customer” principle and prudentially assess and determine the eligibility and credit limit of borrowers, and loans to borrowers without income sources are prohibited; and (iv) each funding provider of cash loans shall enhance its internal risk control and prudentially use a “data-driven” risk management model.

On December 8, 2017, the Online Lending Rectification Office issued the Notice on the Rectification and Inspection Acceptance of Risk of Online Lending Intermediaries, or Circular 57, which provides further clarification on several matters in connection with the rectification and record-filing of online lending information intermediaries, including, among other things:

●	Requirements relating to risk reserve funds. The online lending information intermediaries shall cease obtaining risk reserve funds or setting up new risk reserve funds. In addition, the outstanding balance of risk reserve funds shall be gradually reduced. Online lending information intermediaries are prohibited from promoting their risk reserve funds, and authorities shall encourage online lending information intermediaries to seek third parties to provide lenders with alternate means of investors protection, including third-party guarantee arrangements.

●	Requirements to qualify for record-filing. Circular 57 sets forth certain requirements which an online lending intermediary prior to its the record-filing application, including: (i) online lending intermediaries may not conduct the “thirteen prohibited actions” or exceed the limit for aggregate amount of loans borrowed by an individual after August 24, 2016, and shall gradually reduce the balance of loans that exceed such limit; (ii) online lending intermediaries that have offered real estate down payment loans, campus loans or “cash loans,” are required to suspend such loan products and the outstanding balance of the such loans shall be gradually reduced within a certain period as required under the Notice on Further Strengthening the Regulation and Management Work of Campus Online Lending Business and Circular 141; and (iii) the online lending intermediaries are required to set up custodian accounts with commercial banks that have passed certain testing and evaluation procedures, as required by the Online Lending Rectification Office, to hold customers’ funds. For the online lending intermediaries that are unable to received final clearance of their rectification measures and complete record-filings but continue to provide online lending information services, relevant authorities may impose administrative sanctions, including but not limited to, revoking their telecommunications business operation license, shutting down their business websites and requesting financial institutions not to provide any financial services to such online lending information intermediaries.

●	Requirements relating to the timing of record-filing. Local governmental authorities shall conduct and complete final clearance inspection of the rectification measures in accordance with the following timetable: (i) for most of the online lending information intermediaries, record-filing with the local authorities shall be completed by the end of April 2018; (ii) with respect to online lending information intermediaries with substantial outstanding balance of loans prohibited under relevant laws and regulations, and reduction of the outstanding balance of such loans on a timely basis will be difficult, such prohibited loans and outstanding balance shall be disposed and/or carved out, and record-filings with the local authorities shall be completed by the end of May 2018; (iii) with respect to online lending information intermediaries with complex and extraordinary circumstances and substantial difficulties to rectify their businesses, the record-filings with the local authorities shall be completed by the end of June 2018.

On August 13, 2018, the National P2P Online Lending Risk Special Remediation Work Leading Group Office, or the P2P Remediation Office, released Notice on Conducting Compliance Inspections for P2P Online Lending Agencies, or the Compliance Inspection Notice along with the Compliance Check List for Inspection and rectification. It sets out the general principals as online intermediaries must abide by a unified standard towards an all-covered inspection scope with real results and should make rectifications while inspecting. Online lending intermediaries must make self-inspection in accordance with the Compliance Check List that stipulates 108 terms along with the provisions of Interim Measures and cash depositary and information disclosure related regulations. According to the Compliance Inspection Notice, inspections should complete before December 2018 and those qualified may apply for filing as required.

Regulations on Loans and Intermediation

The PRC Contract Law, which became effective in October 1999, requires that the interest rates charged under a loan agreement must not violate applicable provisions of the PRC laws and regulations.

In accordance with the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People’s Court on August 6, 2015, or the Private Lending Judicial Interpretations, which came into effect on September 1, 2015, in the event that loans are made through an online lending information intermediary platform that provides only intermediary services, courts shall dismiss any claim against the platform as guarantor for repayment of the loans.

The Provisions also provide that agreements between lenders and borrowers on loans with interest rates below 24% per annum are valid and enforceable. With respect to the loans with interest rates between 24% and 36% per annum, if the interest on the loans has already been paid to the lender, and so long as such payment does not conflict with the interests of the state, the community and any third parties, the courts will dismiss the borrower’s request to demand the return of the interest payment above 24% per annum. If the annual interest rate of a private loan is higher than 36%, the agreement on the portion of the interest exceeding the maximum interest rate is invalid, and if the borrower requests the lender to return the part of interest exceeding 36% per annum that has been paid, the courts will support such requests. In addition, on August 4, 2017, the Supreme People’s Court issued the Certain Opinions Regarding Further Strengthening the Financial Judgment Work, which provides, among others, that (i) if the total amount of interest, compounded interest, default interest and other fees charged by a lender under a loan contract substantially exceeds the actual loss of such lender, the request by the debtor under such loan contract to reduce or to adjust the part of the aforementioned fees exceeding the amount accrued at an annual rate of 24% will be upheld; and (ii) in the context of Internet finance disputes, if the online lending information intermediaries and lenders circumvent the statutory limit of the interest rate by charging interest spread, such fees shall be deemed invalid.

Pursuant to the PRC Contract Law, a creditor may assign its rights under an agreement to a third party, provided that the debtor is notified. Upon due assignment of creditor’s rights, the assignee is entitled to the creditor’s rights and the debtor must perform the relevant obligations under the agreement for the benefit of the assignee. The PRC Contract Law defines an intermediation contract as a contract whereby an intermediary present to its client an opportunity for entering into a contract or provides the client with other intermediary services in connection with the conclusion of a contract, and the client pays the intermediary service fees. Pursuant to the PRC Contract Law, an intermediary must provide true information relating to the proposed contract. If an intermediary conceals any material fact intentionally or provides false information in connection with the conclusion of the proposed contract, which results in harm to the client’s interests, the intermediary may not claim for service fees and shall be held liable for damages incurred by the client. Certain Opinions Regarding Further Strengthening the Financial Judgment Work further specify that the relationship between an online lending intermediary and each other party of an online lending loan agreement shall be defined as an intermediary contractual relationship, and the intermediary service fees charged by an online lending intermediary to circumvent the statutory limit of the interest rate shall be invalid.

Our services offered through our platform constitute intermediary service, and the agreements with borrowers and investors on our platform may be deemed as intermediation contracts under the PRC Contract Law.

Regulations on Illegal Fund-Raising

The Measures for the Banning of Illegal Financial Institutions and Illegal Financial Business Operations, promulgated by the State Council in July 1998, and amended on January 2011, and the Notice on Relevant Issues Concerning the Penalty on Illegal Fund-Raising, issued by the General Office of the State Council in July 2007, explicitly prohibit illegal public fund-raising. The main features of illegal public fund-raising include: (i) illegally soliciting and raising funds from the general public by means of issuing stocks, bonds, lotteries or other securities without obtaining the approval of relevant authorities, (ii) promising a return of interest or profits or investment returns in cash, properties or other forms within a specified period of time, and (iii) using a legitimate form to disguise the unlawful purpose.

The Supreme People’s Court promulgated the Judicial Interpretations to Issues Concerning Applications of Laws for Trial of Criminal Cases on Illegal Fund-Raising, or the Illegal Fund-Raising Judicial Interpretations, which became effective in January 2011, to clarify the criminal charges and punishments regarding illegal public fund-raising. The Illegal Fund-Raising Judicial Interpretations provide that a public fund-raising will constitute a criminal offense of  “illegally soliciting deposits from the public” under the PRC Criminal Law, if it meets all of the following criteria: (i) the fund-raising has not been approved by relevant authorities or is concealed under the disguise of legitimate acts; (ii) the fund-raising employs general solicitation or advertising such as social media, promotion meetings, leafleting and short messaging service advertising; (iii) the fundraiser promises to repay, after a specified period of time, the capital and interests, or investment returns in cash, properties in kind or other payment forms; and (iv) the fund-raising targets the general public as opposed to specific individuals. An illegal fund-raising activity will be fined or prosecuted in the event that it constitutes a criminal offense. Pursuant to the Illegal Fund-Raising Judicial Interpretations, an offender that is an entity will be subject to criminal liabilities, if it illegally solicits deposits from the general public or illegally solicits deposits in disguised form (i) with the amount of deposits involved exceeding RMB1,000,000, (ii) with over 150 fund-raising targets involved, or (iii) with the direct economic loss caused to fund-raising targets exceeding RMB500,000, or (iv) the illegal fund- raising activities have caused baneful influences to the public or have led to other severe consequences. An individual offender is also subject to criminal liabilities but with lower thresholds. The Measures for the Banning of Illegal Financial Institutions and Illegal Financial Business Operations also prohibits facilitating loans to the public without the approval of the PBOC.

Xiaotai act as a platform for borrowers and investors and are not a party to the loans facilitated through its platform. Xiaotai rely on third-party banks in handling funds transfer and settlement and have entered into an agreement with Beijing Bank, under which the bank provides custodian services for funds of borrowers and investors through Xiaotai’s platform.

Regulations Relating to Anti-Money Laundering

The Anti-money Laundering Law, which became effective in 2007, sets forth the principal anti-money laundering requirements applicable to financial institutions as well as non-financial institutions with anti-money laundering obligations, including the adoption of precautionary and supervisory measures, establishment of various systems for client identification, retention of clients’ identification information and transactions records, and reports on large transactions and suspicious transactions. Financial institutions subject to the Anti-money Laundering Law include banks, credit unions, trust investment companies, stock brokerage companies, futures brokerage companies, insurance companies, fund management companies and other financial institutions as listed and published by the State Council, while the list of the non-financial institutions with anti-money laundering obligations will be published by the State Council. The People’s Bank of China and other governmental authorities issued a series of administrative rules and regulations to specify the anti-money laundering obligations of financial institutions and certain non-financial institutions, such as fund sales institutions. However, the State Council has not promulgated a list of the non-financial institutions subject to anti-money laundering obligations.

The Fund Sale Measures, promulgated by the CSRC in 2013, require independent fund sales institutions to comply with certain anti-money laundering requirements, including establishing a customer identification program, monitoring and reporting suspicious transactions and preserving customer information and transaction records.

The Notice on Anti-Money Laundering Operations of the Insurance Industry, promulgated by the China Insurance Regulatory Commission in 2011, requires insurance brokerage agencies to establishing anti-money laundering internal control systems and provide assistance to public security departments and judicial authorities in investigations.

Regulations on Guarantee

In June 1995, the Standing Committee of the National People’s Congress, or the SCNPC, promulgated the PRC Guarantee Law, and in March 2007, the National People’s Congress, or the NPC, promulgated the PRC Property Law, which took effective in October 2007. According to such applicable laws, a mortgage refers to where a debtor or a third party, mortgages property to a creditor instead of transferring of the possession of such property, for guaranteeing payment of debts. If the debtor defaults or if any condition for enforcement of creditor’s rights arises, the creditor shall have preemptive rights to the property. With respect to real estates used for mortgages, the mortgage shall be registered with the local regulatory authority and the mortgage shall come into effect as of the date of registration. With respect to vehicles used for mortgages, the mortgage shall come into effect as of the effective date of the mortgage contract, however, the creditor may not enforce his or her creditor’s right in such mortgage to any bone fide third party if the mortgage has not been registered with the local regulatory authority. Prior to the maturity of debt, a mortgagee shall not stipulate with the mortgagor that the ownership the mortgaged property will be transferred to a third party if the debtor defaults his or her payment. In cases where the debtor fails to pay the debts, the mortgagee may, by concluding an agreement with the mortgagor, convert the property under mortgage into market value or seek payments from auction or sale of the mortgaged property. In cases where an agreement has damaged the interests of any other third party, the third party may request the PRC court to discharge the agreement. In cases where the mortgagee and the mortgagor fail to agree on the method taken for determining the value of the mortgaged property, the mortgagee may request the PRC court to auction or sell the mortgaged property.

In addition, a debtor or a third party may pledge personal property to a creditor to be held in possession of the creditor, if the debtor defaults or if any condition for enforcement of creditor’s rights arises, the creditor shall have preemptive rights to pledged personal property. A contract for pledge of property generally includes the following: (i) the amount of the debt for the pledged property; (ii) the term for the debtor to repay his debts; (iii) the name, quantity, quality and conditions of the pledged property; (iv) the scope of the secured interest; and (v) the time for delivery of the pledged property. The interest of a pledge is established upon delivery of the pledged property by the pledgor to the pledgee. Prior to maturity of debt, the pledgee shall not enter into an agreement with the pledgor to claim the pledgor’s ownership of the pledged property if the debtor defaults. In cases where the debtor repays the debts prior to maturity of the debt, the pledgee shall return the pledged property to the pledgor. If the debtor defaults or if any condition for enforcement of pledgor’s rights arises, the pledgee may enter into an agreement with the pledgor that the pledged property be converted into market value, or the pledgee may enjoy preemptive rights to the proceeds obtained from auction or sale of the pledged property. In cases where the pledgee fails to cooperate, the pledgor may request the PRC court to auction or sell the mortgaged property.

Regulations on Internet Companies

Regulations Related to Value-Added Telecommunication Business Certificates and Foreign Investment Restrictions

PRC regulations impose sanctions for engaging in Internet information services of a commercial nature without having obtained an ICP certificate or engaging in the operation of online data processing and transaction processing without having obtained an ODPTP certificate. These sanctions include corrective orders and warnings from the PRC communication administration authority, fines and confiscation of illegal gains and, in the case of significant infringements, the websites may be ordered to close. Nevertheless, the PRC regulatory authorities’ enforcement of such regulations in the context of marketplace lending platform remains unclear.

According to the Provisions on the Administration of Foreign-invested Telecommunication Enterprises, the ratio of investment by foreign investors in a foreign-invested telecommunication enterprise that engages in the operation of a value-added telecommunication business shall not exceed 50%. Circular of Ministry of Industry and Information Technology concerning Lifting Restrictions on the Proportion of Foreign Equity in On-line Data Processing and Transaction Processing Business, or the Circular 196, which was promulgated on June 19, 2015, provides that foreign investors are permitted to invest up to 100% of the registered capital in a foreign-invested telecommunication enterprise engaging in the operation of online data processing and transaction processing (E-commerce). However, foreign investors are only permitted to invest up to 50% of the registered capital in a foreign-invested telecommunication enterprise that engages in the operation of Internet information services. Under either circumstance, the largest foreign investor will be required to have a satisfactory business track record and operational experience in the value-added telecommunications business.

While Circular 196 permits foreign ownership, in whole or in part, of online data and deal processing businesses (E-commerce), a sub-set of value- added telecommunications services, it is not clear whether our marketplace lending platform will be deemed as online data and deal processing.

Administration of mobile Internet application, or App, information services are strengthened through the Regulations for Administration of Mobile Internet Application Information Services, or the MIAIS Regulations, which became effective on August 1, 2016. The MIAIS Regulations were enacted to regulate App, App providers (including App owners or operators) and online App stores. Information service providers that utilize Apps are required to obtain relevant qualifications pursuant to PRC laws and regulations.

The MIAIS Regulations impose certain duties on App providers, including: (i) verifying real identities with the registered users through mobile phone numbers; (ii) establishing and improving the mechanism for user information security protection; (iii) establishing and improving the verification and management mechanism for the information content; adopting proper sanctions and measures relating to the release of illegal information content; (iv) protecting and safeguarding users’ “rights to know and rights to choose” during installation or use; (v) respecting and protecting intellectual property rights of others; and (vi) keeping records of user log information for 60 days.

Regulation on Mobile Internet Applications Information Services

Administration of mobile internet application information services is strengthened through the MIAIS Regulations, which was promulgated by the Cyberspace Administration of China, or the CAC, on June 28, 2016 and became effective on August 1, 2016. The MIAIS Regulations were enacted to regulate mobile app information service providers. Pursuant to the MIAIS Regulations, the CAC and local offices of cyberspace administration shall be responsible for the supervision and administration of nationwide or local mobile app information, respectively.

Under the MIAIS Regulations, mobile app information service providers are required to obtain relevant qualifications and are responsible for the supervision and administration of mobile app information. Mobile app information service providers are required to strictly implement information security management responsibilities, including, but not limited to: (i) authenticate the identity of the registered users, (ii) protect user information and obtain users’ consents for collecting and using their personal information in a lawful manner, (iii) establish information content audit and management mechanism, and prohibit any content in violation of laws or regulations, and (iv) record and keep users’ logged information for 60 days.

Regulations Relating to Internet Information Security and Privacy Protection

Internet information in China is regulated from a national security standpoint. The Decisions on Preserving Internet Security, originally enacted by the Standing Committee of the National People’s Congress in 2000, subject violators to potential criminal punishment in China for any effort to: (i) gain improper entry into a computer or system of strategic importance, (ii) disseminate politically disruptive information, (iii) leak state secrets, (iv) spread false commercial information or (v) infringe intellectual property rights. The Ministry of Public Security has promulgated measures that prohibit the use of the internet in ways which, among other things, result in a leak of state secrets or a spread of socially destabilizing content. If an internet information service provider violates these measures, the Ministry of Public Security and its local branches may revoke its operating license and shut down its websites.

In recent years, PRC government authorities have enacted laws and regulations on internet use to protect personal information from any unauthorized disclosure. Under the Several Provisions on Regulating the Market Order of Internet Information Services, which was issued by the MIIT and became effective in 2012, an internet information service provider may not collect any user personal information or provide any such information to third parties without the consent of the user. An internet information service provider must expressly inform the users of the method, content and purpose of the collection and processing of such users’ personal information and may only collect such information necessary for the provision of its services. An internet information service provider is also required to properly maintain the user personal information, and in case of any leak or likely leak of the user’s personal information, the internet information service provider must take immediate remedial measures and, in severe circumstances, immediately report to the telecommunications authority. In addition, pursuant to the Decision on Strengthening the Protection of Online Information issued by the Standing Committee of the National People’s Congress in 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT in 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. An internet information service provider must also keep such information strictly confidential, and is further prohibited from divulging, tampering or destroying any such information, or selling or providing such information to other parties. An internet information service provider is required to take technical and other measures to prevent the collected personal information from any unauthorized disclosure, damage or loss. Any violation of these laws and regulations may subject the internet information service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities.

Moreover, pursuant to the Criminal Law, any internet service provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders, shall be subject to criminal penalty for (i) any dissemination of illegal information on a large scale, (ii) any severe effects due to the leakage of the client’s information, (iii) any serious loss of criminal evidence or (iv) any other severe situation arising from a violation of the applicable laws or regulations. Any individual or entity that sells or provides personal information to others in violation of applicable law, or that steals or illegally obtains any personal information, is subject to criminal penalties in severe situations. In addition, the Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate of the PRC on Several Issues Concerning the Application of Law in Handling Criminal Cases of Infringing Personal Information, issued in May 2017 and effective in June 2017, clarified certain standards for the conviction and sentencing of criminals in relation to personal information infringement.

In November 2016, the Standing Committee of the National People’s Congress released the Internet Security Law, which took effect in June 2017. The Internet Security Law requires network operators to perform certain functions related to internet security protection and the strengthening of network information management. For instance, under the Internet Security Law, network operators of key information infrastructure generally shall, during their operations in the PRC, store the personal information and important data collected and produced within the territory of the PRC.

Regulations Relating to Intellectual Property Rights

The PRC has adopted comprehensive legislation governing intellectual property rights, including copyrights, patents, trademarks and domain names.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law, which become effective in 2010, and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Patent. The Patent Law, which became effective in 2009, provides for patentable inventions, utility models and designs. An invention or utility model for which patents may be granted must have novelty, creativity and practical applicability. The State Intellectual Property Office under the State Council is responsible for examining and approving patent applications.

Trademark. The Trademark Law, which became effective in 2014, and its implementation rules protect registered trademarks. The Trademark Office of the State Administration for Industry & Commerce is responsible for the registration and administration of trademarks throughout the PRC. The Trademark Law has adopted a “first-to-file” principle with respect to trademark registration.

Domain Name. The MIIT is the major regulatory body responsible for the administration of the PRC internet domain names. Domain names are protected under the Administrative Measures on the Internet Domain Names, promulgated by the MIIT in 2004. These measures have adopted a “first-to-file” principle with respect to the registration of domain names.

Regulations Relating to Employment

The Labor Law, originally promulgated by the National People’s Congress in 1994, and the Labor Contract Law, originally promulgated by the Standing Committee of the National People’s Congress in 2007, require employers to execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee for more than a month but less than a year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and paying the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. If an employer fails to conclude a written labor contract with a worker within one year of the date when it employs the worker, it will be deemed to have concluded an open-ended labor contract with the worker. All employers must compensate their employees with wages equal to at least the local minimum wage. Violations of the Labor Law and the Labor Contract Law may result in fines and other administrative sanctions, and serious violations may result in criminal liabilities.

The Social Insurance Law, which became effective in 2011, the Regulations on Management of Housing Provident Fund, released by the State Council in 2002, and other related rules and regulations require enterprises in China to participate in certain employee benefit plans, including social insurance funds, a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan, and a housing provident fund, and to contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government. Failure to make adequate contributions to various employee benefit plans may subject the employer to fines and other administrative sanctions. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of 0.05% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Regulations on Tax

PRC Enterprise Income Tax

The PRC enterprise income tax is calculated based on the taxable income determined under the PRC laws and accounting standards. On March 16, 2007, the National People’s Congress of China enacted a new PRC Enterprise Income Tax Law, which became effective on January 1, 2008 and amended the PRC Enterprise Income Tax Law on February 24, 2017. On December 6, 2007, the State Council promulgated the Implementation Rules to the PRC Enterprise Income Tax Law, or the Implementation Rules, which also became effective on January 1, 2008. On December 26, 2007, the State Council issued the Notice on Implementation of Enterprise Income Tax Transition Preferential Policy under the PRC Enterprise Income Tax Law, or the Transition Preferential Policy Circular, which became effective simultaneously with the PRC Enterprise Income Tax Law. On October 17, 2017, the State Administration of Taxation promulgated the Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, which became effective on December 1, 2017. The PRC Enterprise Income Tax Law imposes a uniform enterprise income tax rate of 25% on all domestic enterprises, including foreign-invested enterprises unless they qualify for certain exceptions, and terminates most of the tax exemptions, reductions and preferential treatments available under previous tax laws and regulations.

Moreover, under the PRC Enterprise Income Tax Law, enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementation Rules define the term “de facto management body” as the management body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In addition, the Circular Related to Relevant Issues on the Identification of a Chinese holding Company Incorporated Overseas as a Residential Enterprise under the Criterion of De Facto Management Bodies Recognizing issued by the State Administration of Taxation on April 22, 2009 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following requirements are satisfied: (i) the senior management and core management departments in charge of its daily operations function mainly in China; (ii) its financial and human resources decisions are subject to determination or approval by persons or bodies in China; (iii) its major assets, accounting books, company seals and minutes and files of its board and shareholders’ meetings are located or kept in China; and (iv) more than half of the enterprise’s directors or senior management with voting rights reside in China. Although the circular only applies to offshore enterprises controlled by PRC enterprises and not those controlled by PRC individuals or foreigners, the determining criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

We do not believe Xiaotai International Investment Inc. or any of its subsidiaries outside of China was a PRC resident enterprise for the year ended December 31, 2017, but we cannot predict whether such entities may be considered as a PRC resident enterprise for any subsequent taxable year. Although our company is not controlled by any PRC company or company group, substantial uncertainty exists as to whether we will be deemed as a PRC resident enterprise for enterprise income tax purposes. In the event that we were considered a PRC resident enterprise, we would be subject to the PRC enterprise income tax at the rate of 25% on our worldwide income, but the dividends that we receive from our PRC subsidiary would be exempt from the PRC withholding tax since such income is exempted under the PRC Enterprise Income Tax Law for a PRC resident enterprise recipient. See “Risk Factors — Risks Related to Doing Business in China — The dividends we receive from our PRC subsidiary may be subject to PRC tax under the PRC Enterprise Income Tax Law, which would have a material adverse effect on our financial condition and results of operations. In addition, if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

PRC VAT and Business Tax

Pursuant to the Interim Regulation of the People’s Republic of China on Value-Added Tax, the VAT Regulation, which was amended on November 19, 2017, any entity or individual engaged in the sales of goods, provision of specified services and importation of goods into China is generally required to pay a VAT, at the rate of 17% of the gross sales proceeds received, less any deductible VAT already paid or borne by such entity.

Pursuant to the PRC Provisional Regulations on Business Tax, taxpayers falling under the category of service industry in China are required to pay a business tax at a normal tax rate of 5% of their revenues. In November 2011, the Ministry of Finance and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. Pursuant to this plan and relevant notices, from January 1, 2012, the value-added tax has been imposed to replace the business tax in the transport and shipping industry and some of the modern service industries in certain pilot regions, of which Shanghai is the first one. A value-added tax, or VAT, rate of 6% applies to revenue derived from the provision of some modern services.

On December 12, 2013, the Ministry of Finance and State Administration of Taxation issued Notice of the Ministry of Finance and the State Administration of Taxation on Including the Railway Transportation and Postal Industries in the Pilot Program of Replacing Business Tax with Value-Added Tax (2013 Amendment), along with Pilot Implemental Rules of Replacing Business Tax with VAT, which is effective on May 1, 2016 (“Pilot Rules”). Pursuant to Pilot Rules, the unit and individual who provide service in transportation, postal and other modern service industrial shall be tax payer of VAT. Taxpayer who provide taxable service shall pay VAT, instead of Business Tax. The tax rate for provision of modern service industrial (exclusive of leasing of tangible chattel) is 6%.

On April 19, 2016, the State Administration of Taxation issued the Announcement of the State Administration of Taxation on Tax Collection and Administration Matters Relating to Full Launch of the Pilot Scheme for Levying VAT in place of Business Tax (the “VAT Announcement”), which became effective on May 1, 2016. According to the VAT Announcement, a pilot taxpayer who has been determined as a general VAT taxpayer before the implementation of the pilot program and concurrently provides taxable services is not required to apply for the qualification again. The competent tax authority shall prepare and deliver the Notice of Tax-Related Matters and inform the taxpayer. A pilot taxpayer with annual sales amount of taxable services exceed RMB5.0 million (US$0.8 million) before the implementation of the pilot program of VAT in lieu of business tax shall go through the formalities for the qualification of a general VAT taxpayer with the competent tax authority under the State Administration of Taxation.

On March 23, 2016, Ministry of Finance and State Administration of Taxation promulgated the Notice of the Ministry of Finance and the State Administration of Taxation on Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax in an All-round Manner, which became effective on May 1, 2016. According to such Notice, the pilot scheme on levying value-added tax in place of business tax shall be launched nation-wide, all business tax taxpayers in the construction industry, real estate industry, financial industry, living services, etc. shall be included in the scope of the pilot scheme, and subject to value-added tax instead of business tax.

Dividend Withholding Tax

Pursuant to the PRC Enterprise Income Tax Law and the Implementation Rules, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. We are a Cayman Islands holding company and substantially all of our income may come from dividends we receive from our PRC subsidiary directly or indirectly. Since there is no such tax treaty between China and the Cayman Islands, dividends we receive from our PRC subsidiary will generally be subject to a 10% withholding tax. We have evaluated whether Xiaotai Cayman is a PRC resident enterprise and we believe that Xiaotai Cayman was not a PRC resident enterprise for the year ended December 31, 2017. However, as there remains uncertainty regarding the interpretation and implementation of the PRC Enterprise Income Tax Law and the Implementation Rules, it is uncertain whether, if Xiaotai Cayman will be deemed a PRC resident enterprise in the future, any dividends distributed by Xiaotai Cayman to our non-PRC shareholders would be subject to any PRC withholding tax. See “Risk Factors — Risks Related to Doing Business in China — The dividends we receive from our PRC subsidiary may be subject to PRC tax under the PRC Enterprise Income Tax Law, which would have a material adverse effect on our financial condition and results of operations. In addition, if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and to our non-PRC shareholders.”

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a resident enterprise of the counter-party to such Tax Arrangement should meet the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (ii) it should directly own such percentage in the PRC resident enterprise anytime in the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), or the Administrative Measures, which became effective in November 1st, 2015, non-resident taxpayers which satisfy the criteria for entitlement to tax treaty benefits may, at the time of tax declaration or withholding declaration through a withholding agent, enjoy the tax treaty benefits, and be subject to follow-up administration by the tax authorities. There are also other conditions for enjoying such reduced withholding tax rate according to other relevant tax rules and regulations. Accordingly, Xiaotai HK may be able to enjoy the 5% withholding tax rate for the dividends it receives from WOFE, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations and follow up the administration of the PRC tax authorities. However, according to Notice 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

United States Foreign Account Tax Compliance Act

The United States has passed the Foreign Account Tax Compliance Act, or FATCA, that imposes a new reporting regime and, potentially, a 30% withholding tax on certain payments made to certain non-U.S. entities. In general, the 30% withholding tax applies to certain payments made to a non-U.S. financial institution unless such institution is treated as deemed compliant or enters into an agreement with the US Treasury to report, on an annual basis, information with respect to certain interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by certain U.S. persons and to withhold on certain payments. The 30% withholding tax also generally applies to certain payments made to a non-financial non-U.S. entity that does not qualify under certain exemptions unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.” An intergovernmental agreement between the United States and another country may also modify these requirements. We do not expect FATCA will have a material impact on our business or operations, but because FATCA is particularly complex and its application is uncertain at this time, we cannot assure you that we will not be adversely affected by this legislation in the future.

Regulations on Foreign Exchange

Foreign exchange regulations in China are primarily governed by Foreign Exchange Administration Rules (1996), as amended in 2008, or the Exchange Rules. Under the Exchange Rules, Renminbi is convertible for current account items, including the distribution of dividends, interest and royalty payments, trade and service-related foreign exchange transactions. Conversion of Renminbi for capital account items, such as direct investment, loan, securities investment and repatriation of investment, however, is still subject to the approval of SAFE.

On May 10, 2013, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration Over Domestic Direct Investment by Foreign Investors and the Supporting Documents, which specifies that the administration by SAFE or its local branches over foreign direct investment in the PRC shall be conducted by way of registration. Institutions and individuals shall register with SAFE and/or its branches for their direct investment in China. Banks shall process foreign exchange business relating to the direct investment in China based on the registration information provided by SAFE and its branches.

In February 2015, SAFE promulgated the Circular of Further Simplifying and Improving the Policies of Foreign Exchange Administration Applicable to Direct Investment, or Circular 13, which became effective on June 1, 2015. Upon the implementation of Circular 13, the current foreign exchange procedures will be further simplified, foreign exchange registrations of direct investment will be handled by designated foreign exchange settlement banks instead of SAFE and its branches.

On March 30, 2015, SAFE issued the Circular on Reform of the Administrative Rules of the Payment and Settlement of Foreign Exchange Capital of Foreign-Invested Enterprises (“SAFE Circular 19”), which became effective on June 1, 2015. Pursuant to SAFE Circular 19, foreign-invested enterprises may either continue to follow the current payment-based foreign currency settlement system or elect to follow the “conversion-at-will” regime of foreign currency settlement. Where a foreign-invested enterprise follows the conversion-at-will regime of foreign currency settlement, it may convert part or all of the amount of the foreign currency in its capital account into Renminbi at any time. The converted Renminbi will be kept in a designated account labeled as settled but pending payment, and if the foreign-invested enterprise needs to make payment from such designated account, it still needs to go through the review process with its bank and provide necessary supporting documents. SAFE Circular 19, therefore, has substantially lifted the restrictions on the usage by a foreign-invested enterprise of its RMB registered capital converted from foreign currencies. According to SAFE Circular 19, such Renminbi capital may be used at the discretion of the foreign-invested enterprise and SAFE will eliminate the prior approval requirement and only examine the authenticity of the declared usage afterwards. Nevertheless, foreign-invested enterprises like our PRC subsidiary are still not allowed to extend intercompany loans to our PRC consolidated entities. In addition, as Circular 19 was promulgated recently, there remain substantial uncertainties with respect to the interpretation and implementation of this circular by relevant authorities.

On June 9, 2016, SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (“Circular 16”), which became effective simultaneously. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on self-discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purpose beyond its business scope or prohibited by PRC Laws or regulations, while such converted RMB shall not be provide as loans to its non-affiliated entities. As Circular 16 is newly issued and SAFE has not provided detailed guidelines with respect to its interpretation or implementation, it is uncertain how these rules will be interpreted and implemented.

Regulations on Dividend Distribution

The principal regulations governing dividend distributions of wholly foreign-owned companies include:

●	Wholly Foreign-Owned Enterprise Law, as amended on September 3, 2016;

●	Wholly Foreign-Owned Enterprise Law Implementing Rules, as amended on February 19, 2014; and

●	Company Law of China, as amended on December 28, 2013.

Under these laws and regulations, wholly foreign-owned companies in China may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, these wholly foreign-owned companies are required to set aside no less than 10% of the after-tax profits, if any, to fund certain reserve funds, until the accumulative amount of such fund reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. At the discretion of these wholly foreign-owned companies, they may allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Regulations on Offshore Investment by PRC Residents

Pursuant to the SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Round Trip Investment via Overseas Special Purpose Companies and its subsequent amendments, supplements or implementation rules, or SAFE Circular 75, issued on October 21, 2005, a PRC resident (whether a natural person or legal persons) shall register with the local branch of the SAFE before it establishes or controls an overseas SPV, with assets or equity interests in a PRC company, for the purpose of overseas equity financing. On July 4, 2014, SAFE issued the SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Outbound Investment and Financing and Inbound Investment via Special Purpose Vehicles (“SPV”), or SAFE Circular 37, which has superseded SAFE Circular 75. According to SAFE Circular 37, the PRC domestic resident shall apply for SAFE registration for overseas investment before paying capital to SPV by using his, her or its legal assets whether overseas or domestic. The SPV is defined as “offshore enterprise directly established or indirectly controlled by the domestic residents (including domestic institutions and individuals) with their legally owned assets and equity of the domestic enterprise, or legally owned offshore assets or equity, for the purpose of off shore investment and financing”. In addition, in the event that the SPV undergoes changes of its basic information such as the individual shareholder, name, operation term, etc., or material events including increase or decrease by domestic individual shareholder in investment amount, equity transfer or swap, merge, spinoff, etc., the domestic resident shall timely complete the change of foreign exchange registration formality for offshore investment.

According to SAFE Circular 37, failure to make such registration or truthfully disclose actual controllers of the round-trip enterprises may subject PRC residents to fines up to RMB300,000 in case of domestic institutions or RMB50,000 in case of domestic individuals. If the registered or beneficial shareholders of the offshore holding company who are PRC residents do not complete their registration with the local SAFE branches, the PRC subsidiary may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to the offshore company, and the offshore company may be restricted in its ability to contribute additional capital to its PRC subsidiary. Moreover, failure to comply with SAFE registration and amendment requirements described above could result in liability under PRC law for violating applicable foreign exchange restrictions.

Our principal shareholders who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents have completed the foreign exchange registrations required in connection with our recent corporate restructuring.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Regulations Related to Mergers and Acquisitions

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the M&A Rules, which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress on August 30, 2007 and effective as of August 1, 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. In addition, on February 3, 2011, the General Office of the State Council promulgated Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, on August 25, 2011, MOFCOM promulgated the MOFCOM Security Review Regulations, which became effective on September 1, 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the MOFCOM Security Review Regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to security review, it will submit it to the Inter-Ministerial Panel, an authority established under the Circular 6 led by the NDRC and MOFCOM under the leadership of the State Council, to carry out the security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merger or acquisition of a company engaged in the marketplace lending business requires security review.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors immediately prior to consummation of this offering.

Directors and Executive Officers	Age	Position/Title
Baofeng Pan	35	Chairman of Board of Directors

Fan Guo	35	Chief Executive Officer

Hailun Liu	40	Chief Financial Officer

Suchun Wu	35	Chief Operating Officer, Director

Yinhai Fu	39	Chief Technology Officer

[●](1)	[●]	Independent Director

[●](2)	[●]	Independent Director

[●](3)(4)	[●]	Independent Director

(1)	Chair of the Audit Committee.

(2)	Chair of the Compensation Committee.

(3)	Chair of the Nominating Committee.

(4)	Audit Committee financial expert.

Mr. Baofeng Pan, our founder, has served as the CEO and Chairman of the Board of our operation entities Xiaotai Zhejiang and Yingran Hangzhou since our inception in 2014. Effective upon consummation of the Offering, Mr. Pan will be appointed as the Chairman of the Board of Director. Prior to founding our company, Mr. Pan served as the Chairman at Shanghai Tairan Investment Holding Co., Ltd from June 2012 to June 2014. Mr. Pan received a bachelor’s degree in law from Hangzhou Normal University in July 2006.

Mr. Fan Guo has severed as our Chief Executive Officer since November 2018. Previously, Mr. Guo served as Chief Executive Officer of Tairan Tianhe Equity Investment Fund Co., Ltd and Tairan Baohe Insurance Sales Co., Ltd from January 2014 to October 2018. From January 2007 to October 2012, Mr. Guo severed as the president of southwest region of Rongzhong Capital Investment Group. From July 2005 to December 2006 Mr. Guo served as major customer manager of China Telecom Chongqing Branch. Mr. Guo received a Bachelor’s degree in fiber optic communications from Chongqing University of Posts and Telecommunications in July 2005. Mr. Guo received a master degree in power engineering and automation from People’s Liberation Army Chongqing Communication Collage in June 2009. Mr. Guo obtained his post-graduate degree in business administration from School of Business of Renmin University of China in April 2010.

Ms. Hailun Liu has served as a Chief Financial Officer since November 2018. Previously, Ms. Liu served as financial advisory in our Company from January 2012 to October 2018. From December 2005 to December 2011 Ms. Liu served as the vice general manager in Shanghai Jingjiang Group. Ms. Liu received her bachelor’s degree in International Finance from Zhongnan University of Economics and Law in July 1999. Ms. Liu took finance bridge course at Kaplan Pacific School of Management Singapore and obtained her ACCA in 2007.

Ms. Suchun Wu has served as the Chief Operating Officer since our inception in 2014. From May 2011 to March 2014, Ms. Wu served as the head of the Internet Department of Zhejia Gewei Technology Co., Ltd. From July 2009 to May 2011, Ms. Wu served as the director of interactive department in Zz91 Zaisheng. Com. From June 2007 to June 2009, Ms. Wu served as a visual designer in Alibaba Group. Ms. Wu received a bachelor’s degree in humanities and arts from City College of Zhejiang University in July 2007.

Mr. Yinhai Fu has served as the Chief Technology Officer since April 2017. Previously, Mr. Fu serviced as the Chief Technology Officer and Chief Architect in Zhejiang Dianrong Data Technology Co., Ltd from February 2017 to January 2015. From April 2012 to January 2015, Mr. Fu served as Chief Engineer in Oracle. From March 2010 to February 2012, Mr. Fu served as director of Research and Development as senior architect in C3 LLC. From March 2010 to March 2009, Mr. Fu served as platform architect in Alibaba Group and was responsible for B2B business. Mr. Fu received his Bachelor’s degree in silk engineering from Zhejiang Sci-Tech University in July 2001.

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years that is material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as a conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon three-month advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with a three-month advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, with any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees who is employed by us on or after the date of the executive officer’s termination, or in the year preceding such termination, without our express consent.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Our board of directors will consist of five directors, including three independent directors immediately prior to consummation of this offering. We intend to establish an audit committee, a compensation committee and a nominating committee prior to consummation of this offering. Each of the committees of the board of directors shall have the composition and responsibilities described below.

Board of Directors and Committees

Director Independence

Following the completion of this offering, we will be a “controlled company” under the NYSE Listing Rules because more than 50% of the voting power of our common shares will be held by affiliates of Catalyst. See “Principal and Selling Shareholders.” We intend to rely upon the “controlled company” exception relating to the board of directors and committee independence requirements under the NYSE Listing Rules. Pursuant to this exception, we will be exempt from the rules that would otherwise require that our board of directors consist of a majority of independent directors and that our compensation committee and nominating and corporate governance committee be composed entirely of independent directors. The “controlled company” exception does not modify the independence requirements for the audit committee, and we intend to comply with the requirements of the Exchange Act and the NYSE Listing Rules and applicable Canadian securities laws, which require that our audit committee have a majority of independent directors upon consummation of this offering, and exclusively independent directors within one year following the effective date of the registration statement relating to this offering.

Under the NYSE Listing Rules, an independent director means a person who, in the opinion of our board of directors, has no material relationship with our company. Under NI 58-101, a director is considered to be independent if he or she is independent within the meaning of Section 1.4 of National Instrument 52-110—Audit Committees, or NI 52-110. Pursuant to NI 52-110, an independent director is a director who is free from any direct or indirect material relationship with us which could, in the view of our board of directors, be reasonably expected to interfere with the exercise of a director’s independent judgment.

Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that, and, representing of the members of our board of directors, are “independent” as that term is defined under the NYSE Listing Rules, NI 58-101 and as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. In making this determination, our board of directors considered the current and prior relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence.

We will take steps to ensure that adequate structures and processes will be in place following the completion of this offering to permit our board of directors to function independently of management, including for purposes of encouraging an objective process for nominating directors and determining executive compensation. It is contemplated that the independent members of our board of directors will consider, on the occasion of each meeting, whether an in camera meeting without the non-independent directors and members of management would be appropriate and that they will hold an in camera meeting without the non-independent directors and members of management where appropriate.

Members of our board of directors may also serve as members of the boards of other public companies. See “Management—Executive Officers and Directors.” Our board of directors has not adopted a formal director interlock policy, but is keeping informed of other directorships held by its members.

Board Committees

We plan to have three committees immediately prior to consummation of this offering: the Audit Committee, the Compensation Committee and the Nominating Committee.

The Audit Committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The Compensation Committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers our incentive compensation plans and equity-based plans (but our board retains the authority to interpret those plans). The Nominating Committee of the board is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nominating committee considers diversity of opinion and experience when nominating directors.

Audit Committee

Our Audit Committee will consist of 3 members immediately prior to consummation of this offering, with [●] serving as chair of the Audit Committee. Our board has affirmatively determined that each of the members of the Audit Committee meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and NYSE Regulations. In addition, our board has determined that [●] qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the NYSE Regulations.

We intend to adopt and approve a charter for the Audit Committee prior to consummation of this offering. In accordance with our Audit Committee Charter, our Audit Committee shall perform several functions, including:

●	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

●	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

●	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	reviews the financial statements to be included in our Annual Report on Form 10-K and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board;

●	reviews and approves in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

●	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to the board of directors regarding corporate governance issues and policy decisions.

Compensation Committee

[●], [●], and [●] will be the members of our Compensation Committee immediately prior to consummation of this offering and [●] shall be the chairman. All members of our Compensation Committee will be qualified as independent under the current definition promulgated by NYSE. We intend to adopt a charter for the Compensation Committee prior to consummation of this offering. In accordance with the Compensation Committee’s Charter, the Compensation Committee shall be responsible for overseeing and making recommendations to the board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Governance Committee

[●], [●], and [●] will be the members of our Nominating and Governance Committee immediately prior to consummation of this offering where [●] shall serve as the chairman. All members of our Nominating and Governance Committee will be qualified as independent under the current definition promulgated by NYSE. The board of directors intend to adopt and approve a charter for the Nominating and Governance Committee prior to consummation of this offering. In accordance with the Nominating and Governance Committee’s Charter, the Nominating and Corporate Governance Committee shall be responsible to identity and propose new potential director nominees to the board of directors for consideration and review our corporate governance policies.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the year ended December 31, 2018, 2017 and 2016 earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers in 2017 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total ($)
Fan Guo	2018	6,046	0	0	0	0	0	0	6,046
CEO of Xiaotai	2017	0	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0	0

Hailun Liu	2018	6,046	0	0	0	0	0	0	6,046
CFO of Xiaotai	2017	0	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0	0

Suchun Wu	2018	34,763	0	0	0	0	0	0	34,763
COO of Xitaotai	2017	28,592	0	0	0	0	0	0	28,592
	2016	18,877	0	0	0	0	0	0	18,877

Yinhai Fu	2018	42,320	0	0	0	0	0	0	42,320
CTO of Xitaotai	2017	24,253	0	0	0	0	0	0	24,253
	2016	0	0	0	0	0	0	0	0

Family Relationships

There is no family relationship among any of our directors or executive officers.

Duties of Directors

Under Cayman Islands law, our directors have a duty of loyalty to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ general meetings;

●	recommending and declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may, in certain limited exceptional circumstances, have the right to seek damages in our name if a duty owed by the directors is breached. You should refer to “Description of Share Capital—Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors and the shareholders voting by ordinary resolution.

PRINCIPAL SHAREHOLDERS

The following tables set forth certain information with respect to the beneficial ownership of our Ordinary Shares and as adjusted to reflect the sale of the Ordinary Shares offered by us in our Offering, for:

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to subscribe for within 60 days of [●], 2019 through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all Ordinary Shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer. None of the shareholders listed in the table are located in the United States and none of the Ordinary Shares held by them are located in the United States. Applicable percentage ownership is based on 100,000 Ordinary Shares outstanding as of the date of this prospectus. Unless otherwise indicated, the address of each beneficial owner listed in the table below is Room 8006, 8/F, Wenyao Building, No. 422, Binwen Road, Puyan Street, Binjiang District, Hangzhou City, Zhejiang Province, China.

Name of Beneficial Owners	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering
	Number	% (1)	Minimum Offering % (2)		Maximum Offering % (3)

Directors and Executive Officers:
Baofeng Pan(4)	56,600	56.6%	[●]	%	[●]	%
Suchun Wu (5)	12,000	12.0%	[●]	%	[●]	%

Directors and Executive Officers as a group (2 persons)	68,600	68.60%	[●]	%	[●]	%

5% shareholders:
Zhihao Fu(6)	5,350	5.35%	[●]	%	[●]	%
Qiqi He (7)	5,200	5.20%	[●]	%	[●]	%
Xin Cheng (8)	5,400	5.40%	[●]	%	[●]	%
Haotian Wu (9)	5,300	5.30%	[●]	%	[●]	%
Chu Liu (10)	5,250	5.25%	[●]	%	[●]	%
Xiaoxia Wang (11)	4,900	4.90%	[●]	%	[●]	%

(1)	Based on 100,000 Ordinary Shares outstanding as of the date of this prospectus.

(2)	Based on [●] Ordinary Shares outstanding upon completion of the Minimum Offering.

(3)	Based on [●] Ordinary Shares outstanding upon completion of the Maximum Offering.

(4)	Baofeng Pan, who will be appointed as the Chairman of our Board of Director effective upon consummation of the Offering, is deemed to beneficially own 65,600 Ordinary Shares through BFPAN Holdings Limited, a British Virgin Islands company wholly owned by Mr. Pan (“BFPAN”). Mr. Pan maintains sole voting control over the shares held by BFPAN, the principal office address of which is at the offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(5)	Suchun Wu, our COO, is deemed to beneficially own 12,000 Ordinary Shares through SCWU Holdings Limited, a British Virgin Islands company wholly owned by Ms. Wu (“SCWU”). Ms. Wu maintains sole voting control over the shares held by SCWU, the principal office address of which is at the offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(6)	Zhihao Fu is deemed to beneficially own 5,350 Ordinary Shares through FZH Holdings Limited, a British Virgin Islands company wholly owned by Mr. Fu (“FZH”). Mr. Fu maintains sole voting control over the shares held by FZH, the principal office address of which is at the offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(7)	Qiqi He is deemed to beneficially own 5,200 Ordinary Shares through QQH Holdings Limited, a British Virgin Islands company wholly owned by Ms. He (“QQH”). Ms. He maintains sole voting control over the shares held by QQH, the principal office address of which is at the offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(8)	Xin Cheng is deemed to beneficially own 5,400 Ordinary Shares through CXIN Holdings Limited, a British Virgin Islands company wholly owned by Ms. Cheng (“CXIN”). Ms. Cheng maintains sole voting control over the shares held by CXIN, the principal office address of which is at the offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(9)	Haotian Wu is deemed to beneficially own 5,300 Ordinary Shares through WHT Holdings Limited, a British Virgin Islands company wholly owned by Mr. Wu (WHT). Mr. Wu maintains sole voting control over the shares held by WHT, the principal office address of which is at the offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(10)	Chu Liu is deemed to beneficially own 5,250 Ordinary Shares through LCHU Holdings Limited, a British Virgin Islands company wholly owned by Ms. Liu (“LCHU”). Ms. Liu maintains sole voting control over the shares held by LCHU, the principal office address of which is at the offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(11)	Xiaoxia Wang is deemed to beneficially own 4,900 Ordinary Shares through XXW Holdings Limited, a British Virgin Islands company wholly owned by Ms. Wang (“XXW”). Ms. Wang maintains sole voting control over the shares held by XXW, the principal office address of which is at the offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

RELATED PARTY TRANSACTIONS

The following is a description of transactions since 2016, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Name	Relationship with the Company
Zhejiang Fengtai Techonoly Co.,Ltd. (“Zhejiang Fengtai”)	Suchun Wu, the 12% shareholder and COO of the Company, acted as the executive director of Zhejiang Fengtai before June 20, 2016 and Xiaoliang Fang, the director of the Company, acts as a senior management of Zhejiang Fengtai for a period from October 13, 2017 to July 9, 2018.
Tairan Assets Management Co., Ltd. (“Tairan AMC”)	Baofeng Pan, major shareholder of the Company, acts as the legal representative
Shanghai Tairan Investment Holding Co., Ltd. (Formerly “Shanghai Tairan Internet Finance Information Service Co., Ltd.”) (“Shanghai Tairan”)	80% shareholder of the VIE, which is controlled by Mr. Baofeng Pan.
Hangzhou Tairan Jingshu Cloud Calculation Co., Ltd. (“Jingshu Cloud”)	Under common control of Shanghai Tairan
Zhejiang Xiaotai E-commerce Co., Ltd. (“Xiaotai E-Commerce”)	Under common control of Shanghai Tairan
Baofeng Pan	50.6% shareholder of Shanghai Tairan
Hui Zhang	49.4% shareholder of Shanghai Tairan
Suchun Wu	Shareholder and Chief Operation Officer of the Company
Jie Li	Suchun Wu’s immediate family
Haotian Wu	Legal representative and general manager of the Company
Kaiwen Duan	Director of Operation Department
Yinhai Fu	Chief Technology Officer
Mei Wang	Director of Human Resource Department
Xiaoliang Fang	Director of Marketing Department
Lifeng Jia	Manager of Data Analysis Department
Wei Shen	Manager of Product Center
Chu Liu	5.25% shareholder of the Company
Xiaoxia Wang	4.90% shareholder of the Company
Qiqi He	5.20% shareholder of the Company

1)	Transactions with related parties

Due to the change of senior management, Zhejiang Fengtai was a related party of the Company before July 9, 2018.

During the years ended December 31, 2018, 2017 and 2016, Zhejiang Fengtai and Baofeng Pan borrowed loans from the Company’s platform. The Company earned loan facilitation fee and management fee from these related parties. A summary of revenue generated from transactions with these related parties were as follows:

	For the Years Ended December 31,
	2018	2017	2016

Zhejiang Fengtai	$516,187	$1,360,246	$125,141
Baofeng Pan	-	283,261	786,236
	$516,187	$1,643,507	$911,377

On December 31, 2017, the Company and Xiaotai E-commerce entered into an agreement for the sale of marketplace service for merchant products. The Company was entitled to receive $762,546 for the transfer of assets and obliged to pay $1,467,818 for the transfer of liabilities, aggregating a net cash outflow of $705,272. During the year ended December 31, 2018, the Company settled the transactions by paying a net consideration of $720,699.

During the year ended December 31, 2018, the Company disbursed loans aggregating $22,759,952 to Xiaotai E-commerce. On March 1, 2019, the Company entered into a supplementary agreement with the Xiaotai E-commerce regarding the repayment. Pursuant to the agreement, the loan is repayable in four installments on each 20th day from March to June 2019, with a per annum interest rate of 7% charged on the loan receivable since January 1, 2019. As the amount of interest income cannot be reliably measured as of December 31, 2018, the Company did not recognize interest income for the year ended December 31, 2018. The loan was fully repaid during March 20, 2019 through April 10, 2019 and was not charged of interest expenses.

In addition, the Company purchased promotional gifts of $7,236,383 from Xiaotai E-commerce.

2)	Balances with related parties

a.	Due from related parties

As of December 31, 2018, 2017 and 2016, the balance due from related parties were as follows:

	As of December 31,
	2018	2017	2016

Accounts receivable
Zhejiang Fengtai (i)	$-	$1,069,352	$50,213

Prepayments
Zhejiang Fengtai (i)	$-	$38,453	$-

Loan receivable
Xiaotai E-Commerce (ii)	$21,895,259	$-	$-
Other current assets
Xiaotai E-Commerce (iii)	$-	$762,546	$-
Jingshu Cloud	-	-	1,058
Shanghai Tairan (iv)	-	-	1,175,880

	$-	$762,546	$1,176,938

i.	Due to the change of senior management in Zhejiang Fengtai on July 9, 2018, Zhejiang Fengtai was not a related party as of December 31, 2018.

ii	As of December 31, 2018, the balance due from Xiaotai E-commerce represented the loan disbursement to Xiaotai E-Commerce. The loan was interest-free and was fully repaid during March 20, 2019 through April 10, 2019.

iii.	As of December 31, 2017, the balance due from Xiaotai E-commerce represented the amount to which the Company was entitled in the transfer of assets relevant with the sale of marketplace service. The balance was settled during the year ended December 31, 2018.

iii.	As of December 31, 2016, the balance due from Shanghai Tairan represented the amount paid on behalf of Shanghai Tairan. The balance was settled during the year ended December 31, 2017.

b	Due to related parties

As of December 31, 2018, 2017 and 2016, the balance due to related parties were as follows:

	December 31, 2018	December 31, 2017	December 31, 2016

Other current liabilities
Xiaotai E-Commerce (i)	$279,161	$1,467,818	$-
Zhejiang Fengtai (ii)	-	92,043	40,521
Baofeng Pan	58,160	-	-
Tairan AMC (iii)	-	-	624,162
Suchun Wu (iv)	-	19,577	-
Hui Zhang (iv)	-	15,367	-
Yinhai Fu (iv)	-	15,367	-
Haotian Wu (iv)	-	14,683	-
Jie Li (iv)	-	13,348	-
Wei Shen (iv)	-	8,222	-
Xiaoliang Fang (iv)	-	6,909	-
Mei Wang (iv)	-	5,873	-
Kaiwen Duan (iv)	-	4,486	-
Lifeng Jia (iv)	-	4,486	-
	$337,321	$1,668,179	$664,683

i.	As of December 31, 2017, the balance due from Xiaotai E-commerce represented the amount to which the Company was obliged to pay for Xiaotai E-commerce’s assuming of liabilities relevant with the sale of marketplace service. The balance was settled during the year ended December 31, 2018.

As of December 31, 2018, the balance due from Xiaotai E-commerce represented the operating expenses paid by the related party on behalf of the Company. The balance was unsecured and was repayable on demand.

ii.	As of December 31, 2017, the balance due to Zhejiang Fengtai represented the operating expenses paid by the related party on behalf of the Company. The balance was unsecured and was repayable on demand.

Due to the change of senior management in Zhejiang Fengtai on July 9, 2018, Zhejiang Fengtai was not a related party as of December 31, 2018.

iii.	As of December 31, 2016, the balance due to Tairan AMC represented the operating expenses paid by the related party on behalf of the Company. The balance was unsecured and was repayable on demand. The balance was settled during the year ended December 31, 2017.

iv.	The balances due to management represented the amount payable to the management. The Company repaid the balance in August 2018.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our Memorandum and Articles of Association and Companies Law. As of the date hereof, our authorized share capital is US$50,000.00 divided into 500,000,000 Ordinary Shares with a par value of US$0.0001 each. As of the date of this prospectus, there are 100,000 Ordinary Shares issued and outstanding. The following are summaries of material provisions of our Memorandum and Articles of Association and the Companies Law insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General. We are authorized to issue 500,000,000 Ordinary Shares of par value US$0.0001 each. All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their Ordinary Shares in accordance with the Memorandum and Articles of Association.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our articles of association provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each common share is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which our shares are listed for trading, or a poll is demanded by the chairman of such meeting or one or more shareholders holding not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. A quorum required for a meeting of shareholders consists of one shareholder who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may, in its absolute discretion, decline to register any transfer of any common share irrespective of whether the shares is fully paid or the Company has no lien over it. If our board of directors refuses to register a transfer, it shall, within two months after the date on which the transfer was lodged, send to each of the transferor and the transferee notice of such refusal. Upon completion of this offering, we intend to waive our right to refuse transfers of any Ordinary Shares. The registration of transfers may, after compliance with any notice required of the stock exchange on which our shares are listed, be suspended at such times and for such periods as our board of directors may determine, provided, however, that the registration of transfers shall not be suspended for more than 45 days in any year as our board of directors may determine.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Law and our Memorandum of Association permit us to purchase our own shares. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, provided the requirements under the Companies Law have been satisfied, including out of capital, as may be determined by our board of directors.

Inspection of Books and Records. Holders of our Ordinary Shares have no general right under our articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our memorandum of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Our memorandum of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Law subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that an intelligent and honest man of that class acting in respect of his interest would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take-over offer is made and accepted by holders of not less than 90% of the shares within four months, the offer, or may, within a two-month period conversing on the expiration of such four months period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be duly effected if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Law does not limit the extent to which a company’s Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers willful default of fraud.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Action by Written Consent

The Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals

The Companies Law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our articles of association allow our shareholders holding not less than 10% of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the Companies Law but our articles of association do not provide for cumulative voting.

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

Removal of Directors

Under our articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Under the Delaware General Corporation Law, a director of a corporation with a may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders

The Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding up

Under the Companies Law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our articles of association, our company may be dissolved, liquidated or wound up by an ordinary resolution of our shareholders.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares

Under the Companies Law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents

As permitted by the Companies Law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our Ordinary Shares. We cannot assure you that a liquid trading market for our Ordinary Shares will develop on NYSE or be sustained after this offering. Future sales of substantial amounts of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares. Further, since a large number of our Ordinary Shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering and assuming the issuance of [●] Ordinary Shares offered hereby, but no exercise of the over-allotment option, we will have an aggregate of [●] Ordinary Shares outstanding. The [●] shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

As of the date of this prospectus, [●] Ordinary Shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. [●] of our currently outstanding Ordinary Shares will be subject to “lock-up” agreements described below on the effective date of this offering. Upon expiration of the lock-up period of [●] months after the date of this prospectus, outstanding shares will become eligible for sale, subject in most cases to the limitations of Rule 144.

Days After Date of this Prospectus	Shares Eligible for Sale	Comment
Upon Effectiveness	[●]	Freely tradable shares sold in the offering.

Six months	[●]	Shares saleable under Rule 144 and after expiration of the six month lock-up.

Twenty-four months	[●]	Shares saleable after expiration of the twenty-four month lock-up.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates solely by virtue of their status as an officer or director of us may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of us solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of us other than by virtue of his or her status as an officer or director of us.

We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

In general, under Rule 144, beginning ninety days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any Ordinary Shares that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our Ordinary Shares by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell shares of our Ordinary Shares acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

●	the person is not our affiliate and has not been our affiliate at any time during the preceding three months; and

●	the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Beginning ninety days after the date of this prospectus, our affiliates who have beneficially owned our Ordinary Shares for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of our Ordinary Shares then outstanding, which will equal approximately Ordinary Shares immediately after this offering; or

●	the average weekly trading volume in our Ordinary Shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

Lock-up Agreements

We, all of our directors and officers and shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of [●] months after the date of this prospectus for our officers, directors and 10% shareholders and six months after the date of this prospectus for all other shareholders without the prior written consent of the Underwriter. This consent may be given at any time without public notice.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

Upon completion of this offering, holders of our registrable securities will be entitled to request that we register their shares under the Securities Act, following the expiration of the lock-up agreements described above. See “Description of Share Capital—Registration Rights.”

TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of [●], our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Shanghai Rongbai Law Firm, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Mei & Mark LLP.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes levied by the Government of the Cayman Islands that are likely to be material to holders of Ordinary Shares except for stamp duties which maybe applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the Enterprise Income Tax Law (“EIT Law”), an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC corporate income tax purposes and is generally subject to a uniform 25% corporate income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the SAT Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that Xiaotai Zhejiang is a PRC resident enterprise for PRC corporate income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, Xiaotai Zhejiang may be subject to corporate income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our Ordinary Shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our Ordinary Shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors—Risk Factors Relating to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to it and our non-PRC shareholders.”.

United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on NYSE. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2017 taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our WFOE as being wholly owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of the WFOE but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than the minima quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including NYSE. If the Ordinary Shares are regularly traded on NYSE and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

We have entered into an underwriting agreement with [●] (the “Underwriter”) with respect to the Ordinary Shares in this Offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to a minimum offering amount of $[●] of Ordinary Shares and a maximum offering amount of $[●] of Ordinary Shares on a “best efforts” basis. In addition, the Underwriter has been granted an over-subscription option pursuant to which we may extend the Offering for an additional [●] days and sell an additional $[●] of Ordinary Shares at the Offering Price in the event that the maximum number of Ordinary Shares is sold. The Underwriter may exercise the over-subscription option on or prior to the final closing date of this Offering. The Offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific number or dollar amount of Ordinary Shares, but will use its best efforts to sell the Ordinary Shares offered. The Underwriter may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this Offering.

The Underwriter must sell the minimum number of securities offered ($[●]) if any shares are sold. The Underwriter is required to use only its “best efforts” to sell the securities offered. The Offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Underwriter after which the minimum offering is sold or (ii) [●], 2018, unless mutually extended by the Company and the Underwriter for an additional [●] days. On each closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price of the shares being sold by us on such closing date;

●	we will cause to be delivered the Ordinary Shares being sold on such closing date in book-entry form; and

●	we will pay the Underwriter their commissions.

Pursuant to an escrow agreement among us, the Underwriter [●] (the “Escrow Agent”), as escrow agent, until at least $[●] of Ordinary Shares are sold, all funds received in payment for securities sold in this Offering will be required to be submitted by purchasers to a non-interest bearing escrow account with the Escrow Agent and will be held by the Escrow Agent for such account. Failure to do so will result in checks being returned to the investor who submitted the check. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. If the Underwriter does not sell at least $[●] of Ordinary Shares by [●], 2018, unless mutually extended by us and the Underwriter for an additional [●] days, all funds will be returned within the second banking day to purchasers without interest or deduction. If this Offering is consummated, then on the closing date, net proceeds will be delivered to us and we will issue the Ordinary Shares to purchasers. Unless purchasers instruct us otherwise, we will deliver the Ordinary Shares electronically upon receipt of purchaser funds to the accounts of the purchasers who hold accounts at the Underwriter, or elsewhere, as specified by the purchaser, upon the closing of the Offering. Alternately, purchasers who do not carry an account at the Underwriter may request that the shares be held in book-entry at our transfer agent, or may be issued in book-entry at our transfer agent and subsequently delivered electronically to the purchasers’ respective brokerage account upon request of the purchasers.

Discounts, Commissions and Expenses

The Underwriter will receive an underwriting commission equal to between $[●] in the case of a minimum offering, $[●] in the case of a maximum offering and $[●] in the case of the over-subscription option being exercised in full, representing [●] percent ([●]%) of the gross proceeds to be raised in this Offering.

The following table shows, for each of the minimum and maximum offering amounts, the per share and maximum total Offering Price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses:

	Per Share		Minimum Offering		Maximum Offering		Over-Subscription Option
Public Offering Price	$	[●]	$	[●]	$	[●]	$	[●]
Underwriting fees and commissions	$	[●]	$	[●]	$	[●]	$	[●]
Proceeds to Us, Before Expenses	$	[●]	$	[●]	$	[●]	$	[●]

Because the actual amount to be raised in this Offering is uncertain, the actual total offering commissions are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell securities to the purchasers is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase securities is subject to the conditions set forth in the subscription agreement as well, which may also be waived.

Under the Underwriting Agreement, we will pay our Underwriter fees and commissions equal to [●]% of the gross proceeds raised in the Offering and a non-accountable expense allowance equal to [●]% of the gross proceeds. In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable out-of-pocket expenses, including its legal and travel expenses, in an amount not to exceed $[●].

In addition, we have agreed to pay expenses relating to the Offering, including, but not limited to, (i) all filing fees and communication expenses relating to the registration of the shares to be sold in this Offering with the SEC and the filing of the Offering materials with FINRA; (ii) translation costs for due diligence purposes; (iii) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of Underwriter’s counsel); (iv) the costs of all mailing and printing of the placement documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Underwriter may reasonably deem necessary; (v) the costs of preparing, printing and delivering certificates representing the shares and the fees and expenses of the transfer agent for such shares; (vi) the reasonable cost for road show meetings and preparation of a power point presentation not to exceed $[●]; (vii) approximately $[●] of advisory fees and expenses paid to a previously engaged underwriter, and (viii) costs and expenses incurred in conducting background checks of the Company’s officers and directors by a background search firm in the amount of $[●].

We estimate that the total expenses of the Offering payable by us, including the underwriters’ fees and commissions, will be approximately $[●] in a minimum offering, $[●] in a maximum offering and $[●] in the case of the over-subscription option being exercised in full, in each case including a non-accountable expense allowance equal to [●]% of the gross proceeds and a maximum aggregate reimbursement of $[●] of Underwriter’s accountable expenses.

Underwriters’ Warrants

We have agreed to issue to the Underwriter warrants to purchase the number of Ordinary Shares in the aggregate equal to [●]% of the shares sold in the Offering. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing [●] ([●]) months from the effective date of this prospectus, which period shall not extend further than [●] years from the effective date of this prospectus, in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to [●]% of the Offering Price per share in the Offering. The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Neither our Underwriter, nor its permitted assignees under Rule 5110(g)(1), will sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the Offering. In addition, the warrants provide for registration rights upon request, in certain cases. The piggyback registration right provided will not be greater than [●] years from the effective date of the Offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

All of our officers, directors and shareholders have agreed to a [●] ([●]) month “lock-up” period from the closing of this Offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued except for our Chief Executive Officer and Chairman, who have agreed to a [●] ([●]) month “lock-up” period. This means that, for a period of [●] ([●]) or [●] ([●]) months following the closing of the Offering, as applicable, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Underwriter.

The Underwriter has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Underwriter may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Price Stabilization

The underwriter has advised us that it does not intend to conduct any stabilization activities in connection with this Offering.

Determination of Offering Price

Prior to this Offering, there has been no public market for our securities. The public Offering Price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, market valuations of other companies that we and the Underwriter believe to be comparable to us, estimates of our business potential, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained on any other website maintained by the Underwriter is not part of the Prospectus or the registration statement of which this Prospectus forms a part.

Application for NYSE Market Listing

We have applied for listing on the NYSE American under the symbol “TAI” for the Ordinary Shares.

If our Ordinary Shares are listed on the NYSE American, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the Ordinary Shares offered by this Prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this Prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding Underwriter’s discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the NYSE American listing fee, all amounts are estimates.

US$

SEC registration fee	[●]

NYSE American listing fee	[●]

FINRA filing fee	[●]

Printing and engraving expenses	[●]

Legal fees and expenses	[●]

Accounting fees and expenses	[●]

Miscellaneous	[●]

Total	[●]

These expenses will be borne by us. Underwriter’s discounts and commissions will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

The Company is being represented by Mei & Mark LLP, Washington, DC, with respect to legal matters of United States federal securities law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples. Legal matters as to PRC law will be passed upon for us by Shanghai Rongbai Law Firm. Mei & Mark LLP may rely upon Shanghai Rongbai Law Firm with respect to matters governed by PRC law. [●], New York, New York is acting as U.S. counsel for the Underwriter.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We anticipate making these documents publicly available, free of charge, on our website at http://www. [●].com/ as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

XIAOTAI INTERNATIONAL INVESTMENT INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Xiaotai International Investment Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Xiaotai International Investment Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xiaotai International Investment Inc. and Subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2018.

New York, New York

April 26, 2019

XIAOTAI INTERNATIONAL INVESTMENT INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollar, except for the number of shares)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$1,099,729	$33,001,007
Restricted cash	1,166,470	769,471
Accounts receivable, net	6,954,131	1,950,793
Accounts receivable – related parties	-	1,069,352
Prepayments	62,288	146,473
Prepayments – related parties	-	38,453
Loan receivable	-	4,456,465
Loan receivable – a related party	21,895,259	-
Other current assets	411,707	404,784
Due from related parties	-	762,546
Assets of discontinued operations	-	1,163,119

Total Current Assets	31,589,584	43,762,463

Property and equipment, net	830,393	1,277,635

Other Assets
Investment in an equity investee	-	384,178
Intangible assets, net	59,136	215,435
Deferred tax assets	76,676	-

Total Assets	$32,555,789	$45,639,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Advance from customers	$220,963	$233,533
Accrued expenses and other liabilities	2,376,836	3,648,440
Other payable	-	14,286,456
Due to related parties	337,321	1,668,179
Income tax payable	2,303,183	2,478,750
Liabilities of discontinued operations	-	824,793

Total Current Liabilities	5,238,303	23,140,151

Noncurrent Liabilities
Deferred tax liabilities	-	1,072,165

Total Liabilities	5,238,303	24,212,316

Commitments and Contingencies

Shareholders’ Equity
Ordinary shares (par value $0.0001 per share; 500,000,000 shares authorized; 100,000 shares issued and outstanding)	10	10
Additional paid-in capital	17,200,819	17,180,819
Statutory reserve	1,124,285	392,682
Retained earnings	9,711,153	3,141,916
Accumulated other comprehensive (loss) income	(718,781)	711,968

Total Shareholders’ Equity	27,317,486	21,427,395

Total Liabilities and Shareholders’ Equity	$32,555,789	$45,639,711

The accompanying notes are an integral part of these consolidated financial statements.

XIAOTAI INTERNATIONAL INVESTMENT INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended December 31,
	2018	2017

Operating Revenues
Revenues – third parties	$42,909,912	$31,148,018
Revenues – related parties	516,187	1,643,507

Total Operating Revenues	43,426,099	32,791,525

Operating Expenses
Origination and servicing expenses	(1,309,433)	(2,134,709)
Selling expenses	(23,777,735)	(7,754,211)
General and administrative expenses	(5,296,795)	(2,591,691)
Research and development expenses	(1,898,107)	(1,045,268)

Total Operating Expenses	(32,282,070)	(13,525,879)

Income from Operations	11,144,029	19,265,646

Other Income (expenses)
Interest income	203,537	23,173
Other expenses, net	(80,224)	(175,908)

Total Other Income (expenses), net	123,313	(152,735)

Income Before Income Taxes	11,267,342	19,112,911

Income tax expenses	(3,966,502)	(4,264,155)

Net Income from continuing operations	7,300,840	14,848,756

Net Loss from discontinued operations, net of income tax	-	(3,536,532)

Net Income	7,300,840	11,312,224

Other comprehensive (loss) income
Foreign currency translation adjustments	(1,430,749)	1,199,102
Reclassified to net loss from discontinued operations	-	(186,675)
	(1,430,749)	1,012,427

Comprehensive Income	$5,870,091	$12,324,651

Weighted average number of common stock
Basic and diluted	100,000	100,000

Earnings (loss) per share
Net earnings per share from continuing operations – basic and diluted	$73.01	$148.49
Net loss per share from discontinued operations – basic and diluted	$-	$(35.37)

The accompanying notes are an integral part of these consolidated financial statements

XIAOTAI INTERNATIONAL INVESTMENT INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Ordinary shares
	Number	Amount	Additional paid-in capital	Statutory reserve	Retained earnings (Accumulated deficit)	Accumulated other comprehensive income (loss)	Total

Balance as at December 31, 2016	100,000	10	7,921,559	-	(7,777,626)	(300,459)	(156,516)

Capital contribution from a shareholder	-	-	9,259,260	-	-	-	9,259,260
Net income	-	-	-	-	11,312,224	-	11,312,224
Appropriation of statutory reserve	-	-	-	392,682	(392,682)	-	-
Sales of a reporting segment	-	-	-	-	-	(186,675)	(186,675)
Foreign currency translation adjustments	-	-	-	-	-	1,199,102	1,199,102

Balance as at December 31, 2017	100,000	10	17,180,819	392,682	3,141,916	711,968	21,427,395

Capital contribution from a shareholder	-	-	20,000	-	-	-	20,000
Net income	-	-	-	-	7,300,840	-	7,300,840
Appropriation of statutory reserve	-	-	-	731,603	(731,603)	-	-
Foreign currency translation adjustments	-	-	-	-	-	(1,430,749)	(1,430,749)

Balance as at December 31, 2018	100,000	10	17,200,819	1,124,285	9,711,153	(718,781)	27,317,486

The accompanying notes are an integral part of these consolidated financial statements.

XIAOTAI INTERNATIONAL INVESTMENT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows from Operating activities:
Net income	$7,300,840	$11,312,224
Less: Net Loss from discontinued operations, net of tax	-	(3,536,532)
Net Income from continuing operations	7,300,840	14,848,756
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization of intangible assets	150,418	303,817
Depreciation of property and equipment	717,514	710,040
Gain from disposal of property and equipment	(54)	-
Provision for doubtful accounts	409,004	118,417
Deferred income tax (benefits) provision	(1,134,220)	1,603,602
Changes in operating assets and liabilities:
Accounts receivable	(5,708,160)	(1,595,881)
Prepayments	79,315	(123,659)
Due from related parties	1,147,696	(596,852)
Other current assets	(98,902)	(346,004)
Accounts payable	-	-
Advance from customers	-	-
Due to related parties	153,581	923,293
Accrued expenses and other liabilities	(15,168,994)	16,218,318
Income tax payable	(43,808)	2,386,904
Net cash (used in) provided by operating activities from continuing operations	(12,195,770)	34,450,751
Net cash provided by (used in) operating activities from discontinued operations	332,758	(4,311,546)

Net Cash (Used in) Provided by Operating Activities	(11,863,012)	30,139,205

Cash Flows from Investing activities:
Purchase of property and equipment	(327,501)	(453,183)
Purchase of intangible assets	-	(79,868)
Proceeds from disposal of property and equipment	3,459	-
Investment in an equity investee	-	(369,943)
Cash paid in disposition of marketplace services for merchant products	(693,664)	-
Proceeds from disposal of investment in an equity investee	377,855	-
Loan disbursement to a related party	(22,759,976)	-
Loan repayment from (disbursement to) a third party	4,383,114	(4,291,337)
Net cash used in investing activities from continuing operations	(19,016,713)	(5,194,331)
Net cash used in investing activities from discontinued operations	-	-

Net Cash Used in Investing Activities	(19,016,713)	(5,194,331)

Cash Flows from Financing activities:
Capital contribution from a shareholder	20,000	9,259,260
Repayment of loan receivable – a third party	-	(5,472,195)

Net Cash Provided by Financing Activities From Continuing Operations	20,000	3,787,065

Effect of Exchange Rate Changes	(644,554)	1,570,078

Net (Decrease) Increase in Cash and Cash Equivalents, and Restricted Cash	(31,504,279)	30,302,017
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	33,770,478	3,468,461
Cash, Cash Equivalents, and Restricted Cash at End of Year	$2,266,199	$33,770,478

Supplemental Cash Flow Information
Cash paid for interest expense	$-	$-
Cash paid for income tax	$5,144,532	$273,650

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the statement of financial position that sum to the total of the same amounts shown in the consolidated statements of cash flows:

	December 31, 2018	December 31, 2017
Cash and cash equivalents	$1,099,729	$33,001,007
Restricted cash	1,166,470	769,471

Total Current Assets	$2,266,199	$33,770,478

The accompanying notes are an integral part of these consolidated financial statements.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATION

Xiaotai International Investment Inc. (“Xiaotai International” or the “Company”) is a holding company incorporated in Cayman Islands on July 19, 2018. Xiaotai International facilitates loans from investors to borrowers through its internet lending information intermediary platform operations in China, through two variable interest entities (“VIEs” as defined in Note 3), Zhejiang Xiaotai Technology Co., Ltd. (“Xiaotai Technology”) which was established on April 29, 2014, and Hangzhou Yingran Technology Co., Ltd. (“Yingran”) which was established on July 5, 2018.

On August 7, 2018, Xiaotai International established a wholly owned subsidiary in Hong Kong, Xiaotai Investment Hong Kong Limited (“Xiaotai HK”), which is as a holding company. Subsequently on September 6, 2018, Xiaotai HK established a Wholly Foreign-Owned Enterprise in China, Hangzhou Ruiran Technology Co., Ltd. (“Ruiran” or “WFOE”).

On September 20, 2018, Ruiran entered into a series of contractual arrangements, or VIE Agreements, with Xiaotai Technology, Yingran, and all the equity holders of Xiaotai Technology and Yingran, through which the Company obtained control and became the primary beneficiary of both Xiaotai Technology and Yingran, hereinafter referred to as the Reorganization. As a result, Xiaotai Technology and Yingran became the Company’s VIEs.

On September 20, 2018, the Company completed its reorganization of entities under the common control of one major shareholder, Mr. Baofeng Pan, through his 100% controlled entity incorporated in British Virgin Island (“BVI”), and owned a majority of the equity interests of the Company prior to the Reorganization. The Company was established as a holding company of Ruiran. Ruiran is the primary beneficiary of both Xiaotai Technology and Yingran, and all of these entities are under common control of the Company, which results in the consolidation of the Company and has been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the Reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

The following diagram illustrates the Company’s corporate structure, including its subsidiary and consolidated variable interest entities as of the date of this registration statements:

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Agreements with Xiaotai Technology and Yingran

Foreign ownership of internet-based businesses, including distribution of online information (such as an online marketplace connecting customers and suppliers) and marketing survey services for online marketplace, is subject to restrictions under current People’s Republic of China (“PRC”) laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in internet-based businesses, subject to certain exceptions, and any such foreign investor must have experience in providing internet-based businesses services overseas and maintain a good track record in accordance with the Guidance Catalog of Industries for Foreign Investment promulgated in 2007, as amended in 2011, 2015 and 2017, respectively, and other applicable laws and regulations. The Company is a Cayman holding company of Ruiran (its PRC subsidiary) and is a foreign invested enterprise. To comply with these regulations, the Company conducts substantially all of its activities in PRC through Xiaotai Technology and Yingran. As such, both Xiaotai Technology and Yingran are controlled through VIE Agreements in lieu of direct equity ownership by the Company. The key terms of the VIE Agreements are as summarized below:

Equity Interest Pledge Agreements

WOFE, Xiaotai Zhejiang, Yingran Hangzhou and all of the Participating Shareholders, entered into Equity Interest Pledge Agreements, pursuant to which the Participating Shareholders pledged all of their equity interest in Xiaotai Zhejiang and Yingran Hangzhou to WOFE as collateral in order to guarantee the performance of Xiaotai Zhejiang and Yingran Hangzhou’s obligations under the Consulting Services Agreement.

The Participating shareholders shall not transfer the pledged equity interest, place or permit the existence of any security interest or other encumbrance on the pledged equity interest, without the prior written consent of WFOE, except for the performance of the Exclusive Equity Option Agreements executed by the VIE, WOFE, Xiaotai Zhejiang and Yingran Hangzhou on the execution date of the Equity Interest Pledge Agreement. During the term of the pledge, WOFE shall have the right to collect any and all dividends declared or generated in connection with the pledged equity interest. The pledge shall be continuously valid until all payments due under the Consulting Services Agreement have been fulfilled by the VIEs.

Consulting Services Agreements

Pursuant to Consulting Services Agreement by and between WOFE and Xiaotai Zhejiang, WOFE has the exclusive right to provide Xiaotai Zhejiang with technical support, consulting services and management services during the term of the agreement. In exchange, WOFE will be entitled to a service fee that substantially equals to all of the net income of Xiaotai Zhejiang. The service fees may be adjusted based on the services rendered by WOFE in that quarter. Xiaotai Zhejiang has agreed not to engage any other party for the same or similar consultation services without WOFE’s prior consent. The Consulting Services Agreement remains in effect unless Xiaotai Zhejiang fails to pay the services fee or becomes bankrupt or insolvent. Nevertheless, WOFE may terminate the Consulting Services Agreement at any time upon giving 30 days’ prior written notice to Xiaotai Zhejiang and the Xiaotai Shareholders.

Pursuant to a Consulting Services Agreement by and among WOFE, Yingran Hangzhou and each of the Yingran Hangzhou equity shareholders, or Yingran Shareholders, WOFE has the exclusive right to provide Yingran Hangzhou with technical support, consulting services and management services during the term of the agreement. In exchange, WOFE will be entitled to a service fee that substantially equals to all of the net income of Yingran Hangzhou. The service fees may be adjusted based on the services rendered by WOFE in that quarter. Yingran Shareholders and Yingran Hangzhou have agreed not to engage any other party for the same or similar consultation services without WOFE’s prior consent. The term of the Consulting Services Agreement remains in effect unless Yingran Hangzhou fails to pay the services fee or becomes bankrupt or insolvent. Nevertheless, WOFE may terminate the Consulting Services Agreement at any time upon giving 30 days’ prior written notice to Yingran Hangzhou and the Yingran shareholders.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Arrangements with Xiaotai Technology and Yingran (CONTINUED)

Operating Agreements

Pursuant to an Operating Agreement by and among WOFE, Xiaotai Zhejiang and each of the Xiaotai Shareholders, Xiaotai Zhejiang or Xiaotai Shareholders shall not, without the prior written consent of WOFE, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Xiaotai Zhejiang (excluding proceeding with Xiaotai Zhejiang’s normal business operation). Xiaotai Zhejiang and Xiaotai Shareholders also jointly agree to accept the corporate policies or advice provided by WOFE in connection with Xiaotai Zhejiang’s daily operations, financial management and the employment and dismissal of Xiaotai Zhejiang’s employees. Xiaotai Shareholders shall appoint such individuals as recommended by WOFE to be Directors of Xiaotai Zhejiang and shall appoint members of WOFE’s senior management as Xiaotai Zhejiang’s General Manager, Chief Financial Officer, and other senior officers (as defined in the Operating Agreement). Unless by the early termination of WOFE, the Operating Agreement remains in effect until Xiaotai Zhejiang’s operation term expires.

Pursuant to an Operating Agreement by and among WOFE, Yingran Hangzhou and each of the Yingran Shareholders, Yingran Hangzhou or Yingran Shareholders shall not, without the prior written consent of WOFE, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Yingran Hangzhou (excluding proceeding with Yingran Hangzhou’s normal business operation). Yingran Hangzhou and Yingran Shareholders also jointly agree to accept the corporate policies or advice provided by WOFE in connection with Yingran Hangzhou’s daily operations, financial management and the employment and dismissal of Yingran Hangzhou’s employees. Yingran Shareholders shall appoint such individuals as recommended by WOFE to be Directors of Yingran Hangzhou and shall appoint members of WOFE’s senior management as Yingran Hangzhou’s General Manager, Chief Financial Officer, and other senior officers (as defined in the Operating Agreement). Unless by the early termination of WOFE, the Operating Agreement remains in effect until Yingran Hangzhou’s operation term expires.

Exclusive Equity Option Agreements

Pursuant to an Exclusive Equity Option Agreement by and among WOFE, Xiaotai Zhejiang and each of the Xiaotai Shareholders, Xiaotai Shareholders jointly and severally grant WOFE an exclusive option to purchase at any time in part or in whole their equity interests in Xiaotai Zhejiang for a purchase price equal to the capital paid by the Xiaotai Shareholders, pro-rated for purchase of less than all the equity interest. WOFE may exercise such option at any time until it has acquired all equity interests of Xiaotai Zhejiang, and freely transfer the option to any third party. The Exclusive Equity Option Agreement terminates in ten years but can be renewed by WFOE at its discretion.

Pursuant to an Exclusive Equity Option Agreement by and among the WOFE, Yingran Hangzhou and each of the Yingran Shareholders, Yingran Shareholders irrevocably grant WOFE an irrevocable and exclusive right to purchase, or designate one or more persons to purchase at any time in part or in whole their equity interests in Yingran Hangzhou for a purchase price equal to the capital paid by the Yingran Shareholders, pro-rated for purchase of less than all the equity interest. WOFE may exercise such option at any time until it has acquired all equity interests of Yingran Hangzhou, and freely transfer the option to any third party. The Exclusive Equity Option Agreement terminates in ten years but can be renewed by WOFE at its discretion.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Arrangements with Xiaotai Technology and Yingran (CONTINUED)

Voting Rights Proxy Agreement

Each of the Xiaotai Shareholders and Yingran Shareholders has entered into a voting rights proxy agreement, or the Voting Rights Proxy Agreement, pursuant to which each of the Xiaotai Shareholders and Yingran Shareholders has authorized WOFE to act on his or her behalf as the exclusive agent and attorney with respect to all matters concerning the shareholding, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights that shareholders are entitled to under PRC law and the VIE’s bylaws, including but not limited to the sale or transfer or pledge or disposition of the such shareholder’s shareholding in part or in whole; and (c) designating and appointing on behalf of the shareholders legal representative, executive director, supervisor, chief executive officer and other senior management members of the VIEs. The agreement shall remain in effective for the longest time then permitted under applicable PRC laws.

The Company has concluded that the Company is the primary beneficiary of Xiaotai Zhejiang and Yingran Hangzhou and should consolidate their financial statements. The Company is the primary beneficiary based on the Voting Rights Proxy Agreement entered into as part of the VIE Agreements that each equity holder of Xiaotai Zhejiang and Yingran Hangzhou assigned their rights as a shareholder of Xiaotai Zhejiang and Yingran Hangzhou to WOFE. These rights include, but are not limited to, attending shareholders’ meetings, voting on matters submitted for shareholder approval and appointing legal representatives, executive director, supervisor, chief executive officer and other senior management members. As such, the Company, 100% controlling WOFE, is deemed to hold all of the voting equity interest in Xiaotai Zhejiang and Yingran Hangzhou. For the periods presented, the Company has not provided any financial or other support to either Xiaotai Zhejiang or Yingran Hangzhou. However, pursuant to the Consulting Services Agreement, the Company may provide complete technical support, consulting services and management services during the term of the VIE agreements. Though not explicit in the VIE agreements, the Company may provide financial support to Xiaotai Zhejiang and Yingran Hangzhou to meet its working capital requirements and capitalization purposes. The terms of the VIE Agreements and the Company’s plan of financial support to the VIEs were considered in determining that the Company is the primary beneficiary of the VIEs. Accordingly, the financial statements of the VIEs are consolidated in the Company’s consolidated financial statements.

Based on the foregoing VIE Agreements, Ruiran has effective control of both Xiaotai Technology and Yingran which enables Ruiran to receive all of their expected residual returns and absorb the expected losses of VIEs. Accordingly, the Company consolidates the accounts of Xiaotai Technology and Yingran for the periods presented herein, in accordance with Accounting Standards Codification, or ASC, 810-10, Consolidation.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Arrangements with Xiaotai Technology and Yingran (CONTINUED)

The accompanying consolidated financial statements reflect the activities of Xiaotai International and each of the following entities:

Name	Background	Ownership
Xiaotai HK	- A Hong Kong company - Incorporated on August 7, 2018	100% owned by Xiaotai International
Ruiran

- A PRC limited liability company and a wholly foreign owned enterprise

- Incorporated on September 6, 2018

- Registered capital of $2,000,000 with registered capital to be funded by September 5, 2048.

100% owned by Xiaotai HK
Xiaotai Technology

- A PRC limited liability company

- Incorporated on April 29, 2014

- Registered capital of $32,459,207 (RMB 200,000,000) with registered capital of $15,278,378 (RMB 87,100,000) to be funded by April 27, 2034.

- Internet information technology service provider

VIE
Yingran

- A PRC limited liability company

- Incorporated on July 5, 2018

- Registered capital of $153,761 (RMB 1,000,000) with registered capital of $153,761 (RMB 1,000,000) to be funded by June 30, 2038

- Internet information technology service provider

VIE

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

(b)	Basis of consolidation

The consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of all wholly owned subsidiary’s VIEs over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

(c)	Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment and intangible assets, collectability of receivables, impairment of property and equipment and intangible assets and realization of deferred tax assets. Actual results could differ from those estimates.

(d)	Foreign currency translation

The reporting currency of the Company is U.S. Dollars, or US$ or USD, and the functional currency is Renminbi Yuan, or RMB, as China is the primary economic environment in which the entity operates.

The consolidated financial statements of the Company are prepared using RMB, and translated into the Company’s reporting currency, USD, at the exchange rates quoted by www.oanda.com. Monetary assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Revenue and expenses are translated using average rates during each reporting period, and stockholders’ equity is translated at historical exchange rates. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income or loss in shareholders’ equity.

	December 31, 2018	December 31, 2017
Balance sheet items, except for equity accounts	6.8776	6.5074

	For the Years Ended December 31
	2018	2017
Items in the statements of income and comprehensive income, and statements of cash flows	6.6163	6.7578

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)	Fair values of financial instruments

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The Company considers the carrying amount of current assets and liabilities based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments including in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximately fair value because of the short period of time between the origination of such instruments and their expected realization and non-interest bearing.

(f)	Cash and cash equivalents

Cash and cash equivalents primarily consists of bank deposits with original maturities of three months or less, which are readily convertible to known amount of cash. The Company maintains accounts at banks and has not experienced any losses from such concentrations.

(g)	Restricted Cash

The Company adopted Accounting Standards Update (“ASU”) No. 2016-18, “Statement of Cash Flows: Restricted Cash” during the year ended December 31, 2018. This ASU applies to all entities that have restricted cash or restricted cash equivalents to be presented in the statement of cash flows under Topic 230.

As of December 31, 2018 and 2017, the Company had restricted cash of $1,166,470 and $769,471, respectively. All restricted cash was related to the deposit pledged in the banks for it to provide online lending services (Note 5).

(h)	Accounts receivable

Accounts receivable represents the transaction and management fees earned from borrowers under the loans but have not yet collected. Amounts are considered overdue after 30 days. An allowance for doubtful accounts is established and recorded based on management’s assessment of potential losses based on the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	Allowance of doubtful accounts receivable

The allowance for accounts receivable is increased by charges to income and decreased by charge offs (net of recoveries). Recoveries represent subsequent collection of amounts previously charged-off.

The Company recognizes a charge-off when management determines that full repayment of the receivable is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. The Company will recognize a charge-off when the Company loses contact with the delinquent customer for more than six months or when the court rules against the Company to collect the outstanding balances.

Based on quantitative and qualitative assessment, the Company accrued doubtful allowance on accounts receivables in the following policy:

Allowance as a % of total accounts receivable

Overdue within 90 days	5%
Overdue between 91 days and 180 days	10%
Overdue between 181 days and 270 days	25%
Overdue between 271 days and 360 days	50%
Overdue between 361 days and 450 days	75%
Overdue over 450 days	100%

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

(j)	Prepayments

Prepayments represent amounts advanced to suppliers for merchant products and for other operating services. The suppliers usually require advance payments when the Company makes purchase or orders service and the prepayments will be utilized to offset the Company’s future payments. These amounts are unsecured, non-interest bearing and generally short-term in nature.

Allowances are recorded when utilization and collection of amounts due are in doubt. Delinquent prepayments are written-off after management has determined that the likelihood of utilization or collection is not probable and known bad debts are written off against the allowances when identified. No allowance was deemed necessary at December 31, 2018 and 2017.

(k)	Loan receivable

Loans receivable represents loans originated by the Company, which are due from borrowers. The Group has the intent and the ability to hold such a loan for the foreseeable future or until maturity or payoff. Loans receivable are recorded at unpaid principal balances, net of allowance for loan losses that reflects the Company’s best estimate of the amounts that will not be collected.

The allowance for the loan loss is determined at a level believed to be reasonable to absorb probable losses inherent in the portfolio as of each balance sheet date. The allowance is provided based on an assessment performed on a portfolio basis. All loans are assessed collectively depending on factors such as delinquency rate, size, and other risk characteristics of the portfolio.

The Company writes-off the loans receivable and the related allowance when management determines that full repayment of a loan is not probable. The primary factor in making such determination is the potential recoverable amounts from the delinquent debtor.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(l)	Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method after consideration of the estimated useful lives and estimated residual value. The estimated useful lives are as follows:

	Useful life	Estimated residual value rate
Electronic equipment	3-5 years	0% - 5%
Vehicles	5 years	0% - 5%
Office equipment	5 years	0% - 5%
Leasehold improvements	Shorter of the remaining lease terms or estimated useful life	0%

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net undiscounted cash flows that the asset is expected to generate. If such asset is considered to be impaired, the impairment recognized is the amount by which the carrying amount of the asset, if any, exceeds its fair value determined using a discounted cash flow model. For the years ended December 31, 2018 and 2017, there was no impairment of property and equipment.

(m)	Intangible assets

Acquired intangible assets with finite lives are amortized on a straight-line basis over their expected useful economic lives. Amortization is calculated on a straight-line basis over the following estimated useful lives:

Software	3 years

(n)	Investment in an equity investee

For equity investments in entities over which the Company does not have control or significant influence and for which there is no readily determinable fair value, the cost method is used.

Under the cost method, the Company carries the investment at cost and recognizes income to the extent of dividends received from the distribution of the equity investee's post-acquisition profits.

During the year ended December 31, 2017, the Company made an equity investment of $369,943 in a private entity over which the Company neither has significant influence nor control. During the year ended December 31, 2018, the Company disposed of the investment at cost.

(o)	Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. For the years ended December 31, 2018 and 2017, no impairment of long-lived assets was recognized.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(p)	Other payable

The Company facilitated loans through some cooperation partners, through whom and the Company the borrowers repaid the principal and interest to the investors. As of December 31, 2018 and 2017, the Company had $nil and $14,286,456 from the cooperation partners which were yet to get repaid to the investors. The Company recorded the balance as other payable.

(q)	Revenue recognition

Internet Lending Services

The Company engages primarily in operating an online consumer finance marketplace by providing an online platform which matches borrowers with investors. The Company’s platform provides investors with various loan product related information, including information regarding standard loan products and consumer loan products. Investors may choose to subscribe to loan products based on the profiles of approved borrowers listed on the online platform. The Company determined that it is not the legal lender and legal borrower in the loan origination and repayment process. Therefore, the Company does not record loans receivable and payable arising from the loans between investors and borrowers on its marketplace. Revenue comprises the fair value of the consideration received or receivable for the provision of services in the ordinary course of the Company’s activities and is recorded net of value-added tax (“VAT”). The two major deliverables provided are loan facilitation services which are recorded as transaction fees and post-facilitation services which are recorded as management fees. The Company also generates revenue from service fees upon the investors receiving their investment return. Revenues comprise the consideration received or receivable for the provision of services in the ordinary course of the business and are recorded net of value-added tax.

Consistent with the criteria of ASC 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four revenue recognition criteria are met:

(i)	Persuasive evidence of an arrangement exists;

(ii)	Delivery has occurred or services have been provided;

(iii)	The selling price is fixed or determinable; and

(iv)	Collectability is reasonably assured.

The Company considers the loan facilitation services and post-facilitation services as multiple deliverable arrangements. Although the Company does not sell these services separately, the Company determined that all deliverables have standalone value. Thus, all fees are allocated among loan facilitation services and post-facilitation services. The Company does not have vendor specific objective evidence of selling price for the loan facilitation service and the post-facilitation service because the Company does not provide these services separately. Third-party evidence of selling price does not exist either, as public information is not available regarding the amount of fees the Company’s competitors charge for these services. Since neither vendor-specific objective evidence nor third-party evidence is available, the Company generally uses its best estimate of selling prices of the different deliverables as the basis for allocation. When estimating the selling prices, the Company considers the cost related to such services, profit margin, customer demand, effect of competition on services, and other market factors. The fees allocated to loan facilitation is recognized as revenue upon execution of loan agreements between investors and borrowers; the fees allocated to post-origination services are deferred and amortized over the period of the loan on a straight line method, which approximates the pattern of when the underlying services are performed.

Borrowers — Borrowers are charged of management fees. Management fees are paid by borrowers pay a management fee on each loan payment to compensate the Company for services provided during the loan period. The Company records management fees as a component of operating revenue on a monthly basis.

Investors — The Company charges investors a service fee on their actual investment return. The Company generally receives the service fees upon the investors receiving their investment return. The Company recognizes the revenue when loan was repaid and investor received their investment income.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(q)	Revenue recognition (continued)

Internet Lending Services (continued)

Cooperation partners — Cooperation partners are charged of transaction fees and service fees. 1) Transaction fees are paid by cooperation partners to the Company for the work performed through its platform. These fees are recognized as a component of operating revenue at the time of loan issuance. These fees are non-refundable upon the issuance of loan. And 2) Service fees are paid by cooperation partners on each loan payment to compensate the Company for services provided during the loan period. The Company records the service fees as a component of operating revenue on a monthly basis. Cooperation partners Cooperation partners cooperation partners

Interest spread — Before the launch of P2P Measure, the lending platform charges higher borrowing rate from borrowers than investment return rate offered to investors. As such, the Company earned interest spread from the gap of the interest rate. The Company recognizes the revenue when loan was repaid from the borrowers to investors. Since February 2018, the Company suspended such business as restricted by P2P Measure.

Below tables summarized the revenue recognized for each major type of services for the years ended December 31, 2018 and 2017, respectively.

	For the Years Ended December 31,
	2018	2017
Transaction fees	$8,124,181	$7,895,140
Management fees	$22,286,517	$15,280,020
Service fees charged to investors	$7,371,503	$4,250,604
Service fees charged to cooperation partners	$5,603,982	-
Interest spread	$-	$5,380,245

Marketplace Services for Merchant Products

Revenues are generated primarily from merchandise sales, and marketplace services.

Revenues are recognized when the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Sales allowances for returns, which reduce revenues, are estimated based on historical experience. Revenues are recorded net of value-added taxes, business taxes and surcharges.

In accordance with ASC 605-45, Revenue Recognition: Principal Agent Considerations, the Company considers several factors in determining whether the Company acts as the principal or as an agent in the arrangement of merchandise sales and provision of various related services and thus whether it is appropriate to record the revenue and the related cost of sales on a gross basis or record the net amount earned as service fees.

Merchandise Sales

Revenues are from merchandise sales when the Company acts as principal for the sales of brand products to end customers online through its own internet platforms and offline at the offline experience centers. Online sales include sales through the online shopping mall.

The Company considers as a principal for the following reasons: (1) the Company is the primary obligor and is responsible for the acceptability of the products and the fulfillment of the delivery services; (2) the Company is responsible to compensate end customers if the products are counterfeit or defective goods; (3) the Company also has latitude in establishing selling prices and selecting suppliers; (4) the Company assumes credit risks on receivables; and (5) the Company has legal ownership of the inventory and has significant inventory risks even for those inventory with payment deferred until the following month after the inventory is sold as it has physical loss risk after acceptance of all the goods purchased from suppliers. Accordingly, the Company considers as the principal in the arrangement with the end customers and record revenue earned from merchandise sales on a gross basis.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(q)	Revenue recognition (continued)

Marketplace Services for Merchant Products (continued)

Marketplace services

Marketplace service revenue is generated through the internet platform. Marketplace service revenue refers to the commission fee earned by the Company when the Company acts as an agent for sales of vendors' goods. The Company recognizes the commission fee when the vendors’ goods are delivered to the customers.

With respect to the marketplace service revenue, the Company does not have general inventory risk or latitude in establishing prices. Accordingly, the Company records the net amount as marketplace service fees earned.

(r)	Origination and servicing expenses

Origination and servicing expenses primarily consist of fee charges from the third party platform providers on each deposit made by the lenders into their respective fund accounts held by the third party platform fund accounts, and salaries and benefits of employees who facilitate loan origination, perform risk pricing, debt-collection service, customer service, data processing and data analysis.

(s)	Incentive

In order to incentivize lenders, the Company provides incentives to lenders on the internet lending platform, who commit a certain amount of money for a period of time. During the relevant incentive program period, the Company sets certain thresholds for the lenders to qualify for the cash incentive. When a qualified investment is made by a lender, the incentive payment is paid to the lender as a percentage of investment amount at the time of loan issuance as part of its investment to the specified loan that he/she has invested. The incentive expenses are recognized in the selling expenses in the accompanying consolidated statements of income and comprehensive income. These expenses amounted to $12,680,248 and $2,001,774 for the years ended December 31, 2018 and 2017, respectively.

(t)	Advertising costs

Advertising costs are expensed as incurred and included in the selling expenses. Advertising costs were $2,182,263 and $3,173,671 for the years ended December 31, 2018 and 2017, respectively.

(u)	Employee benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were $1,417,417 and $856,263 for the years ended December 31, 2018 and 2017, respectively.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(v)	Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases are charged to the consolidated statements of income and comprehensive income on a straight-line basis over the lease periods.

(w)	Income per share

Basic income per share is computed by dividing income available to stockholders by the weighted average shares of common stock outstanding during the period. Diluted income per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. As of December 31, 2018 and 2017, there were no dilutive shares.

(x)	Value added tax

The Company is subject to value added tax (“VAT”) and related surcharges on the revenues earned for services provided in the PRC. The applicable rate of value added tax is 6%. In the accompanying consolidated statements of income and comprehensive income, the related surcharges for revenues derived from loan facilitation business are deducted from gross receipts to arrive at net revenues.

(y)	Income taxes

The Company accounts for income taxes in accordance with the U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forward. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of December 31, 2018 and 2017. As of December 31, 2018, income tax returns for the tax years ended December 31, 2012 through December 31, 2017 remain open for statutory examination by PRC tax authorities.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(z)	Comprehensive income

Comprehensive income consists of two components, net income and the other comprehensive (loss) income. The foreign currency translation gain or loss resulting from translation of the consolidated financial statements expressed in RMB to US Dollar is reported in other comprehensive (loss) income in the statements of income and comprehensive income.

(aa)	Commitment and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(bb)	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker, which is a strategic committee comprised of members of the Company's management team.

Historically, the Company’s business had been organized into two reportable operating segments: (i) internet lending information intermediary platform operations, and (ii) marketplace service for merchant products. However, due to changes in the Company’s future business plans, the segment for marketplace service for merchant products was disposed on December 31, 2017 and presented as a discontinued operation. Management has determined that the Company now operates in one operating segment with one reporting segment.

(cc)	Discontinued operations

As of December 31, 2017, the segment for marketplace service for merchant products met all the conditions required in order to be classified as a discontinued operations (Note 4). Accordingly, the operating results of the segment for marketplace service for merchant products are reported as a loss from discontinued operations in the accompanying consolidated financial statements for all periods presented. In addition, the assets and liabilities related to the segment of marketplace service for merchant products are reported as assets and liabilities of discontinued operations in the accompanying consolidated balance sheets as of December 31, 2018 and 2017. For additional information, see Note 4, “Discontinued operations”.

(dd)	Reclassification

The Company reclassified “net loss from discontinued operations, net of tax” of $3,536,532, $2,075,811, and $1,702,612 from “Net cash (used in) provided by operating activities from continuing operations” to “Net cash (used in) provided by operating activities from discontinued operations” for the years ended December 31, 2017 and 2016 and for the six months ended June 30, 2017. After the reclassifications made, net cash provided by (used in) operating activities from continuing operations changed from 30,914,218, (4,004,772), and 7,954,267 to $34,450,750, (1,928,961), and 9,656,879 for the years ended December 31, 2017 and 2016 and for the six months ended June 30, 2017, respectively; and net cash provided by (used in) operating activities from discontinued operations changed from (775,013), 456,911, (497,342) to (4,311,545), (1,618,900) and (2,199,954) for the years ended December 31, 2017 and 2016 and for the six months ended June 30, 2017, respectively.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(ee)	Recently issued accounting standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The guidance in ASU 2014-09 was effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods), which means it became effective for the Company’s fiscal year beginning April 1, 2018. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard.

As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2018, including Interim periods beginning after December 15, 2019. The adoption of this ASU is not expected to have a material effect on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, to simplify the presentation of deferred income taxes. The update requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The update applies to all entities that present a classified statement of financial position. For public business entities, the ASU was effective for consolidated financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the ASU was effective for consolidated financial statements issued for annual periods beginning after December 15, 2017, and interim periods with annual periods beginning after December 15, 2018. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The adoption of this ASU is not to have a material effect on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The update requires equity investments (except those accounted for under the equity method or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. It eliminated the requirement for public entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet. For public entities, the ASU is effective for the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this ASU is not expected to have a material effect on the Company’s consolidated financial statements.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(ee)	Recently issued accounting standards (continued)

In February 2016, the FASB issued ASU 2016-02, Amendments to the ASC 842 Leases. This update requires the lessee to recognize the assets and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Within twelve months or less lease term, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. In transition, this update will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Management is evaluating the effect, if any, on the Company’s consolidated financial statements.

In August 2016, the FASB has issued Accounting Standards Update (ASU) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4) Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The adoption of this ASU does not have a material effect on the Company’s consolidated financial statements.

On November 22, 2017, the FASB ASU No. 2017-14, “Income Statement – Reporting Comprehensive Income (Topic 220), Revenue Recognition Topic 605), and Revenue from Contracts with Customers (Topic 606): Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 116 and SEC Release 33-10403.” The ASU amends various paragraphs in ASC 220, Income Statement — Reporting Comprehensive Income; ASC 605, Revenue Recognition; and ASC 606, Revenue From Contracts With Customers, that contain SEC guidance. The amendments include superseding ASC 605-10-S25-1 (SAB Topic 13) as a result of SEC Staff Accounting Bulletin No. 116 and adding ASC 606-10-S25-1 as a result of SEC Release No. 33-10403. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement - Disclosure Framework (Topic 820). The updated guidance improves the disclosure requirements on fair value measurements. The updated guidance if effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted for any removed or modified disclosures. The Company is currently assessing the timing and impact of adopting the updated provisions to its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect would have a material effect on the consolidated financial position, statements of operations and cash flows.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(ff)	Significant risks and uncertainties

1)	Credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of December 31, 2018 and 2017, the Company held cash and cash equivalents of $1,099,729 and $33,001,007, respectively, which were primarily deposited in financial institutions located in Mainland China, and were uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily place cash and cash equivalent deposits with large financial institutions in China which management believes are of high credit quality and also continually monitors their worthiness.

The Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation among other factors.

2)	Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the stockholders to obtain short-term funding to meet the liquidity shortage.

3)	Foreign currency risk

Substantially all of the Company’s operating activities and the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers' invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	VARIABLE INTEREST ENTITIES AND OTHER CONSOLIDATION MATTERS

On September 20, 2018, Ruiran entered into VIE Agreements with Xiaotai Technology and Yingran. The key terms of these VIE Agreements are summarized in “Note 1 - Organization and Nature of Operation” above. As a result of the VIE Agreements, the Company classifies both Xiaotai Technology and Yingran as VIEs.

VIEs are entities that have either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Ruiran is deemed to have a controlling financial interest and be the primary beneficiary of Xiaotai Technology and Yingran, because it has both of the following characteristics:

1.	power to direct activities of a VIE that most significantly impact the entity’s economic performance, and
2.	obligation to absorb losses of the entity that could potentially be significant to the VIE or right to receive benefits from the entity that could potentially be significant to the VIE.

Pursuant to the VIE Agreements, Xiaotai Technology and Yingran each pays service fees equal to all of its net income to Ruiran. At the same time, Ruiran is entitled to receive all of their expected residual returns. The VIE Agreements are designed so that Xiaotai Technology and Yingran each operates for the benefit of the Company. Accordingly, the accounts of Xiaotai Technology and Yingran are both consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in the Company’s consolidated financial statements.

In addition, as all of these VIE agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit the Company’s ability to enforce these VIE agreements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event the Company is unable to enforce these VIE agreements, it may not be able to exert effective control over Xiaotai Technology or Yingran and its ability to conduct its business may be materially and adversely affected.

All of the Company’s main current operations are conducted through Xiaotai Technology and are expected to be conducted through both Xiaotai Technology and Yingran. Current regulations in China permit Xiaotai Technology and Yingran to pay dividends to the Company only out of its accumulated distributable profits, if any, determined in accordance with their articles of association and PRC accounting standards and regulations. The ability of Xiaotai Technology and Yingran to make dividends and other payments to the Company may be restricted by factors including changes in applicable foreign exchange and other laws and regulations.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	VARIABLE INTEREST ENTITIES AND OTHER CONSOLIDATION MATTERS (CONTINUED)

The following significant amounts of the VIEs are included in the accompanying consolidated financial statements for the years ended December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017

Current assets	$31,577,178	$42,599,344
Property and Equipment, net	830,393	1,277,635
Other noncurrent assets	135,812	599,613
Total Assets	$32,543,383	$44,476,592

Accrued expenses and other liabilities	$2,369,821	$3,648,440
Other payable	-	14,286,456
Other current liabilities	2,861,467	4,380,462
Other noncurrent liabilities	-	1,072,165

Total Liabilities	$5,231,288	$23,387,523

	For the years ended
	2018	2017

Revenues	$43,426,099	$32,791,525
Income from operations	$11,159,215	$19,265,646
Net income from continuing operations	$7,316,026	$14,848,756

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	DISCONTINUED OPERATION

On December 31, 2017, the Company, and Zhejiang Xiaotai E-commerce Co., Ltd, (“Xiaotai E-commerce”), a related party of the Company and a private limited company duly organized under the laws of PRC (the “Purchaser”) entered into an agreement for the sale of marketplace service for merchant products. The Company was entitled to receive $762,546 for the transfer of assets and obliged to pay $1,467,818 for the transfer of liabilities, aggregating a net cash outflow of $705,272. As of December 31, 2017, the balance due to Xiaotai E-Commerce were not settled (Note 14 (3)). The balances were settled during the year ended December 31, 2018. The Company recorded the remaining outstanding receivables and payables relevant to the marketplace services as assets and liabilities of discontinued operation until the assets are collected and liabilities are settled.

The major assets and liabilities relevant to the discontinued operations are reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes expenses, are reported as components of net income (loss) separate from the net income (loss) of continuing operations in accordance with ASC 205-20-45. The assets relevant to the discontinued operation with a carrying value of $nil and $1,163,119 were classified as assets of discontinued operations as of December 31, 2018 and 2017. The liabilities relevant to the discontinued operation with a carrying value of $nil and $824,793 were classified as liabilities of discontinued operations as of December 31, 2018 and 2017. A net loss of $140,148 was recognized as the net loss from disposal of discontinued operation for the year ended December 31, 2017.

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meets the criteria in paragraph 205-20-45-1E to be classified as held for sale. When all of the criteria to be classified as held for sale are met, including management, having the authority to approve the action, commits to a plan to sell the entity, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations in accordance with ASC 205-20-45.

The following table summarizes the carrying amount of assets and liabilities the Company transferred to Xiaotai E-commerce as of December 31, 2017, and the net loss incurred in the transfer.

	Carrying amount	Transaction price	Gain/(loss)
Transferred assets:
Inventories	$628,540	$628,540	$-
Property and equipment	30,309	76,836	46,527
Intangible assets, net	57,170	57,170	-
	$716,019	$762,546	$46,527
Transferred liabilities
Advance from customers	$(1,467,818)	$(1,467,818)	$-

Foreign exchange (loss)	-	-	(186,675)
	$(751,799)	$(705,272)	$(140,148)

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	DISCONTINUED OPERATION (CONTINUED)

Reconciliation of the Carrying Amounts of Major Classes of Assets and Liabilities Classified as Assets and Liabilities of Discontinued operations in the Consolidated Balance Sheets.

	December 31, 2018	December 31, 2017

Carrying amounts of major classes of assets of discontinued operations:
Accounts receivable, net	$-	$439,612
Prepayments	-	148,066
Inventories	-	-
Other current assets	-	575,441
Total assets of discontinued operations	$-	$1,163,119

Carrying amounts of major classes of liabilities included as part of discontinued operations:
Trade payable	$-	$47,307
Advance from customers	-	16,589
Accrued expenses and other liabilities	-	664,368
Income tax payable	-	96,529
Liabilities directly associated with the assets of discontinued operations	$-	$824,793

Reconciliation of the Amounts of Major Classes of Income from Disposed Operations Classified as Discontinued Operations in the Consolidated Statements of income and Comprehensive Income.

	For the Years Ended December 31,
	2018	2017

Operations discontinued
Revenues	$-	$13,444,504
Cost of revenues	-	(13,242,812)
Selling expenses	-	(1,358,292)
General and administrative expenses	-	(2,336,627)
Other income, net	-	96,843
Loss from discontinued operation	-	(140,148)
Net loss from discontinued operation	$-	$(3,536,532)

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	RESTRICTED CASH

As required by banks in Mainland China, the Company pledged a cash deposit of RMB 5 million (equivalent of $0.8 million) and RMB 3 million (equivalent of $0.4 million) in Beijing Bank and Xi’an Bank, respectively, so as the bank would provide the platform with all services related to the lending fund transfer and repayment. In January 2019, the Company terminated its cooperation with Beijing Bank and started cooperation with Xi’an Bank, with whom the Company entered into a cooperation agreement in August 2018, for it to provide the platform with all services related to the lending fund transfer and repayment. The deposit in Beijing Bank was released in January 2019 and the deposit in Xi’an Bank was required in December 2018 before the inception of services. The Company recorded the deposit pledged in banks as “restricted cash”.

As of December 31, 2018 and 2017, the restricted cash amounted to $1,166,470 and $769,471, respectively.

6.	ACCOUNTS RECEIVABLE, NET

The classification is based on whether the due date is within 12 months from the initiation of the transaction. Accounts receivable, net consisted of the following:

	December 31, 2018	December 31, 2017

Accounts receivable	$7,366,205	$1,981,578
Less: allowance for doubtful accounts	(412,074)	(30,785)
Accounts receivable, net	$6,954,131	$1,950,793

The following table represents the aging of accounts receivable as of December 31, 2018 and 2017:

	Within due date	1-90 Days	91-180 Days	181 – 270 Days	Total
As of December 31, 2018	$1,686,647	$3,428,596	$2,147,310	$103,652	$7,366,205
As of December 31, 2017	$1,981,578	$-	$-	$-	$1,981,578

Movement of allowance for doubtful accounts was as follows:

	December 31, 2018	December 31, 2017

Balance at beginning of the year	$30,785	$1,341
Charge to expenses	398,070	28,266
Foreign exchange (gain) loss	(16,781)	1,178
Balance at end of the year	$412,074	$30,785

7.	LOAN RECEIVABLE

	December 31, 2018	December 31, 2017

Loan receivable due from a third party	$-	$4,456,465

On December 1, 2017, the Company entered into a loan agreement with a third party vendor to provide a line of credit of $15,213,449 (RMB 99,000,000) to the vendor in two years. The loan was interest-free. In return, the third party vendor introduces new borrowers to the Company for free commission. During the year ended December 31, 2018, the Company collected the loan receivable from the vendor. As of December 31, 2018 and 2017, the loan balance due from the vendor amounted $nil and $4,456,465, respectively.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	OTHER CURRENT ASSETS

Other current assets consist of the following:

	December 31, 2018	December 31, 2017

Prepaid expenses	$192,661	$281,277
VAT recoverable	207,545	96,780
Deposit	32,104	47,653
Other current assets	78,495	13,597
Less: allowance for doubtful accounts	(99,098)	(34,523)
Other current assets	$411,707	$404,784

Movement of allowance for doubtful accounts was as follows:

	December 31, 2018	December 31, 2017

Balance at beginning of the year	$34,523	$-
Charge to expenses	69,057	33,243
Foreign exchange loss (gain)	(4,482)	1,280
Balance at end of the year	$99,098	$34,523

Allowance for other current assets

Allowances are recorded when collection of amounts due are in doubt. Delinquent prepayments are written-off after management has determined that the collection is not probable and known bad debts are written off against the allowances when identified. As of December 31, 2018 and 2017, the Company accrued allowance of $99,098 and $34,523 for certain deposits and other current assets.

9. PROPERTY AND EQUIPEMENT, NET

Property and equipment, net consist of the following:

	December 31, 2018	December 31, 2017

Electronic equipment	$1,864,683	$80,221
Vehicles	388,246	451,427
Office equipment	78,408	371,913
Leasehold improvements	444,901	1,736,001
Less: Accumulated depreciation	(1,945,845)	(1,361,927)
Property and equipment, net	$830,393	$1,277,635

Depreciation expenses totaled $717,514 and $710,040 for the years ended December 31, 2018 and 2017, respectively.

During the year ended December 31, 2018, the Company disposed of office equipment and electronic equipment aggregating $36,302, the Company generated a gain of $54 from the disposal. For the year ended December 31, 2017, the Company did not dispose of any property and equipment.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	December 31, 2018	December 31, 2017

Software	$939,976	$993,449
Less: Accumulated amortization	(880,840)	(778,014)
Intangible assets, net	$59,136	$215,435

Amortization expenses totaled $150,418 and $303,817 for the years ended December 31, 2018 and 2017, respectively.

The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the years ended December 31, 2018 and 2017, no impairment of long-lived assets was recognized.

11.	OTHER PAYABLE

Other payable consists of the following:

	December 31, 2018	December 31, 2017

Receipt on behalf of investors	$-	$14,286,456

	$-	$14,286,456

Receipt on behalf of investors represented the principal and interest repaid from the borrowers to investors, through the Company’s bank account. During the year ended December 31, 2018, the borrowers were required to directly repay the principal and interest to investors’ accounts and no balance was as of December 31, 2018.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31, 2018	December 31, 2017

Due to vendors	$556	$1,916,398
Accrued payroll	1,019,090	711,407
Advanced from employees	-	673,846
Other tax payable	774,577	267,782
Accrued incentive expenses	324,042	-
Other current liabilities	258,571	79,007
Accrued expenses and other liabilities	$2,376,836	$3,648,440

Due to vendors

The balance due to vendors represented the amount payable to vendors for operation purpose.

Advanced from employees

As of December 31, 2017, the balance represented the amount advanced from employees. The balance was returned to the employees in July 2018.

Other tax payable

Other tax payables consist of the following:

	December 31, 2018	December 31, 2017

Value added tax payable	$725,278	$227,381
Local tax payable	49,299	40,401
Other tax payable	$774,577	$267,782

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Xiaotai Investment Hong Kong Limited is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax laws, Xiaotai HK is exempted from income tax on its foreign-derived income and there are no withholding taxed in Hong Kong on remittance of dividends.

PRC

Ruiran, Xiaotai Technology and Yingran are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. The EIT rate for companies operating in the PRC is 25%. Entities qualifying as High and New Technology Enterprises enjoy a preferential tax rate of 15%. Xiaotai Technology received the preferential tax treatments from the year ended December 31, 2018. As of December 31, 2018, income tax returns for the tax years ended December 31, 2012 through December 31, 2017 remain open for statutory examination by PRC tax authorities.

Income taxes that are attributed to the continuing operations in the PRC are consist of:

	For the Years Ended December 31,
	2018	2017

Current income tax expenses	$5,100,724	$2,660,553
Deferred income tax expenses (benefit)	(1,134,222)	1,603,602
Income tax expenses	$3,966,502	$4,264,155

Below is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Years Ended December 31,
	2018	2017

PRC statutory tax rate	25%	25%
Effect of preferential tax benefit on assessable profits of Xiaotai Technology	(10)%	-
Effect of non-deductible expenses	21.47%	3.47%
Effect of non-taxable expenses	(1.27)%	(1.76)%
Tax savings from deductions on NOL incurred by discontinued operations	-	(4.4)%
PRC effective tax rate	35.20%	22.31%

Effect of non-deductible expenses of 21.47% was comprised of effect of non-deductible advertising expenses of 17.33% and effect of non-deductible incentive expenses of 4%, and effect of non-deductible of other expenses of 0.14%.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	INCOME TAXES (CONTINUED)

Deferred tax assets/(liabilities), net that are attributed to the continuing operations in the PRC are consist of:

	December 31, 2018	December 31, 2017

Allowance for doubtful accounts	$76,676	$31,101
Timing difference on revenue recognition and other temporary differences	-	(1,103,266)
Deferred tax assets (liabilities)	$76,676	$(1,072,165)

As of December 31, 2018 and 2017, the Company had no net operating loss carryforwards. During the year ended December 31, 2017, the Company utilized the net operating loss carryforwards from December 31, 2016. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. As of December 31, 2018 and 2017, the Company did not accrue valuation allowance against the deferred tax assets based upon management’s assessment as to their realization.

The Company evaluates its valuation allowance requirements at end of each reporting period by reviewing all available evidence, both positive and negative, and considering whether, based on the weight of that evidence, a valuation allowance is needed. When circumstances cause a change in management’s judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in income from operations. The future realization of the tax benefit of an existing deductible temporary difference ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryforward period available under applicable tax law.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2018 and 2017, the Company did not have any significant unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	RELATED PARTY TRANSACTIONS AND BALANCES

1)	Nature of relationships with related parties

Name	Relationship with the Company
Zhejiang Fengtai Technology Co.,Ltd. (“Zhejiang Fengtai”)	Suchun Wu, the 12% shareholder and COO of the Company, acted as the executive director of Zhejiang Fengtai before June 20, 2016 and Xiaoliang Fang, the director of the Company, acts as a senior management of Zhejiang Fengtai for a period from October 13, 2017 to July 9, 2018.
Zhejiang Xiaotai E-commerce Co., Ltd. (“Xiaotai E-Commerce”)	Under common control of Shanghai Tairan
Baofeng Pan	50.6% shareholder of Shanghai Tairan
Hui Zhang	49.4% shareholder of Shanghai Tairan
Suchun Wu	Shareholder and Chief Operational Officer of the Company
Jie Li	Suchun Wu’s immediate family
Haotian Wu	Legal representative, executive director and general manager of the Company
Kaiwen Duan	Director of Operating Department
Yinhai Fu	Chief Technology Officer
Mei Wang	Director of Human Resource Department
Xiaoliang Fang	Director of Marketing Department
Lifeng Jia	Manager of Data Analysis Department
Wei Shen	Manager of Product Center

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

2)	Transactions with related parties

Due to the change of senior management, Zhejiang Fengtai was a related party of the Company before July 9, 2018. During the period from January 1, 2018 to July 9, 2018, Zhejiang Fengtai borrowed loans from the Company’s platform. During the year ended December 31, 2017, Zhejiang Fengtai and Baofeng Pan borrowed loans from the Company’s platform.

The Company earned loan facilitation fee and management fee from these related parties. A summary of revenue generated from transactions with these related parties were as follows:

	For the Years Ended December 31,
	2018	2017

Zhejiang Fengtai	$516,187	$1,360,246
Baofeng Pan	-	283,261

	$516,187	$1,643,507

On December 31, 2017, the Company and Xiaotai E-commerce entered into an agreement for the sale of marketplace service for merchant products. The Company was entitled to receive $762,546 for the transfer of assets and obliged to pay $1,467,818 for the transfer of liabilities, aggregating a net cash outflow of $705,272. During the year ended December 31, 2018, the Company settled the transactions by paying a net consideration of $720,699.

During the year ended December 31, 2018, the Company disbursed loans aggregating $22,759,952 to Xiaotai E-commerce. On March 1, 2019, the Company entered into a supplementary agreement with the Xiaotai E-commerce regarding the repayment. Pursuant to the agreement, the loan is repayable in four installments on each 20th day from March to June 2019, with a per annum interest rate of 7% charged on the loan receivable since January 1, 2019. As the amount of interest income cannot be reliably measured as of December 31, 2018, the Company did not recognize interest income for the year ended December 31, 2018. The loan was fully repaid during March 20, 2019 through April 10, 2019 and was not charged of interest expenses.

In addition, the Company purchased promotional gifts of $7,236,383 from Xiaotai E-commerce.

3)	Balances with related parties

a.	Due from related parties

As of December 31, 2018 and 2017, the balance due from related parties were as follows:

	December 31, 2018	December 31, 2017

Accounts receivable
Zhejiang Fengtai (i) (iv)	$-	$1,069,352

Prepayments
Zhejiang Fengtai (i)	$-	$38,453

Loan receivable
Xiaotai E-Commerce (ii)	$21,895,259	$-

Other current assets
Xiaotai E-Commerce (iii)	$-	$762,546

i.	Due to the change of senior management in Zhejiang Fengtai on July 9, 2018, Zhejiang Fengtai was not a related party as of December 31, 2018.

ii.	As of December 31, 2018, the balance due from Xiaotai E-commerce represented the loan disbursement to Xiaotai E-Commerce. The loan was fully repaid during March 20, 2019 through April 10, 2019

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

3)	Balances with related parties (continued)

a.	Due from related parties (continued)

iii.	As of December 31, 2017, the balance due from Xiaotai E-commerce represented the amount to which the Company was entitled in the transfer of assets relevant with the sale of marketplace service. The balance was settled during the year ended December 31, 2018. (Note 4).

iv.	The accounts receivable due from Zhejiang Fengtai consisted of the following:

	December 31, 2018	December 31, 2017

Accounts receivable	$-	$1,128,448
Less: allowance for doubtful accounts	-	(59,096)

Accounts receivable, net	$-	$1,069,352

Movement of allowance for doubtful accounts receivable due from Zhejiang Fengtai was as follows:

	December 31, 2018	December 31, 2017

Balance at beginning of the year	$59,096	$-
Charge to expenses (recovery)	(59,096)	56,907
Foreign exchange loss (gain)	-	2,119
Balance at end of the year	$-	$59,096

b.	Due to related parties

As of December 31, 2018 and 2017, the balance due to related parties were as follows:

	December 31, 2018	December 31, 2017
Other current liabilities
Xiaotai E-Commerce (i)	$279,161	$1,467,818
Baofeng Pan	58,160	-
Zhejiang Fengtai (ii)	-	92,043
Suchun Wu (iii)	-	19,577
Hui Zhang (iii)	-	15,367
Yinhai Fu (iii)	-	15,367
Haotian Wu (iii)	-	14,683
Jie Li (iii)	-	13,348
Wei Shen (iii)	-	8,222
Xiaoliang Fang (iii)	-	6,909
Mei Wang (iii)	-	5,873
Kaiwen Zhang (iii)	-	4,486
Lifeng Jia (iii)	-	4,486
	$337,321	$1,668,179

i.	As of December 31, 2017, the balance due from Xiaotai E-commerce represented the amount to which the Company was obliged to pay for Xiaotai E-commerce’s assuming of liabilities relevant with the sale of marketplace service. The balance was settled during the year ended December 31, 2018. (Note 4).

As of December 31, 2018, the balance due from Xiaotai E-commerce represented the operating expenses paid by the related party on behalf of the Company. The balance was unsecured and was repayable on demand.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

3)	Balances with related parties (continued)

b	Due to related parties (continued)

ii.	As of December 31, 2017, the balance due to Zhejiang Fengtai represented the operating expenses paid by the related party on behalf of the Company. The balance was unsecured and was repayable on demand.

Due to the change of senior management in Zhejiang Fengtai on July 9, 2018, Zhejiang Fengtai was not a related party as of December 31, 2018.

iii.	The balances due to management represented the amount payable to the management. The Company repaid the balance in August 2018.

15.	EQUITY

Capital contribution

During the year ended December 31, 2018 and 2017, the Company’s shareholders made additional capital contribution of $20,000 and $9,259,260 to the Company.

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary or VIE. Relevant PRC statutory laws and regulations permit payments of dividends by WFOE, Xiaotai Technology and Yingran only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of WFOE, Xiaotai Technology and Yingran. The Company is required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the Company may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

During the year ended December 31, 2018, the Company generated profit and had retained earnings as of December 31, 2018. The Company accrued statutory reserve funds of $731,603, which is 10% of the after-tax profits generated during the year ended December 31, 2018.

During the year ended December 31, 2017, the Company generated profit and had retained earnings as of December 31, 2017. The Company accrued statutory reserve funds of $392,682, which is 10% of retained earnings.

As of December 31, 2018 and 2017, the Company had statutory reserve of $1,124,285 and $392,682, respectively.

16.	CONCENTRATION RISK

Since the inception through December 31, 2018, the Company facilitates loans primarily for individual borrowers through the internet lending information intermediary platform. For the years ended December 31, 2018 and 2017, the Company does not believe it has significant risks regarding borrower concentrations or investor concentrations.

However the Company facilitated loans through some cooperation partners, through whom we are referred potential borrowers, and receive a 1% transaction fee based on the value of loans which are successfully facilitated through our platforms to borrowers they referred. As of December 31, 2018 and 2017, accounts receivable due from some partners and Zhejiang Fengtai, one related party of the Company before July 9, 2018, as a percentage of consolidated accounts receivable were over 10%. The details are as follows:

	December 31, 2018	December 31, 2017

Partner A	32%	47%
Partner B	31%	0%
Partner C	23%	0%
Partner D	2%	35%

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.	COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Lease commitment

During the year ended December 31, 2017, the Company entered into three lease agreements with one lessor. The lease term of the three lease agreements expire in January 2020. During the year ended December 31, 2018, the Company entered into one lease agreement with another lessor, the lease term of the lease agreement expires in May 2020. Future minimum lease payment under non-cancelable operating leases are as follows:

Twelve months ending December 31,	Minimum lease payments
2019	$325,796
2020	11,485
Total	$337,281

Rent expense for the years ended December 31, 2018 and 2017 was $305,974 and $72,741, respectively.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of WFOE and the VIE are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

18.	SUBSEQUENT EVENT

The Company evaluated all events and transactions up through the date the Company issued these consolidated financial statements on April 26, 2019.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividend to the Company for the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the loss of the subsidiary is presented as “share of income (loss) of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2018 and 2017.

PARENT COMPANY BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS
Investment in subsidiaries	$27,317,486	$21,427,395
Total Assets	$27,317,486	$21,427,395

LIABILITIES AND SHAREHOLDERS’ EQUITY

Total Current Liabilities	-	-

Commitments and Contingencies	-	-

Shareholders’ Equity
Ordinary shares (par value $0.0001 per share; 500,000,000 shares authorized; 100,000 shares issued and outstanding)	10	10
Additional paid-in capital	18,325,104	17,573,501
Retained earnings	9,711,153	3,141,916
Accumulated other comprehensive (loss) income	(718,781)	711,968
Total Shareholders’ Equity	27,317,486	21,427,395
Total Liabilities and Shareholders’ Equity	$27,317,486	$21,427,395

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2018	2017

Share of income of subsidiaries	$7,300,840	$11,312,224
Net Income	7,300,840	11,312,224

Other comprehensive (loss) income
Foreign currency translation adjustments	(1,430,749)	1,012,427
Comprehensive Income	$5,870,091	$12,324,651

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net income	$7,300,840	$11,312,224
Adjustments to reconcile net income to net cash provided by operating activities:
Equity income of subsidiaries	(7,300,840)	(11,312,224)
Net Cash Provided by Operating Activities	-	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers

We are a Cayman Islands company. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Recent Sales of Unregistered Securities

During the past three years, we issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances to private placement investors was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving any public offering.

[●]

ITEM 8. Exhibits and Financial Statement Schedules

(a). Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement***
3.1	Memorandum and Articles of Association*
3.2	Form of Amended and Restated Memorandum and Articles of Association ***
4.1	Form of Underwriter’s Warrant***
5.1	Opinion of Maples as to the legality of the shares ***
5.2	Opinion of Shanghai Rongbai Law Firm***
8.1	Opinion of Mei & Mark LLP regarding certain U.S. tax matters ***
10.1	Form of Consulting Service Agreement*
10.2	Form of Operating Agreement*
10.3	Form of Equity Interests Pledge Agreement*
10.4	Form of Exclusive Equity Option Agreement*
10.5	Form of Voting Rights Proxy Agreement*
10.6	Office Lease Agreement between [●] and Zhejiang Xiaotai Technology Co., Ltd dated [●] ***
10.7	Form of Employment Agreement ***
10.8	Form of Subscription Agreement ***
10.9	Form of Escrow Agreement between Xiaotai International Investment Inc. and [●] ***
10.10	Form of Lock-up Agreement ***
10.11	Marketplace Service Sale Agreement dated December 31, 2017 between the Company and Xiaotai E-Commerce ***
10.12	Loan Agreement dated December 1, 2017, between the Company and Chongqing Xuedi Trading Co., Ltd. ***
14.1	Code of Conduct and Ethics***
21.1	List of subsidiaries of the Registrant*
23.1	Consent of Friedman LLP**
23.2	Consent of Maples (included in Exhibit 5.1)***
23.3	Consent of Shanghai Rongbai Law Firm (included in Exhibit 5.2)***
23.4	Consent of Mei & Mark LLP (included in Exhibit 5.3)***
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Charter of the Audit Committee***
99.2	Charter of the Compensation Committee***
99.3	Charter of the Nominating and Corporate Governance Committee***

* Previously Filed

** Filed herewith.

*** To be filed as amendment.

ITEM 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993 (the “Securities Act”);

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 10-K (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter).

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hangzhou, China, on April 26, 2019.

Xiaotai International Investment Inc.

/s/ Guo Fan
Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Baofeng Pan	Chairman of the Board of Directors	April 26, 2019
Baofeng Pan

/s/ Fan Guo	Chief Executive Officer	April 26, 2019
Fan Guo	(Principal executive officer)

/s/ Hailun Liu	Chief Financial Officer	April 26, 2019
Hailun Liu	(Principal financial officer and principal accounting officer)

/s/ Suchun Wu	Chief Operating Officer, Director	April 26, 2019
Suchun Wu

/s/ Yinhai Fu	Chief Technology Officer	April 26, 2019
Yinhai Fu

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Xiaotai International Investment Inc. has signed this registration statement on April 26, 2019.

Mei & Mark LLP

/s/ Fang Liu
Name:	Fang Liu
Title:	Partner